As filed with the Securities and Exchange Commission on April 14, 2008
Registration No. 333-140171

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 2
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRAN TIERRA ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	98-0479924 (I.R.S. Employer Identification Number)

300, 611-10th Avenue S.W.
Calgary, Alberta T2R 0B2
Canada
(403) 265-3221
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dana Coffield
President & Chief Executive Officer
300, 611-10 th Avenue S.W.
Calgary, Alberta T2R 0B2
Canada
(403) 265-3221
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Nancy Wojtas, Esq.
Brett White, Esq.
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time as determined by the selling stockholders after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.
☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐       Accelerated filer ☒

Non-accelerated filer ☐                            Smaller reporting company  ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Prospectus
SUBJECT TO COMPLETION, DATED April 11, 2008

64,409,425 shares of common stock

This prospectus relates to the offering by the selling stockholders of Gran Tierra Energy Inc. of up to 64,409,425 shares of our common stock, par value $0.001 per share. These shares of common stock consist of 42,846,323 shares of common stock issued to, and 21,563,102 shares of common stock underlying warrants issued to, the selling stockholders in a private offering. We are registering the offer and sale of the common stock, including common stock underlying warrants, to satisfy registration rights we have granted to the selling stockholders.

We will not receive any proceeds from the sale of common stock by the selling stockholders. We may receive proceeds from the exercise price of the warrants if they are exercised by the selling stockholders. We intend to use any proceeds received from the selling stockholders’ exercise of the warrants for working capital and general corporate purposes.

The selling stockholders may sell the shares of common stock from time to time in the open market, on any stock exhange upon which our common stock is listed, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Our common stock is traded on the American Stock Exchange under the symbol “GTE”, and on the Toronto Stock Exchange under the symbol “GTE”. On April 10, 2008, the closing price of the common stock was $4.29 per share (US dollars) on the American Stock Exchange and $4.38 per share (Canadian dollars) on the Toronto Stock Exchange.

Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider risks described in the Risk Factors beginning on page 4 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated             , 2008

You should rely only on the information contained in this prospectus and any free-writing prospectus that we authorize to be distributed to you. We have not authorized anyone to provide you with information different from or in addition to that contained in this prospectus or any related free-writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell, and are seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial conditions, results of operations and prospects may have changed since that date.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus carefully, including the “Risk Factors” section and our financial statements and the notes thereto included elsewhere in this prospectus.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “Gran Tierra,” “we,” “us,” and “our,” refer to Gran Tierra Energy Inc., a Nevada corporation, and our subsidiaries.

Our Company

On November 10, 2005, Goldstrike, Inc. (“Goldstrike”), Gran Tierra Energy Inc., a privately-held Alberta corporation which we refer to as “Gran Tierra Canada” and the holders of Gran Tierra Canada’s capital stock entered into a share purchase agreement, and Goldstrike and Gran Tierra Goldstrike Inc. (which we refer to as Goldstrike Exchange Co.) entered into an assignment agreement. In these two transactions, the holders of Gran Tierra Canada’s capital stock acquired shares of either Goldstrike common stock or exchangeable shares of Goldstrike Exchange Co., and Goldstrike Exchange Co. acquired substantially all of Gran Tierra Canada’s capital stock. Immediately following the transactions, Goldstrike Exchange Co. acquired the remaining shares of Gran Tierra Canada outstanding after the initial share exchange for shares of common stock of Gran Tierra Energy Inc. using the same exchange ratio as used in the initial exchange. This two step process was part of a single transaction whereby Gran Tierra Canada became a wholly-owned subsidiary of Goldstrike Inc. Additionally, Goldstrike changed its name to Gran Tierra Energy Inc. with the management and business operations of Gran Tierra Canada, but remains incorporated in the State of Nevada.

Following the above-described transaction, our operations and management are substantially the operations and management of Gran Tierra Canada prior to the transactions. The former Gran Tierra Canada was formed by an experienced management team in early 2005, with extensive hands-on experience in oil and natural gas exploration and production in most of the world’s principal petroleum producing regions. Our objective is to acquire and exploit international opportunities in oil and natural gas exploration, development and production, focusing on South America. We made our initial acquisition of oil and gas producing and non-producing properties in Argentina in September 2005. In 2006, we acquired oil and gas producing and non-producing assets in Colombia and other minor interests in Argentina and Peru.

In Colombia in 2007, we drilled two discovery wells in the Putumayo Basin, the Juanambu-1 well in the Guayuyaco Block and the Costayaco-1 well in the Chaza Block. We also acquired 70 square kilometers of 3D seismic on the Chaza block, and commenced drilling the Costayaco-2 well, which we completed drilling in January 2008. We drilled four other wells, which were plugged and abandoned. These wells were drilled with partners through various farm-out arrangements, and three of the wells were drilled at no cost to us. We were granted 100% interests in two Technical Evaluation Areas in Colombia in the Putumayo basin - Putumayo West A and Putumayo West B. Finally, we engaged in farm-out activity on several of our exploration blocks, including Mecaya, Rio Magdalena and Talora, and relinquished our interest in the Primavera block.

Corporate Information

Goldstrike Inc., now known as Gran Tierra Energy Inc., was incorporated under the laws of the State of Nevada on June 6, 2003. Our principal executive offices are located at 300, 611 - 10 th Avenue S.W., Calgary, Alberta T2R 0B2, Canada. The telephone number at our principal executive offices is (403) 265-3221. Our website address is www.grantierra.com. Information contained on our website is not deemed part of this prospectus.

The Offering

Common stock currently outstanding (1)	99,988,644 shares

Common stock offered by the selling stockholders (2)	64,409,425 shares

Common stock outstanding after the offering (3)	121,551,746 shares

Use of Proceeds
We will not receive any proceeds from the sale of common stock offered by this prospectus. We will receive the proceeds from any warrant exercises, which we intend to use for general corporate purposes, including for working capital.

American Stock Exchange Symbol	GTE

Toronto Stock Exchange Symbol	GTE

(1)	Amount is as of April 1, 2008 and includes 11,827,776 shares of common stock which are issuable upon the exchange of exchangeable shares of Goldstrike Exchange Co.

(2)	Includes 21,563,102 shares of common stock underlying warrants issued to the selling stockholders as of April 1, 2008.

(3)	Assumes the full exercise of warrants to purchase an aggregate of 21,563,102 shares of common stock held by the selling stockholders as of April 1, 2008.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks below before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In such case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Business

The business of exploring for, developing and producing oil and natural gas reserves is inherently risky. We will face numerous and varied risks which may prevent us from achieving our goals.

We are a Company With Limited Operating History for You to Evaluate Our Business. We May Never Attain Profitability.

As an oil and gas exploration and development company, which commenced operations in 2005, we have a limited operating history, and therefore it is difficult for potential investors to evaluate our business. Our operations are subject to all of the risks frequently encountered in the development of any new business, including control of expenses and other difficulties, complications and delays, as well as those risks that are specific to the oil and gas industry. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets and operations in new countries. We may never overcome these obstacles. Our accumulated deficit as of December 31, 2007 is $16.5 million.

Our business is speculative and dependent upon the implementation of our business plan and our ability to enter into agreements with third parties for the rights to exploit potential oil and gas reserves on terms that will be commercially viable for us. If we are unable to do so, or unable to do so at the level we intend, then we may never attain profitability.

Unanticipated Problems in Our Operations May Harm Our Business and Our Viability.

If our operations in South America are disrupted and/or the economic integrity of these projects is threatened for unexpected reasons, our business may experience a setback. These unexpected events may be due to technical difficulties, operational difficulties which impact the production, transport or sale of our products, geographic and weather conditions, business reasons or otherwise. Because we are at the early stages of our development, we are particularly vulnerable to these events. Prolonged problems may threaten the commercial viability of our operations. Moreover, the occurrence of significant unforeseen conditions or events in connection with our acquisition of operations in South America may cause us to question the thoroughness of our due diligence and planning process which occurred before the acquisitions, and may cause us to reevaluate our business model and the viability of our contemplated business. Such actions and analysis may cause us to delay development efforts and to miss out on opportunities to expand our operations.

We May Be Unable to Obtain Development Rights We Need to Build Our Business, and Our Financial Condition and Results of Operations May Deteriorate.

Our business plan focuses on international exploration and production opportunities, initially in South America and later in other parts of the world. Thus far, we have acquired interests for exploration and development in eight properties in Argentina, nine properties in Colombia and two properties in Peru. In the event that we do not succeed in negotiating additional property acquisitions, our future prospects will likely be substantially limited, and our financial condition and results of operations may deteriorate.

Our Lack of Diversification Will Increase the Risk of an Investment in Our Common Stock.

Our business will focus on the oil and gas industry in a limited number of properties, initially in Argentina, Colombia and Peru, with the intention of expanding elsewhere into other countries. Larger companies have the ability to manage their risk by diversification. However, we will lack diversification, in terms of both the nature and geographic scope of our business. As a result, factors affecting our industry or the regions in which we operate will likely impact us more acutely than if our business were more diversified.

Strategic Relationships Upon Which We May Rely are Subject to Change, Which May Diminish Our Ability to Conduct Our Operations.

Our ability to successfully bid on and acquire additional properties, to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements will depend on developing and maintaining effective working relationships with industry participants and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. These realities are subject to change and may impair Gran Tierra Energy’s ability to grow.

To develop our business, we will endeavor to use the business relationships of our management and board of directors to enter into strategic relationships, which may take the form of joint ventures with other private parties or with local government bodies, or contractual arrangements with other oil and gas companies, including those that supply equipment and other resources that we will use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Competition in Obtaining Rights to Explore and Develop Oil and Gas Reserves and to Market Our Production May Impair Our Business.

The oil and gas industry is highly competitive. Other oil and gas companies will compete with us by bidding for exploration and production licenses and other properties and services we will need to operate our business in the countries in which we expect to operate. This competition is increasingly intense as prices of oil and natural gas on the commodities markets have risen in recent years. Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger, foreign owned companies, which, in particular, may have access to greater resources than us, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests.

We May Be Unable to Obtain Additional Capital that We Will Require to Implement Our Business Plan, Which Could Restrict Our Ability to Grow.

We expect that our cash balances and cash flow from operations and existing credit facility will be sufficient only to provide a limited amount of working capital, and the revenues generated from our properties in Argentina and Colombia will be sufficient only to fund our currently planned operations. We will require additional capital to continue to operate our business beyond our current planned activities and to expand our exploration and development programs to additional properties. We may be unable to obtain additional capital required. Furthermore, inability to obtain capital may damage our reputation and credibility with industry participants in the event we cannot close previously announced transactions.

When we require such additional capital we plan to pursue sources of such capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do succeed in raising additional capital, future financings are likely to be dilutive to our stockholders, as we will most likely issue additional shares of common stock or other equity to investors in future financing transactions. In addition, debt and other mezzanine financing may involve a pledge of assets and may be senior to interests of equity holders. We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertibles and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our status as a new enterprise with a limited history, the location of our oil and natural gas properties in South America and prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us) and/or the loss of key management. Further, if oil and/or natural gas prices on the commodities markets decrease, then our revenues will likely decrease, and such decreased revenues may increase our requirements for capital. Some of the contractual arrangements governing our exploration activity may require us to commit to certain capital expenditures, and we may lose our contract rights if we do not have the required capital to fulfill these commitments. If the amount of capital we are able to raise from financing activities, together with our cash flow from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

If We Fail to Make the Cash Calls Required by Our Current Joint Ventures or Any Future Joint Ventures, We May be Required to Forfeit Our Interests in These Joint Ventures and Our Results of Operations and Our Liquidity Would be Negatively Affected.

If we fail to make the cash calls required by our joint ventures, we may be required to forfeit our interests in these joint ventures, which could substantially affect the implementation of our business strategy. In the future we will be required to make periodic cash calls in connection with our operated and non-operated joint ventures, or we may be required to place funds in escrow to secure our obligations related to our joint venture activity. If we fail to make the cash calls required in connection with the joint ventures, whether because of our cash constraints or otherwise, we will be subject to certain penalties and eventually would be required to forfeit our interest in the joint venture.

We May Not Be Able To Effectively Manage Our Growth, Which May Harm Our Profitability.

Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We may not be able to:

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth and our operations our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Our Business May Suffer If We Do Not Attract and Retain Talented Personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management and other personnel in conducting the business of Gran Tierra Energy. We have a small management team consisting of Dana Coffield, our President and Chief Executive Officer, Martin Eden, our Vice President, Finance and Chief Financial Officer, Max Wei, our Vice President, Operations, Rafael Orunesu, our President of Gran Tierra Argentina SA, and Edgar Dyes, our President of Gran Tierra Colombia Ltd. (“Gran Tierra Colombia”). The loss of any of these individuals or our inability to attract suitably qualified staff could materially adversely impact our business. We may also experience difficulties in certain jurisdictions in our efforts to obtain suitably qualified staff and retaining staff who are willing to work in that jurisdiction. We do not currently carry life insurance for our key employees.

Our success depends on the ability of our management and employees to interpret market and geological data successfully and to interpret and respond to economic, market and other business conditions in order to locate and adopt appropriate investment opportunities, monitor such investments and ultimately, if required, successfully divest such investments. Further, our key personnel may not continue their association or employment with Gran Tierra Energy and we may not be able to find replacement personnel with comparable skills. We have sought to and will continue to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.

Risks Related to our Prior Business May Adversely Affect our Business.

Before the share exchange transaction between Goldstrike and Gran Tierra Canada, Goldstrike’s business involved mineral exploration, with a view towards development and production of mineral assets, including ownership of 32 mineral claim units in a property in British Columbia, Canada and the exploration of this property. We have determined not to pursue this line of business following the share exchange, but could still be subject to claims arising from the former Goldstrike business. These claims may arise from Goldstrike’s operating activities (such as employee and labor matters), financing and credit arrangements or other commercial transactions. While no claims are pending and we have no actual knowledge of any threatened claims, it is possible that third parties may seek to make claims against us based on Goldstrike’s former business operations. Even if such asserted claims were without merit and we were ultimately found to have no liability for such claims, the defense costs and the distraction of management’s attention may harm the growth and profitability of our business. While the relevant definitive agreements executed in connection with the share exchange provide indemnities to us for liabilities arising from the prior business activities of Goldstrike, these indemnities may not be sufficient to fully protect us from all costs and expenses.

Maintaining and improving our financial controls may strain our resources and divert management’s attention, and if we are not able to report that we have effective internal controls our stock price may suffer.

We are subject to the requirements of the Securities Exchange Act of 1934, or the Exchange Act, including the requirements of the Sarbanes-Oxley Act of 2002. The requirements of these rules and regulations have increased, and we expect will continue to increase, our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and may also place undue strain on our personnel, systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. This can be difficult to do. As a result of this and similar activities, management’s attention may be diverted from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

We Must Maintain Effective Registration Statements for all of Our Private Placements of our Common Stock

We are required to file Post Effective Amendments to our registration statements periodically in accordance with the Registration Rights Agreements for our 2005 and 2006 private placements of units. We cannot control the length of time it will take for the Post Effective Amendment to our registration statements to become effective, and delays past the effective dates of our current registration statements could cause us to incur penalties for failing to keep the registration statements effective. In addition, keeping these registration statements effective is costly and diverts management’s attention from running our business.

Risks Related to Our Industry

Our Exploration for Oil and Natural Gas Is Risky and May Not Be Commercially Successful, Impairing Our Ability to Generate Revenues from Our Operations.

Oil and natural gas exploration involves a high degree of risk. These risks are more acute in the early stages of exploration. Our exploration expenditures may not result in new discoveries of oil or natural gas in commercially viable quantities. It is difficult to project the costs of implementing an exploratory drilling program due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof. If exploration costs exceed our estimates, or if our exploration efforts do not produce results which meet our expectations, our exploration efforts may not be commercially successful, which could adversely impact our ability to generate revenues from our operations.

We May Not Be Able to Develop Oil and Gas Reserves on an Economically Viable Basis, and Our Reserves and Production May Decline as a Result.

To the extent that we succeed in discovering oil and/or natural gas, reserves may not be capable of production levels we project or in sufficient quantities to be commercially viable. On a long-term basis, our company’s viability depends on our ability to find or acquire, develop and commercially produce additional oil and gas reserves. Without the addition of reserves through exploration, acquisition or development activities, our reserves and production will decline over time as reserves are produced. Our future reserves will depend not only on our ability to develop then-existing properties, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas we develop and to effectively distribute our production into our markets.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions. While we will endeavor to effectively manage these conditions, we may not be able to do so optimally, and we will not be able to eliminate them completely in any case. Therefore, these conditions could diminish our revenue and cash flow levels and result in the impairment of our oil and natural gas interests.

Unless We are Able to Replace Reserves Which We Have Produced, Our Cash Flows and Production will Decrease Over Time.

Our future success depends on our ability to find, develop and acquire additional oil and gas reserves that are economically recoverable. Without successful exploration, development or acquisition activities, our reserves and production will decline. We may not be able to find, develop or acquire additional reserves at acceptable costs.

Estimates of Oil and Natural Gas Reserves that We Make May Be Inaccurate and Our Actual Revenues May Be Lower than Our Financial Projections.

We will make estimates of oil and natural gas reserves, upon which we will base our financial projections. We will make these reserve estimates using various assumptions, including assumptions as to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions. Economic factors beyond our control, such as interest rates and exchange rates, will also impact the value of our reserves. The process of estimating oil and gas reserves is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. As a result, our reserve estimates will be inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those we estimate. If actual production results vary substantially from our reserve estimates, this could materially reduce our revenues and result in the impairment of our oil and natural gas interests.

If Oil and Natural Gas Prices Decrease, We May be Required to Take Write-Downs of the Carrying Value of Our Oil and Natural Gas Properties.

We follow the full cost method of accounting for our oil and gas properties. A separate cost center is maintained for expenditures applicable to each country in which we conduct exploration and/or production activities. Under this method, the net book value of properties on a country-by-country basis, less related deferred income taxes, may not exceed a calculated “ceiling”. The ceiling is the estimated after tax future net revenues from proved oil and gas properties, discounted at 10% per year. In calculating discounted future net revenues, oil and natural gas prices in effect at the time of the calculation are held constant, except for changes which are fixed and determinable by existing contracts. The net book value is compared to the ceiling on a quarterly basis. The excess, if any, of the net book value above the ceiling is required to be written off as an expense. Under SEC full cost accounting rules, any write-off recorded may not be reversed even if higher oil and natural gas prices increase the ceiling applicable to future periods. Future price decreases could result in reductions in the carrying value of such assets and an equivalent charge to earnings.

Drilling New Wells Could Result in New Liabilities, Which Could Endanger Our Interests in Our Properties and Assets.

There are risks associated with the drilling of oil and natural gas wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, craterings, sour gas releases, fires and spills. The occurrence of any of these events could significantly reduce our revenues or cause substantial losses, impairing our future operating results. We may become subject to liability for pollution, blow-outs or other hazards. We will obtain insurance with respect to these hazards, but such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. The payment of such liabilities could reduce the funds available to us or could, in an extreme case, result in a total loss of our properties and assets. Moreover, we may not be able to maintain adequate insurance in the future at rates that are considered reasonable. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

Decommissioning Costs Are Unknown and May be Substantial; Unplanned Costs Could Divert Resources from Other Projects.

We may become responsible for costs associated with abandoning and reclaiming wells, facilities and pipelines which we use for production of oil and gas reserves. Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “decommissioning.” We have determined that we do not require a significant reserve account for these potential costs in respect of any of our current properties or facilities at this time but if decommissioning is required before economic depletion of our properties or if our estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, we may have to draw on funds from other sources to satisfy such costs. The use of other funds to satisfy such decommissioning costs could impair our ability to focus capital investment in other areas of our business.

Our Inability to Obtain Necessary Facilities Could Hamper Our Operations.

Oil and natural gas exploration and development activities are dependent on the availability of drilling and related equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas, needed facilities may not be proximate to our operations, which will increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages and/or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

We are not the Operator of All Our Current Joint Ventures and Therefore the Success of the Projects Held Under Joint Ventures is Substantially Dependent On Our Joint Venture Partners.

As our company does not operate all the joint ventures we are currently involved in, we do not have a direct control over non-operated joint ventures. When we participate in decisions as a joint venture partner, we must rely on the operator’s disclosure for all decisions. Furthermore, the operator is responsible for the day to day operations of the joint venture including technical operations, safety, environmental compliance, relationships with governments and vendors. As we do not have full control over the activities of our non-operated joint ventures, our results of operations for those ventures are dependent upon the efforts of the operating partner.

We May Have Difficulty Distributing Our Production, Which Could Harm Our Financial Condition.

To sell the oil and natural gas that we are able to produce, we have to make arrangements for storage and distribution to the market. We rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate. This could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities. In certain areas, we may be required to rely on only one gathering system, trucking company or pipeline, and, if so, our ability to market our production would be subject to their reliability and operations. These factors may affect our ability to explore and develop properties and to store and transport our oil and gas production and may increase our expenses.

Furthermore, future instability in one or more of the countries in which we will operate, weather conditions or natural disasters, actions by companies doing business in those countries, labor disputes or actions taken by the international community may impair the distribution of oil and/or natural gas and in turn diminish our financial condition or ability to maintain our operations.

Our Oil Sales Will Depend on a Relatively Small Group of Customers, Which Could Adversely Affect Our Financial Results

The entire Argentine domestic refining market is small and export opportunities are limited by available infrastructure. As a result, our oil sales in Argentina will depend on a relatively small group of customers, and currently, on just one customer in the area of our activity in the country. During 2007, we sold all of our production in Argentina to Refiner S.A. The lack of competition in this market could result in unfavorable sales terms which, in turn, could adversely affect our financial results. Currently all operators in Argentina are operating without sales contracts. We cannot provide any certainty as to when the situation will be resolved or what the final outcome will be.

Oil sales in Colombia are made to Ecopetrol, a government agency. While oil prices in Colombia are related to international market prices, lack of competition for sales of oil may diminish prices and depress our financial results.

Drilling Oil and Gas Wells and Production and Transportation Activity Could be Hindered by Hurricanes, Earthquakes and Other Weather-Related Operating Risks.

We are subject to operating hazards normally associated with the exploration and production of oil and gas, including blowouts, explosions, oil spills, cratering, pollution, earthquakes, hurricanes, labor disruptions and fires. The occurrence of any such operating hazards could result in substantial losses to us due to injury or loss of life and damage to or destruction of oil and gas wells, formations, production facilities or other properties.

As the majority of current oil production in Argentina is trucked to a local refinery, sales of oil can be delayed by adverse weather and road conditions, particularly during the months November through February when the area is subject to periods of heavy rain and flooding. While storage facilities are designed to accommodate ordinary disruptions without curtailing production, delayed sales will delay revenues and may adversely impact our working capital position in Argentina. Furthermore, a prolonged disruption in oil deliveries could exceed storage capacities and shut-in production, which could have a negative impact on future production capability.

The majority of our oil in Colombia is delivered by a single pipeline to Ecopetrol and sales of oil could be disrupted by damage to this pipeline. Oil from our new discoveries at Costayaco-1 and Juanumbu-1 is trucked a short distance to the entry point of our pipeline, and adverse weather conditions and security issues can cause delays in trucking. Once delivered to Ecopetrol, all of our current oil production in Colombia is transported by an export pipeline which provides the only access to markets for our oil. Without other transportation alternatives, sales of oil could be disrupted by landslides or other natural events which impact this pipeline.

Prices and Markets for Oil and Natural Gas Are Unpredictable and Tend to Fluctuate Significantly, Which Could Reduce Profitability, Growth and the Value of Gran Tierra Energy.

Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control. World prices for oil and natural gas have fluctuated widely in recent years. The average price for WTI in 2000 was $30 per barrel. In 2006, it was $66 per barrel and in 2007 it was $72 per barrel. We expect that prices will fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return from our oil and gas reserves and on our financial condition generally. Price fluctuations for oil and natural gas commodities may also impact the investment market for companies engaged in the oil and gas industry. Although during 2007 market prices for oil and natural gas have remained at high levels, these prices may not remain at current levels. Furthermore, prices which we receive for our oil sales, while based on international oil prices, are established by contract with purchasers with prescribed deductions for transportation and quality differences. These differentials can change over time and have a detrimental impact on realized prices. Future decreases in the prices of oil and natural gas may have a material adverse effect on our financial condition, the future results of our operations and quantities of reserves recoverable on an economic basis.

In addition, oil and natural gas prices in Argentina are effectively regulated and as a result are substantially lower than those received in North America. Oil prices in Colombia are related to international market prices, but adjustments that are defined by contract with Ecopetrol, a government agency and the purchaser of all oil that we produce in Colombia, may cause realized prices to be lower than those received in North America.

Our Foreign Operations Involve Substantial Costs and are Subject to Certain Risks Because the Oil and Gas Industries in the Countries in Which We Operate are Less Developed.

The oil and gas industry in South America is not as efficient or developed as the oil and gas industry in North America. As a result, our exploration and development activities may take longer to complete and may be more expensive than similar operations in North America. The availability of technical expertise, specific equipment and supplies may be more limited than in North America. We expect that such factors will subject our international operations to economic and operating risks that may not be experienced in North American operations

Negative Economic, Political and Regulatory Developments in Argentina, Including Export Controls May Negatively Affect our Operations.

The Argentine economy has experienced volatility in recent decades. This volatility has included periods of low or negative growth and variable levels of inflation. Inflation was at its peak in the 1980’s and early 1990’s. In late-2001 there was a deep fiscal crisis in Argentina involving restrictions on banking transactions, imposition of exchange controls, suspension of payment of Argentina’s public debt and abrogation of the one-to one peg of the peso to the dollar. For the next year, Argentina experienced contractions in economic growth, increasing inflation and a volatile exchange rate. Currently, GDP is growing, inflation is normalized, and public finances are strengthened. However, there is no guarantee of economic stability. Any de-stabilization may seriously impact the economic viability of operations in the country or restrict the movement of cash into and out of the country, which would impair current activity and constrain growth in the country.

The crude oil and natural gas industry in Argentina is subject to extensive regulation including land tenure, exploration, development, production, refining, transportation, and marketing, imposed by legislation enacted by various levels of government and with respect to pricing and taxation of crude oil and natural gas by agreements among the federal and provincial governments, all of which are subject to change and could have a material impact on our business in Argentina. The Federal Government of Argentina has implemented controls for domestic fuel prices and has placed a tax on crude oil and natural gas exports.

Any future regulations that limit the amount of oil and gas that we could sell or any regulations that limit price increases in Argentina and elsewhere could severely limit the amount of our revenue and affect our results of operations.

Our agreements with Refiner S.A.expired on January 1, 2008, and renegotiation, though currently underway, has been delayed due to the introduction of a new withholding tax regime for crude oil and refined oil products exported and sold domestically in Argentina.  Currently all oil and gas producers in Argentina are operating without sales contracts.   The new withholding tax regime was introduced without specific guidance as to its application. Producers and refiners of oil in Argentina have been unable to determine an agreed sales price for oil deliveries to refineries. Also, the price for refiners’ gasoline production has been capped below the price that would be received for crude oil. Therefore, the refineries’ price offered to oil producers reflects their price received, less taxes and operating costs and their usual mark up.  In our case we are receiving $33 per barrel for production since November 18, 2007, the effective date of the decree.  The price we received for November oil deliveries before November 18, 2007 was approximately $48 per barrel.  Along with most other oil producers in Argentina, we are continuing deliveries to the refinery and will continue to receive $33 per barrel until the situation around the decree is rectified by the government.  The Provincial Governments have also been hurt by these changes as their effective royalty take has been reduced by the lower sales price. We are working with other oil and gas producers in the area, as well as Refiner S.A., and provincial governments, to lobby the federal government for change .There has been a delay in rectifying the situation in Argentina because of a change in government in December 2007, and the months of January and February are generally slow working months due to summer vacations.

The United States Government May Impose Economic or Trade Sanctions on Colombia That Could Result In A Significant Loss To Us.

Colombia is among several nations whose progress in stemming the production and transit of illegal drugs is subject to annual certification by the President of the United States. Although Colombia has received a current certification, there can be no assurance that, in the future, Colombia will receive certification or a national interest waiver. The failure to receive certification or a national interest waiver may result in any of the following:

•	all bilateral aid, except anti-narcotics and humanitarian aid, would be suspended,
•	the Export-Import Bank of the United States and the Overseas Private Investment Corporation would not approve financing for new projects in Colombia,
•	United States representatives at multilateral lending institutions would be required to vote against all loan requests from Colombia , although such votes would not constitute vetoes, and
•	the President of the United States and Congress would retain the right to apply future trade sanctions.

 Each of these consequences could result in adverse economic consequences in Colombia and could further heighten the political and economic risks associated with our operations there. Any changes in the holders of significant government offices could have adverse consequences on our relationship with the Colombian national oil company and the Colombian government’s ability to control guerrilla activities and could exacerbate the factors relating to our foreign operations. Any sanctions imposed on Colombia by the United States government could threaten our ability to obtain necessary financing to develop the Colombian properties or cause Colombia to retaliate against us, including by nationalizing our Colombian assets. Accordingly, the imposition of the foregoing economic and trade sanctions on Colombia would likely result in a substantial loss and a decrease in the price of our common stock. There can be no assurance that the United States will not impose sanctions on Colombia in the future, nor can we predict the effect in Colombia that these sanctions might cause.

Guerrilla Activity in Colombia Could Disrupt or Delay Our Operations, and We Are Concerned About Safeguarding Our Operations and Personnel in Colombia.

A 40-year armed conflict between government forces and anti-government insurgent groups and illegal paramilitary groups - both funded by the drug trade - continues in Colombia. Insurgents continue to attack civilians and violent guerilla activity continues in many parts of the country.

We, through our acquisition of Argosy Energy International, have interests in two regions of Colombia - in the Middle Magdalena and Putumayo regions. The Putumayo region has been prone to guerilla activity in the past. In 1989, Argosy’s facilities in one field were attacked by guerillas and operations were briefly disrupted. Pipelines have also been targets, including the Trans-Andean export pipeline which transports oil from the Putumayo region. In addition, in March 2008, two of the Ecopetrol pipelines were damaged by guerillas, and we estimate at present that we will have to reduce our current production and deliveries to Ecopetrol during a portion of April, while Ecopetrol completes repairs to their pipelines.

There can be no assurance that continuing attempts to reduce or prevent guerilla activity will be successful or that guerilla activity will not disrupt our operations in the future. There can also be no assurance that we can maintain the safety of our operations and personnel in Colombia or that this violence will not affect our operations in the future. Continued or heightened security concerns in Colombia could also result in a significant loss to us.

Increases in Our Operating Expenses will Impact Our Operating Results and Financial Condition.

Exploration, development, production, marketing (including distribution costs) and regulatory compliance costs (including taxes) will substantially impact the net revenues we derive from the oil and gas that we produce. These costs are subject to fluctuations and variation in different locales in which we will operate, and we may not be able to predict or control these costs. If these costs exceed our expectations, this may adversely affect our results of operations. In addition, we may not be able to earn net revenue at our predicted levels, which may impact our ability to satisfy our obligations.

Penalties We May Incur Could Impair Our Business.

Our exploration, development, production and marketing operations are regulated extensively under foreign, federal, state and local laws and regulations. Under these laws and regulations, we could be held liable for personal injuries, property damage, site clean-up and restoration obligations or costs and other damages and liabilities. We may also be required to take corrective actions, such as installing additional safety or environmental equipment, which could require us to make significant capital expenditures. Failure to comply with these laws and regulations may also result in the suspension or termination of our operations and subject us to administrative, civil and criminal penalties, including the assessment of natural resource damages. We could be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result of these laws and regulations, our future business prospects could deteriorate and our profitability could be impaired by costs of compliance, remedy or indemnification of our employees, reducing our profitability.

Environmental Risks May Adversely Affect Our Business.

All phases of the oil and natural gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of international conventions and federal, provincial and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to foreign governments and third parties and may require us to incur costs to remedy such discharge. The application of environmental laws to our business may cause us to curtail our production or increase the costs of our production, development or exploration activities.

Our Insurance May Be Inadequate to Cover Liabilities We May Incur.

Our involvement in the exploration for and development of oil and natural gas properties may result in our becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards. Although we will obtain insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering our liability for such events.

Our Business is Subject to Local Legal, Political and Economic Factors Which are Beyond Our Control, Which Could Impair Our Ability to Expand Our Operations or Operate Profitably.

We expect to operate our business in Argentina, Colombia and Peru, and to expand our operations into other countries in the world. Exploration and production operations in foreign countries are subject to legal, political and economic uncertainties, including terrorism, military repression, interference with private contract rights (such as privatization), extreme fluctuations in currency exchange rates, high rates of inflation, exchange controls, changes in tax rates and other laws or policies affecting environmental issues (including land use and water use), workplace safety, foreign investment, foreign trade, investment or taxation, as well as restrictions imposed on the oil and natural gas industry, such as restrictions on production, price controls and export controls. Central and South America have a history of political and economic instability. This instability could result in new governments or the adoption of new policies, laws or regulations that might assume a substantially more hostile attitude toward foreign investment, including the imposition of additional taxes. In an extreme case, such a change could result in termination of contract rights and expropriation of foreign-owned assets. Any changes in oil and gas or investment regulations and policies or a shift in political attitudes in Argentina, Colombia, Peru or other countries in which we intend to operate are beyond our control and may significantly hamper our ability to expand our operations or operate our business at a profit.

For instance, changes in laws in the jurisdiction in which we operate or expand into with the effect of favoring local enterprises, changes in political views regarding the exploitation of natural resources and economic pressures may make it more difficult for us to negotiate agreements on favorable terms, obtain required licenses, comply with regulations or effectively adapt to adverse economic changes, such as increased taxes, higher costs, inflationary pressure and currency fluctuations.

Local Legal and Regulatory Systems in Which We Operate May Create Uncertainty Regarding Our Rights and Operating Activities, Which May Harm Our Ability to do Business.

We are a company organized under the laws of the State of Nevada and are subject to United States laws and regulations. The jurisdictions in which we operate our exploration, development and production activities may have different or less developed legal systems than the United States, which may result in risks such as:

•	effective legal redress in the courts of such jurisdictions, whether in respect of a breach of law or regulation, or, in an ownership dispute, being more difficult to obtain;
•	a higher degree of discretion on the part of governmental authorities;
•	the lack of judicial or administrative guidance on interpreting applicable rules and regulations;
•	inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; and
•	relative inexperience of the judiciary and courts in such matters.

In certain jurisdictions the commitment of local business people, government officials and agencies and the judicial system to abide by legal requirements and negotiated agreements may be more uncertain, creating particular concerns with respect to licenses and agreements for business. These licenses and agreements may be susceptible to revision or cancellation and legal redress may be uncertain or delayed. Property right transfers, joint ventures, licenses, license applications or other legal arrangements pursuant to which we operate may be adversely affected by the actions of government authorities and the effectiveness of and enforcement of our rights under such arrangements in these jurisdictions may be impaired.

We are Required to Obtain Licenses and Permits to Conduct Our Business and Failure to Obtain These Licenses Could Cause Significant Delays and Expenses That Could Materially Impact Our Business.

We are subject to licensing and permitting requirements relating to drilling for oil and natural gas. We may not be able to obtain, sustain or renew such licenses. Regulations and policies relating to these licenses and permits may change or be implemented in a way that we do not currently anticipate. These licenses and permits are subject to numerous requirements, including compliance with the environmental regulations of the local governments. As we are not the operator of all the joint ventures we are currently involved in, we may rely on the operator to obtain all necessary permits and licenses. If we fail to comply with these requirements, we could be prevented from drilling for oil and natural gas, and we could be subject to civil or criminal liability or fines. Revocation or suspension of our environmental and operating permits could have a material adverse effect on our business, financial condition and results of operations.

Challenges to Our Properties May Impact Our Financial Condition.

Title to oil and natural gas interests is often not capable of conclusive determination without incurring substantial expense. While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interest in and to the properties to which the title defects relate.

Furthermore, applicable governments may revoke or unfavorably alter the conditions of exploration and development authorizations that we procure, or third parties may challenge any exploration and development authorizations we procure. Such rights or additional rights we apply for may not be granted or renewed on terms satisfactory to us.

If our property rights are reduced, whether by governmental action or third party challenges, our ability to conduct our exploration, development and production may be impaired.

Foreign Currency Exchange Rate Fluctuations May Affect Our Financial Results.

We expect to sell our oil and natural gas production under agreements that will be denominated in United States dollars and foreign currencies. Many of the operational and other expenses we incur will be paid in the local currency of the country where we perform our operations. Our production is primarily invoiced in United States dollars, but payment is also made in Argentine and Colombian pesos, at the then-current exchange rate. As a result, we are exposed to translation risk when local currency financial statements are translated to United States dollars, our company’s functional currency. Since we began operating in Argentina (September 2005), the rate of exchange between the Argentine peso and US dollar has varied between 2.89 pesos to one US dollar to 3.23 pesos to the US dollar, a fluctuation of approximately 11%. Exchange rates between the Colombian peso and US dollar have varied between 2,303 pesos to one US dollar to 2,014 pesos to one US dollar since September 1, 2005, a negative fluctuation of approximately 13%. As currency exchange rates fluctuate, translation of the statements of income of international businesses into United States dollars will affect comparability of revenues and expenses between periods.

Exchange Controls and New Taxes Could Materially Affect our Ability to Fund Our Operations and Realize Profits from Our Foreign Operations.

Foreign operations may require funding if their cash requirements exceed operating cash flow. To the extent that funding is required, there may be exchange controls limiting such funding or adverse tax consequences associated with such funding. In addition, taxes and exchange controls may affect the dividends that we receive from foreign subsidiaries.

Exchange controls may prevent us from transferring funds abroad. For example, the Argentine government has imposed a number of monetary and currency exchange control measures that include restrictions on the free disposition of funds deposited with banks and tight restrictions on transferring funds abroad, with certain exceptions for transfers related to foreign trade and other authorized transactions approved by the Argentine Central Bank. The Central Bank may require prior authorization and may or may not grant such authorization for our Argentine subsidiaries to make dividend payments to us and there may be a tax imposed with respect to the expatriation of the proceeds from our foreign subsidiaries.

We Will Rely on Technology to Conduct Our Business and Our Technology Could Become Ineffective Or Obsolete.

We rely on technology, including geographic and seismic analysis techniques and economic models, to develop our reserve estimates and to guide our exploration and development and production activities. We will be required to continually enhance and update our technology to maintain its efficacy and to avoid obsolescence. The costs of doing so may be substantial, and may be higher than the costs that we anticipate for technology maintenance and development. If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired. Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient.

Risks Related to Our Common Stock

The Market Price of Our Common Stock May Be Highly Volatile and Subject to Wide Fluctuations.

The market price of our common stock may be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;

•	fluctuations in revenue from our oil and natural gas business as new reserves come to market;

•	changes in the market for oil and natural gas commodities and/or in the capital markets generally;

•	changes in the demand for oil and natural gas, including changes resulting from the introduction or expansion of alternative fuels; and

•	changes in the social, political and/or legal climate in the regions in which we will operate.

 In addition, the market price of our common stock could be subject to wide fluctuations in response to:

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting our company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements of technological innovations or new products available to the oil and natural gas industry;

•	announcements by relevant governments pertaining to incentives for alternative energy development programs;

•	fluctuations in interest rates, exchange rates and the availability of capital in the capital markets; and

•	significant sales of our common stock, including sales by future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singularly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Our Operating Results May Fluctuate Significantly, and These Fluctuations May Cause Our Stock Price to Decline.

Our operating results will likely vary in the future primarily from fluctuations in our revenues and operating expenses, including the ability to produce the oil and natural gas reserves that we are able to develop, expenses that we incur, the prices of oil and natural gas in the commodities markets and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

We Do Not Expect to Pay Dividends In the Foreseeable Future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

DIVIDEND POLICY

We have never declared or paid any dividends on our capital stock. We currently intend to retain any future earnings to fund the development and expansion of our business, and therefore we do not anticipate paying cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors. In addition, under the terms of our credit facility with Standard Bank Plc, we are required to obtain the approval of the Bank for any dividend payments made by us exceeding $2 million in any fiscal year.

USE OF PROCEEDS

 We will not receive any proceeds from the sale by the selling stockholders of our common stock. We will receive approximately $25,327,420.65 if the selling stockholders exercise their warrants in full. The warrant holders may exercise their warrants at any time until their expiration, as further described in the “Description of Securities.” Because the warrant holders may exercise the warrants in their own discretion, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes. These proceeds, if any, will be used for general corporate purposes and capital expenditures. We have agreed to bear the expenses in connection with the registration of the common stock being offered hereby by the selling stockholders.

PRICE RANGE OF COMMON STOCK

Our common stock was first cleared for quotation on the OTC Bulletin Board on November 11, 2005 and traded from that time until April 8, 2008, under the symbol “GTRE.OB.” On April 8, 2008, our common stock was listed on the American Stock Exchange ("AMEX") and is trading under the symbol "GTE". On February 19, 2008, our common stock was listed on the Toronto Stock Exchange (“TSX”) and is trading under the symbol “GTE”.

As of April 1, 2008, there were approximately 293 holders of record of shares of our common stock (including holders of exchangeable shares).

On April 10, 2008, the last reported sales price of our shares on the AMEX was $4.29. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock on the OTC Bulletin Board until April 8, 2008. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. For the period beginning April 8, 2008, these prices represent high and low sale prices on the AMEX.

	High	Low
Second Quarter (through April 10, 2008)	$4.39	$3.29
First Quarter 2008	$4.26	$2.31
Fourth Quarter 2007	$2.69	$1.39
Third Quarter 2007	$2.16	$1.31
Second Quarter 2007	$1.49	$0.90
First Quarter 2007	$1.64	$0.88
Fourth Quarter 2006	$1.75	$1.10
Third Quarter 2006	$3.67	$1.47
Second Quarter 2006	$5.01	$2.96
First Quarter 2006	$5.95	$3.02

As of April 1, 2008, there were 99,988,644 shares of common stock issued and outstanding, which number includes 11,827,776 shares of common stock issuable upon exchange of the exchangeable shares of Goldstrike Exchange Co. issued to former holders of common stock of Gran Tierra Energy Inc., a privately held corporation in Alberta (“Gran Tierra Canada”).

Equity Compensation Plan

     Securities authorized for issuance under equity compensation plans as of December 31, 2007 are as follows:
Plan category	Number of securities to be issued upon exercise of options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	5,724,168	$1.52	3,275,832
Equity compensation plans not approved by security holders	—	—	—
Total	5,724,168		3,725,832

     The only equity compensation plan approved by our stockholders is our 2007 Equity Incentive Plan, which is an amendment and restatement of our 2005 Equity Incentive Plan, under which our board of directors is authorized to issue options or other rights to acquire up to 9,000,000 shares of our common stock.

SELECTED FINANCIAL DATA

The following selected summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and audited financial statements included in this prospectus. Our results of operations in 2005 are for the period of incorporation, which was January 26, 2005, to December 31, 2005. All dollar amounts are in U.S. dollars.

	Period Ended December 31,
	2007	2006	2005
Statement of Operations Data
Revenues and other income
Oil sales	$31,807,641	$11,645,553	$946,098
Natural gas sales	44,971	75,488	113,199
Interest	425,542	351,872	—
Total revenues	32,278,154	12,072,913	1,059,297
Expenses
Operating	10,474,368	4,233,470	395,287
Depletion, depreciation and accretion	9,414,907	4,088,437	462,119
General and administrative	10,231,952	6,998,804	2,482,070
Liquidated damages	7,366,949	1,527,988	—
Derivative financial instruments	3,039,690	—	—
Foreign exchange (gain) loss	(77,275)	370,538	(31,271)
Total expenses	40,450,591	17,219,237	3,308,205
Loss before income tax	(8,172,437)	(5,146,324)	(2,248,908)
Income tax	(294,767)	(677,380)	29,228
Net loss	$(8,467,204)	$(5,823,704)	$(2,219,680)
Net loss per common share — basic and diluted	$(0.09)	$(0.08)	$(0.16)
Statement of Cash Flows Data
Operating activities	$6,214,677	$(829,620)	$(1,876,638)
Investing activities	(12,845,943)	(45,366,912)	(9,108,022)
Financing activities	719,303	68,075,856	13,206,116
(Decrease) Increase in cash	$(5,911,963)	$21,879,324	$2,221,456

Balance Sheet Data
Cash and cash equivalents	$18,188,817	$24,100,780	$2,221,456
Working capital (including cash)	8,058,049	14,541,498	2,764,643
Oil and gas properties	63,202,432	56,093,284	7,886,914
Deferred tax asset	2,058,436	444,324	—
Total assets	112,796,561	105,536,957	12,371,131
Deferred tax liability	(11,674,744)	(9,875,657)	—
Other long-term liabilities	(1,986,023)	(633,683)	(67,732)
Shareholders’ equity	$(76,791,855)	$(76,194,779)	$(11,039,347)

We made our initial acquisition of oil and gas producing and non-producing properties in Argentina in September 2005 for a total purchase price of approximately $7 million. Prior to that time we had no revenues. In June 2006, we acquired our Argosy assets for consideration of $37.5 million cash, 870,647 shares of our common stock and overriding and net profit interests in certain assets valued at $1 million.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and notes thereto. Except for the historical information contained herein, the matters discussed below are forward-looking statements that involve risks and uncertainties, including, among others, the risks and uncertainties discussed below.

Overview

We are an independent international energy company involved in oil and natural gas exploration, development and production. We plan to continually increase our oil and natural gas reserves through a balanced strategy of exploration drilling, development and acquisitions in South America. Initial countries of interest are Argentina, Colombia and Peru.

We took our current form on November 10, 2005 when the former Gran Tierra Energy Inc., a privately-held Alberta corporation, which we refer to as Gran Tierra Canada, was acquired by an indirect subsidiary of Goldstrike Inc, a Nevada corporation. Goldstrike adopted the assets, management, business operations, business plan and name of Gran Tierra Canada. For accounting purposes, the predecessor company in the transaction was the former Gran Tierra Canada, and the financial information of the former Goldstrike was eliminated at consolidation. This transaction is accounted for as a reverse takeover of Goldstrike Inc. by Gran Tierra Canada.

Prior to September 1, 2005, we had no oil and gas interests or properties. In September 2005 and during 2006 we acquired oil and gas interests and properties in Argentina, Colombia and Peru.

We funded acquisitions of our properties in Colombia and Argentina through a series of private placements of our securities that occurred between September 2005 and February 2006 and an additional private placement that occurred in June 2006, described below.

Our operating results for the year ended December 31, 2007 as compared to 2006 are principally impacted by the inclusion in 2007 of a full year’s activities from the oil and gas interests in Argentina and Colombia we acquired in the second and fourth quarters of 2006. The 2007 results are also impacted by the 2007 discoveries in the Costayaco area of the Chaza block and the Juanambu area of the Guayuyaco block and the subsequent commencement of production of the first wells in each of these areas in the second half of 2007 and a higher average WTI for 2007. Our production volumes and revenues in Colombia have significantly increased over the prior year.

The operating results for 2006 include a full year of activities at Palmar Largo, two months at Nacatimbay before production was suspended on March 1, 2006 and two months after production was reinstated on November 1, 2006, six months of activities at El Vinalar beginning July 1, 2006 and one month of activities at Chivil, commencing December 1, 2006. We initially held a 14% working interest (WI) in Palmar Largo (oil production), a 50% WI in Nacatimbay (production of natural gas and condensate) and a 50% WI in Ipaguazu (exploration land). During November and December of 2006 we acquired the following additional working interests in Argentina, which further impacted the financial and operational results for the year ended December 31, 2007:

• an additional 50% WI in Nacatimbay;

• an additional 50% WI in Ipaguazu;

• 50% WI in El Vinalar (oil production);

• 100% WI in Chivil (oil production);

• 100% WI in Surubi (exploration land);

• 100% WI in Santa Victoria (exploration land); and,

• 93.2% WI in Valle Morado (exploration land).

The operating results for 2006 were also impacted by our acquisition of Argosy Energy International L.P. (“Argosy”). Prior to June 20, 2006 we did not own any oil or gas properties in Colombia. On June 20, 2006 we acquired Argosy and became the operator of nine blocks in Colombia. The Santana, Guayuyaco and Chaza blocks are currently producing. The Rio Magdalena, Talora, Azar and Mecaya blocks are in their exploration phases. During 2007, we relinquished ownership of the Primavera block and acquired the Putumayo A and B technical evaluation areas.

The operating results and financial position for 2005 reflect our incorporation on January 26, 2005 and the commencement of oil and gas operations in Argentina on September 1, 2005.

Due to a successful exploration program in Colombia, undertaken in the first half of 2007, we made two field discoveries, Costayaco in the Chaza block and Juanambu in the Guayuyaco block. These exploration wells were brought into production in the third quarter of 2007 and have significantly increased our daily production. Average daily production in Colombia in 2007, including our new discovery wells Costayaco-1 and Juanambu-1, increased by 559 barrels per day to 913 barrels per day from 354 barrels per day in 2006.

Our estimate of proved reserves, net of royalties, as of December 31, 2007, stands at 6.4 million barrels of oil primarily due to the new discoveries at Costayaco and Juanambu.  This compares to our December 31, 2006 proved reserves of 3.0 million barrels of oil.

Effective February 28, 2007, we entered into a credit facility with Standard Bank Plc. The facility has a three-year term which may be extended by agreement between the parties. The borrowing base is the present value of our petroleum reserves up to maximum of $50 million, with an initial borrowing base of $7 million based on mid-2006 reserves. We have not drawn down any amounts under this facility.

In June, 2006, we sold an aggregate of 50 million units of our securities at a price of $1.50 per unit in a private offering for gross proceeds of $75 million, pursuant to four separate Securities Purchase Agreements, which we refer to collectively as the “2006 Offering”. Each unit comprised one share of Gran Tierra Energy’s common stock and one warrant to purchase one-half of a share of Gran Tierra Energy’s common stock at an exercise price of $1.75 for a period of five years. In connection with the issuance of these securities, Gran Tierra Energy entered into four separate Registration Rights Agreements with the investors pursuant to which Gran Tierra Energy agreed to register for resale the shares and warrants (and shares issuable pursuant to the warrants) issued to the investors in the offering by November 17, 2006, and if we failed to do so we would be obligated to pay liquidated damages. The second registration statement was declared effective by the Securities Exchange Commission (“SEC”) on May 14, 2007. Gran Tierra Energy had accrued $8.6 million in liquidated damages as of that date.

On June 27, 2007, under the terms of the Registration Rights Agreements, we obtained a sufficient number of consents from the signatories to the agreements waiving Gran Tierra Energy’s obligation to pay in cash the accrued liquidated damages. We agreed to amend the terms of the warrants issued in the 2006 Offering by reducing the exercise price of the warrants to $1.05 and extending the life of the warrants by one year, in lieu of a cash payment for liquidated damages. $7.4 million of the liquidated damages has been recorded in 2007 and the remainder had been recorded in 2006.

Gran Tierra Energy has an active development drilling and exploration drilling program budgeted for 2008. This includes seven development wells in oil discoveries made in Colombia in 2007 including Costayaco-2 which commenced drilling in December 2007, and completed testing in February 2008; Costayaco-3 which was drilled in January and February 2008 and is planned for testing in March, 2008; and three oil exploration wells, two in Colombia and one in Argentina. Our exploration success in 2007 is to be further developed in 2008 with the potential to significantly increase our production. Gran Tierra Energy plans to continue with development drilling through 2008 to increase our production capacity, in addition to undertaking additional oil exploration efforts to further define the potential of our acreage in Colombia, Argentina and Peru.

Currently all oil and gas producers in Argentina are operating without sales contracts.   A new withholding tax regime was introduced in Argentina without specific guidance as to its application. Producers and refiners of oil in Argentina have been unable to determine an agreed sales price for oil deliveries to refineries. We are receiving $33 per barrel, which is a price offered by Refiner S.A., the purchaser of our crude oil, based on their netback, for production since November 18, 2007, the effective date of the decree.  The price we received for November oil deliveries before November 18, 2007 was approximately $48 per barrel.  Along with most other oil producers in Argentina, we are continuing deliveries to the refinery and will continue to receive $33 per barrel until the situation around the decree is rectified by the government.  The Provincial Governments have also been hurt by these changes as their effective royalty take has been reduced by the lower sales price. We are working with other oil and gas producers in the area, as well as Refiner S.A. and provincial governments, to lobby the federal government for change. There has been a delay in rectifying the situation in Argentina because of a change in government in December 2007, and the months of January and February are generally slow working months due to summer vacations.

Operating in countries in South America exposes our business to risks due to political and economic forces in the countries in which we operate. For example, in March 2008, two of the Ecopetrol pipelines were damaged by guerillas, and we estimate at present that we will have to reduce our current production deliveries to Ecopetrol during a portion of April, while Ecopetrol completes repairs to their pipeline, which will impact our revenues for the first quarter of 2008. See Item 1A. “Risk Factors” for the risks we face as a result of operating in South America.

Results of Operations for the years ended December 31, 2007 as compared to year ended December 31, 2006

Revenue and Other Income

A summary of selected production, revenue and price information for the years ended December 31, 2007 and 2006 is presented in the following table:

	Year Ended December 31,
	2007			2006			Change from Prior Year
	Argentina	Colombia	Total	Argentina	Colombia	Total	Argentina	Colombia	Total
Production, net of royalties (2)
Oil and NGLs (Bbls)	207,912	333,157	541,069	127,712	129,209	256,921	63%	158%	111%
Gas (Mcf)	26,631	-	26,631	41,447	-	41,447	-36%	-	-36%
Oil, Gas and NGLs (Boe) (1)	209,244	333,157	542,401	129,784	129,209	258,993	61%	158%	109%
Revenue and other income
Oil and NGLs (Bbls)	$8,059,486	$23,748,155	$31,807,641	$5,033,363	$6,612,190	$11,645,553	60%	259%	173%
Gas	44,971	-	44,971	75,488	-	75,488	-40%	-	-40%
Interest (excluding Corporate)	15,225	222,785	238,010	-	-	-	100%	100%	100%
	$8,119,682	$23,970,940	$32,090,622	$5,108,851	$6,612,190	$11,721,041	59%	263%	174%
Other - Corporate			187,532			351,872			-47%
			$32,278,154			$12,072,913			167%
Average Prices
Oil and NGLs (Per Bbl)	$38.76	$71.28	$58.79	$39.41	$51.17	$45.33	-2%	39%	30%
Gas (Per Mcf)	$1.69	-	$1.69	$1.82	-	$1.82	-7%	-	-7%

(1) Gas volumes are converted to barrels (“Bbl’s”) of oil equivalent ("Boe") at the rate of 20 thousand cubic feet ("Mcf") of gas per barrel of oil based upon the approximate relative values of natural gas and oil. Natural Gas Liquids (NGLs") volumes are converted to Boe’s on a one-to-one basis with oil.

(2) Production represents production volumes adjusted for inventory changes.

Crude oil and NGL production for the year ended December 31, 2007 increased 111% to 541,069 barrels from 256,921 barrels for the year ended December 31, 2006. The average price received per barrel of oil increased 30% to $58.79 per barrel for 2007 from $45.33 per barrel in 2006. As a result, revenues and other income for the year ended December 31, 2007 increased 167% to $32,278,154 compared to $12,072,913 for the year ended December 31, 2006. The increase in production is due primarily to the inclusion of a full year of Colombian and Argentine production and the commencement of production at the beginning of the third quarter from the two new discovery wells. The 2006 production included Colombian production subsequent to its acquisition in June 2006. In Argentina, the 2006 results include a full year of activities at Palmar Largo, four months at Nacatimbay, six months of activities at El Vinalar beginning July 1, 2006, and one month of activities at Chivil, commencing December 1, 2006. Natural gas production in 2007 decreased 36% to 26,631 Mcf from 41,447 Mcf in 2006 with the average price also decreasing 7% to $1.69 per Mcf from $1.82 per Mcf. The volume decrease was a result of an operations decision to use the gas production for operating power generation and market only the unused excess.

In Argentina, crude oil and NGL production after 12% royalties for the year ended December 31, 2007 increased 63% to 207,912 barrels compared to 127,712 barrels for 2006. This increased production includes 89,361 barrels from Palmar Largo, 77,971 barrels from El Vinalar and 40,039 barrels from Chivil. Average daily production for the year was 245 barrels from Palmar Largo, 214 barrels from El Vinalar and 110 barrels from Chivil. Natural gas production, after royalties of 12%, at Nacatimbay in 2007 was 26,631 Mcf as compared to 41,447 Mcf in 2006. For 2006, Argentina’s crude oil production after 12% royalties was 127,712 barrels, including 118,121 barrels from Palmar Largo, 7,644 barrels from El Vinalar for the period July 1 to December 31, 2006, and 1,947 barrels from Chivil for December 1 to December 31, 2006. Average daily production for these periods in 2006 was 324 barrels from Palmar Largo, 42 barrels from El Vinalar (21 barrels per day for the year) and 63 barrels (5 barrels per day for the year) from Chivil.

In Argentina, net revenue for the year ended December 31, 2007, after deducting royalties at an average royalty rate of 12% of production revenue, and after deducting turnover taxes, increased 60% to $8,059,486 ($38.76 per barrel) for oil and NGLs and decreased 40% to $44,971 ($1.69 per Mcf) for natural gas as compared to $5,033,363 ($39.41 per barrel) and $75,488 ($1.82 per Mcf), respectively, for 2006. Oil and natural gas prices are effectively regulated in Argentina. Although production from most properties has increased due to a full year’s production in 2007 as compared to 2006, domestic prices received have decreased due to the impact of increased export taxes levied by the Federal Government.

In Colombia, crude oil and NGL production, after government royalties ranging from 8% to 20% and a third party two percent overriding royalty, for the year ended December 31, 2007 increased 158% to 333,157 barrels as compared to 129,209 barrels for 2006. This increased production includes 112,662 barrels from the Santana block, 60,533 barrels from the Guayuyaco block (excluding the Juanambu area), 38,119 barrels from the Juanambu area and 125,163 barrels from the Chaza block (Costayaco area). The average daily production for the year was 309 barrels per day from the Santana block, 166 barrels per day from the Guayuyaco block (excluding the Juanambu area), and 104 barrels per day from the Juanambu area and 343 per day from the Chaza block. For 2006, Colombia’s production and results of operations commenced June 21, 2006 in conjunction with our acquisition of Argosy. Production after royalties was 129,209 barrels for the period from June 21 to December 31, 2006, comprising 65,176 barrels from the Santana block and 64,033 barrels from the Guayuyaco block, representing a combined average production rate of 692 barrels per day for the period (354 barrels per day for the year). The significant increase is as result of a full year of production and two new discoveries, one in the Juanambu area of the Guayuyaco block and the other in the Costayaco area of the Chaza block which came on production in the third quarter of 2007.

In Colombia, crude oil and NGL revenue, net of royalties, for the year ended December 31, 2007 increased 259% to $23,748,155 or $71.28 per barrel as compared to $6,612,190 and $51.17 per barrel for 2006. Besides the increase in production as a result of the new discovery wells and a full year of production from the other areas, revenue increased due to the increased price of oil received based on a higher WTI price in 2007.

Interest income earned on our cash deposits for the year ended December 31, 2007 increased 21% to $425,542 as compared to $351,872 for 2006. Although our cash balances held by corporate from funds raised mid-year 2006 through private placements have decreased, the increase in receipts from crude oil sales throughout 2007 has offset this decrease, resulting in an increase in interest revenue.

Operating Expenses

	Year Ended December 31,
	2007			2006			Change from Prior Year
	Argentina	Colombia	Total	Argentina	Colombia	Total	Argentina	Colombia	Total
Operating Expense
Operating Expense	$6,327,276	$4,097,336	$10,424,612	$2,846,705	$1,386,765	$4,233,470	122%	195%	146%
Other - Corporate - Peru Operations			49,756			-			100%
	$6,327,276	$4,097,336	$10,474,368	$2,846,705	$1,386,765	$4,233,470			147%

Operating expense per Boe	$30.24	$12.30	$19.31	$21.93	$10.73	$16.35	38%	15%	18%

For the year ended December 31, 2007, operating expenses increased 147% to $10,474,368 ($19.31 per Boe) compared to $4,233,470 ($16.35 per Boe) in 2006, reflecting the inclusion in 2007 of a full year of Colombian and Argentine operating activities for those properties. The operations for the new discovery wells at Juanambu and Costayaco commenced in the third quarter of 2007 contributing to the increase in operating costs. In 2006, Argentina’s operations included a full year operations at Palmar Largo, four months at Nacatimbay, six months of activities at El Vinalar and one month at Chivil. Colombia’s operations commenced June 21, 2006 as a result of the purchase of Argosy.

In Argentina, operating expenses for 2007 increased 122% to $6,327,276 ($30.24 per Boe) as compared to $2,846,705 for 2006 ($21.93 per Boe). The 2007 operating costs are higher than in 2006 due to workovers undertaken in 2007. Argentina’s 2007 operating costs include $9.71 per Boe ($2.27 per Boe in 2006) of costs associated with budgeted workover projects undertaken to sustain production.

In Colombia, operating expenses increased 195% to $4,097,336 in 2007 ($12.30 per Boe) as compared to $1,386,765 for the period June 21 to December 31, 2006 ($10.73 per Boe). The 2007 operating costs included $2.69 per Boe ($4.11 per Boe in 2006) of budgeted workover expense mainly carried out in the Guayuyaco block.

Depletion, Depreciation and Accretion (“DD&A”)

	Year Ended December 31,
	2007			2006			Change from Prior Year
	Argentina	Colombia	Total	Argentina	Colombia	Total	Argentina	Colombia	Total
DD&A
DD&A	$2,476,834	$6,850,086	$9,326,920	$1,550,544	$2,494,317	$4,044,861	60%	175%	131%
Other - Corporate			87,987			43,576			102%
			$9,414,907			$4,088,437			130%

DD&A per Boe	$11.84	$20.56	$17.36	$11.95	$19.30	$15.79	-1%	7%	10%

Depreciation, depletion and accretion for the year ended December 31, 2007 increased 130% to $9,414,907 from $4,088,437 for 2006. For Argentina, DD&A increased 60% to $2,476,834 from $1,550,544 in 2006. The increase in Argentina is mainly due to decreased proved reserves offset by a decreasing proved depletable cost base resulting in an 1% decrease of the DD&A rate to $11.84 per Boe in 2007 from $11.95 per Boe in 2006. This decreasing proved depletable cost base is a result of the mature nature of the properties held and our 2007 focused capital spending on the Colombian exploration program.

For Colombia, DD&A increased 175% to $6,850,086 from $2,494,317 for 2006. The increase in Colombia is primarily due to the increase in production over the prior year. Though our Colombian proved reserves increased significantly in 2007, Gran Tierra Energy also invested much of its 2007 capital spending on the Colombia exploration program. As a result, our Colombian proved depletable cost base has significantly increased resulting in a 2007 depletion rate of $20.56 per Boe as compared to $19.30 per Boe for 2006.

The 2006 DD&A includes a full year of operations at Palmar Largo, additional Argentina acquisitions in 2006, and the inclusion of Colombia operations in June 2006.

General and Administrative (“G&A”)

	Year Ended December 31,
	2007			2006			Change from Prior Year
	Argentina	Colombia	Total	Argentina	Colombia	Total	Argentina	Colombia	Total
G&A
G&A	$1,704,410	$1,695,825	$3,400,235	$1,122,980	$897,494	$2,020,474	52%	89%	68%
Other - Corporate			$6,831,717			$4,978,330			37%
			$10,231,952			$6,998,804			46%

G&A per Boe	$8.15	$5.09	$18.86	$8.65	$6.95	$27.02	-6%	-27%	-30%

General and administrative costs for the year ended December 31, 2007 increased 46% to $10,231,952 from $6,998,804 for 2006. The increase in G&A was due to the inclusion of a full year of business activities related to the acquisition of the Argosy properties in Colombia and additional properties in Argentina, corporate stewardship costs including Sarbanes Oxley compliance, securities registration related costs and increased stock compensation due to increased option grants. Argentina’s G&A cost for the year ended December 31, 2007 increased 52% to $1,704,410 from $1,122,980 in 2006 as a result of the need for increased administration staff and professional costs associated with properties purchased late in 2006. Colombia’s G&A for the year ended December 31, 2007 increased 89% to $1,695,825 from $897,494 in 2006 mainly due to 2006 G&A costs include those costs during the period commencing on the date of acquisition of Argosy, to the year end.

Liquidated Damages

	Year Ended December 31,		Change from Prior
	2007	2006	Year
Liquidation Damages	$7,366,949	$1,527,988	382%

Liquidated damages expensed in 2007 relates to liquidated damages payable to our stockholders as a result of the registration statement for 50 million units sold in the second quarter of 2006 not becoming effective within the period specified in the share registration rights agreements for those securities. This registration statement became effective on May 14, 2007.

On June 27, 2007, under the terms of the Registration Rights Agreements, we obtained a sufficient number of consents from the signatories to the agreements waiving our obligation to pay in cash the accrued liquidated damages. We agreed to amend the terms of the warrants issued in the 2006 offering by reducing the exercise price of the warrants from $1.75 to $1.05 and extending the life of the warrants by one year.

The amendment to the terms of the warrants has been reflected as an increase of $8.6 million in the value of warrants recorded on the consolidated balance sheet.

Financial Derivative Loss

Financial Derivative Loss	Year Ended December 31, 2007
Realized financial derivative loss	$391,345
Current portion of unrealized financial derivative Loss	$1,593,629
Long-term portion of unrealized financial derivative loss	$1,054,716
Total unrealized financial derivative loss	$2,648,345
Financial derivative loss	$3,039,690

As required under the terms of the Credit Facility with Standard Bank Plc, in February of 2007, we entered into a derivative instrument for the purpose of obtaining protection against fluctuations in the price of oil in respect of at least 50% of the June 30, 2006 Independent Reserve Evaluation Report projected aggregate net share of Colombian production after royalties for the three-year term of the Facility. In accordance with the terms of the Facility, Gran Tierra Energy is required to maintain compliance with specified financial and operating covenants.

Foreign Exchange Loss

	Year Ended December 31,		Change from Prior
	2007	2006	Year
Foreign Exchange (Gain) Loss	$(77,275)	$370,538	121%

The foreign exchange gain for the year ended December 31, 2007 increased to $77,275 from a loss of $370,538 for 2006. The foreign exchange gain resulted from the increase in 2007 of the value of the Colombian peso as compared to the US dollar.

Income Tax

	Year Ended December 31,		Change from Prior
	2007	2006	Year
Income Tax	$294,767	$677,380	-56%

The income tax expense for the year ended December 31, 2007 decreased 56% to $294,767 from $677,380 for 2006. The Colombia operations generated a net income before tax of $11,484,448 in 2007, which resulted in a local income tax liability, offset by a 2007 income tax recovery arising from losses of $2,740,990 incurred in Argentina. In Colombia, we have used available prior period loss carryforwards and Colombian income tax investment incentives, which permit additional tax deductions associated with capital investment in producing oil and natural gas properties, to decrease our current income tax otherwise payable.

Net Income (Loss) Available to Common Shares

	Year Ended December 31,
	2007				2006				Change from Prior Year
	Argentina	Colombia	Corporate	Total	Argentina	Colombia	Corporate	Total	Argentina	Colombia	Corporate	Total
Net Loss
Net loss (income) before income tax	$2,474,990	$(11,484,448)	$17,181,895	$8,172,437	$411,028	$(1,486,075)	$6,221,371	$5,146,324	502%	673%	176%	59%
Income tax			-	294,767				677,380				-56%
Net Loss				$8,467,204				$5,823,704				45%

Loss per share - Basic and Diluted
Weighted Average Outstanding Common Shares - Basic and Diluted				95,096,311				72,443,501				31%
Loss per share - Basic and Diluted				$0.09				$0.08				13%

The net loss for the year ended December 31, 2007 increased 45% to $8,467,204 or $0.09 per share from a loss of $5,823,704, or $0.08 per share in 2006. This loss includes a full year of operating activities for Colombia versus just over six months in 2006. The primary reason for the increase is due to the liquidation damages, as explained above, corporate stewardship costs including Sarbanes Oxley compliance, securities registration related costs and increased stock compensation due to increased option grants. Argentina’s 2007 operating segment loss increased 502% to $2,474,990 from a loss of $411,028 in 2006 primarily due to the increase in budgeted workover costs required to maintain production levels. Colombia increased its 2007 operating segment income by 673% to $11,484,448 from $1,486,075 in 2006 is a result to the increased production realized from the new discovery wells and the increase in price received for all production in 2007 versus 2006.

Results of Operations for the years ended December 31, 2006 as compared to period ended December 31, 2005

Revenue and Other Income
A summary of selected production, revenue and price information for the year ended December 31, 2006 and the period ended December 31, 2005 is presented in the following table:

	Year Ended December 31, 2006			Periods Ended December 31, 2005			Change from Prior Period
	Argentina	Colombia	Total	Argentina	Colombia	Total	Argentina	Colombia	Total
Production, net of royalties (2)
Oil and NGLs (Bbls)	127,712	129,209	256,921	25,132	-	25,132	408%	100%	922%
Gas (Mcf)	41,447	-	41,447	180,320	-	180,320	-77%	-	-77%
Oil, Gas and NGLs (Boe) (1)	129,784	129,209	258,993	34,148	-	34,148	280%	100%	658%
Revenue and other income
Oil and NGLs (Bbls)	$5,033,363	$6,612,190	$11,645,553	$946,098	-	$946,098	432%	100%	1,131%
Gas	75,488	-	75,488	113,199	-	$113,199	-33%	-	-33%
	$5,108,851	$6,612,190	$11,721,041	$1,059,297	-	$1,059,297	382%	100%	1,006%
Other - Corporate			$351,872			-			100%
			$12,072,913			$1,059,297			1,040%
Average Prices
Oil and NGLs (Per Bbl)	$39.41	$51.17	$45.33	$37.65	-	$37.65	5%	100%	20%
Gas (Per Mcf)	$1.82	-	$1.82	$0.63	-	$0.63	189%	-	189%

(1) Gas volumes are converted to barrels (“bbl’s”) of oil equivalent ("Boe") at the rate of 20 thousand cubic feet ("Mcf") of gas per barrel of oil based upon the approximate relative values of natural gas and oil. Natural Gas Liquids (NGLs") volumes are converted to Boe’s on a one-to-one basis with oil.

(2) Production represents production volumes adjusted for inventory changes.

Crude oil and NGL production for the year ended December 31, 2006 increased 922 % to 256,921 barrels from 25,132 barrels for the year ended December 31, 2005. The average price received per barrel of oil increased 20% to $45.33 per barrel for 2006 from $37.65 per barrel in 2005. As a result, revenue and other income for the year ended December 31, 2006 increased 1,040% to $12,072,913 compared to $1,059,297 for the year ended December 31, 2005. The 2006 production included Colombian production subsequent to the acquisition of Argosy in June 20, 2006. Also, in Argentina, the 2006 results include a full year of activities at Palmar Largo, four months at Nacatimbay, six months of activities at El Vinalar beginning July 1, 2006, and one month of activities at Chivil, commencing December 1, 2006. Revenues in 2005 reflect only the Argentina operations for a four month period from September 1, 2005, the date of acquisition of the Palmar Largo and Nacatimbay properties. Natural gas production in 2006 decreased 77% to 41,447 Mcf from 180,320 Mcf in 2006 with the average price increasing 189% to $1.82 per Mcf from $0.63 per Mcf. The volume decrease was a result of an operations decision to use the gas production for operating power generation and market only the unused excess.

In Argentina, crude oil and NGL production after 12% royalties for the year ended December 31, 2006 increased 408% to 127,712 barrels compared to 25,132 barrels for 2005. This increased production includes 118,121 barrels from Palmar Largo, 7,644 barrels from El Vinalar for the period July 1 to December 31, 2006, and 1,947 barrels from Chivil for December 1 to December 31, 2006. Average daily production for these periods in 2006 was 324 barrels from Palmar Largo, 42 barrels from El Vinalar (21 barrels per day for the year) and 63 barrels (5 barrels per day for the year) from Chivil. Oil sales at Palmar Largo during 2005 were 25,132 barrels, or an average of 206 barrels per day for the period (69 barrels per day for the year), due to severe weather conditions in Northern Argentina, as extreme rainfall and poor road conditions curtailed tanker truck traffic through November and December 2005. Natural gas sales, after royalties of 12%, at Nacatimbay in 2006 were 41,447 Mcf as compared to 180,320 Mcf in 2005.

In Argentina, net revenue for the year ended December 31, 2006, after deducting royalties at an average royalty rate of 12% of production revenue, and after deducting turnover taxes, increased 432% to $5,033,363 ($39.41 per barrel) for oil and NGLs and decreased 33% to $75,488 ($1.82 per Mcf) for natural gas as compared to $946,098 ($37.65 per barrel) and $113,199 ($0.63 per Mcf), respectively, for 2005. Increased production from most properties due to a full year’s production in 2006 as compared to a partial year’s production in 2005 and increased prices received due to increased world oil prices in 2006 as compared to 2005 have resulted in the increase in net revenue. Oil and natural gas prices are effectively regulated in Argentina.

In Colombia, crude oil and NGL production, after royalties ranging from 10% to 22% (including a 2 percent overriding royalty), for the year ended December 31, 2006 increased 100% to 129,209 barrels as compared to nil production for 2005. Colombia’s production and results of operations began June 21, 2006 in conjunction with our acquisition of Argosy. Production after royalties was comprised of 65,176 barrels from the Santana block and 64,033 barrels from the Guayuyaco block, representing a combined average production rate of 692 barrels per day for the period (354 barrels per day for the year).

In Colombia, crude oil and NGL revenue, net of royalties, for the year ended December 31, 2006 increased 100% to $6,612,190 and $51.17 per barrel as compared to no revenue for 2006.

Interest income earned on our cash deposits was $351,872 for the year ended December 31, 2006 and none in 2005.

Operating Expenses

	Year Ended December 31,			Period Ended December 31,
	2006			2005			Change from Prior Year
	Argentina	Colombia	Total	Argentina	Colombia	Total	Argentina	Colombia	Total
Operating Expense
Operating Expense	$2,846,705	$1,386,765	$4,233,470	$395,287	$-	$395,287	620%	100%	971%

Operating Expense per Boe	$21.93	$10.73	$16.35	$11.58		$11.58	89%	100%	41%

For the year ended December 31, 2006, operating expenses increased 971% to $4,233,470 ($16.35 per Boe) compared to $395,287 ($11.58 per Boe) in 2005, reflecting the inclusion in Argentina of operations for a full year at Palmar Largo, four months at Nacatimbay, six months of activities at El Vinalar and one month at Chivil. Colombia’s operations commenced June 21, 2006 as a result of the purchase of Argosy. Operating expenses totaled $395,287 for the period from incorporation on January 26, 2005 to December 31, 2005, representing four months of operations in Argentina.

In Argentina, operating expenses for 2006 increased 620% to $2,846,705 ($21.93 per Boe) as compared to $395,287 for 2005 ($11.58 per Boe). The current year operating costs are higher than in the same periods of 2006 due to workovers undertaken in the current year, and 2005 contains only four months of operations commencing from the initial purchase of Argentine assets.

In Colombia, operating expenses were $1,386,765 ($10.73 per Boe) for the period June 21 to December 31, 2006. Colombia’s 2006 operating costs included $4.11 per Boe of budgeted workover expense carried out in the Guayuyaco and Santana blocks.

Depletion, Depreciation and Accretion

	Year Ended December 31,			Period Ended December 31,
	2006			2005			Change from Prior Period
	Argentina	Colombia	Total	Argentina	Colombia	Total	Argentina	Colombia	Total
DD&A
DD&A	$1,550,544	$2,494,317	$4,044,861	$453,022	$-	$453,022	242%	100%	793%
Other - Corporate			$43,576			$9,097			379%
			$4,088,437			$462,119			785%

DD&A per Boe	$11.95	$19.30	$15.79	$13.27	-	$13.53	-10%	100%	17%

Depreciation, depletion and accretion for the year ended December 31, 2006 increased 785% to $4,088,437 from $462,119 for 2005. The 2006 DD&A includes a full year of operations at Palmar Largo, additional Argentina acquisitions in 2006, and the inclusion of Colombia operations in June 2006. Depreciation, depletion and accretion recorded in 2005 primarily relates to the depletion of the acquisition cost for the Argentina properties.

General and Administrative

	Year Ended December 31,			Period Ended December 31,
	2006			2005			Change from Prior Period
	Argentina	Colombia	Total	Argentina	Colombia	Total	Argentina	Colombia	Total
G&A
G&A	$1,122,980	$897,494	$2,020,474	$331,033	$-	$331,033	239%	100%	510%
Other - Corporate			$4,978,330			$2,151,037			131%
			$6,998,804			$2,482,070			182%

G&A per Boe	$8.65	$6.95	$27.02	$9.69		$72.69	-11%	100%	-63%

General and administrative costs for the year ended December 31, 2006 increased 182% to $6,998,804 from $2,482,070 for 2006. The incremental increase in general and administrative costs in 2006 was primarily due to operating fully-staffed branch offices in Colombia and Argentina, the increased level of activity related to our expansion of operations, which resulted from acquisition of the Argosy assets in Colombia and properties in Argentina, and costs related to the registration of our securities.

Liquidated Damages

	Year Ended December 31,	Period Ended December 31,	Change from Prior
	2006	2005	Period
Liquidation Damages	$1,527,988	$-	100%

Liquidated damages of $1,527,988 recorded in 2006 relate to liquidated damages payable to our stockholders as a result of the registration statements for our securities issued in 2005 and 2006 not becoming effective within the periods specified in the share registration rights agreements for those securities. The amount expensed includes $269,923 related to 15,047,606 units issued in the fourth quarter of 2005 and first quarter of 2006 and $1,258,065 related to 50 million units sold in the second quarter of 2006. We did not have any liquidated damages in 2005.

Foreign Exchange Loss

	Year Ended December 31,	Period Ended December 31,	Change from Prior
	2006	2005	Period
Foreign Exchange (Gain) Loss	$370,538	$(31,271)	1,285%

The foreign exchange loss for the year ended December 31, 2006 increased to $370,538 from a gain of $31,271 for 2005. The loss arose primarily from translation of local currency denominated transactions in our South American operations into US dollars.

Income Tax

	Year Ended December 31,	Period Ended December 31,	Change from Prior
	2006	2005	Period
Income Tax Expense (Recovery)	$677,380	$(29,228)	2,418%

The income tax expense for the year ended December 31, 2006 increased 2,418% to $677,380 from a recovery of $29,228 for 2005. The Colombia operations generated a net income before tax of $2.4 million dollars, which resulted in a local income tax liability, offset by income tax assets arising from losses incurred in Argentina.

Net Income (Loss) Available to Common Shares

	Year Ended December 31,				Period Ended December 31,
	2006				2005				Change from Prior Period
	Argentina	Colombia	Corporate	Total	Argentina	Colombia	Corporate	Total	Argentina	Colombia	Corporate	Total
Net Loss
Net loss (income) before income tax	$411,028	$(1,486,075)	$6,221,371	$5,146,324	$112,445	$-	$2,136,463	$2,248,908	266%	100%	191%	129%
Income tax				677,380				(29,228)				-2,418%
Net Loss				$5,823,704				$2,219,680				162%
Loss per share - Basic and Diluted
Weighted Average Outstanding Common Shares - Basic and Diluted				72,443,501				13,538,149				435%
Loss per share - Basic and Diluted				$0.08				$0.16				-50%

The net loss for the year ended December 31, 2006 increased 162% to $5,823,704 or $0.08 per share from a loss of $2,219,680, or $0.16 per share in 2005. This loss includes a full year of operating activities at Palmar Largo and six months plus ten days of operations in Colombia, and costs related to the share registration statements. The net loss for the period from incorporation on January 26, 2005 to December 31, 2005 reflect four months of operating activity in Argentina, twelve months of business activity and significant costs relating to the November 10, 2005 share exchange transactions.

Liquidity and Capital Resources

During 2007, we relied upon cash provided by operations and the proceeds of 2006 private placements to fund ongoing operations and our capital investment program. As of December 31, 2007, our cash and cash equivalents balance was $18,188,817 and our current assets (including cash and cash equivalents balance) less current liabilities were $8,058,049, compared to cash and cash equivalents of $24,100,780 and current assets (including cash and cash equivalents balance) less current liabilities of $14,541,498 at December 31, 2006. We also have a credit facility with a bank that provides for borrowing in an amount based on the present value of our petroleum reserves, up to a maximum of $50 million, described below.

Effective February 28, 2007, we entered into a credit facility with Standard Bank Plc. The facility has a three-year term which may be extended by agreement between the parties. The borrowing base is the present value of our petroleum reserves up to a maximum of $50 million. The initial borrowing base is $7 million and the borrowing base will be re-determined semi-annually based on reserve evaluation reports. As a result of Standard Bank Plc’s review of our Mid-Year 2007 Independent Reserve Audit, we have received preliminary approval to increase our borrowing base to $20 million. The facility includes a letter of credit sub-limit of up to $5 million. Amounts drawn down under the facility bear interest at the Eurodollar rate plus 4%. A stand-by fee of 1% per annum is charged on the un-drawn amount of the borrowing base. The facility is secured primarily by our Colombian assets. Under the terms of the facility, we are required to maintain compliance with specified financial and operating covenants. We were required to enter into a derivative instrument for the purpose of obtaining protection against fluctuations in the price of oil in respect of at least 50% of the June 30, 2006 Independent Reserve Evaluation Report projected aggregate net share of Colombian production after royalties for the three-year term of the Facility. As of December 31, 2007, no amounts have been drawn-down under the facility.  In accordance with the terms of the credit facility with Standard Bank Plc, we entered into a costless collar hedging contract for crude oil based on West Texas Intermediate (“WTI”) price, with a floor of $48.00 and a ceiling of $80.00, for a three-year period, for 400 barrels per day from March 2007 to December 2007, 300 barrels per day from January 2008 to December 2008, and 200 barrels per day from January 2009 to February 2010. For the year ended December 31, 2007, we recorded a loss of $3,039,690 on derivative financial instruments.

During the year ended December 31, 2007, we reduced our cash balances by $5,911,963 as compared to an increase in 2006 of $21,879,324. Net cash provided by operating activities for the year ended December 31, 2007 increased to $6,214,677 as compared to net cash used in operating activities of $829,620 for 2006. The increase was mainly due to the significant increase in oil production and the associated sales price received offset by costs associated with budgeted workovers in both Colombia and Argentina, G&A expenditures associated with increased stewardship costs, including Sarbanes Oxley related expenditures, and securities registration issues, as further explained above in our review of the results of operations. Net cash used in investing activities for the year ended December 31, 2007 decreased 72% to $12,845,943 from $45,366,912 in 2006. During 2007, we expended $13,429,570 (net of non-cash working capital related to capital expenditures of $2,799,580) in oil and gas property expenditures relating to our drilling and other oilfield activities primarily in Colombia as compared to $7,434,463 (net of non-cash working capital expenditures of $10,599,199) for 2006. In 2006, we expended $36,911,959 related to the purchase of Argosy. Net cash provided by financing activities for the year ended December 31, 2007 was $719,303 as a result of the issuance of common shares upon exercise of warrants. In 2006, net cash provided by financing activities was $68,075,856 mainly as a result of the issuance of common shares through private placements.

During the year ended December 31, 2006, we increased our cash balances by $21,879,324 and funded our capital expenditures and operating expenditures from proceeds of a series of private placements of our securities. Cash outflows comprised $829,620 from operating activities and cash inflows of $68,075,856 from financing activities, offset by cash outflows of $45,366,912 for investing activities. Proceeds from private placements included $75,000,000, less issue costs of $6,303,699, from the sale of 50,000,000 units of our securities in June 2006, $610,000 from the sale of 762,500 units in the first quarter of 2006, and proceeds from the exercise of warrants to purchase common stock. However, of the amount raised, $1,280,951 was held in escrow at December 31, 2006, and the holders of those units had the right to return the units to us and receive their purchase price back under the terms of the escrow agreement because we were unable to obtain a securities laws exemption for those holders by a specified date. At December 31, 2006, we were in discussions with those stockholders regarding whether or not they would exercise that right.

During 2005, we funded the majority of our capital expenditures from funds received through three private placements of our securities. Cash inflows from financing activities were $13,206,116, offset by cash outflows of $2,277,065 from operating activities and $8,707,595 for investing activities. Proceeds from private placements included $11,428,084 from the sale of 14,285,106 units of our securities in the fourth quarter of 2005.

Capital expenditures for the year ended December 31, 2006 were $44,346,422 (net of non-cash working capital related to capital expenditures of $10,599,199) and were primarily related to the Argosy purchase in Colombia, the purchase of the El Vinalar and CGC properties in Argentina, development activity at Palmar Largo, drilling activities in Colombia, and office equipment and leasehold improvements in both Calgary and Argentina. During 2005, capital expenditures for the period from incorporation on January 26, 2005 to December 31, 2005, were $8,707,595, predominantly for the acquisition cost of the Palmar Largo, Nacatimbay and Ipaguazu interests in Argentina.

During the year ended December 31, 2007, we spent $13,429,570 (net of non-cash working capital related to capital expenditures of $2,799,580) on capital projects. During 2007, we drilled seven wells, conducted several workovers of existing wells, and conducted technical studies on our existing acreage.

In Argentina, capital expenditures for the year ended December 31, 2007, were $1,679,305, including $222,932 of accrued expenditures at December 31, 2007. We incurred costs of $659,704 to complete the Puesto Climaco-2 sidetrack well in the Vinalar Block which was drilled in December 2006. Capital expenditures also include the acquisition and reprocessing of seismic in several areas, facility upgrades in Parma Largo and non-cash capitalized stock-based compensation expense.

In Colombia, capital expenditures for the year ended December 31, 2007, were $14,214,835, including $2,525,225 of accrued expenditures at December 31, 2007. In Colombia, we drilled six new wells in 2007. We drilled the Laura-1 exploration well in the Talora Block in January 2007, the Caneyes-1 exploration well in the Rio Magdalena Block in February 2007, and the Soyona-1 and Cachapa-1 exploration wells in the Primavera Block in April and March 2007, respectively. These wells were plugged and abandoned. We drilled the Caneyes-1 well at a net cost to us of $1,669,888 and the drilling costs for the three other wells were paid by our partners.

We drilled successful wells in the Chaza and Guayayaco areas. We drilled the Juanambu-1 well in March 2007 and encountered hydrocarbon shows in four zones. Testing established the presence of a significant oil accumulation. We drilled and tested the Costayaco-1 well, which also indicated a significant accumulation of oil in a number of zones. Consequently, our proven reserves in Colombia have substantially increased. We put these wells on production in the third quarter of 2007. We drilled the Juanambu-1 and Costayaco-1 wells and commenced drilling of Costayaco-2 for a net cost of $7,598,626. We incurred costs of $4,946,321 on other projects in Colombia during 2007 including $1,673,349 for completion of a 3-D seismic program in Costayaco and $1,162,923 related to a 2-D seismic program in the Rio Magdalena block.

We expect to incur additional development costs as facilities are upgraded in both locations to facilitate production. In addition, we initiated drilling of Costayaco-2 in December 2007 and completed drilling and cased the well in January 2008. We commenced drilling Costayaco-3 in January 2008. We are planning further field development in these areas as a result of the Costayaco and Juanambu discoveries. We completed a new 3-D seismic data acquisition program over the Costayaco structure to optimize positioning of future drilling locations.

In Peru, operations in 2007 included technical studies of Block 122 and Block 128 and the initiation of an aero magnetic and gravity survey over both blocks. This program commenced in the fourth quarter of 2007 and we expect it to be completed in 2008. Expenditures in 2007 were $656,244, with estimated expenditures to complete the work in 2008 of $1.5 million.

Plans for 2008 include the drilling of two exploration wells (at no cost to Gran Tierra Energy) and six development wells (approximately 48% of the cost to be paid by Gran Tierra Energy) in Colombia and one exploration well (50% of the cost to be paid by Gran Tierra Energy) in Argentina along with related facility and pipeline infrastructure for a total capital expenditure budget of $56.8 million. We contemplate several well workovers for wells on existing producing and shut-in fields. In addition to current budgeted projects, we may pursue new ventures in South America, in areas of current activity and in new regions or countries. There is no assurance additional opportunities will be available, or if we participate in additional opportunities that those opportunities will be successful. Based on projected production, prices and costs, we believe that our current operations and capital expenditure program can be maintained from cash flow from existing operations, cash on hand, and our credit facility, barring unforeseen events or a severe downturn in oil and gas prices. Should our operating cash flow decline, we would examine measures such as reducing our capital expenditure program, issuance of debt, or issuance of equity.

Future growth and acquisitions will depend on our ability to raise additional funds through equity, warrant exercises and/or debt markets. During 2005 and 2006 we completed financing initiatives to support acquisition initiatives, which have also brought additional production and cash flow into our company. Increases in the borrowing base under our credit facility are dependent on our success in increasing oil and gas reserves and on future oil prices. Additional funds will be provided to us as holders of our warrants to purchase common shares decide to exercise the warrants.

Our initiatives to raise debt or equity financing to fund capital expenditures or other acquisition and development opportunities may be affected by the market value of our common stock. If the price of our common stock declines, our ability to utilize our stock to raise capital may be negatively affected. Also, raising funds by issuing stock or other equity securities would further dilute our existing stockholders, and this dilution would be exacerbated by a decline in stock price. Any securities we issue may have rights, preferences and privileges that are senior to our existing equity securities. Borrowing money may also involve further pledging of some or all of our assets that are not currently pledged under our existing credit facility.

Off-Balance Sheet Arrangements

As at December 31, 2007 and 2006, we had no off-balance sheet arrangements.

Contractual Obligations

Gran Tierra Energy holds three categories of operating leases: office, vehicle and housing. We pay monthly costs of $57,638 for office leases, $4,791 for vehicle leases, $9,400 for a compressor and $2,561 for certain employee accommodation leases in Colombia.

We entered into four capital leases in 2006 for office equipment in Calgary, Canada. The leases expire between 2008 and 2011. As of December 31, 2007 capital assets were valued at $21,841 (net of amortization of $17,870). Total rent expense for 2007 was $291,975 (2006 - $221,477; 2005 - $26,904).

Capital lease agreements contain interest rates between 4.75 and 20.5 percent and mature over one to four years. Interest expense incurred under these capital leases to December 31, 2007 was $2,657 (2006 - $2,346).

We have contracted with a third party to provide catering services for our field operations in Colombia. The contract ends January 14, 2009. The remaining contractual commitment is $280,771 to be incurred evenly over the remaining duration of the contract.

We have contracted with a third party to provide a helicopter for field transportation for our Colombia field operations. The contract ends September 30, 2008. The minimum obligation under the contract is for 30 flight hours per month at a rate of $880 per hour. The remaining nine month obligation is $237,600.

Future lease payments and other contractual obligations at December 31, 2007 are as follows:

	Payments Due in Period
	Total	Less than 1 year	1-3 Years	3-5 years	more than 5 years
Catering contract obligation	$280,771	$269,540	$11,231	$-	$-
Helicopter contract obligation	237,600	237,600	-	-	-
Operating lease obligations	2,581,233	833,799	1,460,629	286,805	-
Capital lease obligations	20,056	9,991	10,065	-	-
Total	$3,119,660	$1,350,930	$1,481,925	$286,805	$-

Critical Accounting Estimates

Use of Estimates

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The preparation of financial statements in accordance with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and revenues and expenses during the reporting period.

The critical accounting policies used by management in the preparation of our consolidated financial statements are those that are important both to the presentation of our financial condition and results of operations and require significant judgments by management with regards to estimates used. Our critical accounting policies and significant judgments and estimates related to those policies are discussed below. We have reviewed these critical accounting policies with the Audit Committee of the Board of Directors.

Oil and Gas Accounting-Reserves Determination

We follow the full cost method of accounting for our investment in oil and natural gas properties, as defined by the SEC, as described in note 2 to our consolidated financial statements. Full cost accounting depends on the estimated reserves we believe are recoverable from our oil and gas reserves. The process of estimating reserves is complex. It requires significant judgments and decisions based on available geological, geo-physical, engineering and economic data.

To estimate the economically recoverable oil and natural gas reserves and related future net cash flows, we incorporate many factors and assumptions including:

•	expected reservoir characteristics based on geological, geophysical and engineering assessments;

•	future production rates based on historical performance and expected future operating and investment activities;

•	future oil and gas quality differentials;

•	assumed effects of regulation by governmental agencies; and

•	future development and operating costs.

We believe our assumptions are reasonable based on the information available to us at the time we prepare our estimates. However, these estimates may change substantially as additional data from ongoing development activities and production performance becomes available and as economic conditions impacting oil and gas prices and costs change.

Management is responsible for estimating the quantities of proved oil and natural gas reserves and for preparing related disclosures. Estimates and related disclosures are prepared in accordance with SEC requirements and generally accepted industry practices in the US as prescribed by the Society of Petroleum Engineers. Reserve estimates are audited at least annually by independent qualified reserves consultants, Gaffney, Cline & Associates Inc.

Our board of directors oversees the annual review of our oil and gas reserves and related disclosures. The Board meets with management periodically to review the reserves process, results and related disclosures and appoints and meets with the independent reserves consultants to review the scope of their work, whether they have had access to sufficient information, the nature and satisfactory resolution of any material differences of opinion, and in the case of the independent reserves consultants, their independence.

Reserves estimates are critical to many of our accounting estimates, including:

•	Determining whether or not an exploratory well has found economically producible reserves.

•	Calculating our unit-of-production depletion rates. Proved reserves estimates are used to determine rates that are applied to each unit-of-production in calculating our depletion expense.

•
Assessing, when necessary, our oil and gas assets for impairment. Estimated future cash flows are determined using proved reserves. The critical estimates used to assess impairment, including the impact of changes in reserves estimates, are discussed below.

Oil and Gas Accounting and Impairment

The accounting for and disclosure of oil and gas producing activities requires that we choose between GAAP alternatives. We use the full cost method of accounting for our oil and natural gas operations. Under this method, separate cost centers are maintained for each country in which we incur costs. All costs incurred in the acquisition, exploration and development of properties (including costs of surrendered and abandoned leaseholds, delay lease rentals, dry holes and overhead related to exploration and development activities) are capitalized. The sum of net capitalized costs and estimated future development costs of oil and natural gas properties for each full cost center are depleted using the units-of-production method. Changes in estimates of proved reserves, future development costs or asset retirement obligations are accounted for prospectively in our depletion calculation.

Investments in unproved properties are not depleted pending the determination of the existence of proved reserves. Unproved properties are assessed periodically to ascertain whether impairment has occurred. Unproved properties the costs of which are individually significant are assessed individually by considering the primary lease terms of the properties, the holding period of the properties, and geographic and geologic data obtained relating to the properties. Where it is not practicable to individually assess the amount of impairment of properties for which costs are not individually significant, these properties are grouped for purposes of assessing impairment. The amount of impairment assessed is added to the costs to be amortized in the appropriate full cost pool.

Companies that use the full cost method of accounting for oil and natural gas exploration and development activities are required to perform a ceiling test calculation each quarter on a country-by-country basis. The ceiling limits these pooled costs to the aggregate of the after-tax, present value, discounted at 10%, of future cash flows attributable to proved reserves, known as the standardized measure, plus the lower of cost or market value of unproved properties less any associated tax effects. Cash flow estimates for our impairment assessments require assumptions about two primary elements — constant prices and reserves. It is difficult to determine and assess the impact of a decrease in our proved reserves on our impairment tests. The relationship between the reserves estimate and the estimated discounted cash flows is complex because of the necessary assumptions that need to be made regarding period end production rates, period end prices and costs. If these capitalized costs exceed the ceiling, we will record a write-down to the extent of such excess as a non-cash charge to earnings. Any such write-down will reduce earnings in the period of occurrence and result in lower DD&A expense in future periods. A write-down may not be reversed in future periods, even though higher oil and natural gas prices may subsequently increase the ceiling. Due to the complexity of the calculation, we are unable to provide a reasonable sensitivity analysis of the impact that a reserves estimate decrease would have on our assessment of impairment. A reduction in oil and natural gas prices and/or estimated quantities of oil and natural gas reserves could result in a ceiling test write-down.

We assessed our oil and gas properties for impairment as at December 31, 2007, 2006 and 2005 and found no impairment write-downs were required based on our assumptions. Estimates of standardized measure of our future cash flows from proved reserves were based on realized crude oil prices of $90.01 in Colombia and $42.00 for our Argentina properties as at December 31, 2007. A future reduction in oil prices and/or quantities of proved reserves would reduce the ceiling limitation and may result in a ceiling test write-down.

Asset Retirement Obligations

We are required to remove or remedy the effect of our activities on the environment at our present and former operating sites by dismantling and removing production facilities and remediating any damage caused. Estimating our future asset retirement obligations requires us to make estimates and judgments with respect to activities that will occur many years into the future. In addition, the ultimate financial impact of environmental laws and regulations is not always clearly known and cannot be reasonably estimated as standards evolve in the countries in which we operate.

We record asset retirement obligations in our consolidated financial statements by discounting the present value of the estimated retirement obligations associated with our oil and gas wells and facilities and chemical plants. In arriving at amounts recorded, we make numerous assumptions and judgments with respect to ultimate settlement amounts, inflation factors, credit adjusted discount rates, timing of settlement and expected changes in legal, regulatory, environmental and political environments. The asset retirement obligations we have recorded result in an increase to the carrying cost of our property, plant and equipment. The obligations are accreted with the passage of time. A change in any one of our assumptions could impact our asset retirement obligations, our property, plant and equipment and our net income.

It is difficult to determine the impact of a change in any one of our assumptions. As a result, we are unable to provide a reasonable sensitivity analysis of the impact a change in our assumptions would have on our financial results. We are confident, however, that our assumptions are reasonable.

Goodwill

Goodwill represents the excess of purchase price of business combinations over the fair value of net assets acquired and we test for impairment at least annually. The impairment test requires allocating goodwill and all other assets and liabilities to reporting units. We estimate the fair value of each reporting unit and compare it to the net book value of the reporting unit. If the estimated fair value of the reporting unit is less than the net book value, including goodwill, we write down the goodwill to the implied fair value of the goodwill through a charge to expense. Because quoted market prices are not available for our reporting units, we estimate the fair values of the reporting units based upon estimated future cash flows of the reporting unit. The goodwill on our financial statements was a result of the Argosy acquisition, and relates entirely to the Colombia reporting segment.

Deferred Income Taxes

We follow the liability method of accounting for income taxes whereby we recognize future income tax assets and liabilities based on temporary differences in reported amounts for financial statement and tax purposes. We carry on business in several countries and as a result, we are subject to income taxes in numerous jurisdictions. The determination of our income tax provision is inherently complex and we are required to interpret continually changing regulations and make certain judgments. While income tax filings are subject to audits and reassessments, we believe we have made adequate provision for all income tax obligations. However, changes in facts and circumstances as a result of income tax audits, reassessments, jurisprudence and any new legislation may result in an increase or decrease in our provision for income taxes.

To assess the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. We consider the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. As of December 31, 2007, we had no deferred tax assets for which management considers realization is more likely than not.

Share-Based Payment Arrangements

We record share-based payment arrangements in accordance with SFAS 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options based on estimated fair values.

SFAS 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in our Consolidated Statement of Operations.

Under SFAS 123R, share-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Compensation expense is recognized using the accelerated method. As share-based compensation expense recognized in the Consolidated Statements of Operations is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Under SFAS 123 R, we utilized a Black-Scholes option pricing model to measure the fair value of stock options granted to employees. Our determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by our stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, our expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors.

Option-pricing models were developed for use in estimating the value of traded options that have no vesting or hedging restrictions and are fully transferable. Because (1) our employee stock options have certain characteristics that are significantly different from traded options, and (2) changes in the subjective assumptions can materially affect the estimated value, in management’s opinion, the existing valuation models may not provide an accurate measure of the fair value of our employee stock options. Although the fair value of employee stock options is determined in accordance with SFAS No. 123R using a Black-Scholes option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction. We are responsible for determining the assumptions used in estimating the fair value of its share-based payment awards.

Warrants

We follow the fair-value method of accounting for warrants issued to purchase our common stock. The change of $8.6 million in the fair value of warrants issued in the 2006 Offering, arising from the amendment to the terms of the warrants in connection with the settlement of the liability for liquidated damages, was determined using a Black-Scholes warrant pricing model based on a 25% volatility rate, which reflects a typical volatility rate used to value this type of financial instrument.

New Accounting Pronouncements

In July 2006, the FASB issued FIN 48 (FASB Interpretation Number) Accounting for Uncertainty in Income Taxes with respect to FAS 109 Accounting for Income Taxes regarding accounting for and disclosure of uncertain tax positions. This guidance seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation requires that we recognize the impact of a tax position in the financial statements if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. In accordance with the provisions of FIN 48, any cumulative effect resulting from the change in accounting principle is to be recorded as an adjustment to the opening balance of accumulated deficit. This interpretation is effective for fiscal years beginning after December 15, 2006 and its adoption on January 1, 2007 did not have a material impact on our consolidated financial statements and did not require us to record any amounts in the financial statements.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value under US generally accepted accounting principles and expands disclosures about fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007. The provisions of SFAS 157 are to be applied prospectively, except for the initial impact in certain situations, which are required to be recorded as an adjustment to the opening balance of retained earnings in the year of adoption. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.

In December 2006, the FASB issued Staff Position (FSP) EITF 00-19-2, Accounting for Registration Payment Arrangements. FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. This FSP is effective for fiscal years beginning after December 15, 2006. We early adopted this FSP during the year ended December 31, 2006 and recorded $1,258,065 in liquidated damages as an expense in the consolidated statement of operations and deficit and the same amount in accrued liabilities at December 31, 2006. For the year ended December 31, 2007, we expensed an additional amount of $7,366,949. As at December 31, 2007, we had an accumulated expense for liquidated damages of $8,625,014. Pursuant to an amendment of terms of Registration Rights Payments with respect to the associated shareholder agreement, our shareholders waived the right to settle the liquidated damages in cash and in lieu agreed to an amendment of the exercise price of the warrants from $1.75 to $1.05 on June 27, 2007, and an extension of one year in the term for the warrants. The settlement of the liquidated damages is reflected as an increase to the value of the warrants included in the shareholders’ equity section of the consolidated balance sheet.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. SFAS 159 is effective for our fiscal year 2008. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.

In December 2007, the FASB issued SFAS 141 (R), “Business Combinations”, and SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements”. SFAS 141 (R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS 160 clarifies that a noncontrolling interest in a subsidiary should be reported as equity in the consolidated financial statements. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS 141 (R) and SFAS 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited and the provisions are applied prospectively. We have not yet determined the effect on our consolidated financial statements, if any, upon adoption of SFAS 141 (R) or SFAS No. 160.

Summarized Quarterly Financial Information

	Revenue and other Income	Expenses	Income (Loss) Before Income Tax	Income Tax	Net Income (Loss)	Basic and Diluted Earnings (Loss) Per Share
2007
First Quarter	$4,516,830	$11,465,422	$(6,948,592)	$(298,408)	$(6,650,184)	$(0.07)
Second Quarter	3,749,734	9,998,110	(6,248,376)	(1,176,292)	(5,072,084)	(0.05)
Third Quarter	8,038,730	7,458,251	580,479	(511,218)	1,091,697	0.01
Fourth Quarter	15,972,860	11,528,808	4,444,052	2,280,685	2,163,367	0.02
	$32,278,154	$40,450,591	$(8,172,437)	$294,767	$(8,467,204)	$(0.09)
2006
First Quarter	$1,049,629	$2,211,120	$(1,161,491)	$57,457	$(1,218,948)	$(0.03)
Second Quarter	2,089,984	2,581,390	(491,406)	80,326	(571,732)	(0.01)
Third Quarter	5,415,124	4,771,059	644,065	710,417	(66,352)	(0.00)
Fourth Quarter	3,518,176	7,655,668	(4,137,492)	(170,820)	(3,966,672)	(0.04)
	$12,072,913	$17,219,237	$(5,146,324)	$677,380	$(5,823,704)	$(0.08)

In June 2006, we acquired our Colombia assets for consideration of $37.5 million cash, 870,647 shares of our common stock and overriding and net profit interests in certain assets valued at $1 million.

Quantitative and Qualitative Disclosure About Market Risk

Our principal market risk relates to oil prices. We have not hedged these risks in the past. Essentially 100% of our revenues are from oil sales at prices which are defined by contract relative to West Texas Intermediate and adjusted for transportation and quality, for each month. In Argentina, a further discount factor which is related to a tax on oil exports establishes a common pricing mechanism for all oil produced in the country, regardless of its destination.

In accordance with the terms of the credit facility with Standard Bank Plc, which we entered into on February 28, 2007, we entered into a costless collar hedging contract for crude oil based on West Texas Intermediate (“WTI”) price, with a floor of $48.00 and a ceiling of $80.00, for a three-year period, for 400 barrels per day from March 2007 to December 2007, 300 barrels per day from January 2008 to December 2008, and 200 barrels per day from January 2009 to February 2010. At December 31, 2007, the value of this costless collar was a loss of $2,648,346. A hypothetical 10% increase in WTI price on December 31, 2007 would cause the loss to increase by approximately $1,475,168, and a hypothetical 10% decrease in WTI price on December 31, 2007 would cause the loss to decrease by approximately $1,258,675.

We consider our exposure to interest rate risk to be immaterial. Interest rate exposures relate entirely to our investment portfolio, as we do not have short-term or long-term debt. However, if we draw down amounts under our credit facility with Standard Bank Plc, we will incur interest rate risk with respect to the amounts drawn down and outstanding. Our investment objectives are focused on preservation of principal and liquidity. By policy, we manage our exposure to market risks by limiting investments to high quality bank issuers at overnight rates. We do not hold any of these investments for trading purposes. We do not hold equity investments.

Foreign currency risk is a factor for our company but is ameliorated to a large degree by the nature of expenditures and revenues in the countries where we operate. We have not engaged in any formal hedging activity with regard to foreign currency risk. Our reporting currency is U.S. dollars and essentially 100% of our revenues are related to the U.S. price of West Texas intermediate oil. In Colombia, we receive 75% of oil revenues in U.S. dollars and 25% in Colombian pesos at current exchange rates. The majority of our capital expenditures in Colombia are in U.S. dollars and the majority of local office costs are in local currency. As a result, the 75%/25% allocation between U.S. dollar and peso denominated revenues is approximately balanced between U.S. and peso expenditures, providing a natural currency hedge. In Argentina, reference prices for oil are in U.S. dollars and revenues are received in Argentine pesos according to current exchange rates. The majority of capital expenditures within Argentina have been in U.S. dollars with local office costs generally in pesos. While we operate in South America exclusively, the majority of our spending since our inauguration has been for acquisitions. The majority of these acquisition expenditures have been valued and paid in U.S. dollars.

BUSINESS

Gran Tierra Energy Inc. and its subsidiaries (“Gran Tierra Energy”) is an independent energy company engaged in oil and gas exploration, development and production. We own oil and gas properties in Colombia, Argentina and Peru. A detailed description of our properties can be found under “Properties” below.

Our principal executive offices are located at 300, 611-10th Avenue S.W., Calgary, Alberta T2R 0B2, Canada. The telephone number at our principal executive office is (403) 265-3221.

On November 10, 2005, Goldstrike, Inc., a Nevada corporation (“Goldstrike”), Gran Tierra Energy Inc., a privately-held Alberta corporation which we refer to as “Gran Tierra Canada” and the holders of Gran Tierra Canada’s capital stock entered into a series of transactions pursuant to which Gran Tierra Canada became a wholly-owned subsidiary of Goldstrike. Immediately following the transactions Goldstrike changed its name to Gran Tierra Energy Inc. and continued operations with the management and business operations of Gran Tierra Canada, but remaining incorporated in the State of Nevada.

In the transactions between Goldstrike and the holders of Gran Tierra Canada common stock, Gran Tierra Canada shareholders received, for their shares of Gran Tierra Canada’s common stock: (a)  exchangeable shares of a subsidiary of Goldstrike, or (b) shares of Goldstrike common stock, or (c) a combination of exchangeable shares and Goldstrike common stock. Each exchangeable share is exchangeable into one share of our common stock and has the same voting rights as a share of our common stock.

The share exchange between the former shareholders of Gran Tierra Canada and the former Goldstrike is treated as a recapitalization of Gran Tierra Energy for financial accounting purposes. Accordingly, the historical financial statements of Goldstrike before the share purchase and assignment transactions were replaced with the historical financial statements of Gran Tierra Canada before the share exchange in all subsequent filings with the SEC.

Goldstrike was incorporated in the United States on June 6, 2003. Prior to the transactions described above, Goldstrike was engaged in mineral exploration in British Colombia, Canada. Gran Tierra Canada was formed as an Alberta, Canada, corporation in early 2005. The former Gran Tierra Canada was formed by an experienced management team with extensive experience in oil and natural gas exploration and production in most of the world’s principal petroleum producing regions.

The Oil and Gas Business

In the discussion that follows, and in “Properties” below, we discuss our interests in wells and/or acres in gross and net terms. Gross oil and natural gas wells or acres refers to the total number of wells or acres in which we own a working interest. Net oil and natural gas wells or acres is determined by multiplying gross wells or acres by the working interest that we own in such wells or acres. Working interest refers to the interest we own in a property, which entitles us to receive a specified percentage of the proceeds of the sale of oil and natural gas, and also requires us to bear the cost to explore for, develop and produce such oil and natural gas. A working interest owner that owns a portion of the working interest may participate either as operator or by voting his/her percentage interest to approve or disapprove the appointment of an operator and drilling and other major activities in connection with the development of a property.

We also refer to royalties and farm-in or farm-out transactions. Royalties are paid to governments on the production of oil and gas, either in kind or in cash. Royalties also include overriding royalties paid to third parties. Our reserves, production and sales are reported net after deduction of royalties. Farm-in or farm-out transactions refer to transactions in which a portion of a working interest is sold by an owner of an oil and gas property. The transaction is labeled a farm-in by the purchaser of the working interest and a farm-out by the seller of the working interest. Payment in a farm-in or farm-out transaction can be in cash or in-kind by committing to perform and/or pay for certain work obligations.

Several items that relate to oil and gas operations, specifically seismic operations, are also discussed in this document. Seismic data is used by oil and natural gas companies as their principal source of information to locate oil and natural gas deposits, both for exploration for new deposits and to manage or enhance production from known reservoirs. To gather seismic data, an energy source is used to send sound waves into the subsurface strata. These waves are reflected back to the surface by underground formations, where they are detected by geophones which digitize and record the reflected waves. Computers are then used to process the raw data to develop an image of underground formations. 2-D Seismic is the standard acquisition technique used to image geologic formations over a broad area. 2-D seismic data is collected by a single line of energy sources which reflect seismic waves to a single line of geophones. When processed, 2-D seismic data produces an image of a single vertical plane of sub-surface data. 3-D seismic data is collected using a grid of energy sources, which are generally spread over several miles. A 3-D survey produces a three dimensional image of the subsurface geology by collecting seismic data along parallel lines and creating a cube of information that can be divided into various planes, thus improving visualization. Consequently, 3-D seismic data is generally considered a more reliable indicator of potential oil and natural gas reservoirs in the area evaluated.

Development of Our Business

We made our initial acquisition of oil and gas producing and non-producing properties in Argentina in September 2005. During 2006, we acquired oil and gas producing and non-producing assets in Colombia, non-producing assets in Peru and additional properties in Argentina. As a result of these acquisitions we hold:

•
1,191,498 gross acres in Colombia (935,953 net) covering seven Exploration and Production contracts and two Technical Evaluation Areas, three of which are producing and all are operated by Gran Tierra Energy;

•	1,906,418 gross acres (1,488,558 net) in Argentina covering eight Exploration and Production contracts, three of which are producing, and all but one is operated by Gran Tierra Energy; and

•	3,436,040 acres in Peru owned 100% by Gran Tierra Energy, which constitute frontier exploration, in two Exploration and Production contracts operated by Gran Tierra Energy.

In Colombia in 2007, we drilled two discovery wells in the Putumayo Basin, the Juanambu-1 well in the Guayuyaco Block and the Costayaco-1 well in the Chaza Block. We also acquired 70 square kilometers of 3D seismic on the Chaza block, and commenced drilling the Costayaco-2 well, which we completed drilling in January 2008. We drilled four other wells, which were plugged and abandoned. These wells were drilled with partners through various farm-out arrangements, and three of the wells were drilled at no cost to us. We were granted 100% interests in two Technical Evaluation Areas in Colombia in the Putumayo basin - Putumayo West A and Putumayo West B. Finally, we engaged in farm-out activity on several of our exploration blocks, including Mecaya, Rio Magdalena and Talora, and relinquished our interest in the Primavera block.

Plans for 2008 in Colombia focus on the development of the Costayaco discovery. Our plans include drilling a total of six development wells at Costayaco in 2008, including the completion of Costayaco-2 which began drilling in December 2007 and recently completed testing, and Costayaco-3 which entered the testing phase in February, 2008. Along with our drilling operations, we plan to acquire 40 kilometers of 2D seismic on the Chaza block. Also in 2008 we plan to drill one additional development well on the Juanambu discovery, complete one workover and drill one exploration well on the Azar block, drill one exploration well on the Rio Magdalena block and proceed with seismic reprocessing, acquisition and prospect generation on our other blocks and Technical Evaluation Areas. In addition we will be developing production and transportation infrastructure for our producing properties.

In Argentina in 2007, we completed drilling the Puesto Climaco-2 sidetrack well in the El Vinalar block. We also completed several workovers of existing wells designed to maintain production in our other producing fields. In 2008, we plan to complete several workovers to maintain and/or increase production. We also plan to drill one exploration well on our Surubi block.

In Peru, we began acquisition of technical data in 2007 through an aero magnetic-gravity survey, with completion anticipated in the first half of 2008. This will be followed by seismic planning for the remainder of 2008, with acquisition of seismic data planned for 2009.

Our revenues and profit (loss) for each of the last three years, and our total assets as of December 31, 2007, 2006 and 2005, are set forth under the heading “Selected Financial Data” contained elsewhere in this prospectus, which information is incorporated by reference here.

 Business Strategy

Our plan is to build an international oil and gas company through acquisition and exploitation of opportunities in oil and natural gas exploration, development and production. Our initial focus is in select countries in South America, currently Argentina, Colombia and Peru.

We are applying a two-stage approach to growth, initially establishing a base of production, development and exploration assets by selective acquisitions, and secondly achieving future growth through drilling. We intend to duplicate this business model in other areas as opportunities arise. We pursue opportunities in countries with prolific petroleum systems and attractive royalty, taxation and other fiscal terms. In the petroleum industry geologic settings with proven petroleum source rocks, migration pathways, reservoir rocks and traps are referred to as prolific petroleum systems.

A key to our business plan is positioning — being in the right place at the right time with the right resources. The fundamentals of this strategy are described in more detail below:

•	Position in countries that are welcoming to foreign investment, that provide attractive fiscal terms and/or offer opportunities that we believe have been previously ignored or undervalued.

•	Build a balanced portfolio of production, development and exploration assets and opportunities.

•	Engage qualified, experienced and motivated professionals.

•	Establish an effective local presence.

•	Create alliances with companies that are active in areas and countries of interest, and consolidate initial land/property positions.

•	Assess and close opportunities expeditiously.

          Our access to opportunities stems from a combination of experience and industry relationships of the management team and board of directors, both within and outside of South America. An active market with many available deals is critical to growing a portfolio efficiently and effectively so that we can capitalize on our capabilities today and into the future as we grow in scale and our needs evolve.

Research and Development

We have not expended any resources on pursuing research and development initiatives. We use existing technology and processes for executing our business plan.

Markets and Customers

Ecopetrol S.A., or Ecopetrol, a government agency, is the purchaser of all crude oil sold in Colombia. We deliver our oil to Ecopetrol through our transportation facilities which include pipelines, gathering systems and trucking. Oil from our discoveries at Juanambu and Costayaco is currently being trucked to an entry point of our main pipeline, and construction is underway on gathering systems and pipelines to replace the trucking, which will improve reliability and safety of transportation, as well as increase capacity. The production from our other properties is shipped via pipeline. Crude oil prices are defined by a multi-year contract with Ecopetrol, based on West Texas Intermediate, or WTI, price less adjustments for quality and transportation. Our oil in Colombia is good quality light oil. We receive 25% of our revenue in Colombian pesos, and 75% of revenue in US dollars. Sales to Ecopetrol accounted for 75% of our revenues in 2007, 56% of our revenues in 2006, and 0% of our revenues in 2005.

In accordance with our debt facility with Standard Bank PLC, we are required to hedge a portion of production from our Colombian operations. We entered into a costless collar hedging contract for crude oil based on WTI price, with a floor of $48.00 and a ceiling of $80.00, for a three-year period, for 400 barrels of oil per day from March 2007 to December 2007, 300 barrels of oil per day from January 2008 to December 2008, and 200 barrels of oil per day from January 2009 to February 2010.

We market our own share of production in Argentina. The purchaser of all our oil in Argentina is Refineria del Norte S.A., or Refiner S.A. Our oil in Argentina is good quality light oil and the bulk of our production is transported by pipeline and truck to Refiner S.A., although minor volumes of natural gas and natural gas liquids are sold locally. In Argentina export prices for crude oil are subject to an export tax based on WTI price. An amount equivalent to the export tax is applied to domestic sales, which has the effect of limiting the actual realized price for domestic sales. Our crude oil prices are defined by a contract with Refiner S.A., based on WTI price less adjustments for quality, transportation and an adjustment equivalent to the export tax. We receive revenues in Argentine pesos, based on US dollar prices with the exchange rate fixed on the sales invoice date. Our current contract with Refiner S.A. expired January 1, 2008; however, we are continuing sales of our oil under oral agreement with Refiner S.A. See “Negative Economic, Political and Regulatory Developments in Argentina, Including Export Controls May Negatively Affect our Operation” under “Risk Factors” for a description of the Argentine oil price situation.  Sales to Refiner accounted for 25% of our revenues in 2007, 44% of our revenues in 2006, and 100% of our revenues in 2005.

There were no sales in any other country other than Colombia and Argentina in 2007, 2006 and 2005.

See “Our Oil Sales Will Depend on a Relatively Small Group of Customers, Which Could Adversely Affect Our Financial Results ” and “Negative Economic, Political and Regulatory Developments in Argentina, Including Export Controls May Negatively Affect our Operations ” in “Risk Factors” for a description of the risks faced by our dependency on a small number of customers and the regulatory systems under which we operate.

Competition

The oil and gas industry is highly competitive. We face competition from both local and international companies in acquiring properties, contracting for drilling equipment and securing trained personnel. Many of these competitors have financial and technical resources that exceed ours, and we believe that these companies have a competitive advantage in these areas. Others are smaller, and we believe our technical and financial capabilities give us a competitive advantage over these companies.

See “Competition in Obtaining Rights to Explore and Develop Oil and Gas Reserves and to Market Our Production May Impair Our Business” and “Negative Economic, Political and Regulatory Developments in Argentina, Including Export Controls May Negatively Affect our Operations ” in “Risk Factors” for risks associated with competition.

Geographic Information

Information regarding our geographic segments, including information regarding revenues, assets, expenses, income and operating income can be found in Note 4 Segment and Geographic Reporting of our Consolidated Financial Statements. Long lived assets include Property, Plant and Equipment, which includes all oil and gas assets, furniture and fixtures, automobiles and computer equipment. No long lived assets are held in our country of domicile, which is the United States of America. Corporate assets include assets held by our corporate head office in Calgary, Alberta, Canada, and assets held in Peru.

Regulation

The oil and gas industry in Colombia, Argentina and Peru is heavily regulated. Rights and obligations with regard to exploration, development and production activities are explicit for each project; economics are governed by a royalty/tax regime. Various government approvals are required for property acquisitions and transfers, including, but not limited to, meeting financial and technical qualification criteria in order to be a certified as an oil and gas company in the country. Oil and gas concessions are typically granted for fixed terms with opportunity for extension.

Colombia

In Colombia, state owned Ecopetrol is responsible for all activities related to exploration, extraction, production, transportation, and marketing of oil for export. Historically, all oil production was from concessions granted to foreign operators or undertaken by Ecopetrol under Association Contracts or Shared Risk Contracts with foreign companies which generally provided Ecopetrol with back-in rights, which allow for Ecopetrol to acquire a working interest share in any commercial discovery by paying their share of the costs for that discovery.

Effective January 1, 2004, the regulatory regime in Colombia underwent a significant change with the formation of the Agencia Nacional de Hidrocarbones or National Hydrocarbons Agency, or ANH. The ANH is now responsible for regulating the Colombian oil industry, including managing all exploration lands not subject to a previously existing association contract. The state oil company, Ecopetrol, will maintain its exploration and production activities across the country, but will become a more direct competitor in future projects.

In conjunction with this change, the ANH developed a new exploration risk contract that took effect near the end of the first quarter of 2005. This Exploration and Exploitation Contract has significantly changed the way the industry views Colombia. In place of the earlier association contracts in which the Ecopetrol had an immediate back-in to production, the new agreement provides full risk/reward benefits for the contractor. Under the terms of the contract the successful operator retains the rights to all reserves, production and income from any new exploration block, subject to existing royalty and income tax regulations with a windfall profits tax provision for larger fields.

Argentina

The Hydrocarbons Law 17.319, enacted in June 1967, established the basic legal framework for the current regulation of exploration and production of hydrocarbons in Argentina. The Hydrocarbons Law empowers the National Executive to establish a national policy for development of Argentina’s hydrocarbon reserves, with the main purpose of satisfying domestic demand. However, on January 5, 2007, Hydrocarbon Law 26.197 was passed by the Government of Argentina. This new legal framework replaces article one of the Hydrocarbons Law 17.319 and provides for the provinces to assume complete ownership, authority and administration of the crude oil and natural gas reserves located within their territories, including offshore areas up to 12 marine miles from the coast line. This includes all exploration, exploitation and transportation concessions.

On June 3, 2002, the Argentine government issued a resolution authorizing the Energy Secretariat to limit the amount of crude oil that companies can export. The restriction was to be in place from June 2002 to September 2002. However, on June 14, 2002, the government agreed to abandon the limit on crude export volumes in exchange for a guarantee from oil companies that domestic demand will be supplied. Oil companies also agreed not to raise natural gas and related prices to residential customers during the winter months and to maintain gasoline, natural gas and oil prices in line with those in other South American countries.

Recently the Argentine government has issued decrees changing the withholding tax structure and further regulating oil exports. The effects on Gran Tierra Energy are noted under the heading “Risk Factors” contained elsewhere in this prospectus.

Peru

In Peru, state-controlled Perupetro is responsible for overall regulation and licensing of the oil and gas industry. It also negotiates oil and gas contracts with companies to explore and/or produce in Peru.

See “Risk Factors” for information regarding the regulatory risks that we face.

Environmental Compliance

Our activities are subject to existing laws and regulations governing environmental quality and pollution control in the foreign countries where we maintain operations. Our activities with respect to exploration, drilling and production from wells, facilities, including the operation and construction of pipelines, plants and other facilities for transporting, processing, treating or storing crude oil and other products, are subject to stringent environmental regulation by provincial and federal authorities in Colombia, Argentina and Peru. Such regulations relate to environmental impact studies, permissible levels of air and water emissions, control of hazardous wastes, construction of facilities, recycling requirements, reclamation standards, among others. Risks are inherent in oil and gas exploration, development and production operations, and we can give no assurance that significant costs and liabilities will not be incurred in connection with environmental compliance issues. There can be no assurance that all licenses and permits which we may require to carry out exploration and production activities will be obtainable on reasonable terms or on a timely basis, or that such laws and regulations would not have an adverse effect on any project that we may wish to undertake.

In 2007, we experienced a limited number of environmental incidents and enacted many environmental initiatives as follows:

In Colombia, we resolved water contamination issues on our Santana block, and passed government inspection on December 6, 2007. We also dealt with three minor incidents on the Santana block, which caused spilled oil and ground water contamination and a loss to Gran Tierra Energy of approximately 220 barrels of oil. Our pipeline from Miraflor to Santana had several incidents of theft which resulted in minor environmental damage, which was cleaned up and remediated by Gran Tierra Energy. The pipeline incidents caused a loss of approximately 4,166 barrels of oil, net to Gran Tierra Energy. The total cost to Gran Tierra Energy of these incidents was approximately $310,000.

In Argentina, we had one spill of 115 barrels of diesel caused by operator error at our El Vinalar field loading station. The affected area was cleaned, contaminated soil removed and a retaining wall erected around the loading point.

Initiatives enacted in 2007 included implementation of our Corporate Health, Safety and Environment Management System and Environmental Best Practices. We have an environmental risk management program in place as well as a waste management system. Air and water testing occur regularly, and environmental contingency plans have been prepared for all sites and ground transportation of crude oil. We conducted an internal audit of environmental procedures in December 2007.

During 2006 we spent $95,373 in Colombia to comply with environmental standards around water disposal. In Argentina, we spent $10,400 on environmental monitoring and water disposal.

In Peru, we will conduct an Environmental Impact Assessment, or EIA, on each of our blocks. We expect the costs for 2008 for these EIAs to be approximately $250,000 each.

We will continue compliance with all environmental and pollution control laws and regulations in Colombia, Argentina and Peru. We plan to continue enacting environmental, health and safety initiatives in order to minimize our environmental impact and expenses. We also plan to continue and improve internal audit procedures and practices in order to monitor current performance and search for improvement.

We expect the cost of compliance with Federal, State and local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment for the rest of operations will not be material to our company.

Employees

At December 31, 2007, we had 126 full-time employees — 10 located in the Calgary corporate office, 28 in Buenos Aires (15 office staff and 13 field personnel) and 88 in Colombia (24 staff in Bogota and 64 field personnel). None of our employees are represented by labor unions, and we consider our employee relations to be good.

Corporate Information

Goldstrike Inc., now known as Gran Tierra Energy Inc., was incorporated under the laws of the State of Nevada on June 6, 2003. Our principal executive offices are located at 300, 611-10th Avenue S.W., Calgary, Alberta, Canada. The telephone number at our principal executive office is (403) 265-3221.

Additional Information

We are required to comply with the informational requirements of the Exchange Act, and accordingly, we file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov .

Legal Proceedings

Ecopetrol and Gran Tierra Colombia, the contracting parties of the Guayuyaco Association Contract, are engaged in a dispute regarding the interpretation of the procedure for allocation of oil produced and sold during the long term test of the Guayuyaco-1 and Guayuyaco-2 wells. There is a material difference in the interpretation of the procedure established in the Clause 3.5 of Attachment-B of the Guayuyaco Association Contract. Ecopetrol interprets the contract to provide that the extended test production up to a value equal to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back-in to the Guayuyaco discovery. Gran Tierra Colombia’s contention is that this amount is merely the recovery of 30% of the direct exploration costs of the wells and not exclusively for benefit of Ecopetrol. There has been no agreement between the parties, and Ecopetrol has filed a lawsuit in the Contravention Administrative Court in the District of Cauca regarding this matter. At this time no amount has been accrued in the financial statements as we do not consider it probable that a loss will be incurred. Ecopetrol is claiming damages of approximately $5.8 million, which possible loss is shared 50% with our partner Solana Petroleum Exploration (Colombia) S.A., with the remaining 50% the responsibility of Gran Tierra Colombia. To our knowledge, no other proceeding against us is currently contemplated by any governmental authority.
Properties

Offices

We currently lease office space in Calgary, Alberta; Buenos Aires, Argentina; and Bogota, Colombia. The two Calgary leases expire January 31, 2011 and January 31, 2013 and cost $12,386 per month and $6,684 per month respectively. Our two Buenos Aires, Argentina leases expire January 31, 2009 and July 15, 2009 and cost $2,117 per month and $2,467 per month respectively. Of our three Bogota, Colombia leases, two will expire on March 31, 2009 and December 2010, respectively, and one has expired as of February 29, 2008, with costs of $794, $30,321 and $2,774 per month respectively. The expired lease will not be replaced as the space is replaced by the lease that expires December 2010. The properties remaining on lease are in excellent condition, and we believe that they are sufficient for our office needs for the foreseeable future.

Oil and Gas Properties-Colombia

In June 2006, we purchased Argosy Energy International L.P. (“Argosy”) which was subsequently renamed Gran Tierra Energy Colombia Ltd. Argosy had interests in seven Exploration and Production contracts at that time, including Santana, Guayuyaco, Chaza and Mecaya in the Putumayo basin; Talora and Rio Magdalena in the Magdalena basin; and Primavera in the Llanos basin. The acquisition price included overriding royalty rights and net profits interests in the blocks that were owned by Argosy at the time of the acquisition. The Azar block in the Putumayo basin was acquired later in 2006, and the Putumayo Technical Evaluation Areas in the Putumayo basin were acquired in 2007. We relinquished the Primavera block in 2007.

Currently, the Guayuyaco, Santana and Chaza blocks are producing oil. Oil prices are defined by contract and are related to a WTI reference price. By contract, 25% of sales are denominated in Colombian pesos and 75% in US dollars. Oil is sold to Ecopetrol and is exported via the Trans-Andean pipeline.

Santana

The Santana block covers 1,119 acres and includes 15 producing wells in 4 fields — Linda, Mary, Miraflor and Toroyaco. Activities are governed by terms of a Shared Risk Contract with Ecopetrol, and we are the operator. The properties are subject to a 20% royalty and we hold a 35% interest in all fields with the exception of one well located in the Mary field, Inchiyaco, where we hold a 25.83% working interest, and a third party holds a 9.17% interest. Ecopetrol holds the remaining interest. The block has been producing since 1991. Under the Shared Risk Contract, Ecopetrol initially backed in to a 50% interest upon declaration of commerciality in 1991. In June 1996, when the field reached 7 million barrels of oil produced, Ecopetrol had the right to back into a further 15%, which it took, for a total ownership of 65%.

The production contract expires in 2015, at which time the property will be returned to the government. As a result, there will be no reclamation costs.

In 2007, we performed remedial work on various wells and upgraded the Mary field water processing facility. For 2008, we will continue with regular field maintenance.

Guayuyaco

The Guayuyaco block covers 52,366 acres and includes the area surrounding the four producing fields of the Santana contract area. The Guayuyaco block is governed by an Association Contract with Ecopetrol, resulting in a base royalty of 8%, for production of less than 5,000 barrels of oil per day. The royalty increases in a linear fashion to 20% for production between 5,000 and 125,000 barrels of oil per day, and is stable at 20% up to production of 400,000 barrels of oil per day. For production between 400,000 and 600,000 barrels of oil per day the rate increases again to a maximum of 25%. We are the operator and have a 35% participation interest, and our partners are a third party (35%) and Ecopetrol (30%). The Guayuyaco field was discovered in 2005. Two wells are now producing, with Guayuyaco-1 commencing production in February 2005 and Guayuyaco-2 beginning production in September 2005. A combined 2D and 3D seismic survey was acquired over the block in 2005. Ecopetrol may back-in to a 30% participation interest in any new discoveries in the block.

The contract expires in two phases: the exploration phase and the production phase. The exploration phase expired in 2005 and the production phase expires in 2027. We have completed all of our obligations in relation to the exploration phase of the contract. In March 2007, we completed drilling the Juanambu-1 exploration well and testing was completed in May 2007. Pre-commercial production began in June 2007. Ecopetrol has backed-in with a 30% participation interest in the discovery, leaving us with a 35% participation interest. Commerciality was granted by Ecopetrol on November 8, 2007. The property will be returned to the government upon expiration of the production contract. As a result, there will be no reclamation costs.

In 2008 we plan to drill a second well on the Juanambu discovery, as well as upgrade facilities and acquire 20 kilometers of 3D seismic, which also extends into the Chaza block.

Rio Magdalena

Argosy entered into the Rio Magdalena Association Contract with Ecopetrol in February 2002. The Rio Magdalena block covers 144,670 acres and is located approximately 75 kilometers west of Bogota, Colombia. This is an exploration block and there are no reserves at this time. We are the operator of the block. According to the terms of the exploration contract, we were committed to drill three exploration wells prior to February 2008. The first of these wells, Popa-1, was drilled in late 2006 and was subsequently plugged and abandoned after testing oil production at non-commercial rates (60 barrels per day). The drilling for the second exploration well, Caneyes-1, began in late December 2006 and the well was subsequently plugged and abandoned in February 2007. We have entered the final exploration phase, which expired February 7, 2008. The contract provides for a 60 day grace period from the date of expiry of the exploration phase in order to remedy any incomplete work commitments. One additional exploration well is planned in satisfaction of our commitment for the final exploration phase. The production contract expires in 2030 at which time the property will be returned to the government. As a result, there will be no reclamation costs.

We entered into a commercial agreement with a third party on January 9, 2008 whereby the third party will fund 100% of the additional exploration well, to earn a 60% working interest in the block. The third party will only earn their 60% interest once the obligation to fully fund the exploration well is completed. We will remain operator of the property.

According to the terms of the Association Contract, Ecopetrol may back-in for a 30% participation interest upon commercialization, and a sliding scale royalty will apply. The base royalty rate is currently 8%, for production less than 5,000 barrels of oil per day, and follows the same sliding scale progression as the Guayuyaco block royalty rates.

Chaza

The Chaza block covers 80,242 acres and is governed by the terms of an Exploration and Exploitation Contract with the government agency ANH. We are the operator and hold a 50% participation interest. The discovery of the Costayaco field in the Chaza Block was the result of drilling the Costayaco-1 exploration well in the second quarter of 2007. This well commenced production in July, 2007. We completed drilling the Costayaco-2 development well on January 2, 2008, and completed casing on January 8, 2008. This well encountered the same reservoir sequences with similar good oil and gas shows as Costayaco-1. Testing of the Costayaco-2 well was completed in February, 2008 and the well bore is currently being completed for production. We commenced drilling Costayaco-3 in January 2008, and completed drilling on February 20, 2008. Costayaco-3 is currently being tested. Four further development wells are planned for 2008, along with facilities and pipeline expansion and 20 kilometers of 3D seismic, which is an extension of the 3D seismic planned for the Guayuyaco block.

The contract for this field expires in two phases. The exploration phase expires in 2011 and the production phase ends in 2032. The property will be returned to the government upon expiration of the production contract. Within sixty days following the date of the return of the property, we must carry out an abandonment program to the satisfaction of ANH. In conjunction with the abandonment, we must establish and maintain an abandonment fund to ensure that financial resources are available at the end of the contract. The base royalty rate is currently 8%, for production less than 5,000 barrels of oil per day, and follows the same sliding scale progression as the Guayuyaco block royalty rates.

Talora

We currently hold a 20% working interest and are the operator for the Talora block. The Exploration and Exploitation Contract associated with the block was originally signed in September 2004, providing for a six year exploration period and 24 year production period. The Talora contract area covers 108,334 acres and is located approximately 75 kilometers west of Bogota, Colombia. This is an exploration block and there are currently no reserves. We commenced drilling the Laura-1 exploration well on December 27, 2006, at no cost to us, and it was subsequently plugged and abandoned in January 2007. Drilling of this well has fulfilled our commitment for the second exploration phase of the contract, which ended December 15, 2006, and which contained a 60 day grace period to remedy incomplete work commitments. The third exploration phase has begun and we have a commitment to drill one well. We entered into a commercial agreement with a third party on December 27, 2007, whereby the third party will pay 100% of our 20% interest in the next exploration well drilled on Talora, in 2008. Once this obligation is fulfilled, we will apply to ANH to have our entire 20% interest in the Talora block assigned to the third party. The property will be returned to the government upon expiration of the production contract.

Primavera

The Primavera Exploration and Exploitation contract was signed May 2006. The Primavera contract area covers 359,064 acres in the Llanos basin. We were the operator and had a 15% participation interest. Chaco Resources also had a 55% participation interest. In 2007, we drilled two wells in the Primavera area at no cost to us. Both wells were dry and were plugged and abandoned. Along with our partners in the field, we decided to relinquish the contract. We have no further obligations in relation to this contract.

Mecaya

The Mecaya Exploration and Exploitation contract was signed June 2006. The Mecaya contract area covers 74,128 acres in southern Colombia, about 150 kilometers southeast of Pasto. We are the operator and currently have a 15% participation interest. The first phase was scheduled to expire June 2007; however, we received a 6 months extension due to extensive consultation required with the local indigenous population. We are currently applying to ANH to have the period extended again, as guerilla activities in the area have prevented us from meeting exploration commitments by the new December, 2007 deadline. On December 27, 2007, we entered into a commercial agreement with a third party whereby the third party will pay us $1,475,000 upon our receipt of an extended work term for the first phase of exploration. Once payment has been received, we will apply to ANH to have our entire 15% interest assigned to the third party. Work plans include 2-D seismic and reprocessing, road construction and re-completion of the existing Mecaya-1 well bore. Seismic acquisition began in mid February, 2008. Phase two of the exploration contract expires in 2010. The exploitation phase for this contract expires 24 years after commerciality is approved. The property will be returned to the government upon expiration of the production contract.

Azar

We acquired an 80% interest in the Azar property through a farm-in in late 2006, and were obliged to pay the original owner’s 20% share of future costs, as well as our own 80% share. In mid-2007 we farmed out 50% of our interest to a third party. The third party will pay 100% of our 80% share of exploration and development costs for the first three phases of the exploration contract, and we are obliged to pay 20% of costs under our farm-in agreement. This exploration block covers 51,639 acres. We acquired 40 square kilometers of 3-D seismic at the end of 2007 and beginning of 2008 to assess exploitation opportunities. In 2008 we will drill one well on the property. The exploration contract expires in 2012 for this property. The exploitation phase expires 24 years after commerciality is approved. The property will be returned to the government upon expiration of the production contract. If we make a commercial discovery on the block, and produce oil, we will be obligated to perform abandonment activities, under the same conditions as those for the Chaza block.

Putumayo A&B Technical Evaluation Areas

We were awarded two Technical Evaluation Areas in the Putumayo Basin in southern Colombia in June 2007. The two Technical Evaluation Areas are located near the Orito Field, the largest oil field in the Putumayo Basin.

Putumayo West A covers an area of 230,671 hectares (570,000 acres) and is held 100% by Gran Tierra. The evaluation period is 12 months, expiring August 28, 2008. During this time, we have an obligation to conduct 400 kilometres of seismic reprocessing and geologic studies. We will have a preferential right to apply for an Exploration and Exploitation contract in the area during the evaluation stage and match or improve any bid by third parties to convert all or a portion of the Technical Evaluation Area to an exploration license.

Putumayo West B covers an area of 44,111 hectares (109,000 acres) and is held 100% by Gran Tierra. The evaluation period is for 11 months. During this time, we have an obligation to conduct 100 kilometres of seismic reprocessing and geologic studies. We have begun negotiations to convert this Technical Evaluation Agreement to an Exploration and Exploitation contract in the area. If negotiations are successful, the Technical Evaluation Area will be converted to an Exploration and Exploitation contract through the ANH, and the retained acreage would be subject to the new ANH royalty/tax terms which include no additional state participation.

Oil and Gas Properties-Argentina

In September 2005, we entered Argentina through the acquisition of a 14% interest in the Palmar Largo joint venture, and a 50% interest in each of the Nacatimbay and Ipaguazu blocks. In 2006, we purchased further properties in Argentina, including the remaining 50% interest in Nacatimbay and Ipaguzau, a 50% interest in El Vinalar and 100% interests in El Chivil, Valle Morado, Surubi and Santa Victoria. Our Argentina properties are located in the Noroeste Basin in northern Argentina.

Palmar Largo

The Palmar Largo joint venture block encompasses 341,500 acres. This asset is comprised of several producing oil fields in the Noroeste Basin of northern Argentina. We own a 14% working interest in the Palmar Largo joint venture, which we purchased in September 2005. A total of 14 gross wells are currently producing. We produce good quality light oil from this field.

An exploration well was drilled in late 2005 but did not indicate commercial quantities of oil. A portion of the drilling costs for this well was factored into our purchase price for Palmar Largo. Drilling on the Ramon Lista-1001 well was completed in December 2005. Production from the well began in early February 2006 at 299 barrels per day (gross after 12% royalty) or 42 barrels per day net to us. No additional wells were drilled in the area during 2006.

The Palmar Largo block rights expire in 2017 but provide for a ten-year extension. We do not have any outstanding work commitments. At expiry of the block rights, ownership of the producing assets will revert to the provincial government.

Our work program for 2008 involves optimization of well performance and operating expenses to maximize net revenues from the property.

Nacatimbay

We acquired a 100% working interest in the Nacatimbay block through two transactions. We purchased a 50% working interest in September 2005 and we purchased the remaining 50% working interest in November 2006. Production from the Nacatimbay oil, gas and condensate field began in 1996. Three wells were drilled and one was producing until February 28, 2006, when its production was suspended due to low flow conditions. In October 2006, the suspended well was reactivated after surface facilities were upgraded and it produced for two additional months in 2006 and three months of 2007 and is currently shut-in.   We continued to explore ways to optimize production in this field during 2007 and explored opportunities to re-enter the Nacatimbay 1001 well.

The Nacatimbay block rights expire in 2022 with a provision for a ten year extension if a discovery is made. We do not have any outstanding work commitments. At expiry of the block rights, ownership of the producing assets will revert to the provincial government.

Ipaguazu

We acquired a 100% working interest in the Ipaguazu block through two transactions. We purchased a 50% working interest in September 2005 and we purchased the remaining 50% working interest in November 2006. The oil and gas field was discovered in 1981 and produced approximately 100 thousand barrels of oil and 400 million cubic feet of natural gas until 2003. No producing activities are carried out in the field at this time. The Ipaguazu block covers 43,243 acres and has not been fully appraised, leaving scope for both reactivation and exploration in the future.  The Ipaguazu block rights expire in 2016 with a ten year extension if a discovery is made. We do not have any outstanding work commitments. At expiry of the block rights, ownership of the producing assets will revert to the provincial government. In 2008, we plan to assess the possibility of a workover on the Ipaguazu X-1 well.

El Vinalar

We acquired a 50% working interest in the El Vinalar Block in June 2006. This acquisition added a significant new land position and a small amount of production. El Vinalar covers 248,341 acres and contains a portfolio of exploration leads and oil field enhancement opportunities. The Puesto Climaco-2 sidetrack well was successfully completed in December 2006, and began producing in January 2007.

Plans for 2008 include workovers of three wells - Puesto Climaco 3, Puesto Climaco 1 and El Vinalar 2.

The El Vinalar rights expire in 2016 with a ten year extension if a discovery is made. We do not have any outstanding work commitments. At expiry of the block rights, ownership of the producing assets will revert to the provincial government.

El Chivil, Surubi, Valle Morado, Santa Victoria

We purchased working interests in four additional properties at Chivil, Surubi, Valle Morado and Santa Victoria, in November and December 2006. These properties added to our existing portfolio of exploration and development opportunities and expanded our production base in Argentina. Farm-in partners are being sought to participate in drilling one exploration well on the Surubi block in 2008.

•
The Chivil field was discovered in 1987. Three wells were drilled; two remain in production. The field has produced 1.5 million barrels of oil to date. The contract for this field expires in 2015 with the option for a ten year extension.

•
Valle Morado was first drilled in 1989. Rights to the area were purchased by Shell in 1998, which subsequently completed a 3-D seismic program over the field and constructed a gas plant and pipeline infrastructure. Production began in 1999 from a single well, and was shut-in in 2001 due to water incursion. We are evaluating opportunities to re-establish production from the field.

•	Surubi and Santa Victoria are exploration fields and have no production history.

Oil and Gas Properties — Peru

We entered the Peruvian oil and gas industry in 2006 through the award of two frontier exploration blocks.

Blocks 122 and 128

We were awarded two exploration blocks in Peru in the last quarter of 2006 under a license contract for the exploration and exploitation of hydrocarbons. Block 122 covers 1,217,651 acres and block 128 covers 2,218,389 acres. The blocks are located in the eastern flank of the Maranon Basin in northern Peru, on the crest of the Iquitos Arch. There is a 5-20%, sliding scale, royalty rate on the lands, dependent on production levels. Production less than 5,000 barrels of oil per day attracts a royalty of 5%, for production between 5,000 and 100,000 barrels of oil per day there is a linear sliding scale between 5% and 20%. Production over 100,000 barrels per day has a royalty of 20%. The exploration contracts expire in 2014 and work commitments are defined in four exploration periods spread over seven years. There is a financial commitment of $5 million over the seven years for each block which includes technical studies, seismic acquisition and the drilling of exploration wells. Acquisition of technical data through aero magnetic-gravity studies began in 2007, and is continuing through the first half of 2008. This will be followed by seismic planning work in 2008 and seismic acquisition 2009. The production contract expires in 2037.

Proved Reserves

No estimates of proved reserves comparable to those included herein have been included in a report to any federal agency other than the SEC.

The process of estimating oil and gas reserves is complex and requires significant judgment, as discussed in “Risk Factors”. As a result we have developed internal policies for estimating and evaluating reserves, and 100% of our reserves are audited by an independent reservoir engineering firm at least annually.

The SEC definition of proved oil and natural gas reserves, per Regulation S-X, is as follows:

•
Proved oil and natural gas reserves.  Proved oil and natural gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made as defined in Rule 4-10(a)(2). Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

a)
Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (1) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (2) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

b)
Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the proved classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

c)
Estimates of proved reserves do not include the following: (1) oil that may become available from known reservoirs but is classified separately as “indicated additional reserves”; (2) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (3) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (4) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

•	Proved developed reserves — Proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods as defined in Rule 4-10(a)(3).

Proved undeveloped reserves — Proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required as defined in Rule 4-10(a)(4).

The following table sets forth our proved reserves net of all royalties and third party interests as of December 31, 2007. (all quantities in thousands of barrels of oil)

	Proved	Proved	Total	Proved
	Developed	Undeveloped	Proved	Reserves
	Reserves	Reserves	Reserves	%
Colombia
Santana	661	-	661	10.3%
Guayuyaco	212	-	212	3.3%
Juanambu	206	-	206	3.2%
Costayaco	2,365	905	3,270	51.0%
Mecaya	-	34	34	0.5%
Total Colombia	3,444	939	4,383	68.3%

Argentina
Palmar Largo	381	35	416	6.5%
El Chivil	622	181	803	12.5%
Ipaguazu	296	-	296	4.6%
El Vinalar	520		520	8.1%
Nacatimbay	-	-	-	0.0%
Valle Morado	-	-	-	0.0%
Total Argentina	1.819	216	2,035	31.7%

Peru	-	-	-	-

Total	5,263	1,155	6,418	100.0%

Our proved developed reserves set forth in the previous table, totaling 5.3 million barrels of oil as at December 31, 2007, consist of proved developed producing reserves and proved developed non-producing reserves. The following table provides additional information regarding our proved developed reserves at December 31, 2007. (all quantities in thousands of barrels of oil)

	Proved	Proved	Total
	Developed	Developed	Proved Developed
	Producing	Non-Producing	Reserves
Colombia
Santana	609	52	661
Guayuyaco	158	54	212
Juanambu	186	20	206
Costayaco	1,192	1,173	2,365
Mecaya	-	-	-
Total Colombia	2,145	1,299	3,444

Argentina
Palmar Largo	381	-	381
El Chivil	261	361	622
Ipaguazu	-	296	296
El Vinalar	334	186	520
Nacatimbay	-	-	-
Valle Morado	-	-	-
Total Argentina	976	843	1,819

Total Peru	-	-	-

Total	3,121	2,142	5,263

Production Revenue and Price History

Certain information concerning oil and natural gas production, prices, revenues (net of all royalties) and operating expenses for the three years ended December 31, 2007 is set forth in this prospectus under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Drilling Activities

The following table summarizes the results of our development and exploration drilling activity for the past three years. Wells labeled as “In Progress”, were in progress as of December 31, 2007.

	2007		2006		2005
	Gross	Net	Gross	Net	Gross	Net
Colombia
Exploration
Productive	2.00	0.85	-	-	1.00	0.35
Dry	4.00	1.50	1.00	1.00
In Progress	-	-	-	-	-	-
Development
Productive	-	-	-	-	1.00	0.35
Dry	-	-	-	-	-	-
In Progress	1.00	0.50	-	-	-	-
Total Colombia	7.00	2.85	1.00	1.00	2.00	0.70
Argentina
Exploration
Productive	-	-	-	-	-	-
Dry	-	-	-	-	-	-
In Progress	-	-	-	-	-	-
Development
Productive	1.00	0.50	1.00	0.14	1.00	0.14
Dry	-	-
In Progress	-	-
Total Argentina	1.00	0.50	1.00	0.14	1.00	0.14
Peru
Exploration
Productive	-	-	-	-	-	-
Dry	-	-	-	-	-	-
In Progress	-	-	-	-	-	-
Development
Productive	-	-	-	-	-	-
Dry	-	-	-	-	-	-
In Progress	-	-	-	-	-	-
Total Peru	-	-	-	-	-	-
Total	8.00	3.35	2.00	1.14	3.00	0.84

Following are the results as of February 15, 2008 of wells in progress at December 31, 2007:

	Productive		Dry		Still in Progress
	Gross	Net	Gross	Net	Gross	Net
Colombia	1.00	0.50	-	-	-	-
Argentina	-	-	-	-	-	-
Peru	-	-	-	-	-	-
Total	1.00	0.50

Well Statistics

The following table sets forth our producing wells as of December 31, 2007.

	Oil Wells		Gas Wells		Total Wells
	Gross	Net	Gross	Net	Gross	Net
Colombia	19.00	6.71	-	-	19.00	6.71
Argentina	18.00	4.96	1.00	1.00	19.00	5.96
Peru	-	-	-	-	-	-
Total	37.00	11.67	1.00	1.00	38.00	12.67

Developed and Undeveloped Acreage

The following table sets forth our developed and undeveloped oil and gas lease and mineral acreage as of December 31, 2007.

	Developed		Undeveloped		Total
	Gross	Net	Gross	Net	Gross	Net
Colombia	53,485	18,720	1,138,013	917,233	1,191,498	935,953
Argentina[1]	782,089	364,228	1,124,330	1,124,330	1,906,418	1,488,558
Peru	-	-	3,436,040	3,436,040	3,436,040	3,436,040
Total	835,574	382,948	5,698,383	5,477,603	6,533,956	5,860,551

1 Effective January 1, 2008, we relinquished a total of 271,721 acres in Argentina within existing blocks. No blocks were relinquished in their entirety.

MANAGEMENT

Executive Officers and Directors

Set forth below is information regarding our directors, executive officers and key personnel as of April 1, 2008.

Name	Age	Position
Dana Coffield	49	President and Chief Executive Officer; Director
Martin H. Eden	60	Chief Financial Officer
Max Wei	58	Vice President, Operations
Rafael Orunesu	52	President, Gran Tierra Energy Argentina
Edgar Dyes	62	President, Argosy Energy/Gran Tierra Energy Colombia
Jeffrey Scott	45	Chairman of the Board of Directors
Walter Dawson	67	Director
Verne Johnson	64	Director
Nicholas G. Kirton	63	Director

Our directors and officers hold office until the earlier of their death, resignation, or removal or until their successors have been qualified.

Dana Coffield, President, Chief Executive Officer and Director. Before joining Gran Tierra as President, Chief Executive Officer and a Director in May, 2005, Mr. Coffield led the Middle East Business Unit for EnCana Corporation, North America’s largest independent oil and gas company, from 2003 through 2005. His responsibilities included business development, exploration operations, commercial evaluations, government and partner relations, planning and budgeting, environment/health/safety, security and management of several overseas operating offices. From 1998 through 2003, he was New Ventures Manager for EnCana’s predecessor — AEC International — where he expanded activities into five new countries on three continents. Mr. Coffield was previously with ARCO International for ten years, where he participated in exploration and production operations in North Africa, SE Asia and Alaska. He began his career as a mud-logger in the Texas Gulf Coast and later as a Research Assistant with the Earth Sciences and Resources Institute where he conducted geoscience research in North Africa, the Middle East and Latin America. Mr. Coffield has participated in the discovery of over 130,000,000 barrels of oil equivalent reserves. Mr. Coffield graduated from the University of South Carolina with a Masters of Science degree and a doctorate (PhD) in Geology, based on research conducted in the Oman Mountains in Arabia and Gulf of Suez in Egypt, respectively. He has a Bachelor of Science degree in Geological Engineering from the Colorado School of Mines. Mr. Coffield is a member of the AAPG and the CSPG, and is a Fellow of the Explorers Club.

Martin H. Eden, Chief Financial Officer. Mr. Eden joined our company as Chief Financial Officer on January 2, 2007. He has over 26 years experience in accounting and finance in the energy industry in Canada and overseas. He was Chief Financial Officer of Artumas Group Inc., a publicly listed Canadian oil and gas company from April 2005 to December 2006 and was a director from June to October, 2006. He has been president of Eden and Associates Ltd., a financial consulting firm, from January 1999 to present. From October 2004 to March 2005 he was CFO of Chariot Energy Inc., a Canadian private oil and gas company. From January 2004 to September 2004, he was CFO of Assure Energy Inc., a publicly traded oil and gas company listed in the United States. From January 2001 to December 2002, he was CFO of Geodyne Energy Inc., a publicly listed Canadian oil and gas company. From 1997 to 2000, he was Controller and subsequently CFO of Kyrgoil Corporation, a publicly listed Canadian oil and gas company with operations in Central Asia. He spent nine years with Nexen Inc. (1986-1996), including three years as Finance Manager for Nexen’s Yemen operations and six years in Nexen’s financial reporting and special projects areas in its Canadian head office. Mr. Eden has worked in public practice, including two years as an audit manager for Coopers & Lybrand in East Africa. Mr. Eden holds a Bachelor of Science degree in Economics from Birmingham University, England, a Masters of Business Administration from Henley Management College/Brunel University, England, and is a member of the Institute of Chartered Accountants of Alberta and the Institute of Chartered Accountants in England and Wales.

Max Wei, Vice President, Operations. Mr. Wei is a Petroleum Engineering graduate from University of Alberta and has twenty-five years of experience as a reservoir engineer and project manager for oil and gas exploration and production in Canada, the US, Qatar, Bahrain, Oman, Kuwait, Egypt, Yemen, Pakistan, Bangladesh, Russia, Netherlands, Philippines, Malaysia, Venezuela and Ecuador, among other countries. Mr. Wei began his career with Shell Canada and later with Imperial Oil, in Heavy Oil Operations. He moved to the US in 1986 to work with Bechtel Petroleum Operations at Naval Petroleum Reserves in Elk Hills, California and eventually joined Occidental Petroleum in Bakersfield. Mr. Wei returned to Canada in 2000 as Team Leader for Qatar and Bahrain operations with AEC International and its successor, EnCana Corporation, where he worked until 2004. He completed a project management position with Petronas in Malaysia in April, 2005, before joining Gran Tierra in May, 2005. Mr. Wei is specialized in reservoir engineering, project management, production operations, field acquisition and development, and mentoring. He is a registered Professional Engineer in the State of California and a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta. Mr. Wei has a BSc in Petroleum Engineering from the University of Alberta and Certification in Petroleum Engineering from Southern Alberta Institute of Technology.

Rafael Orunesu, Vice President, Latin America. Mr. Orunesu joined Gran Tierra in March 2005 and brings a mix of operations management, project evaluation, production geology, reservoir and production engineering as well as leadership skills to Gran Tierra, with a South American focus. He was most recently Engineering Manager for Pluspetrol Peru, from 1997 through 2004, responsible for planning and development operations in the Peruvian North jungle. He participated in numerous evaluation and asset purchase and sale transactions covering Latin America and North Africa, incorporating 200,000,000 barrels of oil over a five-year period. Mr. Orunesu was previously with Pluspetrol Argentina from 1990 to 1996 where he managed the technical/economic evaluation of several oil fields. He began his career with YPF, initially as a geologist in the Austral Basin of Argentina and eventually as Chief of Exploitation Geology and Engineering for the Catriel Field in the Nuequén Basin, where he was responsible for drilling programs, workovers and secondary recovery projects. Mr. Orunesu has a postgraduate degree in Reservoir Engineering and Exploitation Geology from Universidad Nacional de Buenos Aires and a degree in Geology from Universidad Nacional de la Plata, Argentina.

Edgar Dyes, President Argosy Energy / Gran Tierra Energy Colombia. Mr. Dyes joined our company through the acquisition of Argosy Energy International L.P., where he was Executive Vice-President and Chief Operating Officer. His experience in the Colombian oil industry spans twenty-one years, with the last six years in charge of Argosy Energy’s planning, management, finance and administration activities. Mr. Dyes began his career with Union Texas Petroleum as a petroleum accountant, where he eventually advanced into supervision and management positions in international operations for the company. He subsequently worked for Quintana Energy Corporation; Jackson Exploration, Inc.; CSX Oil and Gas; and Garnet Resources Corporation, where he held the position of Chief Financial Officer. Mr. Dyes has worked in various financial and management roles on projects located in the United Kingdom, Germany, Indonesia, Oman, Brunei, Egypt, Somalia, Ecuador and Colombia. Mr. Dyes holds a Bachelor’s degree in Business Management from Stephen F. Austin State University, with postgraduate studies in accounting.

Jeffrey Scott, Chairman of the Board of Directors. Mr. Scott has served as Chairman of our board of directors since January 2005. Since 2001, Mr. Scott has served as President of Postell Energy Co. Ltd., a privately held oil and gas producing company. He has extensive oil and gas management experience, beginning as a production manager of Postell Energy Co. Ltd in 1985 advancing to President in 2001. Mr. Scott is also currently a Director of Saxon Energy Services, Inc., Suroco Energy, Inc., VGS Seismic Canada Inc., Essential Energy Services Trust, and Galena Capital Corporation all of which are publicly traded companies. Mr. Scott holds a Bachelor of Arts degree from the University of Calgary, and a Masters of Business Administration from California Coast University.

Walter Dawson, Director. Mr. Dawson has served as a director since January 2005. Mr. Dawson is the founder of Saxon Energy Services, a publicly traded company since 2001, and currently serves as Chairman of the Board of Directors of Saxon, which is an international oilfield services company. Before his time at Saxon, Mr. Dawson served for 19 years as President, Chief Executive Officer and a director and founded what became known as Computalog Gearhart Ltd., which is now an operating division of Precision Drilling Corp. Computalog’s primary businesses are oil and gas logging, perforating, directional drilling and fishing tools. Mr. Dawson instituted a technology center at Computalog, located in Fort Worth, Texas, a developer of electronics designed to develop wellbore logging tools. In 1993 Mr. Dawson founded what became known as Enserco Energy Services Company Inc., formerly Bonus Resource Services Corp. Enserco entered the well servicing businesses through the acquisition of 26 independent Canadian service rig operators. Mr. Dawson is currently a director of VGS Seismic Canada Inc., Suroco Energy, Inc. and Action Energy Inc. (formerly High Plains Energy Inc.) all of which are publicly traded companies.

Verne Johnson, Director. Mr. Johnson has served as a director since April 2005. Starting with Imperial Oil in 1966, he has spent his entire career in the petroleum industry, primarily in western Canada, contributing to the growth of oil and gas companies of various sizes. He worked with Imperial Oil Limited until 1981 (including two years with Exxon Corporation in New York from 1977 to 1979). From 1981 to 2000, Mr. Johnson served in senior capacities with companies such as Paragon Petroleum Ltd., ELAN Energy Inc., Ziff Energy Group and Enerplus Resources Group. He was President and Chief Executive Officer of ELAN Energy Inc., President of Paragon Petroleum and Senior Vice President of Enerplus Resources Group until February 2002. Mr. Johnson retired in February 2002. Mr. Johnson is a director of Suroco Energy, Fort Chicago Energy Partners LP, Harvest Energy Trust, and Builders Energy Services Trust, all publicly traded companies. Mr. Johnson received a Bachelor of Science degree in Mechanical Engineering from the University of Manitoba in 1966. He is currently president of his private family company, KristErin Resources Ltd.

Nicholas G. Kirton, Director. Mr. Kirton has served as a director since March 27, 2008. Mr. Kirton is a Chartered Accountant and former KPMG partner who retired after a thirty-eight year career at KPMG. He currently sits on the boards of directors of Canexus Income Fund, Innicor Subsurface Technologies Inc., Result Energy Inc., and MacLeod Resources Limited (private corporation). In addition, he is a member of the Board of Governors of the University of Calgary and is a member of the Education and Qualifications Committee of the Canadian Institute of Chartered Accountants. Mr. Kirton received a Bachelor of Science (Mathematics and Physics) in 1966 from Bishop's University, his Chartered Accountant designation in Quebec in 1969 and was named a Fellow of the Institute of Chartered Accountants (FCA) in Alberta in 1996, and in 2006 received the designation of ICD.D from the Institute of Corporate Directors.

Our above-listed officers and directors have neither been convicted in any criminal proceeding during the past five years nor been parties to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.

Our board of directors consists of five directors and includes four committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a reserves committee. We adhere to the Nasdaq Marketplace Rules in determining whether a director is independent and our board of directors has determined that four of our five directors, Messrs. Scott, Johnson, Dawson and Kirton, are “independent” within the meaning of Rule 4200(a)(15) of the NASD’s published listing standards.

Compensation Discussion and Analysis

All dollar amounts discussed below are in U.S. dollars. To the extent that contractual amounts are in Canadian dollars, they have been converted into US dollars for the purposes of the discussion below at an exchange rate of one Canadian dollar to US$0.9881, for discussion of 2008 salary and 2007 bonus amounts which was the conversion rate at December 31, 2007, and one Canadian dollar to US$0.8581 for discussion of 2007 salary and 2006 bonus amounts, which was the conversion rate at December 31, 2006.

Compensation Objectives

The overall objectives of our compensation program are to attract and retain key executives who are the best suited to make our company successful and to reward individual performance to motivate our executives to accomplish our goals.

Compensation Process

The Compensation Committee recommends amounts of compensation for the Chief Executive Officer for approval by our board of directors. Our Chief Executive Officer recommends amounts of compensation for our other executive officers to our Compensation Committee, which considers these recommendations in connection with the goals and criteria discussed below. The Compensation Committee then makes its determination, taking our Chief Executive Officer’s recommendations into account, and makes its recommendations to our board of directors for approval.

Our practice is to consider compensation annually (at year-end), including the award of equity based compensation. Prior to 2007, our compensation practices were largely discretionary. During 2007, we have adopted an increasingly formalized framework whereby our Compensation Committee has defined items of corporate performance to be considered in future compensation, which include budget targets (production, reserves, capital expenditures, operating costs), and which it expects will include financial measures (e.g., liquidity) and share price performance, in addition to other objectives. Our Compensation Committee has defined elements of personal performance to be met by the achievement of agreed objectives. This process was initiated by the Chief Executive Officer, whose objectives have been documented and accepted by the board of directors. Objectives for the remaining executives are within the context of the Chief Executive Officer’s objectives and include other, more specific goals.

Elements of Compensation

Our Compensation Committee, which consists of three non-executive directors, has determined that we shall have three basic elements of compensation — base salary, cash bonus and equity incentives. Each component has a different purpose.

We believe that base salaries at this stage in our growth must be competitive in order to retain our executives. We believe that principal performance incentives should be in the form of long-term equity incentives given the financial resources of our company and the longer-term nature of our business plan. Long-term incentives to date have been in the form of stock options but our equity incentive plan also provides for other incentive forms, such as restricted stock and stock bonuses, which the Compensation Committee is not considering at this time. Short-term cash bonuses are a common element of compensation in our industry and among our peers to which we must pay attention, but our ability and desire to use cash bonuses are closely tied to the immediate cash resources of our company. The Compensation Committee ultimately considers the split between the three forms of compensation relative to our peers for each position, relative to the contributions of each executive, and the operational and financial achievements of our company and our financial resources. This exercise has been based on consensus among the members of the Compensation Committee.

Executive compensation through 2005 and the first part of 2006 was sufficient to attract and retain our management team but had fallen significantly behind industry norms by the end of 2006 and as our company grew beyond a start-up phase. In late-2006, the Compensation Committee determined that it was necessary to review compensation and subscribed to the compensation survey described below as a starting point for a more structured and competitive compensation process. Our goal is to provide competitive compensation and an appropriate compensation structure for an emerging oil and gas company relative to our stage of growth, financial resources and success.

Third Party Source Used

In late 2006, we subscribed to the “2006 Mercer Total Compensation Survey for the Petroleum Industry,” which covers oil and gas companies located in Canada, and which presents compensation components and statistical ranges by position description for peer groupings within the industry. The survey is published annually and is widely recognized as a leading survey of its kind in Canada. In 2007, the company subscribed to the “2007 Mercer Total Compensation Survey for the Petroleum Industry” in order to provide information for 2008 salaries and 2007 bonuses.

The survey provider is Mercer Human Resource Consulting. The primary purpose of the survey is to collect and consolidate meaningful data on salaries and benefits in the oil and gas industry in Canada, including those with international operations. The original survey participants were 158 companies in the oil and gas industry based in Canada, including those with international operations. The survey divided the 158 companies into six peer groups based on relative levels of production and revenues. There are 48 companies in our peer group with average production between 1,000 and 4,000 barrels of oil equivalent per day, including those with international operations. The results of the survey and the participants are confidential and cannot be disclosed in accordance with the confidentiality agreement signed with the survey provider.

Salary

Salary amounts for our executive officers for 2006 were pre-determined based on individually-negotiated agreements with each of the executive officers when they joined our company. Prior to November 2005, we were a private Canadian company incorporated in January 2005. For 2005 and for 2006, the four inaugural executives of our company received the same base salary of approximately $150,000 per year. Rafael Orunesu, who is President of our operations in Argentina, was the first hire of our company in March 2005. Mr. Orunesu negotiated his employment agreement directly with our board of directors. Dana Coffield, James Hart and Max Wei, who are located in Calgary, joined Gran Tierra in May 2005 and collectively negotiated terms of their employment with our board of directors. As a start-up company with limited financial resources, base salary in all instances was a discount to prior base salaries for each executive at their previous employer. All executives agreed to the same base compensation to reflect the team nature of the venture. All signed employment agreements outlined the potential for base salary increases, equity incentives and cash bonuses if deemed appropriate by the board of directors. The agreements did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion. The executives purchased founding shares to substantiate their commitment to our company and provide additional financial incentives.

In April 2006, Mr. Dyes became our President, Argosy Energy/Gran Tierra Energy Colombia. He too negotiated his employment agreement, which provided for his annual base salary of $105,000 plus an annual supplemental salary of up to $42,000, the exact amount to be determined by the amount of time that he spends in Colombia in excess of what is required under the employment agreement. This agreement, too, did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion.

In January 2007, Mr. Eden became our Chief Financial Officer. The terms of Mr. Eden’s employment agreement were individually negotiated by Mr. Eden, and are described below in “Agreements with Executive Officers”. The agreement did not specify the amount or any criteria for determining the bonuses and equity incentives, and so these determinations may be made by our board of directors in its sole discretion.

James Hart, our previous Chief Financial Officer, continued as an employee in the capacity of Chief Strategy Officer until February 28, 2007. After his resignation as an employee, he continued with the company as a director until October 10, 2007, at which time he resigned his directorship.

Base salaries for 2008 will be as follows:

Mr. Coffield	—	$261,847
Mr. Eden	—	$233,439
Mr. Wei	—	$216,809
Mr. Orunesu	—	$207,000
Mr. Dyes	—	$220,000

For 2007, the Compensation Committee recommended to the board of directors, and our board of directors approved, modest increases to the salaries of our executive officers, so that their annual salaries for 2007 were as follows:

Mr. Coffield	—	$214,525
Mr. Hart	—	$193,073
Mr. Wei	—	$171,620
Mr. Orunesu	—	$180,000
Mr. Dyes	—	$180,000
Mr. Eden	—	$193,073

Base salaries were determined by our Compensation Committee based upon its review of the Mercer survey, targeting the 50th—70th percentile as being appropriate to retain the services of our executives, the exact amount determined by the Compensation Committee’s subjective assessment of the appropriate salary for each executive given their performance and roles within our company.

Bonus

In 2006, our Compensation Committee used the Mercer survey to establish bonuses for our executives. In doing so, the Compensation Committee targeted the 50 th — 75 th percentile for the position within the peer group for the industry as being appropriate to retain the services of our executives. In doing so, the Compensation Committee did not use any pre-determined criteria or formulas, but rather based its decisions within that range based on its subjective assessment of the executives’ contribution to our company, our company’s operational and financial results, and our financial resources, taken as a whole.

Target bonuses for 2007 for our executive officers were not established. For 2007, our Compensation Committee used the 2007 Mercer survey to establish the level of bonuses for our executives. The Compensation Committee again targeted the 50 th — 75 th percentile for the position within the peer group for the industry as being appropriate to retain the services of our executives. The Compensation Committee determined bonuses for our executives based on assessment of performance against individual objectives for 2007, in addition to consideration of our company’s operational and financial results, and our financial resources.

The weighting of all of the individual performance objectives and the percentage contribution of the individual performance objectives was assessed by the Compensation Committee in determining bonuses.

Individual objectives defined for 2007 were as follows:

Chief Executive Officer — The principal objectives for our Chief Executive Officer and President, which have been recommended by our Compensation Committee and approved by our board of directors, are as follows:

•	Execute approved $13.5 million capital expenditure work program (within +/- 10% of budget) which includes the drilling of 10 exploration wells, 8 in Colombia and 2 in Argentina.

•	Exit 2007 at production rate of 2,000 barrels of oil per day, net after royalty

•	Add 2.9 million barrels of proven, probable and possible oil reserves

•	Maintain direct finding costs for new oil reserves at $4.67 per barrel

•	Reduce general and administration costs by 10% on a barrel of oil produced basis

•	Reduce operating costs by 10% per barrel of oil produced

•	Environment Health Safety and Security — meet or exceed relevant industry standards; target zero lost time incidents

•	Ensure all regulatory and financial commitments with host government agencies are met

•	Ensure, with Chief Financial Officer, that all financial reporting, controls and procedures, budgeting and forecasting, and corporate governance requirements are identified and maintained

•	Move Gran Tierra off OTC Bulletin Board to senior exchange

•	Resolve current registration statement and associated penalty issues

•	Revise our strategy and position to execute next step change in growth

•	Increase both personal and Gran Tierra exposure to current and potential new shareholder base

Chief Financial Officer — The principal objectives for our Chief Financial Officer are as follows:

•	Maintain, develop and enhance management and financial reporting systems

•	Develop and enhance budgeting and forecasting systems

•	Assist our Chief Executive Officer in developing corporate strategy and long-term plan

•	Ensure compliance with Sarbanes Oxley requirements, including implementation of corporate governance, internal controls and financial disclosure controls

•	Secure additional sources of financing as required

•	Assist our Chief Executive Officer in developing and implementing an investor relations strategy

•	Address tax planning strategies

•	Assist our Chief Executive Officer in developing administration and human resources function

Vice-President, Operations — The principal objectives for the Vice-President, Operations are:

•	Exit 2007 at 2,000 barrels of oil per day, net after royalty

•	Add 2.9 million barrels of proven, probable and possible oil reserves

•	Reduce operating costs by 10% per barrel of oil produced

•	Meet or exceed relevant Environment Health Safety and Security industry standards, targeting zero lost time incidents

•	Design, implement, test and monitor emergency response plans for all operating arenas

•	Complete 2007 drilling/workover program within budget and without incidents

•	Design and manage peer review of all proposed drilling, production and facility upgrade projects, ensuring standardized commercial evaluations are undertaken for each

•
Design and manage post-mortem reviews of all drilling, production and facility upgrade projects, explaining any deviations from plan or budget, and distributing learnings to peers for integration into future projects

•	Identify opportunities from current portfolio of exploration and development leads on our existing land base for 2008 drilling

•	Ensure integration of all IT (Information Technology) applications and hardware in all our operating offices

President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina — The principal objectives for the President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina for 2007 have been defined in context of the 2007 Budget, which defines a work program, capital expenditure budget and operating results for the year. No personal objectives have been defined at this time.

Target bonuses for 2008 for our executive officers have not been set. The weighting of all of the individual performance goals have not been determined, nor has the percentage contribution of the individual performance goals to bonus determination been determined, but will be set prior to the end of 2008.

Individual objectives defined for 2008 are as follows:

Chief Executive Officer — The principal objectives for our Chief Executive Officer and President, which have been recommended by our Compensation Committee and approved by our board of directors, are as follows:

•
Execute approved 2008 budget including $56.8 million capital expenditure work program (within +/- 10% of budget) which includes the drilling of 6 development wells in Colombia, and 3 exploration wells, 2 in Colombia and 1 in Argentina.

•	Exit 2008 at production rate of 4,200 barrels of oil per day, net after royalty

•	Improve operating efficiencies to reduce general and administrative costs and operating costs on a barrel of oil produced basis

•
Ensure appropriate Environmental, Health, Safety and Security programs are designed, implemented and monitored to meet or exceed relevant industry standards. Target zero Lost Time Incidents amongst employees

•	Ensure effective community relations programs are designed, implemented and monitored in all of Gran Tierra Energy’s operating environments

•	Finalize Stock Exchange Listings in Canada and US

•
Ensure compliance with Sarbanes Oxley requirements, including implementation of corporate governance, internal controls, and financial disclosure controls, and IT controls, and develop SOX maintenance program for 2008 and beyond

•	Ensure management and financial reporting systems, budgeting and forecasting systems are developed and maintained

•	Ensure all tax, regulatory and contractual obligations are maintained in all jurisdictions where Gran Tierra Energy operates

•	Develop corporate strategy and long-term plan and identify new opportunities to support plan

•	Identify and secure additional sources of equity financing as required

•	Maintain active investor relations program targeting existing and potential new investors (press releases, road shows, analysts coverage and website)

•	Ensure Human Resource staffing, procedures and policies are consistent with the needs to meet 2008 Budget and commitments, and future growth of the company, and SOX compliance

Chief Financial Officer — The principal objectives for our Chief Financial Officer are as follows:

•	Ensure compliance with shareholder and regulatory reporting requirements in US and Canada

•	Finalize and maintain Stock Exchange Listings in Canada and USA

•	Ensure compliance with Sarbanes Oxley requirements, including implementation and maintenance of corporate governance, internal controls and financial disclosure controls

•	Maintain, develop and enhance management, financial reporting, budgeting and forecasting systems

•	Address tax planning strategies

•	Develop and maintain Treasury, IT and Corporate Secretarial functions and systems

•	Assist our Chief Executive Officer in developing corporate strategy and long-term plan

•	Secure additional sources of financing as required

•	Assist our Chief Executive Officer in developing and implementing an investor relations strategy

•	Assist our Chief Executive Officer in developing administration and human resources function

Vice-President, Operations — The principal objectives for the Vice-President, Operations are:

•	Exit 2008 at 4,200 barrels of oil per day, net after royalty

•	Reduce operating costs on a barrel of oil produced basis

•	Meet or exceed relevant Environment Health Safety and Security industry standards, targeting zero lost time incidents

•	Design, implement, test and monitor emergency response plans for all operating arenas

•	Complete 2008 drilling/workover program within budget and without incidents

•	Design and manage peer review of all proposed drilling, production and facility upgrade projects, ensuring standardized commercial evaluations are undertaken for each

•
Design and manage post-mortem reviews of all drilling, production and facility upgrade projects, explaining any deviations from plan or budget, and distributing learnings to peers for integration into future projects

•	Identify opportunities from current portfolio of exploration and development leads on our existing land base for 2009 drilling

President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina — The principal objectives for the President, Gran Tierra Energy Colombia and the President, Gran Tierra Argentina for 2008 have been defined in context of the 2008 Budget, which defines a work program, capital expenditure budget and operating results for the year. No personal objectives have been defined at this time.

Equity Incentives

In November 2005, an equal number of stock options (162,500) were granted to each executive officer then with our company when we became a public company and under the terms of our 2005 Equity Incentive Plan. These awards were deemed appropriate by our board of directors based on its subjective assessment as to the appropriate level, and were equal to reflect the equal contributions of each executive. No options had been granted prior to this time.

In November 2006, our Compensation Committee granted options to each of our executive officers as follows: Mr. Coffield, 200,000 shares; Mr. Hart, 125,000 shares; Mr. Wei, 100,000 shares; Mr. Orunesu, 100,000 shares; and Mr. Dyes, 100,000 shares. The Compensation Committee determined the level of these awards based on the Mercer survey, again targeting the 50 th— 75 th percentile for the position within the peer group for the industry based on value according to a Black-Scholes calculation. In doing so, the Compensation Committee did not use any pre-determined criteria or formulas, but rather based its decisions within that range based on its subjective assessment of the appropriate incentive level given the executives’ respective roles in our company.

In connection with Mr. Eden joining our company, our Compensation Committee granted him an option to purchase 225,000 shares of our common stock. The amount of the stock options was negotiated with Mr. Eden in connection with the negotiation of his employment agreement.

In December 2007, our Compensation Committee again granted options to each of our executive officers as follows: Mr. Coffield 237,500 shares; Mr. Eden 100,000 shares; Mr. Wei 100,000 shares; Mr. Orunesu 75,000 shares; and Mr. Dyes 200,000 shares. The levels of these awards were based on the 2007 Mercer survey, using the 50 th to 75 th percentile for the position with in the peer group for the industry based on value according to a Black-Scholes calculation. For 2007, the Compensation Committee also considered elements of individual, business unit and corporate performance in determining grant levels.

Termination and Change in Control Provisions

Our employment agreements with our executive officers contain termination and change in control provisions. These provisions provide that our executive officers will receive severance payments in the event that their employment is terminated other than for “cause” or if they terminate their employment with us for “good reason,” as discussed in “Agreements with Executive Officers” below. The termination and change-in control provisions are industry standard clauses reached with the executives in arms-length negotiations at the time that they entered into the employment agreements with us.

Summary Compensation Table

All dollar amounts set forth in the following tables reflecting executive officer and director compensation are in U.S. dollars.

The following table shows for the fiscal years ended December 31, 2006 and 2007, compensation awarded to or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2007 (the “Named Executive Officers”):

Summary Compensation Table for Fiscal 2006 and 2007

Name and		Salary ($)	Bonus	Option Awards	All Other Compensation ($)
principal position	Year	(1)	($)	($) (2)(3)	(4)	Total ($)
Dana Coffield President and Chief Executive Officer	2007	$214,525	$148,215	$112,825		$475,565

	2006	$154,458	$92,250	$23,400	—	$270,108

Martin Eden Vice President, Finance and Chief Financial Officer	2007	$193,073	$74,108	$128,470		$395,651

	2006	N/A	N/A	N/A	—

Rafael Orunesu President, Gran Tierra Argentina	2007	$180,000	$40,000	$55,468		$275,468

	2006	$150,000	$42,907	$11,700	$9,200	$213,807

Max Wei Vice President, Operations	2007	$171,620	$64,227	$57,117		$292,964

	2006	$154,458	$42,907	$17,503	—	$214,868

Edgar Dyes President, Argosy Energy/Gran Tierra Energy Columbia	2007	$180,000		$100,000	$59,828		$339,828

	2006	$138,750		$25,000	—	—	$163,750

James Hart Former Vice President, Finance and former Chief Financial Officer	2007	$32,178	$	N/A	$—		$32,178

	2006	$154,458		$92,250	$14,625	—	$261,133

(1)
Dana Coffield, James Hart, Max Wei and Martin Eden salaries and bonus are paid in Canadian dollars and converted into US dollars for the purposes of the above table at the December 31, 2006 exchange rate of one Canadian dollar to US $0.8581 for 2006 information and at the December 31, 2007 exchange rate of one Canadian dollar to US $0.9881 for 2007 information.

(2)	Granted under terms of our 2005 and 2007 Equity Incentive Plans.

(3)
Assumptions made in the valuation of stock options granted are discussed in Note 6 to our 2006 Consolidated Financial Statements. Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding estimates of forfeiture.

(4)	Cost of living allowance.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2007, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2007

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Mr. Coffield	12/17/2007	237,500	2.14	$308,750
Mr. Eden	12/17/2007	100,000	2.14	$130,000
Mr. Wei	12/17/2007	100,000	2.14	$130,000
Mr. Orunesu	12/17/2007	75,000	2.14	$97,500
Mr. Dyes	12/17/2007	200,000	2.14	$260,000

(1)
Represents the grant date fair value of such option award as determined in accordance with SFAS 123R. These amounts have been calculated in accordance with SFAS No. 123R using the Black Scholes valuation model.

Agreements with Executive Officers

We have entered into executive employment agreements with all members of our current management team. The employment agreements entered into between Gran Tierra and Dana Coffield, James Hart and Max Wei have identical terms except for the position held by each such person and terms related to participation on the board of directors for Mr. Coffield and Mr. Hart. The respective employment agreements provide for an initial annual base salary of CDN$180,000 ($154,458 US dollars) and provide (a) for the executive to receive an annual bonus as determined by our board of directors, and (b) the right to participate in our stock option plans in the event of an initial public offering of our common stock. The bonuses are to be paid within 60 days of the end of the preceding year based on the executive performance. The agreements do not provide for any criteria for determining the magnitude of the bonuses and option grants and, therefore, the determination of the bonuses and grants are in the sole discretion of the board of directors, using the criteria the board of directors deem appropriate.

The executives employment agreements became effective on May 1, 2005 and have initial terms of three-years, subject to extension or earlier termination and provide for severance payments to each employee, in the event the employee is terminated without cause or the employee terminates the agreement for good reason, in the amount of two times total compensation for the prior year. “Good reason” includes an adverse change in the executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”). Initial contract terms for Messrs. Coffield, Hart and Wei included rights to purchase 200,000 shares of our common stock before an initial public offering. These rights have been removed, with the mutual consent of Gran Tierra and the applicable executives. All agreements include standard indemnity, insurance, non-competition and confidentiality provisions.

We have also entered into an employment agreement with Mr. Orunesu, through our Ecuadorian subsidiary which provides for an initial annual base salary of $150,000, annual bonuses and options as may be determined by the board of directors in its sole discretion. The contract includes provision for payment of a cost of living adjustment of $55,200 per year. The agreement became effective on March 1, 2005 and has an initial term of two years, which is subject to extension or earlier termination. The agreement provides for severance payments in the event of the employee’s termination without cause or for good reason, in an amount equal to the salary payable under the employment agreement during any remaining time in the initial two year term. Initial rights provided in Mr. Orunesu’s agreement, to purchase 200,000 shares of our common stock before an initial public offering, have since been removed with mutual consent of us and Mr. Orunesu.

We entered into an employment agreement with Mr. Dyes, President of Gran Tierra Colombia, formerly Argosy Energy International, which provides for an initial base salary of $108,000 per year plus a supplemental amount of up to $42,000 per year if he provides services in excess of 15 days per month in Colombia. In addition, the agreement provides for an annual bonus along the same terms as described above for Messrs. Coffield, Hart and Wei, as well as the right to participate in our company’s stock option plans, without specifying the amount or criteria used. The contract became effective on April 1, 2006 and terminated on April 1, 2008. Mr. Dyes also receives reasonable living expenses while performing his duties in Colombia. The agreement provides for severance payments equal to the amount of base salary plus bonus received for the prior 12-month period in the event of termination without cause, termination for good reason or termination for disability, prorated for the remaining term of the agreement, payable within 30 days.

On December 1, 2006, we entered into an executive employment agreement with Mr. Eden that provides for an initial annual base salary of CDN$ 225,000 ($193,073) In addition, the agreement provides for an annual bonus along the same terms as described above of Messrs. Coffield, Hart and Wei, as well as the right to participate in our company’s stock option plans, without specifying the amount of criteria used. Mr. Eden’s employment agreement became effective on January 2, 2007 and has an initial term of three years, subject to extension or earlier termination and provides for severance payments, in the event he is terminated without cause or terminates the agreement for good reason, in the amount of the greater of total cash compensation of the remaining term and one year’s total cash compensation, with total cash compensation meaning annualized salary plus bonus for the prior 12-month period. “Good reason” includes an adverse change in the Mr. Eden’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”). Mr. Eden’s employment agreement includes customary indemnity, insurance, non-competition and confidentiality provisions.

On January 1, 2007, Mr. Hart resigned his position as Vice President Finance and CFO, but remained with the company in an executive capacity as Chief Strategy Officer. On February 28, 2007 Mr. Hart resigned as an employee of the company. He remained as a director until October 10, 2007.

Outstanding Equity Awards at Fiscal year -end.

The following table shows for the fiscal year ended December 31, 2007, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

The following table provides information concerning unexercised options for each Named Executive Officer outstanding as of December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Dana Coffield	108,333	(1)	54,167	(2)	$0.80	11/10/2015
	66,666	(3)	133,334	(4)	$1.27	11/8/2016
			237,500	(6)	$2.14	12/17/2017

Martin Eden			225,000	(5)	$1.19	01/02/2017
			100,000	(6)	$2.14	12/17/2017

Max Wei	108,333	(1)	54,167	(2)	$0.80	11/10/2015
	33,333	(3)	66,666	(4)	$1.27	11/8/2016
			100,000	(6)	$2.14	12/17/2017

Rafael Orunesu	108,333	(1)	54,167	(2)	$0.80	11/10/2015
	33,333	(3)	66,667	(4)	$1.27	11/8/2016
			75,000	(6)	$2.14	12/17/2017

Edgar Dyes	33,333	(3)	66,667	(4)	$1.27	11/8/2016
			200,000	(6)	$2.14	12/17/2017
James Hart	54,167	(7)			$0.80	01/10/2008

(1)	The right to exercise the option vested one half on November 10, 2006 and one half on November 10, 2007.

(2)	The right to exercise the option will vest on November 10, 2008, in such case if the option holder is still employed by Gran Tierra on such date.

(3)	The right to exercise the option vested on November 8, 2007.

(4)	The right to exercise one-half of the option will vest on each of November 8, 2008 and November 8, 2009, in each such case if the option holder is still employed by Gran Tierra on such date.

(5)
The right to exercise one-third of the option will vest on each of January 2, 2008, January 2, 2009 and January 2, 2010 in each such case if the option holder is still employed by Gran Tierra on such date.

(6)
The right to exercise one third of the option will vest on each of December 17, 2008, December 17, 2009 and December 17, 2010 in each such case if the option holder is still employed by Gran Tierra on such date.

(7)	The right to exercise the option vested on November 10, 2006.

Potential Payouts Upon Termination or Change in Control

In the event of a termination for “good reason” including a change in control of the company, Messrs. Coffield, Eden and Wei are eligible to receive a payment of two times the prior year's total compensation. Payment to Mr. Orunesu is equal to salary payable under the agreement from the time of the event to the remaining term of the contract. Payment to Mr. Dyes is equal to prior year compensation. Mr. Hart was previously entitled to contractual severance arrangements consistent with those of Messrs. Coffield, Eden and Wei. However, Mr. Hart left service as an officer of the company in February 2007. If a change of control had occurred on December 31, 2007, and our named executive officers terminated for good reason, or if they were terminated other than for cause, they would have received the following payments:

Name	Payment
Mr. Coffield	$725,480
Mr. Eden	$534,362
Mr. Wei	$471,694
Mr. Orunesu	$0
Mr. Dyes	$280,000

Director Compensation

Director compensation for 2007 was as follows:

Name	Director Compensation	Option Awards ($)(1)	Total ($)
Jeffrey Scott	$71,437	$60,116	$131,553
Walter Dawson	$40,331	$30,656	$70,987
Verne Johnson	$61,569	$30,656	$92,225
Nadine C. Smith (2)	$55,347	$30,656	$86,003
James Hart (3)	$16,518	$—	$16,518

(1)
The stock options were granted under terms of our 2005 Equity Incentive Plan in 2005. Assumptions made in the valuation of stock options granted are discussed in Note 6 to our 2006 Consolidated Financial Statements. Reflects the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R, disregarding estimates of forfeiture.

(2)	Ms. Smith ceased to be a director on March 27, 2008.

(3)	Mr. Hart ceased to be a director on October 10, 2007.

There were no compensation arrangements in place in 2006 for the members of our board of directors who are not also our employees. In 2007, we paid a fee of $12,872 per year to each director who serves on our board of directors and an additional $12,872 per year for the chairman of our board of directors. We also paid an additional fee of $6,436 per year for each committee chair (except for the audit committee) and $4,291 for each committee member (except for the audit committee). The audit committee chair was paid a fee of $25,743 per year and each member paid $12,872 per year. In addition, a fee of $644 was paid for each meeting attended. Directors who are not our employees are eligible to receive awards under our 2005 and 2007 Equity Incentive Plan. Compensation arrangements with the directors who are also our employees are described in the preceding sections of this prospectus under the heading “Executive Compensation.”

Compensation Committee Interlocks and Insider participation

Our Compensation Committee currently consists of Mr. Johnson, Mr. Scott and Mr. Dawson. None of the members of our Compensation Committee has at any time been an officer or employee of Gran Tierra. No member of our Board or our Compensation Committee served as an executive officer of another entity that had one or more of our executive officers serving as a member of that entity’s board or compensation committee.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 1, 2008 by (1) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of the common stock; (2) each of our directors and and named executive officers; and (3) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is 300, 611-10 th Avenue, S.W., Calgary, Alberta T2R 0B2, Canada. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days following April 1, 2008 are deemed outstanding for computing the share and percentage ownership of the person holding such options and warrants, but are not deemed outstanding for computing the percentage of any other person. All share numbers and ownership percentage calculations below assume that all Exchangeable Shares of Goldstrike Exchange Co. have been converted on a one-for-one basis into corresponding shares of our common stock.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Dana Coffield (2)	2,009,663	2.01%
Martin Eden (3)	89,000	*
Max Wei (4)	1,871,335	1.87%
Rafael Orunesu (5)	1,951,349	1.95%
Edgar Dyes (6)	33,334	*
Jeffrey Scott (7)	2,647,195	2.64%
Walter Dawson (8)	3,055,953	3.04%
Verne Johnson (9)	1,858,714	1.86%
Nicholas Kirton	--	*
James R. Hart (11)	1,688,889	1.69%
Greywolf Capital Management LP (12)	7,337,001	7.10%
U.S. Global Investors, Inc. (13)	6,409,017	6.31%
Directors and officers as a group (total of 10 persons) (14)	15,205,432	14.87%

* Less than 1%

(1)
Beneficial ownership is calculated based on 99,988,644 shares of common stock issued and outstanding as of April 1, 2008, which number includes 11,827,776 shares of common stock issuable upon the exchange of the exchangeable shares of Goldstrike Exchange Co. issued to certain former holders of Gran Tierra Canada’s common stock. Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 1, 2008. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

(2)
The number of shares beneficially owned includes an option to acquire 175,001 shares of common stock exercisable within 60 days of April 1, 2008, and shares issuable upon exercise of warrants to acquire 48,327 shares of common stock exercisable within 60 days of April 1, 2008. The number of shares beneficially owned also includes 1,689,683 exchangeable shares.

(3)
The number of shares beneficially owned includes an option to acquire 75,000 shares of common stock exercisable within 60 days of April 1, 2008. The number beneficially owned includes 14,000 shares of common stock directly owned by Mr. Eden’s spouse.

(4)
The number of shares beneficially owned includes an option to acquire 141,668 shares of common stock exercisable within 60 days of April 1, 2008, and shares issuable upon exercise of a warrant to acquire 13,328 shares of common stock exercisable within 60 days of April 1, 2008. The number of shares beneficially owned also includes 1,689,683 exchangeable shares.

(5)
The number of shares beneficially owned includes an option to acquire 141,668 shares of common stock exercisable within 60 days of April 1, 2008, and shares issuable upon exercise of a warrant to acquire 40,000 shares of common stock exercisable within 60 days of April 1, 2008. The number of shares beneficially owned also includes 1,689,683 exchangeable shares.

(6)	The number of shares beneficially owned includes an option to acquire 33,334 shares of common stock exercisable within 60 days of April 1, 2008,

(7)
The number of shares beneficially owned includes an option to acquire 133,334 shares of common stock exercisable within 60 days of April 1, 2008, and shares issuable upon exercise of warrants to acquire 274,991 shares of common stock exercisable within 60 days of April 1, 2008. The number of shares beneficially owned also includes 1,688,889 exchangeable shares.

(8)
 The number of shares beneficially owned includes an option to acquire 83,334 shares of common stock exercisable within 60 days of April 1, 2008. The number beneficially owned also includes shares issuable upon exercise of warrants to acquire 375,000 shares of common stock exercisable within 60 days of April 1, 2008, of which warrants to acquire 275,000 shares are held by Perfco Investments Ltd. (“Perfco”). The number of shares beneficially owned also includes 550,000 shares of common stock directly owned by Perfco and 158,730 shares of common stock directly owned by Mr. Dawson’s spouse. The number of shares beneficially owned includes 1,688,889 exchangeable shares, of which 1,587,302 are held by Perfco. Mr. Dawson is the sole owner of Perfco and has sole voting and investment power over the shares beneficially owned by Perfco. Mr. Dawson disclaims beneficial ownership over the shares owned by Mr. Dawson’s spouse.

(9)
The number of shares beneficially owned includes an option to acquire 83,334 shares of common stock exercisable within 60 days of April 1, 2008, and shares issuable upon exercise of a warrant to acquire 112,496 shares of common stock exercisable within 60 days of April 1, 2008. The number of shares beneficially owned includes 1,292,063 exchangeable shares, of which 396,825 are held by KristErin Resources, Ltd., a private family-owned business of which Mr. Johnson is the President. Mr. Johnson has sole voting and investment power over the shares held by KristErin Resources, Ltd.

(10)	Mr. Kirton joined the Board on March 27, 2008.

(11)
Based on information received February 11, 2008. The number of shares beneficially owned includes 1,688,889 shares of common stock issuable upon the exchange of exchangeable shares. Mr. Hart was formerly our Chief Financial Officer, Chief Strategy Officer and a member of the Board.

(12)
Greywolf Capital Management LP is the investment manager for (a) Greywolf Capital Overseas Fund (“GCOF”), which owns 2,871,720 shares of common stock and a warrant to acquire 2,400,000 shares of common stock exercisable within 60 days of April 1, 2008, and (b) Greywolf Capital Partners II (“GCP”), which owns 1,131,947 shares of common stock and a warrant to acquire 933,334 shares of common stock exercisable within 60 days of April 1, 2008. William Troy has the power to vote and dispose of the shares of common stock beneficially owned by GCOF and GCP. The address for Greywolf Capital Management LP is 4 Manhattanville Road, Purchase, NY 10577.

(13)
Based on information received as of February 11, 2008. Includes shares beneficially owned by US Global Investors — Global Resources Fund (the “Global Fund”) and Meridian Global Energy and Resources Fund Ltd. (the “Meridian Resources Fund”). The Global Fund owns 3,883,675 shares of common stock and a warrant to acquire 1,550,000 shares of common stock exercisable within 60 days of February 11, 2008. The Meridian Resources Fund owns 858,675 shares of common stock and a warrant to acquire 116,667 shares of common stock exercisable within 60 days of February 11, 2008. U.S. Global Investors has the power to vote and dispose of the shares of common stock beneficially owned by the Global Fund and the Meridian Resources Fund. The address for US Global Investors, Inc. is 7900 Callaghan Road, San Antonio, Texas 78229.

(14)
The number of shares beneficially owned includes options to acquire 1,004,174 shares of common stock exercisable within 60 days of April 1, 2008, and warrants to acquire 1,276,643 shares of common stock exercisable within 60 days of April 1, 2008. The number of shares beneficially owned also includes 11,428,573 exchangeable shares.

Selling Stockholders

This prospectus covers shares, including shares underlying warrants, sold in our June, 2006, private equity offering to “accredited investors” as defined by Rule 501(a) under the Securities Act pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act. The selling stockholders may from time to time offer and sell under this prospectus any or all of the shares listed opposite each of their names below. We are required, under a registration rights agreement, to register for resale the shares of our common stock described in the table below.

The following table sets forth information about the number of shares beneficially owned by each selling stockholder that may be offered from time to time under this prospectus. Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of February 11, 2008. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

We have been advised, as noted below in the footnotes to the table, 6 of the selling stockholders are broker-dealers, 20 of the selling stockholders are affiliates of broker-dealers and 4 of the selling stockholders are both broker-dealers and affiliates of broker-dealers. We have been advised that each such affiliate of a broker-dealer purchased our common stock and warrants in the ordinary course of business, not for resale, and at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.

The following table and footnotes thereto set forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by such stockholder before this offering. The number of shares owned are those beneficially owned, as determined in accordance with Rule 13d-3 of the Exchange Act. Under such rule, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such information is not necessarily indicative of beneficial ownership for any other purpose.

Beneficial ownership is calculated based on 96,053,053 shares of our common stock outstanding as of February 11, 2008, which includes 12,303,966 exchangeable shares of Goldstrike Exchange Co. issued to holders of Gran Tierra Canada’s common stock. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or become exercisable within 60 days of February 11, 2008 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of calculating the beneficial ownership of any other selling stockholder. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering(c)	Shares of Common Stock Being Offered(a)	Shares of Common Stock Being Offered Which are Subject to Warrants(a)(b)	Shares of Common Stock Beneficially Owned Afer Completion of the Offering(c)(d)	Percent Ownership
Alan J. Rubin Revocable Trust	99,999	66,666	33,333	-	-
Alec P. Morrison and Sandra Morrison†	150,000	100,000	50,000	-	-
Alexander Cox (e)**	200,000	200,000	-	-	-
Alfonso Kimche†	25,001	16,667	8,334	-	-
Alvin L. Gray†	150,000	100,000	50,000	-	-
Anne Lindsay Cohn Holstead†	75,000	50,000	25,000	-	-

Anthony Jacobs	300,000	200,000	100,000	-	-
Arnold Schumsky†	50,000	33,333	16,667	-	-
Arthur Sinensky†	99,999	66,666	33,333	-	-
Atlantis Company Profit Sharing Plan[1]**	71,500	50,000	-	21,500	*
Bancor Inc.[2]	150,000	100,000	50,000	-	-
Ben T. Morris[3]	138,750	30,000	15,000	93,750	*
Benedek Investment Group, LLC[4]†	150,000	100,000	50,000	-	-
Bill Birdwell & Willie C. Birdwell	37,500	25,000	12,500	-	-
Bill Haak & Johnnie S. Haak	115,000	50,000	25,000	40,000	*
Blake Selig†	30,000	20,000	10,000	-	-
GMP Securities Inc I/T/F 7TO-2209F5	116,666	-	116,666	-	-
Bobby Smith Cohn†	75,000	50,000	25,000	-	-
Brad D. Sanders†	37,500	25,000	12,500	-	-
Bret D. Sanders†	37,500	25,000	12,500	-	-
Brian Cole†	25,500	17,000	8,500	-	-
Brian Kuhn	263,000	170,000	85,000	8,000	*
Brian Payne and Heather Payne T/I/C†	22,500	15,000	7,500	-	-
Brion Bailey†	22,500	15,000	7,500	-	-
Bristol Investment Fund, Ltd.[6]†	500,000	333,333	166,667	-	-
Bruce R. McMaken[7]**	25,500	25,500	-	-	-
Bruce Slovin†	150,000	100,000	50,000	-	-
Brunella Jacs LLC[8]†	99,999	66,666	33,333	-	-
Capital Ventures International[9]**	500,000	500,000	-	-	-
Carl Pipes†	30,000	20,000	10,000	-	-
Carmax Enterprises Corporation[10]	30,000	20,000	10,000	-	-
Carmen Neufeld	154,988	99,992	49,996	5,000	*
Carol C. Barbour Profit Sharing Plan FBO: Carol C. Barbour	75,000	50,000	25,000	-	-
Carol Edelson	24,999	16,666	8,333	-	-
Carol Tambor†	50,000	33,333	16,667	-	-
Carter Pope	270,000	133,333	66,667	70,000	*
Caryl R. Reese and Albert L. Reese†	45,000	30,000	15,000	-	-
Castlerigg Master Investments Ltd.[11]†	2,000,001	1,333,334	666,667	-	-
Cathy Selig†	50,001	33,334	16,667	-	-
CD Investment Partners, Ltd[12]**	333,334	333,334	-	-	-
Chad Oakes[13]†	644,957	179,990	89,995	374,972	*
Charles R. Ofner and Diane Ofner	202,500	135,000	67,500	-	-
Chester Family 1997 Trust UAD 12/09/1997[14]†	50,000	33,333	16,667	-	-
Chris Gandalfo†	15,000	10,000	5,000	-	-
Christian Thomas Swinbank UAD 03/14/06[15]	87,001	33,334	16,667	37,000	*
Christine M. Sanders†	75,000	50,000	25,000	-	-
Chuck Ramsay†(15A)**	50,000	50,000	-	-	-
City and Claremont Capital Assets Limited[16]	83,333	-	83,333	-	-
Clarence Tomanik†	149,988	99,992	49,996	-	-
Constance O. Welsch/Simple IRA	15,000	10,000	5,000	-	-
Courtney Cohn Hopson Separate Account†	75,000	50,000	25,000	-	-
Cranshire Capital, L.P.[17]	85,333	-	83,333	2,000	*
Dale Foster[18]	191,825	49,992	24,996	116,837	*
Dale Tremblay	99,999	66,666	33,333	-	-
Dan L. Duncan†	375,000	250,000	125,000	-	-
Dan O’Brien†	45,000	30,000	15,000	-	-
Dana Quentin Coffield[19]	2,009,663	66,667	33,334	1,909,662	2.0%
Daniel A. Corbin	27,500	-	27,500	-	-
Daniel Todd Dane[20]	849,977	66,666	33,333	749,978	*
Don A. Sanders[21]†	675,000	200,000	100,000	375,000	*

Datavision Computer Video, Inc.[22]†	50,001	33,334	16,667	-	-
David L. Shadid†	50,001	33,334	16,667	-	-
David M. Breen & Shelly P. Breen†	22,500	15,000	7,500	-	-
David M. Robichaux PSP†(22A)**	25,001	25,001	-	-	-
David N. Malm Anaesthesia Inc.[23]	45,000	30,000	15,000	-	-
David Shapiro†	45,000	30,000	15,000	-	-
David T. Jensen†	50,000	33,333	16,667	-	-
David Towery	45,000	30,000	15,000	-	-
David Westlund†	90,000	60,000	30,000	-	-
Delores Antonsen	60,000	40,000	20,000	-	-
DKR Soundshore Oasis Holding Fund Ltd.[24]†	500,000	333,333	166,667	-	-
Don S. Cook†	50,000	33,333	16,667	-	-
Donald A. Wright[25]	1,408,730	500,000	250,000	658,730	*
Donald J. Roennigke	37,500	25,000	12,500	-	-
Donald L. Poarch	45,000	30,000	15,000	-	-
Donald Moss	80,000	53,333	26,667	-	-
Donald R. Kendall, Jr.†	37,500	25,000	12,500	-	-
Donald Streu†	25,500	17,000	8,500	-	-
Donald V. Weir and Julie E. Weir[26]†	258,750	110,000	55,000	93,750	*
Donna Moss†	22,500	15,000	7,500	-	-
Dr. William Grose Agency†	50,000	33,333	16,667	-	-
Duane Renfro†	50,001	33,334	16,667	-	-
Duke Family Rev. Living Trust UAD 03/08/2006[27]†	50,000	33,333	16,667	-	-
Ed McAninch†	60,000	40,000	20,000	-	-
Edmund Melhado†	150,000	100,000	50,000	-	-
Edward B. Antonsen[28]	87,500	40,000	27,500	20,000	*
Edward F. Heil	249,999	166,666	83,333	-	-
Edward Muchowski[29]†	308,730	100,000	50,000	158,730	*
Edwin Freedman	300,000	200,000	100,000	-	-
Elizabeth Kirby Cohn McCool Separate Property†	75,000	50,000	25,000	-	-
Emily H. Todd Separate Property†	30,000	20,000	10,000	-	-
Emily Harris Todd IRA†	24,999	16,666	8,333	-	-
Enable Growth Partners LP30**	375,000	375,000	-	-	-
Enable Opportunity Partners LP31**	75,000	75,000	-	-	-
Eric Glen Weir†	45,000	30,000	15,000	-	-
F. Berdon Co. L.P.[32]	5,000	5,000	-	-	-
Faccone Enterprises Ltd.[33]†	45,625	20,000	10,000	15,625	*
Frank J. Metyko Residuary Trust[34]†	24,999	16,666	8,333	-	-
Fred A. Stone, Jr.	45,000	30,000	15,000	-	-
Fred Parrish Investments PTY Ltd.†	100,001	66,667	33,334	-	-
Gary Friedland	13,000	3,000	10,000	-	-
Gary Gee Wai Hoy and Lily Lai Wan Hoy[35]**	24,119	8,500	-	15,619	*
George L. Ball[36]†	198,750	70,000	35,000	93,750	*
Georges Antoun & Martha Antoun†	50,000	33,333	16,667	-	-
Gerald Golub†	50,001	33,334	16,667	-	-
Geriann Sweeney & Louis Paul Lohn Com Prop	100,001	66,667	33,334	-	-
Glenn Andrew Welsch TTEE Constance Welsch Trust U/A DTD 12/18/95	22,500	15,000	7,500	-	-
Glenn Fleischhacker	25,001	16,667	8,334	-	-
Gonzalo Vazquez	95,000	60,000	35,000	-	-
Gottbetter & Partners, LLP in Trust for Besser Kapital Fund Ltd[37]†	100,001	66,667	33,334	-	-
Grace To	5,000	-	5,000	-	-
Gran Tierra Investments[38]	249,999	166,666	83,333	-	-
Grant E. Sims and Patricia Sims†	75,000	50,000	25,000	-	-

Eric R. Sims UTMA TX39†	7,500	5,000	2,500	-	-
Ryan S. Sims UTMA TX40†	7,500	5,000	2,500	-	-
Scott A. Sims UTMA TX41†	7,500	5,000	2,500	-	-
Grant Hodgins[42]†	41,119	17,000	8,500	15,619	*
Gregg J. Sedun[43]	162,491	50,000	50,000	62,491	*
Gregory Selig Lewis†	30,000	20,000	10,000	-	-
Greywolf Capital Overseas Fund LP44†	7,200,000	4,800,000	2,400,000	-	-
Greywolf Capital Partners II, LP45†	2,800,001	1,866,667	933,334	-	-
H. Markley Crosswell, III	7,500	-	7,500	-	-
Hal Rothbaum	100,001	66,667	33,334	-	-
Harborview Master Fund LP46†	150,000	100,000	50,000	-	-
Harvey Friedman Francine Friedman†	25,001	16,667	8,334	-	-
Hazel Bennett[47]	15,000	10,000	5,000	-	-
Heather and Ian Campbell	98,167	13,334	6,667	78,166	*
Herbert Lippin†	30,000	20,000	10,000	-	-
Hiroshi Ogata†	30,000	20,000	10,000	-	-
Hollyvale Limited[48]†	35,500	17,000	8,500	10,000	*
Hooter’s Welding Ltd.†	20,250	13,500	6,750	-	-
Howard Simon†(48A)**	99,999	99,999	-	-	-
Hudson Bay Fund, LP49†	149,499	99,666	49,833	-	-
Hudson Bay Overseas Fund, Ltd.[50]†	50,001	33,334	16,667	-	-
Humphrey Family Limited Partnership[51]†	30,000	20,000	10,000	-	-
Hunter & Co. LLC Defined Pension Plan[52]†	52,500	35,000	17,500	-	-
Ilex Investments LP53	100,000	-	100,000	-	-
Investcorp Interlachen Multi-Strategy Master Fund Limited[54]	1,284,000	50,000	950,000	284,000	*
IRA FBO Andrew Klein Pershing LLC as Custodian†	24,999	16,666	8,333	-	-
IRA FBO Anthony Jacobs Pershing LLC as Custodian Rollover Account	225,000	150,000	75,000	-	-
IRA FBO Bessie Montesano Pershing LLC as Custodian†	50,001	33,334	16,667	-	-
IRA FBO Christopher Neal Todd, Pershing LLC as Custodian Rollover Account†	30,000	20,000	10,000	-	-
IRA FBO Erik Klefos Pershing LLC as Custodian[55]	47,100	30,000	15,000	2,100	*
IRA FBO Hyman Gildenhorn Pershing LLC as Custodian†	228,000	152,000	76,000	-	-
IRA FBO Jeff G. Mallett / Pershing LLC as Custodian / Roth Account†	30,000	20,000	10,000	-	-
IRA FBO Jill Anne Harris Pershing as Custodian[56]†	25,001	16,667	8,334	-	-
IRA FBO Lewis S. Rosen Pershing LLC as Custodian	24,999	16,666	8,333	-	-
IRA FBO Linda Lorelle Gregory/Pershing LLC as Custodian†(56A)**	45,000	45,000	-	-	-
IRA FBO Lisa Marcelli Pershing LLC as Custodian[57]**	24,999	24,999	-	-	-
IRA FBO Marc W. Evans Pershing LLC as Custodian[58]†**	24,999	24,999	-	-	-
IRA FBO Merila F. Peloso Pershing LLC as Custodian Rollover Account(58A)**	24,999	24,999	-	-	-
IRA FBO Paul H. Sanders, Jr./Pershing LLC as Custodian Rollover Account†	15,000	10,000	5,000	-	-
IRA FBO Paula L. Santoski Pershing LLC as Custodian†	50,000	33,333	16,667	-	-
IRA FBO Robert C. Clifford Pershing LLC as Custodian Rollover Account	-	-	-	-	-
IRA FBO Robert E. Witt Pershing LLC as Custodian Rollover Account†	60,000	40,000	20,000	-	-
IRA FBO Robert Larry Kinney/Pershing LLC as Custodian Rollover Account	75,000	50,000	25,000	-	-
IRA FBO Scott M. Marshall Pershing LLC as Custodian†	144,000	96,000	48,000	-	-
IRA FBO: Michael W. Mitchell/Pershing LLC as Custodian Rollover Account	75,000	50,000	25,000	-	-

Iroquois Master Fund Ltd.[59]	83,333	-	83,333	-	-
Jackie S. Moore†	37,500	25,000	12,500	-	-
James B. Terrell Trust UAD 09/12/90[60]	75,000	50,000	25,000	-	-
James Garson†	50,001	33,334	16,667	-	-
James McNeill†	499,950	333,300	166,650	-	-
James R. Timmins and Alice M. Timmins †	124,998	83,332	41,666	-	-
James W. Christie†	24,999	16,666	8,333	-	-
James W. Christmas†	150,000	100,000	50,000	-	-
Jan Bartholomew[61]†**	24,999	24,999	-	-	-
Jan Rask**	295,000	295,000	-	-	-
Janet E. Sikes	15,000	10,000	5,000	-	-
Jay Moorin†**	1,000,001	1,000,001	-	-	-
Jeff G. Mallett & Company Inc. PSP/FBO Jeff G. Mallett†	37,500	25,000	12,500	-	-
Jeff G. Mallett & Company PSP/FBO Denise M. Anderson†	7,500	5,000	2,500	-	-
Jeffrey J. Orchen	150,000	100,000	50,000	-	-
Jeffrey J. Orchen P/S Plan DTD 1/1/95[62]	89,000	59,333	29,667	-	-
Jeffrey J. Scott[63]†	2,547,195	100,000	50,000	2,397,195	2.5%
Jeffrey Schnipper†	60,000	40,000	20,000	-	-
Jens Hansen†	30,000	20,000	10,000	-	-
Jim Taylor(63A)**	30,000	30,000	-	-	-
Joe M. Bailey	75,000	50,000	25,000	-	-
Joel Stuart†	24,999	16,666	8,333	-	-
John and Jodi Malanga[64]	63,000	17,000	8,500	37,500	*
John H. Gray	45,000	30,000	15,000	-	-
John I. Mundy Separate Property†	45,000	30,000	15,000	-	-
Mundy 2000 Gift Trust Dtd 01/01/2000[65]	45,000	30,000	15,000	-	-
John L. Nau III and Barbara Nau	202,500	135,000	67,500	-	-
John M. O’Quinn	225,000	150,000	75,000	-	-
John N. Spiliotis†	24,999	16,666	8,333	-	-
John V. Hazleton Jr. & Bonnie C. Hazleton†	19,500	13,000	6,500	-	-
John W. Johnson†	45,000	30,000	15,000	-	-
John W. Lodge III	50,000	33,333	16,667	-	-
Jonathan Day	30,000	20,000	10,000	-	-
Jorge Cangini	66,667	40,000	20,000	6,667	*
Joseph A. Ahearn†	50,001	33,334	16,667	-	-
Joseph A. Cech	50,000	26,700	13,350	9,950	*
Joseph B. Swinbank	45,000	30,000	15,000	-	-
Joseph H. Flom	25,000	-	25,000	-	-
Judith Ann Bates	30,000	20,000	10,000	-	-
Judith Ricciardi†	45,000	30,000	15,000	-	-
Julius Johnston IV†	30,000	20,000	10,000	-	-
Katherine U. Sanders 1990[66]†	150,000	100,000	50,000	-	-
Katherine U. Sanders Children Trust Dtd. 2003[67]†	375,000	250,000	125,000	-	-
Ken Wong[68]†	41,125	17,000	8,500	15,625	*
Kenneth Kaplan†	50,000	33,333	16,667	-	-
Kevin Donald Poynter	300,000	200,000	100,000	-	-
Kiyoshi Fujieda	30,000	20,000	10,000	-	-
Kyung Chun Min[69]†	32,700	16,800	8,400	7,500	*
L G Vela†	25,001	16,667	8,334	-	-
Lakeview Fund, LP70**	22,861	22,861	-	-	-
Lance DG Uggla	599,990	399,993	199,997	-	-
Larry F. Crews	76,399	16,999	8,500	50,900	*

Larry Martin†	75,000	50,000	25,000	-	-
Larry Zalk†	50,000	33,333	16,667	-	-
Laura Connally†	24,999	16,666	8,333	-	-
Laura K. Sanders†	75,000	50,000	25,000	-	-
Lawrence Johnson West	24,999	16,666	8,333	-	-
Lee Corbin	22,500	8,500	8,500	5,500	*
Leigh Ellis and Mimi G. Ellis†	30,000	20,000	10,000	-	-
Lenny Olim†	30,000	20,000	10,000	-	-
Leo Wong	75,000	-	25,000	50,000	*
SEP IRA Leticia Turullos†	24,999	16,666	8,333	-	-
Liaqat A Khan†	25,500	17,000	8,500	-	-
Lisa Dawn Weir†	60,000	40,000	20,000	-	-
Lloyd Clark	14,800	6,400	8,400	-	-
Lorain S. Davis Trust U/A DTD 11/10/1986[71]†	24,999	16,666	8,333	-	-
Louis and Carol Zehil†	99,999	66,666	33,333	-	-
Louis Gleckel, MD	30,000	20,000	10,000	-	-
LSM Business Services Ltd.[72]	76,875	20,000	10,000	46,875	*
Luc Chartrand[73]	271,230	75,000	37,500	158,730	*
Luke J. Drury Non-Exempt Trust[74]†	75,000	50,000	25,000	-	-
M. St. John Dinsmore	60,000	40,000	20,000	-	-
Mac Haik	300,000	200,000	100,000	-	-
The Powell Family Trust U/A DTD 5/7/04[75]†	30,000	20,000	10,000	-	-
Margaret G. Reed†	25,500	17,000	8,500	-	-
Maria Checa	20,000	-	20,000	-	-
Mark & Monica Tompson†	45,000	30,000	15,000	-	-
Mark J. Drury Non-Exempt Trust[76]†	75,000	50,000	25,000	-	-
Mark Leszczynski†(76A)**	50,001	50,001	-	-	-
Mark N. Davis†	25,001	16,667	8,334	-	-
Markus Ventures, L.P.[77]	300,000	200,000	100,000	-	-
Mary E. Shields(77A)**	24,999	24,999	-	-	-
Mary Harris Cooper†	24,999	16,666	8,333	-	-
Matthew D. Myers	25,500	17,000	8,500	-	-
Matthew J. Drury Non-Exempt Trust[78]†	75,000	50,000	25,000	-	-
Max M. Dillard†	150,000	100,000	50,000	-	-
Max Wei[79]†	1,871,335	26,656	13,328	1,831,351	1.9%
Mazzei Holding LLC[80]†**	50,000	50,000	-	-	-
McCarron Family Partners Ltd.[81]	34,999	16,666	8,333	10,000	*
Melton Pipes IRA Pershing LLC as Custodian†	30,000	20,000	10,000	-	-
Melvin Howard†(81A)**	45,000	33,000	12,000	-	-
Merrick C. Marshall†	30,000	20,000	10,000	-	-
Michael Glita & Joan Glita	480,000	100,000	50,000	330,000	*
Michael J. Gaido, Jr. Special Account	188,999	66,666	33,333	89,000	*
Michael J. Hampton†(81B)**	75,000	69,500	5,500	-	-
Michael L Thiele Elaine D Thiele(81C)†**	200,000	200,000	-	-	-
Michael McNulty	24,999	16,666	8,333	-	-
Michael Paraskake[82]†	63,000	17,000	8,500	37,500	*
Michael S. Chadwick[83]	25,499	16,999	8,500	-	-
Middlemarch Partners LTD[84]	100,001	66,667	33,334	-	-
Mike Hudson†(84A)**	10,000	10,000	-	-	-
Millennium Global High Yield Fund Limited[85]†	4,002,000	2,668,000	1,334,000	-	-
Millennium Global Natural Resources Fund Limited[86]†	1,000,500	667,000	333,500	-	-
Morton A. Cohn†	225,000	150,000	75,000	-	-
Morton J. Weisberg†	39,999	26,666	13,333	-	-
MP Pensjon[87]†	1,049,970	699,980	349,990	-	-

Nadine C. Smith[88]	1,464,830	69,425	31,664	1,363,741	1.42%
Nancy J. Harmon†	45,000	30,000	15,000	-	-
Nathan Hagens†	60,000	40,000	20,000	-	-
Neon Rainbow Holdings Ltd.[89]†	25,500	17,000	8,500	-	-
Nite Capital LP90†	1,300,001	866,667	433,334	-	-
Norman Goldberg†	99,999	66,666	33,333	-	-
Northcity Investments Corp.[91]	25,500	17,000	8,500	-	-
P & J Fingerhut Family Trust[92]	45,000	30,000	15,000	-	-
Paul Evans(92A)†**	24,999	24,999	-	-	-
Paul Lukowitsch†	25,001	16,667	8,334	-	-
Paul Mitcham	60,000	40,000	20,000	-	-
Paul Osher and Sara Osher	50,000	33,333	16,667	-	-
Paul Tate and Lara M. Tate†	45,000	30,000	15,000	-	-
Paula L. Santoski Special Property†	50,000	33,333	16,667	-	-
Pauline H. Gorman Trust UTD 3/10/93 UAD 03/10/93[93]†	24,999	16,666	8,333	-	-
Penn Capital Management Capital Structure Opportunities Fund, LP94†	99,999	66,666	33,333	-	-
Perfco Investments Ltd.[95]†	2,972,619	200,000	100,000	2,672,619	2.8%
PGS Holdings Ltd.[96]	37,500	25,000	12,500	-	-
Philip M. Garner & Carol P. Garner	300,000	200,000	100,000	-	-
Pierce Diversified Strategy Master Fund LLC, Ena97**	50,000	50,000	-	-	-
Platinum Business Investment Company, Ltd.[98]†	300,000	200,000	100,000	-	-
Professional Billing Ltd.[99]†	200,000	133,333	66,667	-	-
QRS Holdings Ltd.100†	45,000	30,000	15,000	-	-
RAB American Opportunities Fund Limited101†	350,001	233,334	116,667	-	-
Rafael Orunesu102	1,951,349	80,000	40,000	1,831,349	1.9%
Rahn and Bodmer103†	99,999	66,666	33,333	-	-
Richard D. Kinder†	250,001	166,667	83,334	-	-
Richard Hochman104	22,500	15,000	7,500	-	-
Richard Machin105†**	63,750	26,250	-	37,500	*
RJS Jr./PLS 1992 Trust FBO Robert J. Santoski Jr.106†	24,999	16,666	8,333	-	-
Rob Krahn	27,500	10,000	17,500	-	-
Robert Card†	15,000	10,000	5,000	-	-
Robert D. Steele107	549,960	80,000	40,000	429,960	*
Robert Freedman†	150,000	100,000	50,000	-	-
Robert K. Macleod108†	69,999	16,666	8,333	45,000	*
Robert Sayre Lindsey Sayre†	24,999	16,666	8,333	-	-
Robert W. Y. Kung†	25,500	17,000	8,500	-	-
Robert Wilensky†	30,000	20,000	10,000	-	-
Robert Zappia	60,000	40,000	20,000	-	-
Roberta Kintigh	25,500	17,000	8,500	-	-
Robin G. Forrester†	24,999	16,666	8,333	-	-
Rock Associates109†	24,999	16,666	8,333	-	-
Ron Davi†	200,000	133,333	66,667	-	-
Scott and Rose Anna Marshall, joint tenants	105,000	70,000	35,000	-	-
Rosen Family Trust110	75,000	50,000	25,000	-	-
Rowena M. Santos111	31,125	7,000	8,500	15,625	*
Roy Alan Price†	52,500	35,000	17,500	-	-
Rubin Children Trust112†	300,000	200,000	100,000	-	-
Rune Medhus Elisa Medhus M.D.113	152,500	56,000	30,000	66,500	*
Russell Hardin, Jr.†	75,000	50,000	25,000	-	-
Samuel A. Jones†	37,500	25,000	12,500	-	-
Sanders Opportunity Fund (Institutional) LP114†	1,520,904	533,050	266,525	721,329	*
Sanders Opportunity Fund LP115†	475,971	166,950	83,475	225,546	*

Sandy Valley Two LLC116†**	45,000	45,000	-	-	-
Sanovest Holdings Ltd.117†	577,500	250,000	125,000	202,500	*
Scott Andrews	150,000	100,000	50,000	-	-
Second City Capital Partners I, Limited Partnership118†**	1,050,000	850,000	200,000	-	-
SEP FBO David M. Underwood Pershing LLC as Custodian†	15,000	10,000	5,000	-	-
SEP FBO Dwight W. Fate Pershing LLC as Custodian†	25,001	16,667	8,334	-	-
SEP FBO Kenneth L. Hamilton / Pershing LLC as Custodian	7,500	5,000	2,500	-	-
SEP FBO Peter G. Sarles Pershing LLC as Custodian	30,000	20,000	10,000	-	-
SEP FBO Philip M. Garner Pershing LLC as Custodian(118A)**	40,700	40,700	-	-	-
SEP FBO Rick Pease/ Pershing LLC as Custodian†	15,000	10,000	5,000	-	-
SEP FBO Robert Slanovits Pershing LLC as Custodian†	15,000	10,000	5,000	-	-
SEP FBO Susan S Lehrer Pershing LLC as Custodian	24,999	16,666	8,333	-	-
SEP FBO Thomas Giarraputo Pershing LLC as Custodian	84,000	56,000	28,000	-	-
SEP FBO William E Grose MD Pershing LLC as Custodian†	24,999	16,666	8,333	-	-
Shadow Creek Capital Partners LP119†	300,000	200,000	100,000	-	-
Sharetron Limited Partnership120	65,000	40,000	20,000	5,000	*
Shawn Perger†	25,500	17,000	8,500	-	-
Shawn T. Kemp	60,000	40,000	20,000	-	-
SLS/PLS 1988 Tr FBO Samantha Leigh Santoski121†	24,999	16,666	8,333	-	-
Small Ventures USA L.P.122	33,333	33,333	-	-	-
Sonya Messner†	33,000	22,000	11,000	-	-
Stanley Cohen†(122A)**	30,000	30,000	-	-	-
Stanley Katz†	150,000	100,000	50,000	-	-
Stephen Falk, M.D. and Sheila Falk	30,000	20,000	10,000	-	-
Stephen S. Oswald†	75,000	50,000	25,000	-	-
Steve Harter†	45,000	30,000	15,000	-	-
Steve Horth†	19,500	13,000	6,500	-	-
Steve Scott	99,999	66,666	33,333	-	-
Steven Hall/Rebecca Hall	51,000	34,000	17,000	-	-
Steven R. Elliott†	50,001	33,334	16,667	-	-
Sue M. Harris Separate Property123	96,000	50,000	25,000	21,000	*
Pinkeye Lou Blair Estate Trust U/W DTD 6/15/91124	50,000	33,333	16,667	-	-
L Lehrer TR U/W FBO Benjamin Lehrer DTD 02/22/93125	24,999	16,666	8,333	-	-
L Lehrer TR U/W FBO Michael Lehrer DTD 02/22/93126	24,999	16,666	8,333	-	-
Susan S. Lehrer	24,999	16,666	8,333	-	-
Susan Sanders Separate Property†	37,500	25,000	12,500	-	-
Buchanan Advisors Inc. Defined Benefit Plan UA Dtd. 01/01/2002127	67,500	25,000	-	30,000	*
T. Scott O’Keefe	37,500	-	37,500	-	-
Tanglewood Family Limited Partnership128†	60,000	40,000	20,000	-	-
Tanya J. Drury129†	120,000	80,000	40,000	-	-
The Knuettel Family Trust130	25,002	16,668	8,334	-	-
The Leland Hirsch Family Partnership LP131†**	50,000	50,000	-	-	-
The Sarles Family Trust UAD 9/7/00132	60,000	40,000	20,000	-	-
Theseus Fund LP133	1,800,000	500,000	250,000	1,050,000	1.1%
Thomas Asarch & Barbara Asarch	8,333	8,333	-	-	-
E. P. Brady Inc. Profit Sharing Plan & Trust134†	37,500	25,000	12,500	-	-
Thomas W. Custer†	37,500	25,000	12,500	-	-

The Estate of Titus H. Harris Jr.	124,998	83,332	41,666	-	-
Tolar N. Hamblen III†	30,000	20,000	10,000	-	-
Tom Juda & Nancy Juda Living Tr DTD 5/3/95135†	249,999	166,666	83,333	-	-
Tommy Forrester136†	24,999	16,666	8,333	-	-
Tony Dutt & Bridget Dutt†	30,000	20,000	10,000	-	-
Tracy D. Stogel†	24,999	16,666	8,333	-	-
Trevor J. Tomanik†	119,988	79,992	39,996	-	-
TWM Associates LLC137†	99,999	66,666	33,333	-	-
US Global Investors — Global Resources Fund138†	4,650,000	3,100,000	1,550,000	-	-
Valerie B. Lens	49,500	33,000	16,500	-	-
Verne G. Johnson139†	1,712,884	100,006	50,003	1,562,875	1.6%
Victoria P. Giannukos(139A)**	180,060	150,000	-	30,060	*
Vincent Vazquez	150,000	80,000	50,000	20,000	*
Vitel Venture Corp140†**	999,999	916,666	83,333	-	-
VP Bank (Schweiz) AG141	662,550	166,700	83,350	412,500	*
W. Roger Clemens, Special Retirement Account†	45,000	30,000	15,000	-	-
Weiskopf, Silver & Co. LP142	10,000	-	10,000	-	-
Wendy Wolfe Rodrigue & Heather Wolfe Parker†	45,000	30,000	15,000	-	-
Westchase Investments Group, LLC143	51,000	34,000	17,000	-	-
Whalehaven Capital Fund Limited144**	333,333	20,000	313,333	-	-
William D. Bain Jr. and Peggy Brooks Bain†	22,500	15,000	7,500	-	-
William Edward John Page†	45,000	30,000	15,000	-	-
William H. Mildren145†	24,999	16,666	8,333	-	-
William R. Hurt146†	25,500	17,000	8,500	-	-
William Scott†	150,000	100,000	50,000	-	-
William Sockman†	30,000	20,000	10,000	-	-
William T. Criner & Frances E. Criner†(146A)**	24,999	24,999	-	-	-
Wolf Canyon, Ltd. — Special147	75,000	50,000	25,000	-	-
Zadok Jewelers148	150,000	100,000	50,000	-	-
Zadok Jewelry Inc. 401K Profit Sharing Plan149	75,000	50,000	25,000	-	-
ZLP Master Opportunity Fund, Ltd.150	1,250,000	500,000	750,000	-	-
1053361 Alberta Ltd.151†	491,865	100,000	50,000	341,865	*
719906 BC Ltd.	25,000	-	25,000	-	-
Robert Pedlow	200,000	133,333	66,667	-	-
Crosby Capital LLC152†	870,647	870,647	-	-	-
OTA LLC153	15,000	-	15,000	-	-
Lakeview Master Fund, LTD154	243,805	-	243,805	-	-
John D. Long, Jr. 155	684,265	30,575	18,336	635,354	*

*	Less than 1.0%.

**	Shares of common stock being offered and shares which are subject to warrants reflect warrant exercises between February 11, 2008 and April 10, 2008.

(a)
Pursuant to Rule 416 of the Securities Act, this registration statement shall also cover any additional shares of common stock that become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of common stock.

(b)
The shares listed in this column represent shares of our common stock issuable upon exercise in full of outstanding warrants initially issued with an exercise price of $1.75 per share in our June 2006 Offering. In June 2007, we amended the terms of all of the warrants issued to the investors in the June 2006 offering, which extended the term of the warrants for one year and decreased the exercise price of the warrants to $1.05 per share.

(c)	The shares listed in this column include shares of common stock outstanding and shares of common stock which are issuable upon the exchange of exchangeable shares of Goldstrike Exchange Co.

(d)	Assumes all of the shares of common stock and all shares of common stock underlying warrants registered in this offering are sold in the offering.

(e)	Warrant exercised for 200,000 shares of common stock between February 11, 2008 and April 10, 2008.

†	Based on information provided as of January 10, 2007. We were unable to obtain updated information from this selling stockholder.

[1]
Elisa Medhus, trustee, has the power to vote and dispose of the shares being registered on behalf of Atlantis Company Profit Sharing Plan. This selling stockholder is an affiliate of a broker-dealer. Warrant exercised for 30,000 shares of common stock between February 11, 2008 and April 10, 2008.

[2]	The sole stockholder of Bancor, Inc. is James A. Banister, who is deemed to beneficially own the shares held by Bancor, Inc.

[3]
Mr. Morris is an affiliate of a broker-dealer. Mr. Morris beneficially owns 62,500 shares of common stock and warrants to acquire an additional 31,250 shares of common stock at an exercise price of $1.25 per share.

[4]	Richard Benedek has the power to vote and dispose of the common shares being registered on behalf of Benedek Investment Group, LLC.

[5]	Evan Smith, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of GMP Securities Inc I/T/F 7TO-2209F.

[6]	Paul Kessler, director of Bristol Investment Fund, Ltd., has the power to vote and dispose of the common shares being registered on behalf of Bristol Investment Fund, Ltd.

[7]	This selling stockholder is an affiliate of a broker-dealer. Warrant exercised for 8,500 shares of common stock between February 11, 2008 and April 10, 2008.

[8]	Stanley Katz has the power to vote and dispose of the common shares being registered on behalf of Brunella Jacs LLC.

[9]
Heights Capital Management, Inc., the authorized agent of Capital Ventures International, has discretionary authority to vote and dispose of the shares held by Capital Ventures International and may be deemed to be the beneficial owner of the units held by Capital Ventures International. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the common shares being registered on behalf of Capital Ventures International. Mr. Kobinger disclaims any such beneficial ownership of the common shares held by Capital Ventures International. This selling stockholder is an affiliate of a broker-dealer. Warrant exercised for 500,000 shares of common stock between February 11, 2008 and April 3, 2008.

[10]
Eric Carlson, President and Secretary of Carmax Enterprises Corporation, and Grace To have shared voting control and investment discretion over the common shares being registered on behalf of Carmax Enterprises Corporation.

[11]
Sandell Asset Management Corp. is the investment manager of Castlerigg Master Investment Ltd. (“Castlerigg”) and has shared voting and dispositive power over the securities owned by Castlerigg. Sandell Asset Management Corp. and Thomas E. Sandell, its sole shareholder, disclaim beneficial ownership of the securities owned by Castlerigg.

[12]
John Ziegelman, as president of Carpe Diem Capital Management LLC, the investment advisor for CD Investment Partners, Ltd., has voting and investment power over the common shares being registered on behalf of CD Investment Partners, Ltd. Warrant exercised for 333,334 shares of common stock between February 11, 2008 and April 10, 2008.

[13]	Mr. Oakes also holds 249,981 shares of common stock and warrants to acquire an additional 124,991 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[14]	Robert and Anetta Chester, trustees, have the power to vote and dispose of the common shares being registered on behalf of Chester Family 1997 Trust UAD 12/09/1997.

[15]	Christian Thomas Swinbank, trustee, has the power to vote and dispose of the common shares being registered on behalf of Christian Thomas Swinbank UAD 03/14/06.

15A	Warrant exercised for 16,667 shares of common stock between February 11, 2008 and April 10, 2008.

[16]
N.E.F. Bodnar-Horvath, director of City and Claremont Capital Assets Limited, has the power to vote and dispose of the common shares being registered on behalf of City and Claremont Capital Assets Limited.

[17]
Mitchell P. Kopin, President of Downsview Capital, Inc., the General Partner of Cranshire Capital, L.P., has sole voting control and investment discretion over securities held by Cranshire Capital, L.P. Each of Mitchell P. Kopin and Downsview Capital, Inc. disclaims beneficial ownership of the shares held by Cranshire Capital, L.P.

[18]
Mr. Foster also holds 24,981 shares of common stock and warrants to acquire an additional 12,491 shares of common stock at an exercise price of $1.25 per share, and 79,365 exchangeable shares issued on November 10, 2005 in connection with the share exchange.

[19]
Mr. Coffield also holds 29,985 shares of common stock and warrants to acquire an additional 14,993 shares of common stock at an exercise price of $1.25 per share, and 1,689,683 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Coffield serves as our President, Chief Executive Officer and as a member of the board of directors.

[20]	Mr. Dane also holds 499,985 shares of common stock and warrants to acquire an additional 249,993 shares of common stock at an exercise price of $1.25 per share.

[21]
Mr. Sanders is an affiliate of a broker-dealer. Mr. Sanders also holds 250,000 shares of common stock and warrants to acquire an additional 125,000 shares of common stock at an exercise price of $1.25 per share.

[22]	James Garson has the power to vote and dispose of the common shares being registered on behalf of Datavision Computer Video, Inc.

22A	Warrant exercised for 8,334 shares of common stock between February 11, 2008 and April 10, 2008.

[23]	David Malm has the power to vote and dispose of the common shares being registered on behalf of David Malm Anaesthesia Inc.

[24]
The investment manager of DKR SoundShore Oasis Holding Fund Ltd. (the “Fund”) is DKR Oasis Management Company LP (the “Investment Manager”). The Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting any shares held by the Fund. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of the Investment Manager. Mr. Fischer has ultimate responsibility for trading with respect to the Fund. Mr. Fischer disclaims beneficial ownership of the shares.

[25]
Includes 158,730 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Wright also holds 250,000 shares of common stock and warrants to acquire an additional 250,000 shares of common stock at an exercise price of $1.25 per share.

[26]
Mr. and Mrs. Weir also hold 62,500 shares of common stock and warrants to acquire an additional 31,250 shares of common stock at an exercise price of $1.25 per share. Also includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $1.75 per share, held by IRA for the benefit of Julie Weir/Pershing LLC as Custodian, acquired in the June, 2006 private offering. This selling stockholder is a broker-dealer.

[27]	Gary Duke and Laura Duke, trustees, have the power to vote and dispose of the common shares being registered on behalf of the Duke Family Trust UAD 03/08/2006.

[28]
Mr. Antonsen also holds warrants to acquire 20,000 shares of common stock at an exercise price of $1.25 per share, acquired in the sale of units to accredited investors we conducted on October 27, 2005 and December 14, 2005 (the “Second 2005 Offering”).

[29]	Mr. Muchowski also holds 158,730 exchangeable shares issued on November 10, 2005 in connection with the share exchange.

[30]
Mitchell Levine has the power to vote and dispose of the common shares being registered on behalf of Enable Growth Partners LP. Warrant exercised for 375,000 shares of common stock between February 11, 2008 and April 10, 2008.

[31]
Mitchell Levine has the power to vote and dispose of the common shares being registered on behalf of Enable Opportunity Partners LP. Warrant exercised for 75,000 shares of common stock between February 11, 2008 and April 10, 2008.

[32]
Frederick Berdon, as the general partner, has the power to vote and dispose of the common shares being registered on behalf of F. Berdon Co. L.P. This selling stockholder is an affiliate of a broker-dealer.

[33]
Mario Faccone has the power to vote and dispose of the common shares being registered on behalf of Faccone Enterprises, and also holds warrants to acquire 15,625 shares of common stock at an exercise price of $1.25 per share.

[34]	Frank J. Metyko Jr. & Mark J. Metyko & Kurt F. Metyko, trustees, have the power to vote and dispose of the common shares being registered on behalf of the Frank Metyko Residuary Trust.

[35]
Mr. and Mrs. Hoy also hold warrants to acquire 15,619 shares of common stock at an exercise price of $1.25 per share. Warrant exercised for 8,500 shares of common stock between February 11, 2008 and April 10, 2008.

[36]
Mr. Ball is an affiliate of a broker-dealer. Mr. Ball also holds 62,500 shares of common stock and warrants to acquire an additional 31,250 shares of common stock at an exercise price of $1.25 per share.

[37]
The trustee of Besser Kapital Fund Ltd. Is Gottbetter & Partners, LLP. Adam Gottbetter, as partner of Gottbetter & Partners LLP, has the power to vote and dispose of the common shares being registered on behalf of Besser Kapital Fund Ltd.

[38]	J. Livingston Kosberg has the power to vote and dispose of the common shares being registered on behalf of Gran Tierra Investments.

[39]	Grant Sims, custodian, has the power to vote and dispose of the common shares being registered on behalf of the Eric R. Sims UTMA TX.

[40]	Grant Sims, custodian, has the power to vote and dispose of the common shares being registered on behalf of the Ryan S. Sims UTMA TX.

[41]	Grant Sims, custodian, has the power to vote and dispose of the common shares being registered on behalf of Scott A. Sims UTMA TX.

[42]	Mr. Hodgins also holds warrants to acquire 15,619 shares of common stock at an exercise price of $1.25 per share.

[43]	Mr. Sedun also holds warrants to acquire 62,491 shares of common stock at an exercise price of $1.25 per share.

[44]	William Troy has the power to vote and dispose of the common shares being registered on behalf of Greywolf Capital Overseas Fund LP.

[45]	William Troy has the power to vote and dispose of the common shares being registered on behalf of Greywolf Capital Partner II LP.

[46]
Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors LLC. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have the power to vote and dispose of the common shares being registered on behalf of Harborview Master Fund L.P. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares being registered hereunder.

[47]	This selling stockholder is a broker-dealer and an affiliate of a broker-dealer.

[48]
Jeremy Spring has the power to vote and dispose of the common shares being registered on behalf of Hollyvale Limited, and also holds warrants to acquire 10,000 shares of common stock at an exercise price of $1.25 per share.

48A	Warrant exercised for 33,333 shares of common stock between February 11, 2008 and April 10, 2008.

[49]
Yoav Roth and John Doscas have the power to vote and dispose of common shares being registered on behalf of Hudson Bay Fund, LP. Both Yoav Roth and John Doscas isclaim beneficial ownership of shares held by Hudson Bay Fund, LP.

[50]
Yoav Roth and John Doscas have the power to vote and dispose of common shares being registered on behalf of Hudson Bay Overseas Fund, Ltd. Both Yoav Roth and John Doscas isclaim beneficial ownership of shares held by Hudson Bay Overseas Fund, Ltd.

[51]	Noel Humphrey has the power to vote and dispose of the common shares being registered on behalf of the Humphrey Family Limited Partnership.

[52]	John Laurie Hunter has the power to vote and dispose of the shares being registered on behalf of the Hunter & Co. LLC Defined Pension Plan.

[53]
George Crawford, as president of Ilex Group, Inc., the general partner for Ilex Investments, LP, has voting and investment power over the common shares being registered on behalf of Ilex Investments, LP.

[54]
Interlachen Capital Group, LP is the trading manager of Investcorp Interlachen Multi-Strategy Master Fund Limited and has voting and investment discretion over securities held by Investcorp Interlachen Multi-Strategy Master Fund Limited. Andrew Fraley and Jonathan Havice, as the managing members of the general partner of Interlachen Capital Group LP, have shared voting control and investment discretion over securities held by Investcorp Interlachen Multi-Strategy Master Fund Limited. Andrew Fraley and Jonathan Havice disclaim beneficial ownership of the securities held by Investcorp Interlachen Multi-Strategy Master Fund Limited. This selling stockholder is an affiliate of a broker-dealer.

[55]	This selling stockholder is an affiliate of a broker-dealer.

[56]	This selling stockholder is a broker-dealer.

56A	Warrant exercised for 15,000 shares of common stock between February 11, 2008 and April 10, 2008.

[57]	This selling stockholder is a broker-dealer and an affiliate of a broker-dealer. Warrant exercised for 8,333 shares of common stock between February 11, 2008 and April 10, 2008.

[58]	This selling stockholder is an affiliate of a broker-dealer. Warrant exercised for 8,333 shares of common stock between February 11, 2008 and April 10, 2008.

58A	Warrant exercised for 8,333 shares of common stock between February 11, 2008 and April 10, 2008.

[59]
Joshua Silverman has the power to vote and dispose of the common shares being registered on behalf of Iroquois Master Fund, Ltd. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Master Fund Ltd.

[60]	James B. Terrell, trustee, has the power to vote and dispose of the shares being registered on behalf of the James B. Terrell Trust UAD 09/12/90.

[61]	This selling stockholder is a broker-dealer. Warrant exercised for 8,333 shares of common stock between February 11, 2008 and April 10, 2008.

[62]	Jeffrey J. Orchen, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Jeffrey J. Orchen P/S Plan DTD 1/1/95.

[63]
Includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering. Includes 1,688,889 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Scott serves as our Chairman of the Board, and also holds 349,981 shares of common stock and warrants to acquire an additional 224,991 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

63A	Warrant exercised for 10,000 shares of common stock between February 11, 2008 and April 10, 2008.

[64]
John and Jodi Malanga are affiliates of a broker-dealer. Includes 17,000 shares of common stock and warrants to acquire an additional 8,500 shares of common stock at an exercise price of $1.75 per share, held by IRA for the benefit of Jodi Malanga/Pershing LLC as Custodian, acquired in the June, 2006 private offering. Mr. and Mrs. Malanga also hold 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[65]	John Jeffrey Mundy, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Mundy 2000 Gift Trust Ltd 01/01/2000.

[66]	This selling stockholder is a broker-dealer.

[67]	Don Weir, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Katherine U. Sanders Children Trust Dtd. 2003.

[68]	Mr. Wong also holds warrants to acquire 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[69]	Mr. Min also holds 5,000 shares of common stock and warrants to acquire an additional 2,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[70]
Ari Levy and Mike Nicolas have the power to vote and dispose of the common shares being registered on behalf of Lakeview Fund, LP. Warrant exercised for 22,861 shares of common stock between February 11, 2008 and April 10, 2008.

[71]	Tracy Stogel, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Lorain S. Davis Trust U/A DTD 11/10/1986.

[72]
Lloyd Guenther has the power to vote and dispose of the common shares being registered on behalf of LSM Business Services, Ltd., and also holds 31,250 shares of common stock and warrants to acquire an additional 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering.

[73]	Mr. Chartrand also holds 158,730 exchangeable shares issued on November 10, 2005 in connection with the share exchange.

[74]	Luke J. Drury has the power to vote and dispose of the common shares being registered on behalf of the Luke J. Drury Non-Exempt Trust.

[75]	Marc S. Powell and Lori T. Powell, trustees, have the power to vote and dispose of the common shares being registered on behalf of The Powell Family Trust U/A DTD 5/7/04.

[76]	Mark J. Drury, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Mark J. Drury Non-Exempt Trust.

76A	Warrant exercised for 16,667 shares of common stock between February 11, 2008 and April 10, 2008.

[77]
Robert Alpert, president of the Danro Corporation, the general partner of Markus Ventures L.P., has the power to vote and dispose of the common shares being registered on behalf of Markus Ventures L.P.

77A	Warrant exercised for 8,333 shares of common stock between February 11, 2008 and April 10, 2008.

[78]	Matthew Drury, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Matthew J. Drury Non-Exempt Trust.

[79]	Mr. Wei also holds 1,689,683 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Wei serves as our Vice-President, Operations.

[80]
Michael Mazzei, as trustee for the Michael Mazzei Revocable Trust, a member of Mazzei Holding, LLC, has the power to vote and dispose of the common shares being registered on behalf of Mazzei Holding, LLC. Warrant exercised for 16,667 shares of common stock between February 11, 2008 and April 10, 2008.

[81]	Maureen McCarron, general partner of McCarron Family Partners Ltd., has the power to vote and dispose of the common shares being registered on behalf of McCarron Family Partners Ltd.

81A	Warrant exercised for 3,000 shares of common stock between February 11, 2008 and April 10, 2008.

81B	Warrant exercised for 19,500 shares of common stock between February 11, 2008 and April 10, 2008.

81C	Warrant exercised for 66,667 shares of common stock between February 11, 2008 and April 10, 2008.

[82]	Mr. Parasake also holds 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.25 per share, acquired in the Offering.

[83]	This selling stockholder is a broker-dealer.

[84]	Jan E. Holbrook, director of Middlemarch Partners Limited, has the power to vote and dispose of the common shares being registered on behalf of Middlemarch Partners Limited.

84A	Warrant exercised for 10,000 shares of common stock between February 11, 2008 and April 10, 2008.

[85]	Joseph Strubel has the power to vote and dispose of the common shares being registered on behalf of Millennium Global High Yield Fund Limited.

[86]	Joseph Strubel has the power to vote and dispose of the common shares being registered on behalf of Millennium Global Natural Resources Fund Limited.

[87]	Svein Garberg has the power to vote and dispose of the common shares being registered on behalf of MP Pensjon.

[88]
Ms. Smith served as a member of our board of directors until March 27, 2008. Includes 433,906 shares of common stock and warrants to acquire an additional 197,905 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

[89]	Allan Williams has the power to vote and dispose of the common shares being registered on behalf of Neon Rainbow Holdings Ltd.

[90]	William McCluskey has the power to vote and dispose of the common shares being registered on behalf of Nina Holdings, LLC.

[91]	Shahid Ahmed has the power to vote and dispose of the common shares being registered on behalf of Northcity Investments Corp.

[92]	Joan Fingerhut, trustee, has the power to vote and dispose of the common shares being registered on behalf of the P&J Fingerhut Family Trust, John Tuschman Agent UDPA.

92A	Warrant exercised for 8,333 shares of common stock between February 11, 2008 and April 10, 2008.

[93]	Pauline H. Gorman Trust, trustee, has the power to vote and dispose of the common shares being registered on behalf of Pauline H. Gorman Trust UTD 3/10/93, UAD 03/10/93.

[94]	Joseph Maguire has the power to vote and dispose of the common shares being registered on behalf of Penn Capital Management Capital Structure Opportunities Fund, LP.

[95]
Includes 1,587,302 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Dawson, is a member of our board of directors, is the sole owner of Perfco Investments Ltd. Mr. Dawson has sole investment and voting power over the shares of common stock owned by Perfco which also holds 350,000 shares of common stock and warrants to acquire an additional 175,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. In addition, Mr. Dawson directly holds 101,587 exchangeable shares issued on November 10, 2005 in connection with the share exchange and holds 200,000 shares of common stock and warrants to acquire an additional 100,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Mr. Dawson disclaims beneficial ownership of 158,730 exchangeable shares issued on November 10, 2005 in connection with the share exchange, held by Mr. Dawson’s spouse.

[96]	Paul Sicotte has the power to vote and dispose of the common shares being registered on behalf of PGS Holdings Ltd.

[97]
Mitchell Levine has the power to vote and dispose of the common shares being registered on behalf of Pierce Diversified Strategy Master Fund LLC, Ena. Warrants exercised for 50,000 shares of common stock between February 11, 2008 and April 10, 2008.

[98]	Matthew G. Stuller, Sr. has the power to vote and dispose of the common shares being registered on behalf of Platinum Business Investment Company, Ltd.

[99]	Gary Duke, president of Professional Billing Ltd., has the power to vote and dispose of the common shares being registered on behalf of Professional Billing Ltd.

100	John Seaman has the power to vote and dispose of the common shares being registered on behalf of QRS Holdings Ltd.

101
Arild Eide is a Portfolio Manager at RAB Capital PLC, the Investment Manager of RAB American Opportunities Fund Limited. By virtue of his position at RAB Capital PLC, Mr. Eide is deemed to hold investment power and voting control over the common shares being registered on behalf of RAB American Opportunities Fund Limited.

102	Mr. Orunesu also holds 1,689,683 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Orunesu serves as our President of our activities in Argentina.

103	Francis Mailhot has the power to vote and dispose of the common shares being registered on behalf of Rahn and Bodmer.

104	This selling stockholder is an affiliate of a broker-dealer.

105
Mr. Machin also holds 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. Warrant exercised for 8,750 shares of common stock between February 11, 2008 and April 10, 2008.

106
Includes 16,666 shares of common stock and warrants to acquire an additional 8,333 shares of common stock at an exercise price of $1.75 per share, acquired in the June, 2006 private offering. Paula Santoski, trustee, has the power to vote and dispose of the common shares being registered on behalf of RJS Jr./PLS 1992 Trust FBO Robert J. Santoski Jr.

107	Mr. Steele also holds 75,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

108	Mr. Macleod also holds 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

109	Stuart Shapiro, general partner, has the power to vote and dispose of the common shares being registered on behalf of Rock Associates.

110	Albert Rosen, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Rosen Family Trust.

111	Ms. Santos also holds warrants to acquire 15,625 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

112	Aryeh Rubin, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Rubin Children Trust.

113	This selling stockholder is an affiliate of a broker-dealer.

114
Sanders Opportunity Fund (Institutional) LP is an affiliate of a broker-dealer. Don Sanders has the power to vote and dispose of the common shares being registered on behalf of Sanders Opportunity Fund (Inst) LP, and also holds 480,886 shares of common stock and warrants to acquire an additional 240,443 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

115
Sanders Opportunity Fund LP is an affiliate of a broker-dealer. Don Sanders has the power to vote and dispose of the common shares being registered on behalf of Sanders Opportunity Fund LP, and also holds 150,364 shares of common stock and warrants to acquire an additional 75,182 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

116
Robert T. Walsh, managing member, has the power to vote and dispose of the common shares being registered on behalf of Sandy Valley Two LLC. Warrant exercised for 15,000 shares of common stock between February 11, 2008 and April 10, 2008.

117
Includes 72,500 shares of common stock and warrants to acquire an additional 36,250 shares of common stock at an exercise price of $1.25 per share, acquired in the Second 2005 Offering. Tom and Hydri Kusumoto have the power to vote and dispose of the common shares being registered on behalf of Sanovest Holdings Ltd. And also holds 62,500 shares of common stock and warrants to acquire an additional 31,250 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

118
Sam Belzberg, president of Second City Capital Partners I LP, has the power to vote and dispose of the common shares being registered on behalf of Second City Capital Partners I LP. Warrant exercised for 150,000 shares of common stock between February 11, 2008 and April 10, 2008.

118A	Warrant exercised for 13,567 shares of common stock between February 11, 2008 and April 10, 2008.

119
Christopher Giarraputo, managing member of Shadow Creek Capital Management LLC, the general partner of Shadow Creek Capital Partners LP, has the power to vote and dispose of the common shares being registered on behalf of Shadow Creek Capital Partners LP.

120	John Hazleton, general partner of Sharetron Limited Partnership has the power to vote and dispose of the common shares being registered on behalf of Sharetron Limited Partnership.

121	Paula Santoski, trustee, has the power to vote and dispose of the common shares being registered on behalf of SLS/PLS 1988 Tr FBO Samantha Leigh Santoski.

122	William D. Perkins III, president of Small Ventures U.S.A. LP, has the power to vote and dispose of the common shares being registered on behalf of Small Ventures U.S.A LP.

122A	Warrant exercised for 10,000 shares of common stock between February 11, 2008 and April 10, 2008.

123	This selling stockholder is an affiliate of a broker-dealer.

124
Sue Minton Harris, trustee, has the power to vote and dispose of the common shares being registered on behalf of Pinkeye Lou Blair Estate Trust U/W DTD 6/15/91. This selling stockholder is an affiliate of a broker-dealer.

125	Susan Lehrer, trustee, has the power to vote and dispose of the common shares being registered on behalf of the L Lehrer TR U/W FBO Benjamin Lehrer DTD 02/22/93.

126	Susan Lehrer, trustee, has the power to vote and dispose of the common shares being registered on behalf of the L Lehrer TR U/W FBO Michael Lehrer DTD 02/22/93.

127
Includes warrants to acquire 12,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. T. Buchanan & J. Buchanan, trustees, have the power to vote and dispose of the common shares being registered on behalf of Buchanan Advisors Inc. Defined Benefit Plan UA Dtd. 01/01/2002.

128	John Burley has the power to vote and dispose of the common shares being registered on behalf of Tanglewood Family Limited Partnership.

129
Also includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $1.75 per share held by the Tanya Jo Drury Trust, acquired in the June, 2006 private offering. Mr. Don A. Sanders is the trustee of the Tanya Jo Drury Trust.

130	Francis P. Knuettel has the power to vote and dispose of the common shares being registered on behalf of the Knuettel Family Trust.

131
Leland Hirsch, trustee of the Leland Hirsch Revocable Trust, which trust is a member of Hirsch Holding, LLC, which is the general partner of The Leland Hirsch Family Partnership LP, has the power to vote and dispose of the common shares being registered on behalf of The Leland Hirsch Family Partnership LP. Warrant exercised for 16,667 shares of common stock between February 11, 2008 and April 10, 2008.

132	Peter Sarles and Elizabeth Sarles, trustees, have the power to vote and dispose of the common shares being registered on behalf of The Sarles Family Trust UAD 9/7/00.

133	James Corfman has the power to vote and dispose of the common shares being registered on behalf of Theseus Fund.

134	Thomas Brady and Daniel Brady have the power to vote and dispose of the common shares being registered on behalf of E. P. Brady Inc. Profit Sharing Plan & Trust.

135	Tom Juda and Nancy Juda, co-trustees, have the power to vote and dispose of the common shares being registered on behalf of Tom Juda & Nancy Juda Living Tr DTD 5/3/95.

136	This selling stockholder is an affiliate of a broker-dealer.

137	Scott Stone, manager, has the power to vote and dispose of the common shares being registered on behalf of TWM Associates, LLC.

138	Evan Smith, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of US Global Investors — Global Resources Fund.

139
Includes 895,238 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Mr. Johnson serves as a member of our board of directors, and also holds 124,985 shares of common stock and warrants to acquire an additional 62,493 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering. In addition, KristErin Resources Ltd., a private family-owned business of which Mr. Johnson is the President and has sole voting and investment power, holds 396,825 exchangeable shares issued on November 10, 2005 in connection with the share exchange.

139A	Warrant exercised for 50,000 shares of common stock between February 11, 2008 and April 10, 2008.

140
Mark Tompkins has the power to vote and dispose of the common shares being registered on behalf of Vitel Ventures. Warrant exercised for 250,000 shares of common stock between February 11, 2008 and April 10, 2008.

141
Daniel Lacher has the power to vote and dispose of the common shares being registered on behalf of VP Bank (Schweiz) AG and also holds 100,000 shares of common stock and warrants to acquire an additional 312,500 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

142	William Silver has the power to vote and dispose of the common shares being registered on behalf of Weiskopf, Silver & Co. LP. This selling stockholder is a broker-dealer.

143	David Harvey, Jr. and Joe Cleary have the power to vote and dispose of the common shares being registered on behalf of Westchase Investments Group LLC.

144
Arthur Jones, Trevor Williams and Brian Mazzella have the power to vote and dispose of the common shares being registered on behalf of Whalehaven Capital Fund Limited. Warrant exercised for 20,000 shares of common stock between February 11, 2008 and April 10, 2008.

145	This selling stockholder is an affiliate of a broker-dealer.

146	This selling stockholder is an affiliate of a broker-dealer.

146A	Warrant exercised for 8,333 shares of common stock between February 11, 2008 and April 10, 2008.

147
Carolyn Frost Keenan, as manager of Wolf Canyon LC, the general partner of Wolf Canyon Ltd. — Special, has the power to vote and dispose of the common shares being registered on behalf of Wolf Canyon Ltd. — Special.

148	Dror Zadok has the power to vote and dispose of the common shares being registered on behalf of Zadok Jewelers.

149	Dror Zadok has the power to vote and dispose of the common shares being registered on behalf of the Zadok Jewelry Inc. 401K Profit Sharing Plan.

150	Stuart Zimmer and Craig Lucas have the power to vote and dispose of the common shares being registered on behalf of ZLP Master Opportunity Fund, Ltd.

151
Includes 79,365 exchangeable shares issued on November 10, 2005 in connection with the share exchange. Glenn Gurr, President of 1053361 Alberta Ltd. Has sole voting and investment power over these shares, and also holds 175,000 shares of common stock and warrants to acquire an additional 87,500 shares of common stock at an exercise price of $1.25 per share, acquired in the Offering.

152
Includes 870, 647 shares of common stock issued to Crosby Capital LLC as consideration for our acquisition of Argosy Energy International. Jay Allen Chaffee has the power to vote and dispose of the common shares being registered on behalf of Crosby Capital LLC.

153	This selling stockholder is a broker-dealer and an affiliate of a broker dealer.

154	Ari Levy has the power to vote and dispose of the common shares being registered on behalf of Lakeview Master Fund, LTD.

155	Includes 191,094 shares of common stock and warrants to acquire an additional 114,595 shares of common stock at an exercise price of $1.25 per share, acquired in the First 2005 Offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2006, there have been no transactions, or proposed transactions, to which we are or were a party, in which any of our directors or executive officers, any nominee for election as a director, any persons who beneficially owned, directly or indirectly, shares with more than 5% of the common stock or any relatives of any of the foregoing had or is to have a direct or indirect material interest, except for their purchase of our securities.

In June 2006, we completed the sale of 50,000,000 units for gross proceeds totaling $75,000,000, less issue costs of $6,306,699. Each unit consisted of one share of our common stock at $1.50 per share and a warrant to purchase one-half share of our common stock for a period of five years at an exercise price of $1.75 per whole share. Participating in this financing were the following related persons of our company:

Name	# Units Purchased	Purchase Price
Dana Coffield (1)	66,667	$100,001
Jeffrey Scott (2)	100,000	$150,000
William Scott (3)	100,000	$150,000
Verne G. Johnson (4)	100,006	$150,009
Perfco Investments Ltd. (5)	200,000	$300,000
Nadine C. Smith and John Long, Jr. (6)	100,000	$150,000
Rafael Orunesu (7)	80,000	$120,000
Max Wei (8)	26,656	$39,984
Greywolf Capital Management LP (9)	6,666,667	$10,000,001
Millennium Global Investments Limited (10)	3,335,000	$5,002,500
US Global Investors, Inc. (11)	3,333,333	$5,000,000

(1)	Mr. Coffield is a director of our company and our Chief Executive Officer.

(2)	Mr. Jeffrey Scott is a director and is Chairman of our company.

(3)	Mr. William Scott is the father of Jeffrey Scott, a director and chairman of our company.

(4)	Mr. Johnson is a director of our company.

(5)	Perfco Investments Ltd. is a company, the sole owner of which is Mr. Walter Dawson, a director of our company.

(6)	Ms. Smith was a director of our company until March 27, 2008. John Long Jr. was the husband of Ms. Smith at the time of purchase.

(7)	Mr. Orunesu is the President of Gran Tierra Energy Argentina, our Argentinean subsidiary.

(8)	Mr. Wei is our Vice President, Operations.

(9)
Consists of 4,800,000 units purchased by Greywolf Capital Overseas Fund LP, and 1,866,667 units purchased by Greywolf Capital Partners II, LP. See Note 12 to the Principal Stockholders table contained elsewhere in this prospectus.

(10)	Consists of 2,668,000 units purchased by Millennium Global High Yield Fund Limited, and 667,000 units purchased by Millennium Global Natural Resources Fund Limited.

(11)
Consists of 3,100,000 units purchased by US Global Investors — Global Resources Fund, and 233,333 units purchased by US Global Investors — Balanced Natural Resources Fund . See Note 13 to the Principal Stockholders table contained elsewhere in this prospectus.

In June 2007 we amended the terms of all of the warrants issued to the investors in the June 2006 offering, which extended the term of the warrants for one year, and decreased the exercise price of the warrants to $1.05. In exchange, the investors waived their right to receive cash payments in the amount of the accrued liquidated damages of approximately $8,625,000. The above parties automatically participated in the amendment of the warrants and waiver of the liquidated damages.

During 2005, there were no transactions, or proposed transactions, to which we are or were a party, in which any of our directors or executive officers, any nominee for election as a director, any persons who beneficially owned, directly or indirectly, shares with more than 5% of the common stock or any relatives of any of the foregoing had or is to have a direct or indirect material interest, except for their purchase of our securities.

Name	# Units Purchased	Purchase Price
Dana Coffield (1)	29,985	$23,988
Jeffrey Scott (2)	449,981	$359,985
Verne G. Johnson (3)	124,985	$99,988
Walter Dawson/Perfco Investments Ltd.(4)	550,000	$440,000
Nadine C. Smith and John Long, Jr. (5)	625,000	$500,000
Bank Sal. Oppenheim Jr. & Cie (Switzerland) Ltd.	2,125,000	$1,700,000

(1)	Mr. Coffield is a director of our company and our Chief Executive Officer.

(2)	Mr. Jeffrey Scott is a director and is Chairman of our company.

(3)	Mr. Johnson is a director of our company.

(4)	Walter Dawson is a director of our company and is sole owner of Perfco Investments Ltd.

(5)	Ms. Smith was a director of our company until March 27, 2008. John Long Jr. was the husband of Ms. Smith at the time of purchase.

In connection with our acquisition of Goldstrike, which occurred on November 10, 2005, the following related persons received the following numbers of exchangeable shares. Each had the option to receive exchangeable shares or shares of our common stock. None of the parties elected to receive shares of our common stock.

Name	# Exchangeable Shares	Original Purchase Price
Dana Coffield (1)	1,689,683	$111,825
James Hart (2)	1,689,683	$111,825
Max Wei (3)	1,689,683	$111,825
Rafael Orunesu (4)	1,689,683	$111,825
Jeffrey Scott (5)	1,688,889	$186,733
Verne G. Johnson/KristErin Resources Inc. (6)	1,292,063	$186,733
Walter Dawson/Perfco Investments Ltd. (7)	1,688,889	$161,733
411209 Alberta	1,587,302	$175,000

(1)	Mr. Coffield is a director of our company and our Chief Executive Officer.

(2)	Mr. Hart is a former director and is former Chief Financial Officer of our company.

(3)	Mr. Wei is our Vice-President, Operations.

(4)	Rafael Orunesu is President of our operations in Argentina.

(5)	Jeffrey Scott is a director and is Chairman of our Company.

(6)	Verne Johnson is a director of our company and is sole owner of KristErin Resources Inc.

(7)	Walter Dawson is a director of our company and is sole owner of Perfco Investments Ltd.

We have not engaged in any transactions with promoters or founders in which a promoter or founder has received any type of consideration from us.

Policies and Procedures

Our company discourages transactions with related persons. Potential related persons transactions are to be referred to our Chief Executive Officer, and brought to the attention of the Board if material.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

The Certificate of Amendment to our Articles of Incorporation filed with the Secretary of State of Nevada on June 1, 2006, authorized the issuance of 325,000,001 shares of our capital stock, of which 300 million were designated as common stock, par value $0.001 per share, 25 million were designated as preferred stock, par value $0.001 per share, and 1 share was designated as special voting stock, par value $0.001 per share.

Capital Stock Issued and Outstanding

As of April 1, 2008, there were issued and outstanding 99,988,644 shares of common stock (including 11,827,776 shares of common stock issuable upon exchange of exchangeable shares), no shares of preferred stock and 1 special voting share.

The following description of our capital stock is derived from various provisions of our Articles of Incorporation and our First Amended and Restated Bylaws as well as provisions of applicable law. Such description is not intended to be complete and is qualified in its entirety by reference to the relevant provisions of our Articles of Incorporation and our First Amended and Restated Bylaws.

Description of Common Stock

We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share, 99,988,644 shares (including 11,827,776 shares of common stock issuable upon exchange of exchangeable shares) of which were outstanding as of April 1, 2008. Holders of the common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the common stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share, none of which as of March 6, 2008 was designated, issued or outstanding. The board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the board of directors, without the necessity of obtaining approval of the stockholders.

Special Voting Stock

The one share of our special voting stock was designated to allow the holders of exchangeable shares issued in connection with the transaction between the former shareholders of Gran Tierra Canada and Goldstrike to vote at our stockholder meetings. The holder of the share of special voting stock is not entitled to receive dividends or distributions, but has the right to vote on each matter on which holders of our common stock are entitled to vote and to cast that number of votes equal to the number of exchangeable shares outstanding that are not owned by us or our affiliates. In connection with the share exchange transaction involving the former shareholders of Gran Tierra Canada, the share of special voting stock was issued to Olympia Trust Company as trustee for the holders of exchangeable shares. The trustee may only cast votes with respect to the share of special voting stock based on instructions received from the holders of exchangeable shares. The exchangeable shares are described more fully below.

Exchangeable Shares

In the share exchange transaction involving the former shareholders of Gran Tierra Canada and Goldstrike, the Gran Tierra Canada stockholders were permitted to elect to receive, for each share of Gran Tierra Canada’s common stock held before the share exchange, 1.5873016 exchangeable shares of Goldstrike Exchange Co. The exchangeable shares are a means to defer taxes paid in Canada. Each exchangeable share can be exchanged by the holder for one share of our common stock at any time, and will receive the same dividends payable on our common stock. At the time of exchange, taxes may be due from the holders of the exchange shares. The exchangeable shares have voting rights through special voting stock described above, and the holders thereof are able to vote on all matters on which the holders of our common stock are entitled to vote.

In order to exchange exchangeable shares for shares of common stock a holder of exchangeable shares must submit a retraction request to Goldstrike Exchange Co. together with the share certificate representing the exchangeable shares. 120367 Alberta Inc. is a corporation incorporated under the laws of Alberta and is a wholly-owned subsidiary of Gran Tierra. Pursuant to a Voting Exchange and Support Agreement, 120367 Alberta Inc. has an overriding right to purchase any exchangeable shares for which a retraction request has been submitted by providing the holder of the exchangeable shares subject to a retraction request with one share of common stock for each exchangeable share. Pursuant to the Voting Exchange and Support Agreement between 120367 Alberta Inc. and Gran Tierra, Gran Tierra is obligated to deliver shares of its common stock to 120367 Alberta Inc. in order to satisfy the obligations of 120367 Alberta Inc.

Holders of exchangeable shares have the right to instruct the trustee to cause 120367 Alberta Inc. to purchase exchangeable shares for shares of common stock if Goldstrike Exchange Co. becomes insolvent or institutes insolvency proceedings. In addition, 120367 Alberta Inc. will be deemed to have purchased the exchangeable shares for shares of common stock if we are subject to liquidation, wound up or dissolved.

The exchangeable shares are subject to retraction by Goldstrike Exchange Co. for shares of common stock at the earlier of: (i) November 10, 2012; (ii) the date that less than 10% of the issued and outstanding exchangeable shares are held by parties not affiliated with us; (iii) the date when the holders of exchangeable shares fail to approve a sale of all or substantially all of the assets of Goldstrike Exchange Co. when requested to do so by us; (iv) the date when holders of exchangeable shares fail to approve a change in the terms of the exchangeable shares that is required to maintain their economic equivalence to shares of common stock; or (v) if there is a change of control transaction with respect to us. 120367 Alberta Inc has the right to purchase all exchangeable shares for common stock on the of the occurrence of any of these retraction events or if Goldstrike Exchange Co is being liquidated. In addition, we have the right to purchase (or to cause 120367 Alberta Inc. to purchase) all exchangeable shares if there is a change of law that permits holders of exchangeable shares to exchange their exchangeable shares for shares of common stock on a basis that will not require holders to recognize a capital gain for Canadian tax purposes.

Options

As of April 1, 2008, options representing the right to purchase 5,651,664 shares of common stock are issued and outstanding at a weighted average exercise price of $1.59. The outstanding options were granted pursuant to our 2007 Equity Incentive Plan, which is an amendment and restatement of our 2005 Equity Incentive Plan, to certain of our employees, officers and employee-directors and are exercisable for 10 years from the date of grant.

Warrants

As of April 1, 2008, the following warrants were issued and outstanding:

•
Warrants representing the right to purchase 6,061,972 shares of our common stock. The outstanding warrants were issued on varying dates between September 2005 and February 2006, and are exercisable for five years from the date of issuance at an exercise price of $1.25 per share.

•
Warrants representing the right to purchase 22,873,919 shares of our common stock. The outstanding warrants are exercisable until June 2012 at an exercise price of $1.05 per share. The warrants can be called by us if our common stock trades above $3.50 for 20 consecutive days.

Indemnification; Limitation of Liability

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers, employees and former directors, officers and employees (including heirs and personal representatives) to the fullest extent permitted under Nevada law.

Our articles of incorporation and bylaws provide a limitation of liability in that no director or officer shall be personally liable to Gran Tierra or any of its shareholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

Our employment agreements with certain of our executive officers contain provisions which require us to indemnify them for costs, charges and expenses incurred in connection with (i) civil, criminal or administrative actions resulting from the executive officers service as such and (ii) actions by or on behalf of the Company to which the executive officer is made a party. We are required to provide such indemnification if (i) the executive officer acted honestly and in good faith with a view to the best interests of the Company, and (ii) in the case of a criminal or administrative proceeding or proceeding that is enforced by a monetary policy, the executive officer had reasonable grounds for believing that his conduct was lawful.

We have also entered into an indemnity agreement with all of our officers and directors. The agreement provides that the we will indemnify officers and directors to the fullest extent permitted by law, including indemnification in third party claims and derivative actions. The agreement also provides that we will provide an advancement for expenses incurred by the officers or directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Gran Tierra from doing so if it cannot obtain the approval of our board of directors.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Atlantis Company Profit Sharing Plan, Donald V. Weir and Julie E. Weir, Hazel Bennett, IRA FBO Jill Anne Harris Pershing as Custodian, IRA FBO Lisa Marcelli Pershing LLC as Custodian, Jan Bartholomew, Katherine U. Sanders 1990, Michael S. Chadwick, Weiskopf, Silver & Co. LP and OTA LLC are broker-dealers and are deemed to be "underwriters" within the meaning of the Securities Act in connection with selling the shares. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. None of the selling stockholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market-making involves transactions in which a market-maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Kummer Kaempfer Bonner & Renshaw.

EXPERTS

The consolidated financial statements of Gran Tierra Energy Inc. included in this Prospectus have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Argosy Energy International, LP as of December 31, 2005 and 2004, and for each of the years then ended, have been included herein in reliance upon the report of KPMG Ltda., independent public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The studies to estimated proved oil reserves for the years 2003, 2004 and 2005 referred to therein were prepared by Huddleston & Co., Inc.

The information regarding Gran Tierra’s oil and gas reserves has been reviewed by Gaffney, Cline & Associates, independent consultants.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Available Information

We file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

Our Internet website is www.grantierra.com.. On the Investor Relations page of that website, we provide access to all of our reports and amendments to these reports that we furnish or file with the SEC free of charge as soon as reasonably practicable after filing with the SEC. Additionally, our SEC filings are available at the SEC’s website ( www.sec.gov ).

Our common stock is listed on the American Stock Exchange under the symbol “GTE” and on the Toronto Stock Exchange under the symbol “GTE”. In addition, reports, proxy statements and other information concerning our company can be inspected at our offices at 300, 611-10th Avenue S.W. Calgary, Alberta T2R 0B2, Canada. Our Internet website at www.grantierra.com contains information concerning us. The information at our Internet website is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

GRAN TIERRA ENERGY INC.
(FORMERLY GOLDSTRIKE, INC.)

Supplemental Oil and Gas Information

Supplemental Oil and Gas Information (unaudited)	F-66

Report of Independent Registered Chartered Accountants

To the Board of Directors and Shareholders of Gran Tierra Energy Inc.

We have audited the accompanying consolidated balance sheets of Gran Tierra Energy Inc. and subsidiaries (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, and stockholders' equity and cash flows for each of the two years then ended, and the period from incorporation on January 26, 2005 to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Gran Tierra Energy Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the two years then ended and for the period from incorporation on January 26, 2005 to December 31, 2005 in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Calgary, Canada
March 7, 2008

Gran Tierra Energy Inc.
Consolidated Statements of Operations and Accumulated Deficit
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005

	Period Ended December 31,
	2007	2006	2005
	(Expressed in U.S. dollars)
REVENUE AND OTHER INCOME
Oil sales	$31,807,641	$11,645,553	$946,098
Natural gas sales	44,971	75,488	113,199
Interest	425,542	351,872	—
	32,278,154	12,072,913	1,059,297
EXPENSES
Operating	10,474,368	4,233,470	395,287
Depletion, depreciation and accretion	9,414,907	4,088,437	462,119
General and administrative	10,231,952	6,998,804	2,482,070
Liquidated damages	7,366,949	1,527,988	—
Derivative financial instruments	3,039,690	—	—
Foreign exchange (gain) loss	(77,275)	370,538	(31,271)
	40,450,591	17,219,237	3,308,205

LOSS BEFORE INCOME TAX	(8,172,437)	(5,146,324)	(2,248,908)
Income tax	(294,767)	(677,380)	29,228
NET LOSS AND COMPREHENSIVE LOSS	$(8,467,204)	$(5,823,704)	$(2,219,680)
ACCUMULATED DEFICIT, beginning of period	(8,043,384)	(2,219,680)	—
ACCUMULATED DEFICIT, end of period	$(16,510,588)	$(8,043,384)	$(2,219,680)

NET LOSS PER COMMON SHARE — BASIC & DILUTED	(0.09)	(0.08)	(0.16)

Weighted average common shares outstanding — basic & diluted	95,096,311	72,443,501	13,538,149

(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Consolidated Balance Sheets

	Year Ended December 31,
	2007	2006
	(Expressed in U.S. dollars)
ASSETS
Current assets
Cash and cash equivalents	$18,188,817	$24,100,780
Restricted cash	—	2,291,360
Accounts receivable	10,694,705	5,089,561
Inventory	786,921	811,991
Taxes receivable	1,177,076	404,120
Prepaids	442,271	676,524
Deferred tax asset (Note 8)	220,000	—

Total Current Assets	31,509,790	33,374,336

Oil and gas properties, using the full cost method of accounting
Proved	44,292,203	37,760,230
Unproved	18,910,229	18,333,054

Total Oil and Gas Properties	63,202,432	56,093,284

Other assets	715,470	614,104

Total Property, Plant and Equipment (Note 5)	63,917,902	56,707,388

Long term assets
Deferred tax asset (Note 8)	1,838,436	444,324
Taxes receivable	525,350	—
Other long-term assets	—	5,826
Goodwill	15,005,083	15,005,083

Total Long Term Assets	17,368,869	15,455,233

Total Assets	$112,796,561	$105,536,957

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable (Note 9)	$11,327,292	$6,729,839
Accrued liabilities (Note 9)	6,138,684	8,932,966
Liquidated damages	—	1,527,988
Derivative financial instruments (Note 11)	1,593,629	—
Current taxes payable	3,284,334	1,642,045
Deferred tax liability (Note 8)	1,107,802	—

Total Current Liabilities	23,451,741	18,832,838

Long term liabilities	131,821	39,077
Deferred tax liability (Note 8)	9,234,926	7,153,112
Deferred remittance tax	1,332,016	2,722,545
Derivative financial instruments (Note 11)	1,054,716	—
Asset retirement obligation (Note 7)	799,486	594,606

Total Long Term Liabilities	12,552,965	10,509,340

Shareholders’ equity
Common shares (Note 6)	95,176	95,455
(80,389,676 and 78,789,104 common shares and 14,787,303 and 16,666,661 exchangeable shares, par value $0.001 per share, issued and outstanding as at December 31, 2007 and 2006, respectively)
Additional paid in capital	72,457,519	71,311,155
Warrants	20,749,748	12,831,553
Accumulated deficit	(16,510,588)	(8,043,384)

Total Shareholders’ Equity	76,791,855	76,194,779

Total Liabilities and Shareholders’ Equity	$112,796,561	$105,536,957

(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Consolidated Statements of Cash Flow
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005

	Period Ended December 31,
	2007	2006	2005
	(Expressed in U.S. dollars)
Operating Activities
Net loss	$(8,467,204)	$(5,823,704)	$(2,219,680)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion, depreciation and accretion	9,414,907	4,088,437	462,119
Deferred tax	(702,827)	892,998	(29,228)
Stock based compensation	809,522	260,495	52,911
Liquidated damages	5,838,961	1,527,988	—
Unrealized loss on financial instruments	2,648,346	—	—
Net changes in non-cash working capital
Accounts receivable	(5,605,144)	(4,280,601)	(808,960)
Inventory	25,070	(364,983)	(447,012)
Prepaids and other current assets	234,253	(633,823)	(42,701)
Deferred tax asset	(220,000)	—	—
Accounts payable and accrued liabilities	261,658	3,799,554	1,264,052
Taxes receivable and payable	869,333	(295,981)	(108,139)
Deferred tax liability	1,107,802	—	—

Net cash provided by (used in) operating activities	6,214,677	(829,620)	(1,876,638)

Investing Activities
Restricted cash	1,010,409	(1,020,490)	(400,427)
Oil and gas property expenditures	(13,429,570)	(7,434,463)	(8,707,595)
Business acquisition	—	(36,911,959)	—
Long term assets and liabilities	(426,782)	—	—

Net cash used in investing activities	(12,845,943)	(45,366,912)	(9,108,022)

Financing Activities
Restricted cash	—	(1,280,993)	—
Proceeds from issuance of common stock	719,303	69,356,849	13,206,116

Net cash provided by financing activities	719,303	68,075,856	13,206,116

Net (decrease) increase in cash and cash equivalents	(5,911,963)	21,879,324	2,221,456
Cash and cash equivalents, beginning of period	24,100,780	2,221,456	—

Cash and cash equivalents, end of period	$18,188,817	$24,100,780	$2,221,456

Supplemental cash flow disclosures:
Cash paid for interest	$80,234	$104,307	$—
Cash paid for taxes	$116,140	$741,380	$—
Non-cash investing activities:
Accounts payable related to capital additions	$2,799,580	$10,599,199	$—

(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Consolidated Statement of Shareholders’ Equity
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005

	Period Ended December 31,
	2007	2006	2005
	(Expressed in U.S. dollars)
Share Capital
Balance beginning of period	$95,455	$43,285	$—
Issue of common shares	670	52,170	43,285
Cancelled common shares	(949)	—	—

Balance End of Period	$95, 176	$95,455	$43,285

Additional Paid-in-Capital
Balance beginning of period	$71,311,155	$11,807,313	$—
Cancelled common shares	(1,086,213)	—	—
Issue of common shares	718,633	59,190,356	11,754,402
Exercise of warrants	513,030	52,991	—
Stock based compensation expense	1,000,914	260,495	52,911

Balance end of period	$72,457,519	$71,311,155	$11,807,313

Warrants
Balance beginning of period	$12,831,553	$1,408,429	$—
Cancelled warrants	(232,548)	—	—
Issue of warrants	8,625,014	11,476,115	1,408,429
Exercise of warrants	(474,271)	(52,991)	—

Balance end of period	$20,749,748	$12,831,553	$1,408,429

Accumulated Deficit
Balance beginning of period	$(8,043,384)	$(2,219,680)	$—
Net loss	(8,467,204)	(5,823,704)	(2,219,680)

Balance end of period	$(16,510,588)	$(8,043,384)	$(2,219,680)

Total Shareholders’ Equity	$76,791,855	$76,194,779	$11,039,347

(See notes to the consolidated financial statements)

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

1. Description of Business

Gran Tierra Energy Inc., a Nevada corporation (the “Company” or “Gran Tierra Energy”) is a publicly traded oil and gas company engaged in acquisition, exploration, development and production of oil and natural gas properties. The Company’s principal business activities are in Argentina, Colombia and Peru.

2. Significant Accounting Policies

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The preparation of financial statements in accordance with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and revenues and expenses during the reporting period. The Company believes that the information and disclosures presented are adequate to ensure the information presented is not misleading.

Significant accounting policies are:

Basis of consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and changes from those estimates are recorded when known. Oil and natural gas reserves and related present value of future cash flows, impairment assessments, stock option expense, income taxes, asset retirement obligation, derivative instrument valuation, legal and environmental risks and exposures and any assumptions associated with valuation of oil and gas property are all subject to estimation in the Company’s financial results.

Foreign currency translation

The functional currency of the Company, including its subsidiaries in Argentina, Colombia and Peru, is the United States dollar. Monetary items are translated into the reporting currency at the exchange rate in effect at the balance sheet date and non-monetary items are translated at historical exchange rates. Revenue and expense items are translated in a manner that produces substantially the same reporting currency amounts that would have resulted had the underlying transactions been translated on the dates they occurred. Depreciation or amortization of assets is translated at the historical exchange rates similar to the assets to which they relate.

Gains and losses resulting from foreign currency transactions, which are transactions denominated in a currency other than the entity’s functional currency, are included in the consolidated statement of operations and deficit.

Fair value of financial instruments

The Company’s financial instruments are cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities. The fair values of these financial instruments approximate their carrying values due to their immediate or short-term nature.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

Restricted cash

During the second quarter of 2007, investors holding 948,853 units exercised their right to have Gran Tierra Energy return to them their purchase price for the securities held in escrow. Funds of $1,280,951, held in escrow by the Bank of America were refunded to the investors in June, 2007, and the securities were cancelled by the Company. No other investors have the right to cause the Company to return their purchase price for securities. During the first quarter of 2007, the $1,009,009 held as a letter of credit for work commitments in Peru was returned to Gran Tierra Energy. Export Development Canada put a guarantee in place on the Company’s behalf which resulted in the return of the restricted cash.

Inventory

Inventory consists of crude oil in tanks and supplies. Crude oil in tanks is valued at the lower of cost or market value. Supplies are valued at cost or less. The cost of inventory is determined using the weighted average method. Crude oil inventories include expenditures incurred to produce, upgrade and transport the product to the storage facilities. Crude oil inventories at December 31, 2007 and 2006 are $381,138 and $629,991, respectively. Supplies at December 31, 2007 and 2006 are $405,783 and $182,000, respectively.

Oil and gas properties

The Company uses the full cost method of accounting for its investment in oil and natural gas properties. Separate cost centers are maintained for each country in which the Company incurs costs. Under this method, the Company capitalizes all acquisition, exploration and development costs incurred for the purpose of finding oil and natural gas reserves, including salaries, benefits and other internal costs directly attributable to these activities. Costs associated with production and general corporate activities, however, are expensed in the period incurred. Interest costs related to unproved properties and properties under development are also capitalized to oil and natural gas properties. Unless a significant portion of the Company’s proved reserve quantities in a particular country are sold (25% or greater), proceeds from the sale of oil and natural gas properties are accounted for as a reduction to capitalized costs, and gains and losses are not recognized.

The Company computes depletion of oil and natural gas properties on a quarterly basis using the unit-of-production method based upon production and estimates of proved reserve quantities. Unproved properties are excluded from the amortizable base until evaluated. The cost of exploratory dry wells is transferred to proved properties and thus subject to amortization immediately upon determination that a well is dry in those countries where proved reserves exist. Future development costs are added to the amortizable base.

In countries where the Company has not recorded proved reserves, all costs associated with a property are considered quarterly for impairment upon full evaluation of such prospect or play. This evaluation considers among other factors, seismic data, requirements to relinquish acreage, drilling results, remaining time in the commitment period, remaining capital plans, and political, economic, and market conditions. In exploration areas, related Geological and geophysical (“G&G”) costs are capitalized in unproved property and evaluated as part of the total capitalized costs associated with a property. G&G costs related to development projects are recorded in proved properties and therefore subject to amortization as incurred.

The Company performs a ceiling test calculation each quarter in accordance with the Securities Exchange Commission (“SEC”) Regulation S-X Rule 4-10. In performing its quarterly ceiling test, the Company limits, on a country-by-country basis, the capitalized costs of proved oil and natural gas properties, net of accumulated depletion and deferred income taxes, to the estimated future net cash flows from proved oil and natural gas reserves discounted at ten percent, net of related tax effects, plus the lower of cost or fair value of unproved properties included in the costs being amortized. If capitalized costs exceed this limit, the excess is charged as additional depletion expense. The Company calculates future net cash flows by applying end-of-the-period prices except in those instances where future natural gas or oil sales are covered by physical contract terms providing for higher or lower amounts.

Unproved properties are assessed quarterly for possible impairments. If impairment has occurred, the impairment is transferred to proved properties. For prospects where a reserve base has not yet been established, the impairment is charged to earnings.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

Asset retirement obligations

The Company provides for future asset retirement obligations on its oil and natural gas properties based on estimates established by current legislation. The asset retirement obligation is initially measured at fair value and capitalized to capital assets as an asset retirement cost. The asset retirement obligation accretes until the time the asset retirement obligation is expected to settle while the asset retirement cost is amortized over the useful life of the underlying capital assets.

The amortization of the asset retirement cost and the accretion of the asset retirement obligation are included in depletion, depreciation and accretion. Actual asset retirement costs are recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred is recorded as a gain or loss in the period of settlement.

Other assets

Other assets, including additions and replacements, are recorded at cost upon acquisition and included furniture and fixtures, computer equipment, automobiles and assets under capital leases. The cost of repairs and maintenance is charged to expense as incurred. Depreciation related to assets under capital leases is recorded as part of depletion, depreciation and accretion in the Statement of Operations. Depreciation is provided using the declining-balance-basis at the following annual rates:

Computer equipment	30%
Furniture and fixtures	30%
Automobiles	30%

Revenue recognition

Revenue from the production of crude oil and natural gas is recognized when title passes to the customer and when collection of the revenue is reasonably assured. For the Company’s Colombian operations, Gran Tierra Energy’s customers take title when the crude oil is transferred to their pipeline. In Argentina, Gran Tierra Energy transports product from the field to the customer’s refinery by truck. Revenue represents the Company’s share and is recorded net of royalty payments to governments and other mineral interest owners.

Goodwill

Goodwill represents the excess of purchase price of business combinations over the fair value of net assets acquired and is tested for impairment at least annually unless business events indicate an impairment test is required. The impairment test requires allocating goodwill and all other assets and liabilities to assigned reporting units. The fair value of each reporting unit is estimated and compared to the net book value of the reporting unit. If the estimated fair value of the reporting unit is less than the net book value, including goodwill, then the goodwill is written down to the implied fair value of the goodwill through a charge to expense. Because quoted market prices are not available for the Company’s reporting units, the fair values of the reporting units are estimated based upon estimated future cash flows of the reporting unit. The goodwill on the Company’s financial statements was a result of the Argosy acquisition, and relates entirely to the Colombia reporting segment. The Company performed annual impairment tests of goodwill at December 31, 2006 and 2007. Based on these assessments, no impairment of goodwill was identified.

Income taxes

Deferred income taxes are recognized using the liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax base, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. Valuation allowances are provided if, after considering available evidence, it is not more likely than not that some or all of the deferred tax assets will be realized.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

The evaluation of a tax position in accordance with FIN 48 (FASB Interpretation Number) Accounting for Uncertainty in Income Taxes with respect to FAS 109 Accounting for Income Taxes is a two-step process. The first step is recognition: The Company determines whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the Company presumes that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information. The second step is measurement: A tax position that meets the more-likely-than-not recognition threshold is measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits as a component of income tax expense in the consolidated statement of operations. This is an accounting policy election made by the Company that is a continuation of the Company’s historical policy and will continue to be consistently applied in the future.

The Company calculates two taxes for its business activities in Argentina. First, a minimum presumed income is calculated by applying a one percent tax rate to taxable assets as of the end of the period. If the tax on minimum presumed income exceeds income tax payable during the year, the excess is considered a prepayment of future income taxes due over the next ten year period. Secondly, a ‘third party tax substitutable’ is recorded. The government ensures each company, with foreign ownership, withholds taxes based on the assumption that profits will be transferred to the owners. If profits are not transferred, the taxes paid may be used to offset tax liabilities in the future.

Loss per share

Basic loss per share calculations are based on the loss attributable to common shareholders for the period divided by the weighted average number of common shares issued and outstanding during the period. The diluted loss per share calculation is based on the weighted average number of common shares outstanding during the period, plus the effects of dilutive common share equivalents. This method requires that the dilutive effect of outstanding options and warrants issued should be calculated using the treasury stock method. This method assumes that all common share equivalents have been exercised at the beginning of the period (or at the time of issuance, if later), and that the funds obtained thereby were used to purchase common shares of the Company at the average trading price of common shares during the period. At December 31, 2007 and 2006, 5,724,168 and 2,700,000 options to purchase common shares and warrants to purchase 33,917,536 and 35,156,915 common shares, respectively, were excluded from the diluted loss per share calculation as the instruments were anti-dilutive.

Stock-based compensation

The Company follows the fair-value method of accounting for stock options granted to directors, officers and employees pursuant to Financial Accounting Standards Board Statement 123 (Revised). Stock-based compensation expense is included as part of oil and natural gas properties, operating and general and administrative expenses with a corresponding increase to contributed surplus. Compensation expense for options granted is based on the estimated fair value at the time of grant and the expense is recognized over the requisite service period of the option.

Accounting for Oil and Gas Derivative Instruments

The Company follows the provisions of SFAS No.133,“Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). SFAS 133 requires the accounting recognition of all derivative instruments as either assets or liabilities at fair value. Under the provisions of SFAS 133, the Company may or may not elect to designate a derivative instrument as a hedge against changes in the fair value of an asset or a liability (a “fair value hedge”) or against exposure to variability in expected future cash flows (a “cash flow hedge”). The accounting treatment for the changes in fair value of a derivative instrument is dependent upon whether or not a derivative instrument is a cash flow hedge or a fair value hedge, and upon whether or not the derivative is designated as a hedge as noted above. Changes in fair value of a derivative designated as a cash flow hedge are recognized, to the extent the hedge is effective, in other comprehensive income until the hedged item is recognized in earnings. Changes in the fair value of a derivative instrument designated as a fair value hedge are recognized in the statement of operations along with the changes in fair value of the hedged item attributable to the hedged risk. Where hedge accounting is not elected or if a derivative instrument does not qualify as either a fair value hedge or a cash flow hedge, changes in fair value are recognized in earnings as derivative financial instrument gain or loss. The Company’s derivative instruments currently do not qualify as either a fair value hedge or a cash flow hedge.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

Warrants

The Company follows the fair-value method of accounting for warrants issued to purchase its common stock. The change of $8.6 million in the fair value of warrants issued in the 2006 Offering, arising from the amendment to the terms of the warrants in connection with the settlement of the liability for liquidated damages, was determined using a Black-Scholes warrant pricing model based on a 25% volatility rate, which reflects a typical volatility rate used to value this type of financial instrument.

New Accounting Pronouncements

In July 2006, the FASB issued FIN 48 Accounting for Uncertainty in Income Taxes with respect to FAS 109 Accounting for Income Taxes regarding accounting for and disclosure of uncertain tax positions. This guidance seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation requires that the Company recognize the impact of a tax position in the financial statements if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure. In accordance with the provisions of FIN 48, any cumulative effect resulting from the change in accounting principle is to be recorded as an adjustment to the opening balance of accumulated deficit. This interpretation is effective for fiscal years beginning after December 15, 2006 and its adoption on January 1, 2007 did not have a material impact on the Company’s consolidated financial statements and did not require the Company to record any amounts in the financial statements.

In September 2006, the FASB issued SFAS 157, Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value under US generally accepted accounting principles and expands disclosures about fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007. The provisions of SFAS 157 are to be applied prospectively, except for the initial impact in certain situations, which are required to be recorded as an adjustment to the opening balance of retained earnings in the year of adoption. The Company does not expect the adoption of this statement will have a material impact on its results of operations or financial position.

In December 2006, the FASB issued Staff Position (FSP) EITF 00-19-2, Accounting for Registration Payment Arrangements. FSP EITF 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, Accounting for Contingencies. This FSP is effective for fiscal years beginning after December 15, 2006. The Company early adopted this FSP during the year ended December 31, 2006 and recorded $1,258,065 in liquidated damages as an expense in the consolidated statement of operations and deficit and the same amount in accrued liabilities at December 31, 2006. For the year ended December 31, 2007 the Company expensed an additional amount of $7,366,949. As at December 31, 2007, the Company had an accumulated expense for liquidated damages of $8,625,014. Pursuant to an amendment of terms of Registration Rights Payments with respect to the associated shareholder agreement, the Company’s shareholders waived the right to settle the liquidated damages in cash and in lieu agreed to an amendment of the exercise price of the warrants from $1.75 to $1.05 on June 27, 2007, and an extension of one year in the term for the warrants. The settlement of the liquidated damages is reflected as an increase to the value of the warrants included in the shareholders’ equity section of the consolidated balance sheet.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS 159 permits an entity to elect fair value as the initial and subsequent measurement attribute for many financial assets and liabilities. Entities electing the fair value option would be required to recognize changes in fair value in earnings. Entities electing the fair value option are required to distinguish on the face of the statement of financial position, the fair value of assets and liabilities for which the fair value option has been elected and similar assets and liabilities measured using another measurement attribute. SFAS 159 is effective for the Company’s fiscal year 2008. The adjustment to reflect the difference between the fair value and the carrying amount would be accounted for as a cumulative-effect adjustment to retained earnings as of the date of initial adoption. The Company does not expect the adoption of this statement will have a material impact on its results of operations or financial position.

In December 2007, the FASB issued SFAS 141 (R), “Business Combinations”, and SFAS 160, “Noncontrolling Interests in Consolidated Financial Statements”. SFAS 141 (R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS 160 clarifies that a noncontrolling interest in a subsidiary should be reported as equity in the consolidated financial statements. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS 141 (R) and SFAS 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited and the provisions are applied prospectively. The Company has not yet determined the effect on our consolidated financial statements, if any, upon adoption of SFAS 141 (R) or SFAS No. 160.

3. Business Combination

Gran Tierra Energy entered into a Securities Purchase Agreement dated May 25, 2006 with Crosby Capital LLC (“Crosby”) to acquire all of the limited partnership interests of Argosy Energy International (“Argosy) and all of the issued and outstanding capital stock of Argosy Energy Corp. On June 20, 2006 Gran Tierra Energy closed the Argosy acquisition and paid consideration to Crosby consisting of $37.5 million cash, 870,647 shares of the Company’s common stock and overriding and net profit interests in certain of Argosy’s assets valued at $1 million. The value of the overriding and net profit interests was based on the present value of expected future cash flows. All of Argosy Energy International’s assets are in Colombia.

The acquisition has been accounted for using the purchase method, and the results of Argosy Energy International have been consolidated with Gran Tierra Energy from June 20, 2006. The following table shows the allocation of the purchase price based on the fair values of the assets and liabilities acquired:

Cash paid (net of cash acquired)	$36,414,385
Common shares issued	1,305,971
Transaction costs	497,574

Total purchase price	$38,217,930

Purchase Price Allocated:
Oil and natural gas assets	$32,553,211
Goodwill (1)	15,005,083
Accounts receivable	5,361,887
Inventories (2)	567,355
Long term investments	6,772
Accounts Payable and Accrued Liabilities	(6,085,109)
Long term liabilities	(49,763)
Deferred tax liabilities	(9,141,506)

Total purchase price allocated	$38,217,930

(1)	Goodwill is not deductible for tax purposes.

(2)	Inventory is comprised of $497,000 supplies and $70,000 of oil inventory.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

The pro forma results for the period ended December 31, 2005 and December 31, 2006 are shown below, as if the acquisition had occurred on January 26, 2005 and January 1, 2006. Pro forma results are not indicative of actual results or future performance.

	December 31,
	2006	2005
Revenue	$18,775,357	$12,950,000
Net income	294,105	1,569,000
Earnings per share (Basic)	$0.01	$0.04
Earnings per share (Diluted)	$0.01	$0.03

4. Segment and Geographic Reporting

The Company’s reportable operating segments are Argentina and Colombia. The Company is primarily engaged in the exploration and production of oil and natural gas. Peru is not a reportable segment because the level of activity on these land holdings is insignificant at this time and is included as part of the Corporate balances. The accounting policies of the reportable operating segments are the same as those described in the summary of significant accounting policies. The Company evaluates performance based on profit or loss from oil and natural gas operations before price risk management and income taxes.

The Colombia assets were acquired on June 20, 2006, and the Argentina assets were acquired on September 1, 2005. Therefore the comparable segmented information for 2005 includes only four months of operations for Argentina, and there is no comparable 2005 information for Colombia.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

The following tables present information on the Company’s reportable geographic segments:

Gran Tierra Energy Inc.

	Year Ended December 31, 2007
	Corporate	Colombia	Argentina	Total
Revenues	$—	$23,748,155	$8,104,457	$31,852,612
Interest income	187,532	222,785	15,225	425,542
Depreciation, depletion & accretion	87,987	6,850,086	2,476,834	9,414,907
Segment income (loss) before income tax	(17,181,895)	11,484,448	(2,474,990)	(8,172,437)
Segment capital expenditures	$731,281	$14,214,835	$1,679,305	$16,625,421

	Year Ended December 31, 2006
	Corporate	Colombia	Argentina	Total
Revenues	$—	$6,612,190	$5,108,851	$11,721,041
Interest income	351,872	—	—	351,872
Depreciation, depletion & accretion	43,576	2,494,317	1,550,544	4,088,437
Segment income (loss) before income tax	(6,221,372)	1,486,075	(411,027)	(5,146,324)
Segment capital expenditures	$256,482	$34,053,289	$14,084,410	$48,394,181

	Period Ended December 31, 2005
	Corporate	Colombia	Argentina	Total
Revenues	$—	$—	$1,059,297	$1,059,297
Depreciation, depletion & accretion	9,097	—	453,022	462,119
Segment income (loss) before income tax	(2,136,463)	—	(112,445)	(2,248,908)
Segment capital expenditures	$131,200	$—	$8,182,008	$8,313,208

	Year Ended December 31, 2007
	Corporate	Colombia	Argentina	Total
Property, plant & equipment	$1,030,976	$43,638,837	$19,248,089	$63,917,902
Goodwill	—	15,005,083	—	15,005,083
Other assets	11,302,705	15,949,418	6,621,453	33,873,576
Total	$12,333,681	$74,593,338	$25,869,542	$112,796,561

	Year Ended December 31, 2006
	Corporate	Colombia	Argentina	Total
Property, plant & equipment	$387,682	$36,274,088	$20,045,618	$56,707,388
Goodwill	—	15,005,083	—	15,005,083
Other assets	13,242,859	9,878,443	10,703,184	33,824,486
Total	$13,630,541	$61,157,614	$30,748,802	$105,536,957

The Company’s revenues are derived principally from uncollaralized sales to customers in the oil and natural gas industry. The concentration of credit risk in a single industry affects the Company’s overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions. In 2007, the Company has one significant customer for its Colombian crude oil, Ecoptrol S.A., a Colombian government agency. In Argentina, the Company has one significant customer, Refineria del Norte S.A.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

5. Property, Plant and Equipment

	As at December 31, 2007			As at December 31, 2006
	Cost	Accumulated DD&A	Net book value	Cost	Accumulated DD&A	Net book value
Oil and natural gas properties
Proven	$57,832,454	$(13,540,251)	$44,292,203	$41,191,274	$(3,431,044)	$37,760,230
Unproven	18,910,229	—	18,910,229	18,333,054	—	18,333,054
Furniture and fixtures	815,333	(559,481)	255,852	289,353	(47,637)	241,716
Computer equipment	718,540	(299,195)	419,345	912,645	(592,646)	319,999
Automobiles	71,695	(31,422)	40,273	69,499	(17,110)	52,389
Total capital assets	$78,348,251	$(14,430,349)	$63,917,902	$60,795,825	$(4,088,437)	$56,707,388

The Company has capitalized $1,690,937 (2006 - $138,383) of general and administrative expenses directly related to the Colombian full cost center including $138,779 of stock-based compensation expense and $167,372 (2006 - $3,921) of general and administrative expenses in the Argentina full cost center which includes $52,613 of stock-based compensation.

The unproven oil and natural gas properties consist of exploration lands held in Colombia, Argentina and Peru. The Company has $15.1 million in unproved assets in Colombia, $3.1 million of unproved assets in Argentina and $0.7 million of unproved assets in Peru. These properties are being held for their exploration value and are not being depleted pending determination of existence of estimated proved reserves. Gran Tierra Energy will continue to assess and allocate the unproven properties over the next several years as proved reserves are established and as exploration dictates whether or not future areas will be developed.

The following is a summary of Gran Tierra Energy’s oil and natural gas properties not subject depletion as of December 31, 2007

	Costs Incurred in
	2007	2006	Total
Acquisition costs - Argentina	$—	$3,148,206	$3,148,206
Acquisition costs - Colombia	—	11,418,956	11,418,956
Exploration costs - Peru	656,244	—	656,244
Exploration costs - Colombia	807,670	—	807,670
Development costs - Colombia	2,879,153	—	2,879,153
Total oil and natural gas properties not subject to depletion	$4,343,067	$14,567,162	$18,910,229

6. Share Capital

Share capital

The Company’s authorized share capital consists of 325,000,001 shares of our capital stock, of which 300 million are designated as common stock, par value $0.001 per share, 25 million are designated as preferred stock, par value $0.001 per share (collectively, “common stock”), and 1 share designated as special voting stock, par value $0.001 per share. Outstanding share capital consists of 80,389,676 common voting shares of the Company and 14,787,303 exchangeable shares of Goldstrike Exchange Co. Each exchangeable share is exchangeable only into one common voting share of the Company. The holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote and are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. The holders of common stock have no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to the common stock. Holders of exchangeable shares have the same rights as holders of common voting shares.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

During the second quarter of 2007, investors holding 948,853 units, comprising 948,853 common shares and warrants to purchase 474,427 common shares, exercised their right to have the Company return to them the purchase price for the securities held in escrow. The funds of $1,280,951, held in escrow by the Bank of America were refunded to the investors to complete this transaction during June, 2007, and the units were cancelled.

Warrants

At December 31, 2007, the Company had 14,442,622 warrants outstanding to purchase 7,221,311 common shares for $1.25 per share and 53,392,450 warrants outstanding to purchase 26,696,225 common shares for $1.05 per share.

In connection with settlement of liquidated damages relating to a delay in registration of units issued in June 2006, as described in the “Registration Rights Payments” section below, the Company amended the terms of the warrants issued to stockholders in June 2006 by adjusting the exercise price from $1.75 to $1.05 and extending the term of the warrants by one year to June 2012.

Registration Rights Payments

The shares and warrants have registration rights associated with their issuance pursuant to which the Company agreed to register for resale the shares and warrants. In the event that the registration statements were not declared effective by the SEC by specified dates, the Company was required to pay liquidated damages to the purchasers of the share and warrants.

The 15,047,606 units issued in the fourth quarter of 2005 and first quarter of 2006 had liquidated damages payable in the amount of 1% of the purchase price for each unit per month payable each month the registration statement was not declared effective beyond the mandatory effective date (July 10th, 2006). The total amount recorded at December 31, 2006, for these liquidated damages was $269,923. There are no further liabilities associated with these shares. As of February 14, 2007, the first registration statement was declared effective by the SEC.

In June, 2006, the Company sold an aggregate of 50 million units of its securities at a price of $1.50 per unit in a private offering for gross proceeds of $75 million, pursuant to three separate Securities Purchase Agreements, dated June 20, 2006, and one Securities Purchase Agreement, dated June 30, 2006 (collectively, the “2006 Offering”). Each unit comprised one share of Gran Tierra Energy’s common stock and one warrant to purchase one-half of a share of Gran Tierra Energy’s common stock at an exercise price of $1.75 for a period of five years, resulting in the issuance of 50 million shares of Gran Tierra Energy’s common stock. In connection with the issuance of these securities, Gran Tierra Energy entered into four separate Registration Rights Agreements with the investors pursuant to which Gran Tierra Energy agreed to register for resale the shares and warrants (and shares issuable pursuant to the warrants) issued to the investors in the offering by November 17, 2006. The second registration statement was declared effective by the SEC on May 14, 2007. Gran Tierra Energy had accrued $8.6 million in liquidated damages as of that date.

On June 27, 2007, under the terms of the Registration Rights Agreements, the Company obtained a sufficient number of consents from the signatories to the agreements waiving Gran Tierra Energy’s obligation to pay in cash the accrued liquidated damages. The Company agreed to amend the terms of the warrants issued in the 2006 Offering by reducing the exercise price of the warrants to $1.05 and extending the life of the warrants by one year, in lieu of a cash payment for liquidated damages. The revised fair value of the warrants was determined using a Black-Scholes warrant pricing model based on a 25% volatility rate, which reflects a typical volatility rate used to value this type of financial instrument. The $8,625,014 of liquidated damages has been recorded as an expense in the consolidated statement of operations in the amounts of $7,366,949 million for the year ended December 31, 2007, and $1,258,065 million in the fourth quarter of 2006, with a corresponding liability recorded on the consolidated balance sheet. The revision in the fair value of the warrants resulting from the amendment to the terms of the warrants amounted to $8,625,014 (equivalent to the amount of the liquidated damages) and has been reflected on the consolidated balance sheet as an increase to the warrant value included in shareholders’ equity and a settlement of the liability for liquidated damages.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

Stock options

As December 31, 2007, the Company has a 2007 Equity Incentive Plan, formed through the approval by shareholders of the amendment and restatement of the 2005 Equity Incentive Plan, under which the Company’s board of directors is authorized to issue options or other rights to acquire up to 9,000,000 shares of the Company’s common stock.

The Company has granted options to purchase common shares to certain directors, officers, employees and consultants. Each option permits the holder to purchase one common share at the stated exercise price. The options vest over three years and have a term of ten years, or the grantees end of service to the Company, which ever occurs first. At the time of grant, the exercise price equals the market price. The following options have been granted:

	Number of	Weighted Average
	Outstanding	Exercise Price
	Options	$/Option
Outstanding, December 31, 2006	2,700,000	$1.07
Granted in 2007	3,372,501	$1.87
Forfeited in 2007	(348,333)	$(1.57)
Outstanding, December 31, 2007	5,724,168	$1.52

The weighted average grant date fair value for options granted in 2007 was $1.10 (2006 - $0.84; 2005 - $0.20)

The table below summarizes stock options outstanding at December 31, 2007:

	Number of	Weighted Average	Weighted
	Outstanding	Exercise Price	Average
Range of Exercise Prices ($/option)	Options	$/Option	Expiry Years
$0.80	1,311,668	$0.80	7.9
$1.19 to $1.29	1,890,000	$1.26	9.0
$1.72	385,000	$1.72	9.9
$2.14	2,137,500	$2.14	10.0
Total	5,724,168	$1.52	9.2

The aggregate intrinsic value of options outstanding at December 31, 2007 is $6,334,036 based on the Company’s closing stock price of $2.62 for that date. At December 31, 2007, there was $2,927,266 of unrecognized compensation cost related to unvested stock options which is expected to be recognized over the next 3 years.

The table below summarizes exercisable stock options at December 31, 2007:

	Number of	Weighted Average	Weighted
	Exercisable	Exercise Price	Average
Range of Exercise Prices ($/option)	Options	$ /Option	Expiry Years
$0.80	892,501	$0.80	7.9
$1.19 to $1.27	351,666	$1.27	8.9
Total	1,244,167	$0.93	8.1

The weighted average grant date fair value for options vested in 2007 was $0.49 (2006 - $0.10). The aggregate intrinsic value of options exercisable at December 31, 2007 is $3,259,718 based on the Company’s closing stock price of $2.62 for that date.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

In 2007, the stock-based compensation expense is $1,000,914 (2006 - $260,495; 2005 - $52,911) of which $737,010 (2006- $260,495; 2005 - $52,911) has been recorded in general and administrative expense and $72,513 has been recorded in operating expense in the consolidated statement of operations. In 2007, $191,391 was capitalized as part of exploration and development costs.

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option pricing model based on assumptions noted in the following table. The Company uses historical data to estimate option exercises, expected term and employee departure behavior used in the Black-Scholes option pricing model. Expected volatilities used in the fair value estimate are based on historical volatility of the Company’s stock. The risk-free rate for periods within the contractual term of the stock options is based on the U.S. Treasury yield curve in effect at the time of grant.

	2007		2006		2005
Dividend yield ($ per share)	$	nil	$	nil	$	nil
Volatility (%)		93.8% to 103.5%		104.5%		nil
Risk-free interest rate (%)		3.5% to 5.06%		5.1%		4.3%
Expected term (years)		3 years		3 years		3 years
Forfeiture percentage (% per year)		10%		10%		10%

7. Asset Retirement Obligation

The December 31, 2007 asset retirement obligation is comprised of a Colombian obligation in the amount of $375,971 (2006 - $266,854) and an Argentine obligation in the amount of $423,515 (2006 - $327,752). Changes in the carrying amounts of the asset retirement obligations associated with the Company’s oil and natural gas properties are as follows:

	December 31,
	2007	2006
Balance, beginning of year	$594,606	$67,732
Liability assumed with property acquisitions	—	476,168
Liability incurred	154,110	45,645
Foreign exchange	20,013	—
Accretion	30,757	5,061
Balance, end of year	$799,486	$594,606

8. Income Taxes

The income tax expense (recovery) reported differs from the amount computed by applying the statutory rate to loss before income taxes for the following reasons:

	2007	2006	2005
Loss before income taxes	$(8,172,437)	$(5,146,324)	$(2,248,908)
	32.12%	34%	34%
Income tax benefit expected	(2,624,987)	(1,749,750)	(764,628)
Benefit of tax losses not recognized	404,460	2,166,635	717,410
Impact of tax rate changes on future tax balances	277,508	-	-
Impact of foreign taxes	3,464,848	-	-
Enhanced tax depreciation incentive	(1,888,698)	-	-
Stock-based compensation	204,918	260,495	17,990
Non-deductible items	1,909,588	-	-
Previously unrecognized tax assets	(1,452,870)	-	-
Total Income Tax Expense (Recovery)	$294,767	$677,380	$(29,228)

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

Future tax assets and liabilities consist of the following temporary differences:

	2007	2006
Future tax assets
Tax benefit of loss carryforwards	$4,934,795	$4,079,133
Book value in excess of tax basis	75,159	92,133
Foreign tax credits and other accruals	732,741	46,471
Capital losses	1,063,891	-
Future tax assets before valuation allowance	6,806,586	4,217,737
Valuation allowance	(4,748,150)	(3,773,413)
	$2,058,436	$444,324

Future tax asset - current	$220,000	-
Future tax asset - long-term	1,838,436	444,324
	$2,058,436	$444,324

Future tax liabilities
Current - book value in excess of tax basis	$1,107,802	$-
Long-term - book value in excess of tax basis	9,234,926	7,153,112
Book value in excess of tax basis	$10,342,728	$7,153,112

Net future tax assets (liabilities)	$8,284,292	$7,153,112

The Company was required to calculate a deferred remittance tax in Colombia based on 7% of profits which are not reinvested in the business on the presumption that such profits would be transferred to the foreign owners up to December 31, 2006. As of January 1, 2007, the Colombian government rescinded this law, therefore, no further remittance tax liabilities will be accrued. The historical balance which was included on the Company’s financial statements as of December 31, 2007, as part of the deferred income taxes, was $1,332,016.

On January 1, 2007, the Company adopted the provisions of FIN 48 however there was no impact on the opening retained earnings of the Company as a result of this adoption. The Company has accrued no amounts as of December 31, 2007, for the potential payment of interest and penalties. For the year ended December 31, 2007, the Company has not recognized any amounts in respect of potential interest and penalties associated with uncertain tax positions. The Company or one of its subsidiaries files income tax returns in the U.S. federal jurisdiction, various state jurisdictions and other foreign jurisdictions. The Company is subject to income tax examinations for the calendar tax years ending 2005 through 2007 in all jurisdictions.

As at December 31, 2007, the Company has future tax assets relating to net operating loss carryforwards of $15.83 million (2006 - $11.72 million) and capital losses of $3.04 million (2006 - nil) before valuation allowances. Of these losses, $9.35 million (2006 - $5.25 million) are losses generated by the foreign subsidiaries of the Company. Of the total losses, $3.97 million (2006 - $0.83 million) will begin to expire by 2012 and $11.85 million of net operating losses and $3.04 million of capital losses (2006 - $10.89 million) will begin to expire thereafter.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

9. Accrued Liabilities and Accounts Payable

The accounts payable and accrued liabilities are comprised of the following:

	Year Ended December 31, 2007				Year Ended December 31, 2006
	Corporate	Colombia	Argentina	Total	Corporate	Colombia	Argentina	Total
Capital	$51,422	$2,525,225	$222,934	$2,799,581	$—	$5,077,485	$5,521,714	$10,599,199
Payroll	476,089	512,756	211,860	1,200,705	664,957	333,679	313,589	1,312,225
Audit, legal, consultants	1,384,669	196,273	105,207	1,686,149	715,332	—	290,915	1,006,247
General and administrative	318,926	298,748	73,367	691,041	—	—	—	—
Operating	—	10,357,624	730,876	11,088,500	—	2,745,134	—	2,745,134
Total	$2,231,106	$13,890,626	$1,344,244	$17,465,976	$1,380,289	$8,156,298	$6,126,218	$15,662,805

10. Commitments and contingencies

Leases

Gran Tierra Energy holds three categories of operating leases: office, vehicle and housing. The Company pays monthly costs of $57,638 for office leases, $4,791 for vehicle leases, $9,400 for a compressor and $2,561 for certain employee accommodation leases in Colombia.

Future lease payments at December 31, 2007 are as follows:

Year	Cost
2008	$833,799
2009	622,407
2010	562,374
2011	275,848
2012	280,121
Total lease payments	$2,574,549

The Company entered into four capital leases in 2006 for office equipment in Calgary, Canada. The leases expire between 2008 and 2011. As of December 31, 2007 capital assets were valued at $21,841 (net of amortization of $17,870). Total rent expense for 2007 was $291,975 (2006 - $221,477; 2005 - $26,904).

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

Future lease payments under the office equipment leases at December 31, 2007 are as follows:

Year	Cost
2008	$9,991
2009	4,849
2010	4,163
2011	1,053
2012	—
Total minimum lease payments	20,056
Less amount representing interest	1,664
Less amount included in current liabilities	8,879
$9,513

Capital lease agreements contain interest rates between 4.75 and 20.5 percent and mature over one to four years. Interest expense incurred under these capital leases to December 31, 2007 was $2,657 (2006 - $2,346).

The Company has contracted with a third party to provide catering services for its field operations in Colombia. The contract ends January 14, 2009. The remaining contractual commitment is $280,771 to be incurred evenly over the remaining duration of the contract.

The Company has contracted with a third party to provide a helicopter for field transportation for its Colombia field operations. The contract ends September 30, 2008. The minimum obligation under the contract is for 30 flight hours per month at a rate of $880 per hour. The remaining nine month obligation is $237,600.

Guarantees

Corporate indemnities have been provided by the Company to directors and officers for various items including, but not limited to, all costs to settle suits or actions due to their association with the Company and its subsidiaries and/or affiliates, subject to certain restrictions. The Company has purchased directors’ and officers’ liability insurance to mitigate the cost of any potential future suits or actions. Each indemnity, subject to certain exceptions, applies for as long as the indemnified person is a director or officer of one of the Company’s subsidiaries and/or affiliates. The maximum amount of any potential future payment cannot be reasonably estimated.

The Company may provide indemnifications in the normal course of business that are often standard contractual terms to counterparties in certain transactions such as purchase and sale agreements. The terms of these indemnifications will vary based upon the contract, the nature of which prevents the Company from making a reasonable estimate of the maximum potential amounts that may be required to be paid. Management believes the resolution of these matters would not have a material adverse impact on the Company’s liquidity, consolidated financial position or results of operations.

Contingencies

As of December 31, 2007 the contracting parties of Guayuyaco Association Contract, Ecopetrol and Argosy, are working to clarify the procedure for allocation of oil produced and sold during the long term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the Guayuyaco Association Contract. Ecopetrol interprets the contract to provide that the extended test production of up to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back in to the Guayuyaco discovery. Argosy’s contention is that this amount is the recovery of an amount equal to 30% of the direct exploration costs of the wells and not exclusively for the benefit of Ecopetrol. While Argosy believes its interpretation of the Guayuyaco Association Contract is correct, the resolution of this issue is outstanding pending agreement among the parties or determination through legal proceedings. The estimated value of the disputed extended test production is $2,361,188 with possible costs shared of 50% ($1,180,594) with the Company’s joint venture partner in the contract. No amount has been accrued in the financial statements related to this disagreement because the Company believes the probability of a negative outcome is low at this time.

Gran Tierra Energy Inc.
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2007 and 2006 and
For the Period from Incorporation on January 26, 2005 to December 31, 2005
Expressed in US dollars, unless otherwise stated

11. Financial Instruments and Credit Risk

Financial Derivative Loss	Year Ended December 31, 2007
Realized financial derivative loss	$391,345
Current portion of unrealized financial derivative Loss	$1,593,629
Long-term portion of unrealized financial derivative loss	1,054,716
Total unrealized financial derivative loss	$2,648,346
Financial derivative loss	$3,039,690

Under the terms of the Credit Facility with Standard Bank Plc, the Company was required to enter into a derivative instrument for the purpose of obtaining protection against fluctuations in the price of oil in respect of at least 50% of the June 30, 2006 Independent Reserve Evaluation Report projected aggregate net share of Colombian production after royalties for the three-year term of the Facility. In February 2007, the Company entered into a costless collar derivative instrument for crude oil based on WTI price, with a floor of $48.00 and a ceiling of $80.00, for a three-year period, for 400 barrels per day from March 2007 to December 2007, 300 barrels per day from January 2008 to December 2008, and 200 barrels per day from January 2009 to February 2010. The fair value of this derivative instrument was determined by management based on quotes obtained from the counterparty to the derivative instrument.

The Company’s financial instruments recognized in the balance sheet consist of cash, accounts receivable, taxes receivable, other long-term assets, accounts payable, current taxes payable, and accrued liabilities. The estimated fair values of the financial instruments have been determined based on the Company’s assessment of available market information and appropriate valuation methodologies; however, these estimates may not necessarily be indicative of the amounts that could be realized or settled in a market transaction. The fair values of financial instruments approximate their book amounts due to the short-term maturity of these instruments. Most of the Company’s accounts receivable relate to oil and natural gas sales and are exposed to typical industry credit risks. The Company manages this credit risk by entering into sales contracts with only credit worthy entities and reviewing its exposure to individual entities on a regular basis. The book value of the accounts receivable reflects management’s assessment of the associated credit risks.

12. Credit Facility

On February 28, 2007, the Company entered into a Credit Facility with Standard Bank Plc. The Facility has a three-year term which may be extended by agreement between the parties. The borrowing base is the present value of the Company’s petroleum reserves up to maximum of $50 million. The initial borrowing base is $7 million based on mid-year 2006 Independent Reserves Evaluation Report and the borrowing base will be re-determined semi-annually based on reserve evaluation reports. As a result of Standard Bank Plc’s review of our Mid-Year 2007 Independent Reserve Audit, the Company has received preliminary approval to increase our borrowing base to $20 million. The Facility includes a letter of credit sub-limit of up to $5 million. Amounts drawn down under the Facility bear interest at the Eurodollar rate plus 4%. A stand-by fee of 1% per annum is charged on the un-drawn amount of the borrowing base. The Facility is secured primarily on the Company’s Colombian assets. The Company was required to enter into a derivative instrument for the purpose of obtaining protection against fluctuations in the price of oil in respect of at least 50% of the mid-year 2006 Independent Reserve Evaluation Report projected aggregate net share of Colombian production after royalties for the three-year term of the Facility. Under the terms of the Facility, the Company is required to maintain compliance with specified financial and operating covenants. As at December 31, 2007, the Company has not drawn-down on this facility.

Supplementary Data (Unaudited)

1) Oil and Gas Producing Activities

The following oil and gas information is provided in accordance with the SFAS 69“Disclosures about Oil and Gas Producing Activities.”

A. Reserve Quantity Information

Our net proved reserves and changes in those reserves for operations are disclosed below. The net proved reserves represent management’s best estimate of proved oil and natural gas reserves after royalties. Reserve estimates for each property are prepared internally each year and 100% of the reserves have been assessed by independent qualified reserves consultants, Gaffney, Cline & Associates.

Estimates of crude oil and natural gas proved reserves are determined through analysis of geological and engineering data, and demonstrate reasonable certainty that they are recoverable from known reservoirs under economic and operating conditions that existed at year end. See Critical Accounting Estimates in Item 6 for a description of Gran Tierra Energy’s reserves estimation process.

PROVED RESERVES NET OF ROYALTIES (2)

Crude oil is in Bbl and	Argentina (4)		Colombia		Total
natural gas is in million cubic feet	Oil	Gas	Oil	Gas	Oil	Gas
Extensions and Discoveries	—	—	—	—	—	—
Purchases of Reserves in Place	618,703	84	—	—	618,703	84
Production	(36,011)	(60)	—	—	(36,011)	(60)
Revisions of Previous Estimates	—	—	—	—	—	—
Proved developed and undeveloped reserves, December 31, 2005	582,692	24	—	—	582,692	24
Extensions and Discoveries	—	—	—	—	—	—
Purchases of Reserves in Place	1,302,720	732	1,229,269	—	2,531,989	732
Production	(127,712)	(30)	(134,269)	—	(261,981)	(30)
Revisions of Previous Estimates (3)	137,300	739	—	—	137,300	739
Proved developed and undeveloped reserves, December 31, 2006	1,895,000	1,465	1,095,000	—	2,990,000	1,465
Extensions and Discoveries	—	—	3,477,000	—	3,477,000	—
Purchases of Reserves in Place	—	—	—	—	—
Production	(207,912)	(27)	(333,157)	—	(541,069)	(27)
Revisions of Previous Estimates (3)	347,912	(1,438)	144,157	—	492,069	(1,438)
Proved developed and undeveloped reserves, December 31, 2007	2,035,000	—	4,383,000	—	6,418,000	—
Proved developed reserves, December 31, 2005 (1)	463,892	24	—	—	463,892	24
Proved developed reserves, December 31, 2006 (1)	1,413,000	1,465	1,034,000	—	2,447,000	1,465
Proved developed reserves, December 31, 2007 (1)	1,819,000	—	3,444,000	—	5,263,000	—

(1)	Proved developed oil and gas reserves are expected to be recovered through existing wells with existing equipment and operating methods.

(2)
Proved oil and gas reserves are the estimated quantities of natural gas, crude oil, condensate and natural gas liquids that geological and engineering data demonstrate with reasonable certainty can be recovered in future years from known reservoirs under existing economic and operating conditions. Reserves are considered “proved” if they can be produced economically, as demonstrated by either actual production or conclusive formation testing.

(3)	Reserves at El Vinalar increased due to the completion of the sidetrack well Puesto Climaco-2.

(4)	Argentina reserves for 2005 and 2007 include natural gas liquids.

B. Capitalized Costs

	Proved	Unproved	Accumulated	Capitalized
	Properties	Properties	DD&A	Costs
Capitalized Costs, December 31, 2006	$41,975,679	$18,333,054	$(4,215,449)	$56,093,284
Argentina	2,418,942	(785,637)	(2,418,683)	(785,378)
Colombia	13,437,833	706,568	(6,906,119)	7,238,282
Capitalized Costs, December 31, 2007	$57,832,454	$18,253,985	$(13,540,251)	$62,546,188

C. Costs Incurred - Period Ended December 31, 2007

	Oil and Gas
	Argentina	Colombia	Total
Total Costs Incurred before DD&A
Property Acquisition Costs
Proved	$7,087,858	$—	$7,087,858
Unproved	12,588	—	12,588
Exploration Costs	—	—	—
Development Costs	1,231,231	—	1,231,231
Year ended December 31, 2005	$8,331,677	—	$8,331,677
Property Acquisition Costs
Proved	$8,440,090	$18,344,514	$26,784,604
Unproved	3,921,255	14,399,211	18,320,466
Exploration Costs	—	5,777,318	5,777,318
Development Costs	1,033,680	—	1,033,680
Year ended December 31, 2006	$21,726,702	$38,521,043	$60,247,745
Property Acquisition Costs
Proved	$—	$—	$—
Unproved	—	—	—
Exploration Costs	—	10,074,707	10,074,707
Development Costs	1,633,305	4,069,694	5,702,999
Year ended December 31, 2007	$23,360,007	$52,665,444	$76,025,451

D. Results of Operations for Producing Activities - Period Ended December 31, 2007

	Argentina	Colombia	Total
Year ended December 31, 2005
Net Sales	$1,059,297	—	$1,059,297
Production Costs	(395,287)	—	(395,287)
Exploration Expense	—	—	—
DD&A	(444,853)	—	(444,853)
Other expenses/(income)	—	—	—
Income Taxes	(76,705)	—	(76,705)
Results of Operations	$142,452	—	$142,452
Year ended December 31, 2006
Net Sales	$5,108,851	$6,612,190	$11,721,041
Production Costs	(2,846,705)	(1,386,765)	(4,233,470)
Exploration Expense	—	—	—
DD&A	(1,550,543)	(2,494,317)	(4,044,860)
Other expenses/(income)	—	—	—
Income Tax Provision	132,357	(809,737)	(677,380)
Results of Operations	$843,960	$1,921,371	$2,765,331
Year ended December 31, 2007
Net Sales	$8,104,457	$23,748,155	$31,852,612
Production Costs	(6,327,276)	(4,097,336)	(10,424,612)
Exploration Expense	—	—	—
DD&A	(2,476,834)	(6,850,086)	(9,326,920)
Other expenses/(income)	—	—	—
Income Tax Provision	1,065,423	(1,354,082)	(288,659)
Results of Operations	$365,770	$11,446,651	$11,812,421

E. Standardized Measure of Discounted Future Net Cash Flows and Changes

The following disclosure is based on estimates of net proved reserves and the period during which they are expected to be produced. Future cash inflows are computed by applying year end prices to Gran Tierra Energy’s after royalty share of estimated annual future production from proved oil and gas reserves. The calculated weighted average oil prices at December 31, 2007 were $71.28 for Colombia and $38.76 for Argentina. The calculated weighted average oil prices at December 31, 2006 were $48.66 for Colombia and $36.78 for Argentina. The weighted average oil price used for Argentina at December 31, 2005 was $20.42. Future development and production costs to be incurred in producing and further developing the proved reserves are based on year end cost indicators. Future income taxes are computed by applying year end statutory tax rates. These rates reflect allowable deductions and tax credits, and are applied to the estimated pre-tax future net cash flows.

Discounted future net cash flows are calculated using 10% mid-period discount factors. The calculations assume the continuation of existing economic, operating and contractual conditions. However, such arbitrary assumptions have not proved to be the case in the past. Other assumptions could give rise to substantially different results.

The Company believes this information does not in any way reflect the current economic value of its oil and gas producing properties or the present value of their estimated future cash flows as:

•	no economic value is attributed to probable and possible reserves;

•	use of a 10% discount rate is arbitrary; and

•	prices change constantly from year end levels.

	Argentina	Colombia	Total
December 31, 2005
Future Cash Inflows	$25,445,000	—	$25,445,000
Future Production Costs	(11,965,000)	—	(11,965,000)
Future Development Costs	—	—	—
Future Site Restoration Costs	—	—	—
Future Income Tax	(1,575,000)	—	(1,575,000)
Future Net Cash Flows	11,905,000	—	11,905,000
10% Discount Factor	(2,725,000)	—	(2,725,000)
Standardized Measure	$9,180,000	—	$9,180,000
December 31, 2006
Future Cash Inflows	$72,151,000	$53,332,000	$125,483,000
Future Production Costs	(24,385,000)	(14,958,000)	(39,343,000)
Future Development Costs	(9,102,000)	(2,307,000)	(11,409,000)
Future Site Restoration Costs	(872,000)	—	(872,000)
Future Income Tax	(12,849,280)	(12,262,780)	(25,112,060)
Future Net Cash Flows	24,942,720	23,804,220	48,746,940
10% Discount Factor	(7,685,627)	(6,193,490)	(13,879,117)
Standardized Measure	$17,257,093	$17,610,730	$34,867,823
December 31, 2007
Future Cash Inflows	$79,777,000	$393,164,000	$472,941,000
Future Production Costs	(20,001,000)	(54,760,000)	(74,761,000)
Future Development Costs	(8,658,000)	(21,350,000)	(30,008,000)
Future Site Restoration Costs	(617,000)	(2,568,000)	(3,185,000)
Future Income Tax	(17,716,000)	(98,998,000)	(116,714,000)
Future Net Cash Flows	32,785,000	215,488,000	248,273,000
10% Discount Factor	(8,435,000)	(43,554,000)	(51,989,000)
Standardized Measure	$24,350,000	$171,934,000	$196,284,000

Changes in the Standardized Measure of Discounted Future Net Cash Flows

The following are the principal sources of change in the standardized measure of discounted future net cash flows:

	2007	2006	2005
Beginning of Year	$34,867,823	$9,180,000	$—
Sales and Transfers of Oil and Gas Produced, Net of Production Costs	(21,428,000)	(7,487,571)	(664,010)
Net Changes in Prices and Production Costs Related to Future Production	7,399,396	1,943,293	—
Extensions, Discoveries and Improved Recovery, Less Related Costs	204,151,000	—	—
Development Costs Incurred during the Period	5,702,999	1,033,680
Revisions of Previous Quantity Estimates	34,880,088	1,522,696	—
Accretion of Discount	4,874,694	1,190,500	—
Purchases of Reserves in Place	-	29,514,395	9,844,010
Sales of Reserves in Place	-	—	—
Net change in Income Taxes	(74,164,000)	(2,029,170)	—
Other	-	—	—
End of Year	$196,284,000	$34,867,823	$9,180,000

ARGOSY ENERGY INTERNATIONAL, LP
Financial Statements
March 31, 2006 and the period ended March 31, 2006 (Unaudited)
ARGOSY ENERGY INTERNATIONAL, LP
Statements of Income (Unaudited)
For the Three Months Ended March 31, 2006 and 2005
(Expressed in thousands of US dollars)

	2006	2005
Oil sales to Ecopetrol	$3,575	1,521

Operating cost (note 8)	367	364
Depreciation, depletion and amortization	190	80
General and administrative expenses	282	148
	839	592
Operating profit	2,736	929

Other income, net	79	116
Income before income and remittance taxes	2,815	1,045

Current income tax (note 9)	1,017	370
Deferred remittance tax	109	42
Total income and remittance taxes	1,126	412

Net income	$1,689	633

See accompanying notes to unaudited financial statements.

ARGOSY ENERGY INTERNATIONAL, LP
Balance Sheets (Unaudited)
March 31, 2006 and December 31, 2005
(Expressed in thousands of US dollars)

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents (note 3)	$2,670	7,124
Accounts receivable, net (note 4)	3,898	951
Accounts receivable reimbursement Ecopetrol	1,186	1,186
Inventories:
Crude oil	211	218
Materials and supplies	626	557
	837	775
Total current assets	8,591	10,036

Other long-term assets	25	16
Property, plant and equipment (note 5):
Unproved properties	3,831	3,622
Proved properties	5,305	5,401
	9,136	9,023

Total assets	$17,752	19,075

Liabilities and Partners’ Equity
Current liabilities:
Accounts payable	4,852	4,979
Tax payable	1,721	1,326
Employee benefits	97	103
Accrued liabilities	547	522
Total current liabilities	7,217	6,930

Long-term accounts payable (note 10)	686	686
Deferred income tax	473	475
Deferred remittance tax	1,210	1,104
Pension plan	—	—

Total liabilities	9,586	9,195
Partners’ equity (note 7)	8,166	9,880
Total liabilities and partners’ equity	$17,752	19,075

See accompanying notes to unaudited financial statements.

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Cash Flows (Unaudited)
For the Three Months Ended March 31, 2006 and 2005
(Expressed in thousands of US dollars)

	2006	2005
Cash flows from operating activities:
Net income	$1,689	633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	190	80
Deferred remittance tax	109	42
Changes in assets and liabilities:
Accounts receivable	(3,147)	(839)
Inventories	(62)	58
Accounts payable	(127)	202
Tax payable	395	99
Employee benefits	(6)	48
Accrued Liabilities	25	491
Deferred income tax	(2)	1
Deferred remittance tax	(3)	4
Pensions	—	(5)
Net cash (used in) provided by operating activities	(939)	814

Cash flows from investing activities:
Increase in long term investments	(9)	(1)
Payments from Petroleum Equipment International - Talora	200	—
Additions to property, plant and equipment	(303)	(767)
Net cash used in investing activities	(112)	(768)

Cash flows from financial activities:
Bank overdrafts	—	106
Distributions to partners	(3,250)	—
Aviva redemption shares	(153)	—

Net cash (used in) provided by financial activities	(3,403)	106

(Decrease) increase in cash and cash equivalents	(4,454)	152
Cash and cash equivalents at beginning of year	7,124	6,954
Cash and cash equivalents at end of the period	$2,670	7,106

See accompanying notes to unaudited financial statements.

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Partners’ Equity (Unaudited)
For the Three Months Ended March 31, 2006 and the Year Ended December 31, 2005
(Expressed in thousands of US dollars)

	Limited partners’ capital	General partners’ capital	Total partners’ equity
Balance as of December 31, 2005	9,810	70	9,880
Redemption of partnership payments interest - Aviva Overseas Inc. (note 10)	(152)	(1)	(153)
Distributions to partners	(3,227)	(23)	(3,250)
Net income	1,677	12	1,689
Balance as of March 31, 2006	$8,108	58	8,166

See accompanying notes to unaudited financial statements.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)
March 31, 2006 and 2005
(Expressed in thousands of US dollars)

(1)	Business Activities

Argosy Energy International, LP is a Utah (USA) Limited Partnership, which established a Colombian Branch in 1983.

Argosy Energy International, LP is engaged in the business of exploring for, developing and producing oil and gas. The principal properties and operations are located in Colombia, which are carried out through its Colombian Branch in the Putumayo, Cauca, Tolima and Cundinamarca Provinces. The oil production is sold to Empresa Colombiana de Petróleos, the Colombian National Oil Company, (“Ecopetrol”).

There are risks involved in conducting oil and gas activities in remote, rugged and primitive regions of Colombia. The guerrillas have operated within Colombia for many years and expose the Company’s operations to potentially detrimental activities. The guerrillas are present in the Putumayo and Río Magdalena areas where the Company’s properties are located. Since 1998, the Company has only experienced minor attacks on pipelines and equipment.

Operations

As of March 31, 2006, Argosy was participating in the following Association Contracts signed with Ecopetrol and Exploration and Exploitation Contracts signed with the Hydrocarbons National Agency - ANH.

Contract	Participation	Operator	Phase
Santana	35%	ARGOSY	Exploitation
Guayuyaco	70%	ARGOSY	Exploitation
Aporte Putumayo	100%	ARGOSY	Abandonment
Río Magdalena	70%	ARGOSY	Exploration
Talora	20%	ARGOSY	Exploration
Chaza	50%	ARGOSY	Exploration

The first four contracts have been signed with ECOPETROL and the last two with ANH.

An association contracts are those where the Government participate as partner of the field through the national oil company — ECOPETROL.

Exploration and production contracts (E&P) are those signed with the ANH — “Agencia Nacional de Hidrocarburos” (National Agency for Hydrocarbons) in which the Government only receive royalties and taxes for the rights of exploration and production but there is not a participation from the national oil company - ECOPETROL or any other government entity.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

The main terms of the above-mentioned contracts are as follows:

Santana Association Contract

On May 27, 1987 (effective date July 27, 1987), Argosy Energy International, LP signed this association contract to explore for and produce oil, in the area called Santana. The contract is in its 19th year and the Company reduced the area to a 5 kilometer reserve area around each field. The remaining contract area is approximately 1,100 acres.

Under the terms of the contract with Ecopetrol, a minimum of 25% of all revenues from oil sold to Ecopetrol is paid in Colombian pesos, which may only be utilized in Colombia. However, this proportion can be modified through parties agreement.

Aporte Putumayo - Association Contract

The Aporte Putumayo area has been returned to the Government. Such devolution is subject to the approval of the environmental restoration of the region by the Environmental  Ministry and the wells abandonment have to be approved by Ecopetrol and the Ministry of Mines.

Río Magdalena Association Contract

On December 10, 2001 (effective date February 8, 2002), Argosy Energy International, LP and Ecopetrol signed this Association Contract, to explore and produce oil, in the area called Río Magdalena of approximately 145,000 acres, located in the Middle Magdalena Valley of Colombia in the provinces of Cundinamarca and Tolima.

The contract has a maximum duration of 28 years distributed as follows: an exploration period of 6 years and a production period of 22 years starting on the date of termination of  the exploration period. The exploratory well, Popa-1 was drilled during June and July, 2006 and is on the completion stage.

Upon finalization of each phase, Argosy has the option to relinquish the contract, once completed the obligations for each phase.

BT Letter Agreement

On February 27, 2001 Argosy Energy International, LP signed a letter agreement with BT Operating Company for the acquisition and management of the Río Magdalena Exploration Area. BT and Argosy mutually agreed to pay their 50% share of costs under the terms of the Ecopetrol Association contract and provide certain services toward management and compliance of the obligations.

As of March 31, 2006 BT had not paid their obligations under this agreement and outstanding accounts receivable of $355 related to their share of cost related to the Río Magdalena Association Contract were provisioned as bad debts.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

Guayuyaco Association Contract

On August 2, 2002 (effective date September 30, 2002) Argosy Energy International, LP signed this association contract with Ecopetrol, to explore and produce oil, in the area called Guayuyaco. This Association contract gives Argosy the right to explore potential reserves in prospects adjacent to the existing Santana oil field. The block is located in the Putumayo and Cauca provinces and covers approximately 52.000 acres originally held under the Santana Risk Sharing Agreement.

The Guayuyaco contract has a maximum duration of 27.5 years with an exploration period of 5.5 years and a production period of 22 years, which starts upon termination of the exploration period.

During the second exploration phase, two wells were drilled (Guayuyaco-1 and Guayuyaco-2) which were successful. Therefore, on December 28, 2005 Ecopetrol accepted the Commerciality of the field.

Solana Petroleum Exploration Commercial Agreement

Argosy and Solana Petroleum Exploration entered into a commercial agreement in 2003 whereby, Solana through fulfillment of certain obligations could earn a participating interest in the Inchiyaco Well Prospect (Santana Association Contract) and have an option to enter the next exploration prospect under the Guayuyaco Association Contract. Inchiyaco-1 was drilled and completed as a producing well in 2003 resulting in Solana’s sharing 26.21% interest in Argosy’s net share of the prospect.

The commercial agreement was revised in 2004, giving Solana the right to share a 50% interest in Argosy’s net share of the Guayuyaco association contract by paying 66.7% of two exploratory wells (Guayuyaco-1 and Juanambu-1) and 50% for a new seismic program and additional projects.

Talora Exploration and Exploitation Contract

On September 16, 2004 (effective date) Argosy and the National Hydrocarbons Agency (ANH) signed the Talora Exploration and Exploitation Contract to explore and produce oil, in an area of approximately 108,000 acres located in Tolima and Cundinamarca Provinces.

The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

Argosy and Petroleum Equipment International (PEI) signed a commercial agreement on March 9, 2006. Through fulfillment of certain obligations PEI could earn an 80% of Argosy’s interest under the ANH contract on the Talora Block. In conjunction with such assignment, Argosy shall designate PEI as the operator previous approval of the ANH.

Contractual Commitments:

Phase	Starting date	Obligations
3	December 16, 2006	One exploratory well.
4	December 16, 2007	One exploratory well.
5	December 16, 2008	One exploratory well.
6	December 16, 2009	One exploratory well.

The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.

Chaza Exploration and Exploitation Contract

On June 27, 2005 (effective date) Argosy and the National Hydrocarbons Agency (ANH) signed the Chaza Exploration and Exploitation Contract to explore and produce oil, in an area of approximately 80,000 acres located in Putumayo and Cauca Provinces.

The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The ANH’s Resolution 0217, dated September 13, 2005, approved the 2005 assignment of 50% interest of the contract to Solana Petroleum Exploration.

Contractual Commitments:

Phase	Starting date	Obligations
2	June 27, 2006	One exploratory well.
3	June 27, 2007	One exploratory well.
4	December 27, 2008	One exploratory well.
5	December 27, 2009	One exploratory well.
6	December 27, 2010	One exploratory well.

The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

(2)	Summary of Significant Accounting Policies and Practices

 (a) Foreign Currency Translation

The transactions and accounts of the Company’s operations denominated in currencies other than US dollars are re-measured into United States dollars in accordance with Statement of Financial Accounting Standards FAS 52. The United States dollar is used as the functional currency. Exchange adjustments resulting from foreign currency balances are recognized in expense or income in the current period.

 (b) Cash Equivalents

Cash equivalents are highly liquid investments purchased with an original maturity of three months or less.

 (c) Inventories

Inventories consist of crude oil and materials and supplies and are stated at the lower of cost or market.

 (d) Property, Plant and Equipment

The Company follows the full cost method to account for exploration and development of oil and gas reserves whereby all productive and nonproductive costs are capitalized. The only cost center is Colombia. All capitalized costs plus the undiscounted future development costs of proved reserves are depleted using the unit of production method based on total proved reserves applicable to the country.

Proved oil and gas reserves are the estimated quantities of crude oil that geological and engineering data demonstrate with reasonable certainty can be recovered in future years from known reservoirs under existing economic and operating conditions considering future production and development costs.

Costs related to initial exploration activities with no proved reserves are initially capitalized and periodically evaluated for impairment. The Company capitalizes internal costs directly identified with exploration and development activities. The net capitalized costs of oil properties are subject to a ceiling test, which limits such pooled costs to the aggregate of the present value of future net revenues attributable to proved oil and gas reserves discounted at 10% plus the lower of cost or market value of unproved properties. If capitalized costs exceed this limit, the excess is charged to expense and reflected as additional accumulated depreciation, depletion and amortization.

While the quantities of proved reserves require substantial judgment, the associated prices of oil reserves that are included in the discounted present value of the reserves are objectively determined. The ceiling test calculation requires use of prices and costs in effect as of the last day of the accounting period, which are generally held constant for the life of the properties. As a result, the present value is not necessarily an indication of the fair value of the reserves. Oil and gas prices have historically been volatile and the prevailing prices at any given time may not reflect our Partnership’s or the industry’s forecast of future prices.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

Gain or loss on the sale or other disposition of oil and gas properties is not recognized, unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a country.

Support equipment and facilities are depreciated using the unit of production method based on total reserves of the field related to the support equipment and facilities.

 (e)  Environmental Liabilities and Expenditures

Argosy accrues for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

 (f) Asset Retirement Obligations

Liability for asset retirement obligation is considered to be negligible at this time, based on projected production profiles, expiry dates and terms of the Association Contracts for current operations. However, the Company has accrued the costs related to environmental remediation and abandonment of the wells belonging to Aporte Putumayo Contract.

 (g) Concentration of Credit Risks

All of the Company’s production is sold to Ecopetrol; the sale price is agreed between both parts, according to local regulations in Colombia.

 (h) Income Taxes

Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

 (i) Financial Instruments Fair Value

The carrying amounts of cash and cash equivalents approximate fair value because of the short maturity of those instruments. The carrying value of other on-balance-sheet financial instruments approximates fair value, and the cost, if any, to terminate off-balance-sheet financial instruments is not significant.

 (j) Employee Benefits

The Company recognizes the obligations with its employees in accordance with the current Colombian labor law. These obligations include the severance indemnity and the legal service bonus each one equivalent to a monthly salary per year and interest on severance at the rate of 12% on the balance of severance indemnities paid. The relevant liability for these two concepts is shown under the “Employee benefits” account as current liabilities at the closing of the period.

 (k) Defined Benefit Pension Plan

The Company has a defined benefit pension plan covering one employee. The benefits are based on years of service, age and the employee’s compensation. Currently, the cost of this program is not being funded. The actuarial study is performed at the end of each year in accordance with the guidelines established by FAS 87.

 (l) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.

 (m) Revenue Recognition

The Company recognizes revenue when the crude oil is delivered to Ecopetrol.

Ecopetrol pays the oil sales invoicing 25% in local currency and the 75% in US Dollars, according to the terms of the Oil Sales Contract executed between Ecopetrol and Argosy, through which the oil sale price is fixed, with expiration dated November 1, 2006.

 (n) Management Fee

The Company accounts for the management fees received from its partners as operator of the contracts as a less value of the operating costs.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

 (o) Comprehensive Income

For each period presented in the accompanying statements of income, comprehensive income and net income are the same amount.

(3)	Cash and Cash Equivalents

The following is a summary of cash and cash equivalents as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
	2006	2005
Held in United States dollars	$2,040	6,329
Held in Colombian pesos	157	394
Short-term investments	473	401
	$2,670	7,124

(4)	Accounts Receivable

The following is a summary of accounts receivable as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
	2006	2005
Trade	$3,248	675
B.T.O. Río Magdalena Agreement	355	355
Vendor Advances	177	172
Petroleum Equipment Investments - Talora	300	—
Other	173	104
	4,253	1,306
Less allowance for bad debts	(355)	(355)
	$3,898	951

(5)	Property, Plant and Equipment

The following is a summary of property, plant and equipment as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
	2006	2005
Oil properties:
Unproved	$3,831	3,622
Proved	59,190	59,096
	63,021	62,718
Less accumulated depreciation, depletion, and amortization	53,885	53,695
	$9,136	9,023

Capitalized Cost Unproved

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

Excluded From the Capitalized Cost Being Amortized

			Exploration Cost			Cost Incurred			Month Anticipated to be included in
AFE	Contract	Detail	Dec-04	Dec-05	Mar-06	2004	2005	2006	Amortization
MARY WELLWEST PROSPECT	Santana	Geological & Geophysical Data	287	287	287	287			Dec-06

MARY WEST WELL TESTING	Santana	Geological & Geophysical Data	93	93	93	93			Dec-06

Expl. 100% NEW PROJECTS	New Projects	Geological & Geophysical Data	253	363	375	253	110	12	Dec-06

Expl. 100% SANTANA	Guayuyaco	Geological & Geophysical Data	1,044	1,044	1,044	1,044			Dec-06

Expl. 100% RIO MAGDALENA	Rio Magdalena	Seismic Program	634	808	889	634	174	81	Mar-07

TALORA PROJECT	Talora	Seismic Program	1	89	134	1	88	44	Sep-07

SEISMIC GUAYUYACO	Guayuyaco	Seismic Program	0	431	431		431		Dec-06

SEISMIC CHAZA	Chaza	Seismic Program	0	505	538		505	33	Sep-07

POPA-1 WELL EXPLORATORY	Rio Magdalena	Road and Location Well	0	0	32			32	Mar-07

JUANAMBU-1 WELL EXPLORATORY	Guayuyaco	Road and Location Well	0	2	8		2	6	Jun-07
				0	0
Total Unproved Exploration Costs			2,312	3,622	3,831	2,312	1,310	208

All capital excluded from capital costs being amortized relates to exploration cost. No acquisition costs, development costs or capitalized interest costs are identified.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

(6)	Pension Plan

The following is a detail of the components of pension cost as of March 31, 2006 and 2005:

	March 31,	March 31,
	2006	2005
Interest cost	$8	8
Expected return of assets	(13)	(6)
Amortization of unrecognized net transition obligation (asset)	1	1
Net periodic pension cost	$(4)	3

(7)	Equity

Stockholders’ Capital

The following is a detail of the stockholders’ participation in the capital as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
Stockholder	2006	2005
Crosby Capital L.L.C.	$98.75	98.75
Argosy Energy Corp. **	0.71	0.71
Dale E. Armstrong	0.41	0.41
Richard S. McKnight	0.13	0.13
	$100.0	100.00

**	Argosy Energy Corp. is a general partner interest. All others are limited partnership interests. Net income is allocated according to the participation of each stockholder in the Company’s capital.

Foreign Exchange Restrictions

In accordance with current legislation in Colombia, the branches of foreign companies in the oil industry are not under the obligation to refund to the Colombian exchange market the proceeds from their foreign currency sales either inside or outside the country. The net proceeds from oil exports may be used by the branches of oil companies to reimburse abroad the capital and profits from the operation in Colombia. As a result of this foreign exchange liberation, the branch cannot purchase foreign currency in the Colombian exchange market to remit profits, repatriate capital, repay external debt or pay foreign currency expenses.

Distributions to Partners

On March 30, 2006 the partners of Argosy Energy International resolved, with the majority vote of its partners, distribute the amount of $2,500 on March 1, 2006 and $750 on March 30, 2006, ratably to each of its partners.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

(8)	Operating Cost

The following is a summary of operating cost incurred for the period ended March 31, 2006 and 2005:

	March 31,	March 31,
	2006	2005
Direct labor	$111	86
Maintenance, materials and lubricants	86	49
Repairs - third party	123	196
General expenses - other	47	33
	$367	364

(9)	Income Taxes

All of the income and income tax was derived from activities of the Branch in Colombia.

 Deferred Remittance Tax

Deferred remittance tax is calculated based upon commercial net income. Commercial net income of Colombian branches of foreign companies derived from exploration, development or production of hydrocarbons is levied an additional remittance tax of 7%.

The law establishes that when this income is reinvested in the country for five years, the payment of the remittance tax will be deferred, after which time the payment of this tax will be exonerated.

Under the law, reinvestment occurs when the net income remains five years within the equity of the entity.

Tax Reconciliation

Income tax expense attributable to income from continuing operations was $1,126 and $412 for the periods ended March 31, 2006 and 2005, and differed from the amounts computed by applying the Colombian income tax rate of 35% (the statutory tax rate of the partnership’s Branch) to pretax income from continuing operations as a result of the following:

	March 31, 2006		March 31, 2005
	Amount	%	Amount	%
Income before taxes	$2,815	100.00	1,045	100.00
Computed “Expected” tax expense	985	35.00	366	35.00
Tax expense	1,126	40.00	412	39.43
Difference	$141	5.00	46	4.43

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

		March 31, 2006			March 31, 2005
	Basis	Amount	%	Basis	Amount	%
Explanation:
Difference in principles and translation	$(312)	(109)	(3.88)	(86)	(30)	(2.87)
Surcharge tax (10%)		92	3.28		34	3.25
Remitance tax expense (7%)		146	5.19		42	4.02
Inflation adjustment	(23)	(8)	(0.28)		—	—
No deductible expenses	9	3	0.11		—	—
No deductible taxes (Industry and commerce, stamp tax )	41	14	0.51		—	—
Assessments to financial movements	6	2	0.07		—	—
Income not taxable	4	1	0.00		—
		$141	5.00		46	4.43

The deferred tax is originated in the following temporary differences as of March 31, 2006 and December 31, 2005:

	March 31,	December 31,
	2006	2005
Accrued liabilities	$201	201
Property, plant and equipment	(674)	(676)
Net deferred tax liability	$(473)	(475)

Roll forward of deferred taxes:
Beginning balance	475	223
Increase in year	—	352
Translation	(2)	(100)
	$473	475

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible and tax carryforwards utilizable. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the branch will realize the benefits of these deductible differences, net of the existing valuation allowances at March 31, 2006. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

Major Changes Introduced by Law 863 (December 29, 2003)

1)
An equity tax was created for fiscal years 2004, 2005 and 2006. Such tax must be liquidated applying at 0.3 % over the net equity at January 1 st of each year. This applies to equities of 3.000 million pesos in 2004, 3.183 million pesos in 2005 and 3.344 million pesos in 2006.

2)	The financial transaction tax increased from 3 per thousand to 4 per thousand and it is applicable through the year 2007.

3)	Paid taxes are not deductible except for 80% of industrial and commercial and Property Taxes.

4)	The 10% income tax surcharge (3.5%) is applicable for years 2003 through 2006. This payment is not deductible for tax purposes.

(10)	Settlement Agreement with Aviva Overseas Inc.

Effective August 19, 2005 Argosy Energy International, LP, Argosy Energy Corp., Crosby Capital, LLC, and Aviva Overseas, Inc. entered into a settlement agreement which principal terms are as follows:

1.	The parties agreed that the agreement is a negotiated resolution of various disputes between the parties.

2.	Aviva Overseas, Inc. assigned and transferred all interests in the partnership, corresponding to 29.6196%, to Argosy Energy International, LP as a redemption of such interests.

3.
Argosy Energy International, LP is required to make the following payments to Aviva Overseas, Inc.: an initial cash payment of $300 as reimbursement to Aviva Overseas, Inc. for a portion of its cost incurred in connection with the disputes, a 90 day promissory note amounted to $3,050, a two year promissory note in the amount of $1,125 (the “Note”, represented for 8 quarterly payments of $153 beginning in November 2005, including interest at 8%), and an additional payment (described below) accrued in the amount of $329 as of the agreement date. As of March 31, 2006, amounts outstanding under the agreement include $990 due on the Note and $310 accrued for the additional payment. The outstanding amount is payable as follows: $614 in 2006 and $686 in 2007.

The additional payment is calculated as follows: after the earlier of i) The date Argosy Energy makes final payment of the “Note”, or (ii) after the occurrence of an event of default, Argosy shall make a payment in cash in an amount equal to (i) $56,250 multiplied by the numeric amount by which the average daily closing price of the New York Mercantile Exchange nearby month contract for West Texas Intermediate crude oil over the note term exceeds $55 per barrel, reduced by (ii) all interest paid by Argosy on the principal of the Note. The additional payment was recorded at the date of the settlement agreement based on a calculation of the required payment at that date.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements (Unaudited)

     Crosby Capital, LLC has guaranteed the payments required by Argosy Energy International, LP.

     The new ownership percentages in Argosy Energy International L.P., after the redemption of the partnership interest held by Aviva Overseas Inc. are as follows:

		Type of
Partner	Interest	interest
Crosby Capital L.L.C.	98.7491%	Limited Partner
Argosy Energy Corporation	0.7104%	General Partner
Dale E. Armstrong	0.4122%	Limited Partner
Richard S. McKnight	0.1283%	Limited Partner
Total	100.0000%

(11)Disagreement Between Argosy Energy International and Ecopetrol

As of March 31, 2006 the contracting parties of Guayuyaco Association Contract, Ecopetrol and Argosy Energy International, consulted with their legal advisors to clarify the procedure for allocation of oil produced and sold during the long term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the procedure established in the Clause 3.5 of Attachment-B of the Guayuyaco association Contract. Ecopetrol interprets the contract to provide that the extend test production up to a value equal to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back in to the Guayuyaco discovery. Argosy’s contention is that this amount is merely the recovery of 30% of the direct exploration costs of the wells and not exclusively for benefit of Ecopetrol. While Argosy believes its interpretation of the Guayuyaco Association Contract is correct, the resolution of this issue is still pending of agreement between the parties or determination through legal proceedings.

The estimated value of disputed production is $2,361,188 which possible loss is shared 50% ($1,180,594) with Solana Petroleum Exploration (Colombia) S.A. partner in the contract and 50% Argosy.

At this time no amount has been accrued in the financial statements.

(12)	Subsequent Events

•	The Company signed in May and June, 2006 two new exploration and production contracts with the National Hydrocarbons Agency (ANH) called Primavera and Mecaya, to explore and produce oil, respectively.

These contracts have a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The contracts may be relinquished at the end of each phase after fulfillment of the agreed obligations.

•	On April 1, 2006 the partners of the partnership entered into a redemption agreement pursuant to which all of Dale E. Armstrong interest and Richard S. McKnight interest.

•	On June 21, 2006 Gran Tierra Energy Inc. acquired all of the outstanding partnership interest in the Company.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Financial Statements
December 31, 2005 and 2004
With Independent Auditors’ Report Thereon

INDEPENDENT AUDITORS’ REPORT

Partners of
Argosy Energy International, LP:

We have audited the accompanying balance sheets of Argosy Energy International, LP as of December 31, 2005 and 2004, and the related statements of income, partner’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Argosy Energy International, LP as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG Ltda

Bogotá, Colombia
July 28, 2006

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Income
Years ended December 31, 2005 and 2004
(Expressed in thousands of US dollars)

	2005	2004
Oil sales to Ecopetrol	$11,891	6,393

Operating cost (note 9)	2,452	2,060
Depreciation, depletion and amortization	697	357
General and administrative expenses	1,082	859

	4,231	3,276

Operating profit	7,660	3,117

Other income, net (note 10)	449	225

Income before income and remittance taxes	8,109	3,342

Current income tax (note 11)	2,187	1,026
Deferred income tax	352	245
Deferred remittance tax	353	146
Total income and remittance taxes	2,892	1,417
Net Income	$5,217	1,925

See accompanying notes to financial statements.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Balance Sheets
December 31, 2005 and 2004
(Expressed in thousands of US dollars)

	2005	2004
Assets
Current assets:
Cash and cash equivalents (note 3)	$7,124	6,954
Accounts receivable, net (note 4)	951	584
Accounts receivable reimbursement Ecopetrol	1,186	—
Inventories:
Crude oil	218	154
Materials	557	248
	775	402
Total current assets	10,036	7,940

Other long-term assets	16	10
Property, plant and equipment (note 5):
Unproved properties	3,622	2,312
Proved properties, net	5,401	3,211
	9,023	5,523
Total assets	$19,075	13,473
Liabilities and Partners’ Equity

Current liabilities:
Accounts payable	4,979	1,745
Tax payable	1,326	826
Employee benefits	103	88
Accrued liabilities	522	375
Total current liabilities	6,930	3,034

Long-term accounts payable (note 6)	686	—
Deferred income tax	475	223
Deferred remmittance tax	1,104	714
Pension plan (note 7)	—	35
Total liabilities	9,195	4,006
Partners’ equity (note 8)	9,880	9,467
Total liabilities and Partners’ equity	$19,075	13,473

See accompanying notes to financial statements.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Cash Flows
Years ended December 31, 2005 and 2004
(Expressed in thousands of US dollars)

	2005	2004
Cash flows from operating activities:
Net income	$5,217	1,925
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	697	357
Bad debt allowance	116	239
Deferred income tax	352	245
Deferred remittance tax	353	146
Pensions	24	59
Changes in assets and liabilities:
Accounts receivable	(1,669)	(191)
Inventories	(373)	339
Accounts payable	2,620	1,245
Tax payable	500	716
Employee benefits	15	28
Accrued liabilities	147	102
Deferred income tax	(100)	(4)
Deferred remmittance tax	37	58

Net cash provided by operating activities	7,936	5,264

Cash flows from investing activities:
Increase in long term investments	(65)	(70)
Additions to property, plant and equipment	(4,197)	(748)

Net cash used in investing activities	(4,262)	(818)

Cash flows used in financial activities - Redemption of partnership interest - Aviva Overseas Inc.	(3,504)	—

Net increase in cash and cash equivalents	170	4,446
Cash and cash equivalents at beginning of year	6,954	2,508

Cash and cash equivalents at end of year	$7,124	6,954

See accompanying notes to financial statements.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Statements of Partners’ Equity
Years ended December 31, 2005 and 2004
(Expressed in thousands of US dollars)

	Limited	General	Total
	partners’	partners’	partners’
	capital	capital	equity
Balance as of December 31, 2003	$7,504	38	7,542

Net income	1,915	10	1,925
Balance as of December 31, 2004	9,419	48	9,467

Net income	5,180	37	5,217

Redemption of partnership interest -
Aviva Overseas Inc. (note 6)	(4,789)	(15)	(4,804)
Balance as of December 31, 2005	$9,810	70	9,880

See accompanying notes to financial statements.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
December 31, 2005 and 2004
(Expressed in thousands of US dollars)

(1)	Business Activities

Argosy Energy International, LP is a Utah (USA) Limited Partnership, which established a Colombian Branch in 1983.

Argosy Energy International, LP is engaged in the business of exploring for, developing and producing oil and gas. The principal properties and operations are located in Colombia, which are carried out through its Colombian Branch in the Putumayo, Cauca, Tolima and Cundinamarca Provinces. The oil production is sold to Empresa Colombiana de Petróleos, the Colombian National Oil Company, (“Ecopetrol”).

There are risks involved in conducting oil and gas activities in remote, rugged and primitive regions of Colombia. The guerrillas have operated within Colombia for many years and expose the Company’s operations to potentially detrimental activities. The guerrillas are present in the Putumayo and Río Magdalena areas where the Company’s properties are located. Since 1998, the Company has only experienced minor attacks on pipelines and equipment.

Operations

As of December 31, 2005, Argosy was participating in the following Association Contracts signed with Ecopetrol and Exploration and Exploitation Contracts signed with the Hydrocarbons National Agency - ANH.

Contract	Participation	Operator	Phase
Santana	35%	ARGOSY	Exploitation
Guayuyaco	70%	ARGOSY	Exploitation
Aporte Putumayo	100%	ARGOSY	Abandonment
Río Magdalena	70%	ARGOSY	Exploration
Talora	20%	ARGOSY	Exploration
Chaza	50%	ARGOSY	Exploration

The first four contracts have been signed with ECOPETROL and the last two with ANH.

An association contracts are those where the Government participate as partner of the field through the national oil company — ECOPETROL.

Exploration and production contracts (E&P) are those signed with the ANH — “Agencia Nacional de Hidrocarburos” (National Agency for Hydrocarbons) in which the Government only receive royalties and taxes for the rights of exploration and production but there is not a participation from the national oil company - ECOPETROL or any other government entity.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

The main terms of the above-mentioned contracts are as follows:

Santana Association Contract

On May 27, 1987 (effective date July 27, 1987), Argosy Energy International, LP signed this association contract to explore for and produce oil, in the area called Santana. The contract is in its 19th year and the Company reduced the area to a 5 kilometer reserve area around each field. The remaining contract area is approximately 1,100 acres.

Under the terms of the contract with Ecopetrol, a minimum of 25% of all revenues from oil sold to Ecopetrol is paid in Colombian pesos, which may only be utilized in Colombia. However, this proportion can be modified through parties agreement.

Aporte Putumayo - Association Contract

The Aporte Putumayo area has been returned to the Government. Such devolution is subject to the approval of the environmental restoration of the region by the Ministry of Environment and the treatment of the abandonment of the wells agreed with Ecopetrol and the Ministry of Mines.

Río Magdalena Association Contract

On December 10, 2001 (effective date February 8, 2002), Argosy Energy International, LP and Ecopetrol signed this Association Contract, to explore and produce oil, in the area called Río Magdalena of approximately 145,000 acres, located in the Middle Magdalena region of Colombia in the provinces of Cundinamarca and Tolima.

The contract has a maximum duration of 28 years distributed as follows: an exploration period of 6 years and a production period of 22 years starting on the date of termination of the exploration period. The exploratory well, Popa-1 was drilled during June and July and is on the completion stage.

Upon finalization of each phase, Argosy has the option to cancel the contract having previously completed the obligations agreed for each phase.

BT Letter Agreement

On February 27, 2001 Argosy Energy International, LP signed a letter agreement with BT Operating Company for the acquisition and management of the Río Magdalena Exploration Area. BT and Argosy mutually agreed to pay their 50% share of costs under the terms of the Ecopetrol Association contract and provide certain services toward management and compliance of the obligations. As of December 31, 2005 BT had not met their obligations under this agreement and outstanding accounts receivable of $355 related to their share of costs related to the Río Magdalena Association Contract were provisioned as bad debts.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

Guayuyaco Association Contract

On August 2, 2002 (effective date September 30, 2002) Argosy Energy International, LP signed this association contract with Ecopetrol, to explore and produce oil, in the area named Guayuyaco. This Association contract gives Argosy the right to explore potential reserves in prospects adjacent to the existing Santana oil field. The block is located in the Putumayo and Cauca provinces and covers approximately 52.000 acres originally held under the Santana Risk Sharing Agreement.

The Guayuyaco contract has a maximum duration of 27.5 years with an exploration period of 5.5 years and a production period of 22 years, which starts upon termination of the exploration period.

Argosy has the obligation of carry out the exploration work in two phases, which were completed. In the first phase, the Branch drilled the Inchiyaco -1 exploration well which was successful. During the second exploration phase, two wells were drilled, Guayuyaco-1 and Guayuyaco-2, which were successful. Therefore, on December 28, 2005, Ecopetrol accepted the Commerciality of the field.

Solana Petroleum Exploration Commercial Agreement

Argosy and Solana Petroleum Exploration entered into a commercial agreement in 2003 whereby, Solana through fulfillment of certain obligations could earn a participating interest in the Inchiyaco Prospect and have an option to enter the next exploration prospect under the Guayuyaco Association Contract. Inchiyaco-1 was drilled and completed as a producing well in 2003 resulting in Solana’s sharing 26.21% interest in Argosy’s net share of the prospect.

The commercial agreement was revised in 2004, giving Solana the right to share a 50% interest in Argosy’s net share of the Guayuyaco association contract by paying 66.7% of two exploratory wells (Guayuyaco-1 and Juanambu-1) and 50% for a new seismic program and additional projects.

Talora Exploration and Exploitation Contract

On September 16, 2004, (effective date), Argosy and the National Hydrocarbons Agency (ANH) signed the Talora exploration and exploitation contract to explore and produce oil, in an area of approximately 108,000 acres located in Tolima and Cundinamarca Provinces.

The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
Contractual Commitments:

Starting
Phase	date	Obligations
3	December 16, 2006	One exploratory well.
4	December 16, 2007	One exploratory well.
5	December 16, 2008	One exploratory well.
6	December 16, 2009	One exploratory well.

The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.

Chaza Exploration and Exploitation Contract

On June 27, 2005 (effective date) Argosy and the National Hydrocarbons Agency (ANH) signed the Chaza exploration and exploitation contract to explore and produce oil, in an area of approximately 80,000 acres located in Putumayo and Cauca Provinces.

The contract has a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The ANH Resolution 0217, dated September 13, 2005, approved the 2005 assignment of 50% interest of the contract to Solana Petroleum Exploration.

Contractual Commitments:

Starting
Phase	date	Obligations
2	June 27, 2006	One exploratory well.
3	June 27, 2007	One exploratory well.
4	December 16, 2008	One exploratory well.
5	December 16, 2009	One exploratory well.
6	December 16, 2010	One exploratory well.

The contract may be relinquished at the end of each phase after fulfillment of the agreed obligations.

(Continued)

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

(2)	Summary of Significant Accounting Policies and Practices

(a) Foreign Currency Translation

The transactions and accounts of the Company’s operations denominated in currencies other than US dollars are re-measured into United States dollars in accordance with Statement of Financial Accounting Standards FAS 52. The United States dollar is used as the functional currency. Exchange adjustments resulting from foreign currency balances are recognized in expense or income in the current period.

(b) Cash Equivalents

Cash equivalents are highly liquid investments purchased with an original maturity of three months or less.

(c) Inventories

Inventories consist of crude oil and materials and supplies and are stated at the lower of cost or market.

(d) Property, Plant and Equipment

The Company follows the full cost method to account for exploration and development of oil and gas reserves whereby all productive and nonproductive costs are capitalized. The only cost center is Colombia. All capitalized costs plus the undiscounted future development costs of proved reserves are depleted using the unit of production method based on total proved reserves applicable to the country.

Proved oil and gas reserves are the estimated quantities of crude oil that geological and engineering data demonstrate with reasonable certainty can be recovered in future years from known reservoirs under existing economic and operating conditions considering future production and development costs.

Costs related to initial exploration activities with no proved reserves are initially capitalized and periodically evaluated for impairment. The Company capitalizes internal costs directly identified with exploration and development activities. The net capitalized costs of oil properties are subject to a ceiling test, which limits such pooled costs to the aggregate of the present value of future net revenues attributable to proved oil and gas reserves discounted at 10% plus the lower of cost or market value of unproved properties. If capitalized costs exceed this limit, the excess is charged to expense and reflected as additional accumulated depreciation, depletion and amortization.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

While the quantities of proved reserves require substantial judgment, the associated prices of oil reserves that are included in the discounted present value of our reserves are objectively determined. The ceiling test calculation requires use of prices and costs in effect as of the last day of the accounting period, which are generally held constant for the life of the properties. As a result, the present value is not necessarily an indication of the fair value of the reserves. Oil and gas prices have historically been volatile and the prevailing prices at any given time may not reflect our Partnership’s or the industry’s forecast of future prices.

Gain or loss on the sale or other disposition of oil and gas properties is not recognized, unless the gain or loss would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a country.

Support equipment and facilities are depreciated using the unit of production method based on total reserves of the field related to the support equipment and facilities.

    (e) Environmental Liabilities and Expenditures

Argosy accrues for losses associated with environmental remediation obligations when such losses are probable and can be reasonably estimated. These accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value.

(f) Asset Retirement Obligations

Liability for asset retirement obligation is considered to be negligible at this time, based on projected production profiles, expiry dates and terms of the Association Contracts for current operations. However, the Company has accrued the costs related to environmental remediation and abandonment of the wells belonging to Aporte Putumayo Contract.

(g) Concentration of Credit Risks

All of the company’s production is sold to Ecopetrol in which the sale price is agreed between both parts, according to local regulations in Colombia.

(h) Income Taxes

Deferred Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss.

ARGOSY ENERGY INTERNATIONAL, LP

Notes to Financial Statements

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(i) Financial Instruments Fair Value

The carrying amounts of cash and cash equivalents approximate fair value because of the short maturity of those instruments. The carrying value of other on-balance-sheet financial instruments, approximates fair value, and the cost, if any, to terminate off-balance-sheet financial instruments is not significant.

(j) Employee Benefits

The Company recognizes the obligations with its employees in accordance with the current Colombian labor law. These obligations include the severance indemnity and the legal service bonus each one equivalent to a monthly salary per year and interest on severance at the rate of 12% on the balance of severance indemnities paid. The relevant liability for these two concepts is shown under the “Employee benefits” account as current liabilities at the closing of the period.

(k) Defined Benefit Pension Plan

The Company has a defined benefit pension plan covering one employee. The benefits are based on years of service, age and the employee’s compensation. Currently, the cost of this program is not being funded. The actuarial study is performed at the end of each year in accordance with the guidelines established by FAS 87.

(l) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.

(m) Revenue Recognition

The Company recognizes revenue when the crude oil is delivered to Ecopetrol.

Ecopetrol pays the oil sales invoicing 25% in local currency and the 75% in US Dollars, according to the terms of the Oil Sales Contract executed between Ecopetrol and Argosy, through which the oil sale price is fixed, with expiration dated November 1, 2006.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

(n) Management Fee

The Company accounts for the management fees received from its partners as operator of the contracts as a less value of the operating costs.

(o) Comprehensive Income

For each period presented in the accompanying statements of income, comprehensive income and net income are the same amount.

(3)	Cash and Cash Equivalents

The following is a summary of cash and cash equivalents as of December 31:

	2005	2004
Held in United States dollars	$6,329	6,454
Held in Colombian pesos	394	185
Short-term investments	401	315
	$7,124	6,954

(4)	Accounts Receivable

The following is a summary of accounts receivable as of December 31:

	2005	2004
Trade	$675	81
B.T. Río Magdalena Agreement	355	239
Vendor advances	172	60
Solana joint account	—	324
Other	104	119
	1,306	823
Less allowance for bad debts	(355)	(239)
	$951	584

(5)	Property, Plant and Equipment

The following is a summary of property, plant and equipment as of December 31:

	2005	2004
Oil properties:
Unproved	$3,622	2,312
Proved	59,096	56,218
	62,718	58,530
Less accumulated depreciation, depletion, and amortization	53,695	53,007
	$9,023	5,523

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

Capitalized Cost Unproved
Excluded From the Capitalized Cost Being Amortized

			Exploration Cost			Cost Incurred			Month Anticipated to be included
AFE	Contract	Detail	Dec-04	Dec-05	Mar-06	2004	2005	2006	in Amortization
MARY WELLWEST PROSPECT	Santana	Geological & Geophysical Data	287	287	287	287			Dec-06
MARY WEST WELL TESTING	Santana	Geological & Geophysical Data	93	93	93	93			Dec-06
Expl. 100% NEW PROJECTS	New Projects	Geological & Geophysical Data	253	363	375	253	110	12	Dec-06
Expl. 100% SANTANA	Guayuyaco	Geological & Geophysical Data	1,044	1,044	1,044	1,044			Dec-06
Expl. 100% RIO MAGDALENA	Rio Magdalena	Seismic Program	634	808	889	634	174	81	Mar-07
TALORA PROJECT	Talora	Seismic Program	1	89	134	1	88	44	Sep-07
SEISMIC GUAYUYACO	Guayuyaco	Seismic Program	0	431	431		431		Dec-06
SEISMIC CHAZA	Chaza	Seismic Program	0	505	538		505	33	Sep-07
POPA-1 WELL EXPLORATORY	Rio Magdalena	Road and Location Well	0	0	32			32	Mar-07
JUANAMBU-1 WELL EXPLORATORY	Guayuyaco	Road and Location Well	0	2	8		2	6	Jun-07
				0	0

Total Unproved Exploration Costs			2,312	3,622	3,831	2,312	1,310	208

All capital excluded from capitalized cost being amortized relates to exploration cost. No acquisition costs, development costs or capitalized interest costs are identified.

(6)	Settlement Agreement with Aviva Overseas Inc

Effective August 19, 2005 Argosy Energy International, LP, Argosy Energy Corp., Crosby Capital, LLC, and Aviva Overseas, Inc. entered into a settlement agreement which principal terms are as follows:

1.	The parties agreed that the agreement is a negotiated resolution of various disputes between the parties.

2.	Aviva Overseas, Inc. assigned and transferred all interests in the partnership, corresponding to 29.6196%, to Argosy Energy International, LP as a redemption of such interests.

3.
Argosy Energy International, LP is required to make the following payments to Aviva Overseas, Inc.: an initial cash payment of $300 as reimbursement to Aviva Overseas, Inc. for a portion of its cost incurred in connection with the disputes, a 90 day promissory note amounted to $3,050, a two year promissory note in the amount of $1,125 (the “Note”, represented for 8 quarterly payments of $153 beginning in November 2005, including interest at 8%), and an additional payment (described below) accrued in the amount of $329 as of the agreement date. As of December 31, 2005, amounts outstanding under the agreement include $990 due on the Note and $310 accrued for the additional payment. The outstanding amount is payable as follows: $614 in 2006 and $686 in 2007.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

The additional payment is calculated as follows: after the earlier of i) The date Argosy Energy makes final payment of the “Note”, or (ii) after the occurrence of an event of default, Argosy shall make a payment in cash in an amount equal to (i) $56,250 multiplied by the numeric amount by which the average daily closing price of the New York Mercantile Exchange nearby month contract for West Texas Intermediate crude oil over the note term exceeds $55 per barrel, reduced by (ii) all interest paid by Argosy on the principal of the Note. The additional payment was recorded at the date of the settlement agreement based on a calculation of the required payment at that date.

Crosby Capital, LLC has guaranteed the payments required by Argosy Energy International, LP.

The new ownership percentages in Argosy Energy International L.P., after the redemption of the partnership interest held by Aviva Overseas Inc. is as follows:

		Type of
Partner	Interest	interest
Crosby Capital L.L.C.	98.7491%	Limited Partner
Argosy Energy Corporation	0.7104%	General Partner
Dale E. Armstrong	0.4122%	Limited Partner
Richard S. McKnight	0.1283%	Limited Partner
Total	100.0000%

(7)	Pension Plan

Costs of the retirement plan are accrued based on various assumptions and discount rates, as described below. The actuarial assumptions used could change in the near term as a result of changes in expected future trends and other factors, which depending on the nature of the changes, could cause increases or decreases in the liabilities accrued.

The components of pension cost as of December 31 are:

	2005	2004
Interest cost	$34	31
Expected return of assets	(48)	(30)
Amortization of unrecognized net transition obligation (asset)	3	3
Net periodic pension cost	$(11)	4

Changes in plan assets:
Fund assets at beginning of year	300	232
Interest earned	61	68
Fund assets at end of year	$361	300

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

	2005	2004
Funded status:
Projected benefit obligation	359	335
Assets at fair value	361	300
Funded status	2	(35)
Unrecognized net transaction obligation remaining	31	32
Unrecognized prior service cost	—	—
Adjustment additional minimum liability	(2)	(5)
Unrecognized net loss or (gain)	(29)	(27)
Prepaid (unfunded accrued) pension cost	$2	(35)

The Company’s fund asset to cover pension benefits is represented in a mutual fund amounting to $361 and $300, in 2005 and 2004, respectively.

	2005	2004
Change in benefit obligation
Benefit obligation at beginning of year	335	276
Interest Cost	34	31
Benefits Paid	(24)	(22)
Foreign Currency Exchange	14	50
Total Activity	24	59
Benefit obligation at end of year	359	335

The weighted-average assumptions used to determine benefit obligations at December 31 are as follows:

	2005	2004
	%	%
Discount rate	9.3	10.5
Rate of compensation increase	4.7	6.0

Estimated future benefit payments are expected to be paid as follows:

Year	Amount
2006	25
2007	23
2008	22
2009	20
2010	19
2011- 2016	250

No expected contributions will be made to the plan during the year 2006.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

(8)	Equity

Stockholders’ Capital

The following is a detail of the stockholders’ participation in the capital:

	2005	2004
Stockholders	%	%
Crosby Capital L.L.C.	98.75	69.50
Argosy Energy Corp. .**	0.71	0.50
Aviva Overseas, Inc	—	29.62
Dale E. Armstrong	0.41	0.29
Richard S. McKnight	0.13	0.09
	100.00	100.00

** Argosy Energy Corp. is a general partner interest. All others are limited partnership interests. Net income is allocated according to the participation of each stockholder in the Company’s capital.

Foreign Exchange Restrictions

In accordance with current legislation in Colombia, the branches of foreign companies in the oil industry are not under the obligation to refund to the Colombian exchange market the proceeds from their foreign currency sales either inside or outside the country. The net proceeds from oil exports may be used by the branches of oil companies to reimburse abroad the capital and profits from the operation in Colombia. As a result of this foreign exchange liberation, the branch cannot purchase foreign currency in the Colombian exchange market to remit profits, repatriate capital, repay external debt or pay foreign currency expenses.

(9)	Operating Cost

The following is a summary of operating cost incurred as of December 31:

	2005	2004
Direct labor	$383	316
Maintenance, materials and lubricants	417	417
Repairs - third party	700	752
General expenses - others	952	575
	$2,452	2,060

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

(10)	Other Income and Expenses, net

The following is a summary of other income and expenses, net as of December 31:

	2005	2004
Oil transportation	$18	146
Financial income	171	65
Insurance reimbursement	126	—
Other income	217	162
Foreign translation gain (loss)	33	(148)
Allowance for bad debts	(116)	—
	$449	225

(11)	Income Taxes

All of the income and income tax was derived from activities of the branch in Colombia.

Deferred Remittance Tax

Deferred remittance tax is calculated based upon commercial net income. Commercial net income of Colombian branches of foreign companies derived from exploration, development or production of hydrocarbons is levied an additional remittance tax of 7%.

The law establishes that when this income is reinvested in the country for five years, the payment of the remittance tax will be deferred, after which time the payment of this tax will be exonerated.

Under the law, reinvestment occurs when the net income remains five years within the equity of the entity.

Tax reconciliation

Income tax expense attributable to income from continuing operations was $2,892 and $1,417 for the years ended December 31, 2005 and 2004, respectively, and differed from the amounts computed by applying the Colombian income tax rate of 35% (the statutory tax rate of the partnership’s Branch) to pretax income from continuing operations as a result of the following:

	2005 Basis Amount %		2004 Basis Amount %
Income before taxes	$8,109	100.00	3,342	100.00
Computed “Expected” tax expense	2,838	35.00	1,170	35.00
Tax expense	2,892	35.66	1,417	42.40
Difference	$54	0.66	247	7.40

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

	2005			2004
	Basis	Amount	%	Basis	Amount	%
Explanation:
Difference in principles	$(593)	(207)	(2.56)	(49)	(17)	(0.51)
Surcharge tax (10%)		199	2.45		93	2.79
Remittance tax expense (7%)		353	4.35		146	4.37
Inflation adjustment	(53)	(19)	(0.23)	(21)	(7)	(0.22)
No deductible expense	32	11	0.14	16	6	0.17
No deductible tax (Stamp tax)	130	46	0.56	57	20	0.60
Assessments to financial movements	45	16	0.19	13	4	0.13
Equity tax	25	9	0.11	31	11	0.33
Deduction fixed real productive assets	(1,014)	(355)	(4.38)
Income not taxable	4	1	0.03	(23)	(9)	(0.26)
		$54	0.66		247	7.40

The deferred tax is the following:

	2005	2004
Accrued liabilities	$201	183
Property, plant and equipment	(676)	(406)
Net deferred tax liability	$(475)	(223)

Roll forward of deferred taxes:
Net deferred tax to December 31:
Beginning balance	223	(18)
Increase in year	352	245
Translation	(100)	(4)
	$475	223

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible and tax carryforwards utilizable. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the branch will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 2005 and 2004. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements

Major Changes Introduced by Law 863 (December 29, 2003)

1)
An equity tax was created for fiscal years 2004, 2005 and 2006. Such tax must be liquidated applying at 0.3 % over the net equity at January 1 st of each year. This applies to equities of 3.000 millions pesos in 2004, 3.183 millions pesos in 2005 and 3.344 millions pesos in 2006.

2)	The financial transaction tax increased from 3 per thousand to 4 per thousand and it is applicable through the year 2007.

3)	Paid taxes are not deductible except for 80% of industrial and commercial and property Taxes.

4)	The 10% income tax surcharge (3.5%) is applicable for years 2003 through 2006. This payment is not deductible for tax purposes.

(12)	Disagreement Between Argosy Energy International and Ecopetrol

As of December 31, 2005 the contracting parties of the Guayuyaco Association Contract, Ecopetrol and Argosy, consulted with their legal advisors to clarify the procedure for allocation of oil produced and sold during the long-term test of the Guayuyaco-1 and Guayuyaco-2 wells. Ecopetrol has advised Argosy of a material difference in the interpretation of the procedure established in Clause 3.5 of Attachment-B to the Guayuyaco Association Contract. Ecopetrol interprets the contract to provide that the extended test production up to a value equal to 30% of the direct exploration costs of the wells is for Ecopetrol’s account only and serves as reimbursement of its 30% back-in to the Guayuyaco discovery. Argosy’s contention is that this amount is merely the recovery of 30% of the direct exploration costs of the wells and not exclusively for the benefit of Ecopetrol. While Argosy believes its interpretation of the Guayuyaco Association Contract is correct, the resolution of this issue is pending agreement of the parties or determination through legal proceedings. At this time no amount has been accrued in the financial statements as it is not considered probable that a loss will be incurred.

The estimated value of the disputed production is US$2,361,188, which possible loss is shared 50% (US$1,180,594) with the Argosy’s Guayuyaco partner, Solana Petroleum Exploration (Colombia) S.A.

ARGOSY ENERGY INTERNATIONAL, LP
Notes to Financial Statements
(13)	Subsequent Events

•	The Company signed in May and June, 2006 two new exploration and production contracts with the National Hydrocarbons Agency (ANH) called Primavera and Mecaya, to explore and produce oil, respectively.

These contracts have a maximum duration of 30 years with an exploration period of 6 years and a production period of 24 years, which starts upon the date in which Argosy receives the oil field commerciality declaration from ANH.

The contracts may be relinquished at the end of each phase after fulfillment of the agreed obligations.

•	On April 1, 2006 the partners of the partnership entered into a redemption agreement pursuant to which all of Dale E. Armstrong interest and Richard S. McKnight interest.

•	On June 21, 2006 Gran Tierra Energy Inc. acquired all of the outstanding partnership interest in the Company.

Supplemental Oil and Gas Information (Unaudited)

The following tables set forth Argosy’s net interests in quantities of proved developed and undeveloped reserves of crude oil. Crude oil reserves represent the Argosy-owned oil reserves projected for properties located in Colombia. The reserves are stated after applicable royalties. These estimates include reserves in which Argosy holds an economic interest under production-sharing contracts. The studies to estimated proved oil reserves for the years 2003, 2004 and 2005 were prepared by Huddleston & Co., Inc.

In accordance with SFAS No. 69 and Securities and Exchange Commission (“SEC”) rules and regulations, the following information is presented with regard oil proved reserves, all of which are located in Colombia. These rules require inclusion as a supplement to the basic financial statements a standardized measure of discounted future net cash flows relating to proved oil and gas reserves. The standardized measure, in management’s opinion, should be examined with caution. The bases for these disclosures are independent petroleum engineer’s reserve studies which contains imprecise estimates of quantities and rates of production of reserves. Revision of prior year estimates can have a significant impact on the results. Also, exploration and production improvement costs in one year may significantly change previous estimates of proved reserves and their valuation. Values of unproved properties and anticipated future price, and cost increases or decreases are not considered. Therefore, the standardized measure is not necessarily a “best estimate” of the fair value of oil and gas properties or of future net cash flows.

I-Oil Reserves Information

(In barrels)

Proved Developed and Undeveloped Reserves

Balance at December 31, 2003	1,845,654
Revision of previous estimates	168,766
Improved recovery	—
Purchases of proved reserves	—
Extension and discoveries	—
Production	(197,027)
Sales	—
Balance at December 31, 2004	1,817,393
Revision of previous estimates	(18,936)
Improved recovery	—
Purchases of proved reserves	—
Extension and discoveries	822,007
Production	(283,795)
Sales	—
Balance at December 31, 2005	2,336,669

Proved developed reserves
December 31, 2004	1,817,393
December 31, 2005	2,336,669

II- Capitalized Costs Relating to Oil And Gas Producing Activities
(In thousands)

	As of December 31,
	2005	2004
Oil & gas properties:
Unproved	$3,622	2,312
Proved	59,096	56,218
Accumulated depreciation, depletion and amortization	(53,695)	(53,007)
Net capitalized costs	$9,023	5,523

III- Cost Incurred in Oil And Gas Property Acquisition,
Exploration and Development Activities
(In thousands)

	For the year ended
	December 31,
	2005	2004
Property acquisitions costs	$—	—
Exploration costs	1,310	405
Development costs	2,878	45
Costs incurred	$4,188	450

IV- Results of operations for producing activities
(In thousands)

	For the year ended
	December 31,
	2005	2004
Revenues - Oil sales	$11,891	6,393
Production costs	(2,452)	(2,060)
Depreciation, depletion and amortization	(697)	(357)
Income tax expenses	(2,892)	(1,417)
Results of operations	$5,850	2,559

V- Standardized Measure of Discounted Future Net Cash Flows
(In thousands)

	As of December 31,
	2005	2004
Future cash inflows	$112,721	64,626
Future production and development costs	(26,756)	(21,553)
Future income tax expense	(31,844)	(15,952)
Future net cash flows	54,121	27,121
10% Annual discount factor	(15,688)	(8,188)
Standardized measure	$38,433	18,933

Changes in the Standardized Measure of Discounted Future Net Cash Flows From Proved Reserve Quantities During 2005

Balance as of December 31, 2004	$18,933
Sales and transfers of oil and gas produced, net of production costs	(9,439)
Net changes in prices and production costs	20,115
Extensions, discoveries and improved recover, net of related costs	25,626
Development costs incurred during the period	0
Revision of previous quantity estimates	(702)
Accretion of discount	1,175
Net change in income taxes	(15,892)
Other	(1,383)
Balance as of December 31, 2005	$38,433

64,409,425 Shares

Common Stock
Prospectus
          , 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by Gran Tierra in connection with the issuance and distribution of the shares of common stock.

EXPENSE	AMOUNT
Registration Fees	$10,578
Legal Fees*	$50,000
Accounting Fees*	$25,000
Miscellaneous Fees and Expenses*	$14,422

Total	$100,000

ITEM 14. Indemnification of Directors and Officers.

Under Nevada law, a corporation shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding. A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with the action, suit or proceeding. Excepted from that immunity are:

•	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

•	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

•	a transaction from which the director derived an improper personal profit; and

•	willful misconduct.

Gran Tierra Energy Inc.’s (“Gran Tierra”) bylaws include an indemnification provision under which Gran Tierra has the power to indemnify its directors, officers, employees and former officers, directors and employees (including heirs and personal representatives) to the fullest extent permitted under Nevada law.

ITEM 15. Recent Sales of Unregistered Securities.

The following list sets forth information regarding all unregistered securities sold by us since our incorporation through April 10, 2008:

There have been no sales of unregistered securities within the last three years which would be required to be disclosed, except for the following sales of Gran Tierra’s securities:

1. On September 1 and October 7, 2005, Goldstrike completed two closings on a private placement offering. In these two closings, Goldstrike sold 11,691,884 shares of common stock and warrants to acquire another 5,845,950 shares of common stock for consideration of $9,353,507. The warrants are exercisable during the period ending five years from the date of grant at $0.625 per half share.

2. On October 27, 2005, Goldstrike completed a closing on a private placement offering. In this closing, Goldstrike sold 1,250,000 shares of common stock and warrants to acquire another 625,000 shares of common stock for consideration of $1,000,000.

3. On December 14, 2005, we completed a closing of a private placement offering. In this closing, we sold 1,343,222 shares of our common stock and warrants to acquire 671,611 shares of our common stock for consideration of $1,074,578. The warrants are exercisable during the period ending five years from the date of grant at $0.625 per half share.

4. On February 2, 2006, we completed a closing of a private placement offering. In this closing, we sold 762,500 shares of our common stock and warrants to acquire 381,250 shares of our common stock for consideration of $610,000. The warrants are exercisable during the period ending five years from the date of grant at $0.625 per half share.

5. On February 2, 2006, two warrant holders exercised warrants to purchase a total of 250,000 shares of our common stock for an aggregate purchase price of $312,500. On April 5, 2007, one warrant holder exercised warrants to purchase a total of 37,500 shares of our common stock for an aggregate purchase price of $46,875. On July 26, 2007, one warrant holder exercised a warrant to purchase a total of 50,000 shares of our common stock for an aggregate purchase price of $52,500. On July 31, 2007, two warrant holders exercised warrants to purchase a total of 17,500 shares of our common stock for an aggregate purchase price of $18,875. On August 3, 2007, three warrant holders exercised warrants to purchase a total of 41,668 shares of our common stock for an aggregate purchase price of $43,752. On August 6, 2007, one warrant holder exercised a warrant to purchase a total of 8,333 shares of our common stock for an aggregate purchase price of $8,750. On August 7, 2007, one warrant holder exercised a warrant to purchase a total of 12,500 shares of our common stock for an aggregate purchase price of $15,625. On August 10, 2007, one warrant holder exercised a warrant to purchase a total of 50,000 shares of our common stock for an aggregate purchase price of $52,500. On August 20, 2007, two warrant holders exercised warrants to purchase a total of 16,666 shares of our common stock for an aggregate purchase price of $17,500. On August 31, 2007, one warrant holder exercised a warrant to purchase a total of 150,000 shares of our common stock for an aggregate purchase price of $157,500. On September 8, 2007, one warrant holder exercised a warrant to purchase a total of 10,000 shares of our common stock for an aggregate purchase price of $10,500. On September 18, 2007, two warrant holders exercised warrants to purchase a total of 20,000 shares of our common stock for an aggregate purchase price of $21,000. On September 20, 2007, one warrant holder exercised a warrant to purchase a total of 15,000 shares of our common stock for an aggregate purchase price of $15,750. On October 22, 2007, one warrant holder exercised warrants to purchase a total of 100,000 shares of our common stock for an aggregate purchase price of $105,000. On October 29, 2007, one warrant holder exercised warrants to purchase a total of 20,000 shares of our common stock for an aggregate purchase price of $21,000. On November 7, 2007, one warrant holder exercised warrants to purchase a total of 33,333 shares of our common stock for an aggregate purchase price of $34,999.65. On November 13, 2007, one warrant holder exercised warrants to purchase a total of 25,000 shares of our common stock for an aggregate purchase price of $26,250. On November 16, 2007, two warrant holders exercised warrants to purchase a total of 50,067 shares of our common stock for an aggregate purchase price of $52,570,35. On December 13, 2007, one warrant holder exercised warrants to purchase a total of 16,667 shares of our common stock for an aggregate purchase price of $17,500.35. On December 27, 2007, one warrant holder exercised warrants to purchase a total of 8,333 shares of our common stock for an aggregate purchase price of $8,749.65. On December 31, 2007, one warrant holder exercised a warrant to purchase a total of 25,000 shares of our common stock for an aggregate purchase price of 31,250.00. On January 3, 2008, one warrant holder exercised a warrant to purchase a total of 100,000 shares of our common stock for an aggregate purchase price of $105,000.00. On January 9, 2008, two warrant holders exercised warrants to purchase a total of 26,875 shares of our common stock for an aggregate purchase price of $32,593.75. On January 10, 2008, one warrant holder exercised a warrant to purchase a total of 8,500 shares of our common stock for an aggregate purchase price of $8,925.00. On January 14, 2008, four warrant holders exercised warrants to purchase a total of 106,243 shares of our common stock for an aggregate purchase price of $117,803.75. On January 15, 2008, three warrant holders exercised warrants to purchase a total of 200,625 shares of our common stock for an aggregate purchase price of $213,781.25. On January 18, 2008, one warrant holder exercised a warrant to purchase a total of 33,333 shares of our common stock for an aggregate purchase price of $35,000.00. On January 22, 2008, one warrant holder exercised a warrant to purchase a total of 29,667 shares of our common stock for an aggregate purchase price of $31,150.35. On January 24, 2008, four warrant holders exercised warrants to purchase a total of 102,500 shares of our common stock for an aggregate purchase price of $107,625.00. On January 25, 2008, one warrant holder exercised a warrant to purchase a total of 10,000 shares of our common stock for an aggregate purchase price of $10,500.00. On January 29, 2008, one warrant holder exercised warrants to purchase a total of 16,667 shares of our common stock for an aggregate purchase price of $17,500.35. On February 4, 2008, one warrant holder exercised a warrant to purchase a total of 187,500 shares of our common stock for an aggregate purchase price of $234,375.00. On February 6, 2008, one warrant holder exercised a warrant to purchase a total of 8,334 shares of our common stock for an aggregate purchase price of $8,750.70. On February 7, 2008, three warrant holders exercised warrants to purchase a total of 27,167 shares of our common stock for an aggregate purchase price of $2,8525.35. On February 8, 2008, three warrant holders exercised warrants to purchase a total of 41,933 shares of our common stock for an aggregate purchase price of $44,029.65. On February 13, 2008, one warrant holder exercised a warrant to purchase a total of 195,954 shares of our common stock for an aggregate purchase price of $205,751.70. On February 19, 2008, one warrant holder exercised a warrant to purchase a total of 8,333 shares of our common stock for an aggregate purchase price of $8,749.65. On February 20, 2008, two warrant holders exercised warrants to purchase a total of 210,000 shares of our common stock for an aggregate purchase price of $220,500.00. On February 22, 2008, two warrant holders exercised warrants to purchase a total of 350,000 shares of our common stock for an aggregate purchase price of $367,500.00. On February 25, 2008, one warrant holder exercised a warrant to purchase a total of 156,250 shares of our common stock for an aggregate purchase price of $195,312.50. On February 26, 2008, two warrant holders exercised warrants to purchase a total of 503,000 shares of our common stock for an aggregate purchase price of $528,150.00. On February 28, 2008, two warrant holders exercised warrants to purchase a total of 83,333 shares of our common stock for an aggregate purchase price of $87,499.65. On February 29, 2008, one warrant holder exercised a warrant to purchase a total of 15,000 shares of our common stock for an aggregate purchase price of $15,750.00. On March 3, 2008, three warrant holders exercised warrants to purchase a total of 55,125 shares of our common stock for an aggregate purchase price of $65,006.00. On March 4, 2008, three warrant holders exercised warrants to purchase a total of 46,666 shares of our common stock for an aggregate purchase price of $48,999.30. On March 5, 2008, two warrant holders exercised warrants to purchase a total of 350,000 shares of our common stock for an aggregate purchase price of $387,500.00. On March 6, 2008, one warrant holder exercised a warrant to purchase a total of 15,000 shares of our common stock for an aggregate purchase price of $15,750.00. On March 7, 2008, two warrant holders exercised warrants to purchase a total of 33,334 shares of our common stock for an aggregate purchase price of $35,000.70. On March 13, 2008, two warrant holders exercised warrants to purchase a total of 17,250 shares of our common stock for an aggregate purchase price of $18,112.50. On March 14, 2008, one warrant holder exercised a warrant to purchase a total of 15,619 shares of our common stock for an aggregate purchase price of $19,523.75. On March 7, 2008, two warrant holders exercised warrants to purchase a total of 33,334 shares of our common stock for an aggregate purchase price of $35,000.70. On March 17, 2008, seven warrant holders exercised warrants to purchase a total of 790,001 shares of our common stock for an aggregate purchase price of $832,501.05. On March 18, 2008, one warrant holder exercised a warrant to purchase a total of 8,500 shares of our common stock for an aggregate purchase price of $8,925.00. On March 24, 2008, seven warrant holders exercised warrants to purchase a total of 623,125 shares of our common stock for an aggregate purchase price of $719,905.55. On March 25, 2008, two warrant holders exercised warrants to purchase a total of 341,667 shares of our common stock for an aggregate purchase price of $358,750.35. On March 26, 2008, two warrant holders exercised warrants to purchase a total of 232,477 shares of our common stock for an aggregate purchase price of $286,596.25. On March 28, 2008, one warrant holder exercised a warrant to purchase a total of 16,667 shares of our common stock for an aggregate purchase price of $17,500.35. On April 3, 2008, three warrant holders exercised warrants to purchase a total of 500,000 shares of our common stock for an aggregate purchase price of $525,000.00. On April 4, 2008, four warrant holders exercised warrants to purchase a total of 96,900 shares of our common stock for an aggregate purchase of $101,745.00.

6. We also issued 250,000 shares of our common stock and paid $52,178 in cash to Canaccord Capital Corporation in payment of fees for services to Goldstrike as placement agent in the private placement closings referred to in paragraphs 1-4 above.

The private offerings and related transactions discussed above are exempt from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D, promulgated by the SEC. In the private offerings: (a) we sold the securities to an aggregate of 133 “accredited investors,” as that term is defined in Rule 501 of Regulation D; (b) no general solicitation was made by us or any person acting on our behalf; (c) the securities were sold subject to transfer restrictions, and (d) the certificates for the shares and warrants generally contained an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or an exemption therefrom.

7. On June 20, 2006, we completed a closing of a private placement offering. In this closing, we sold 43,336,051 units of our securities, deriving gross proceeds of $65,004,076. Each unit consisted of one share of our common stock and a warrant to purchase one-half share of our common stock for a period of five years at an exercise price of $1.75 per whole share.

8. On June 29, 2006, we completed a closing of the private placement offering referred to in paragraph 7 above. In this closing, we sold 3,636,629 additional units, deriving gross proceeds of $5,454,944.

9. On June 30, 2006, we completed a closing of the private placement offering referred to in paragraph 7 above. In this closing, we sold 3,027,320 additional units, deriving gross proceeds of $4,540,980.

In connection with the three closings of the offering referred to in paragraphs 7 through 9 above, we sold a total of 50,000,000 units for gross proceeds totaling $75,000,000 to 450 “accredited investors”. Deutsche Bank, Sanders Morris Harris Inc. and Canaccord Capital Corporation acted as placement agents and earned commissions of $2,205,582, $2,375,644 and $454,097, respectively. The private offering was exempt from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D, promulgated by the SEC. In the private offering, no general solicitation was made by us or any person acting on our behalf; the securities were sold subject to transfer restrictions, and the certificates for the shares and warrants contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or an exemption therefrom.

10. On February 28, 2007, we entered into a $50,000,000 Revolving Credit Facility, under which we issued a $50,000,000 Note for loans to Standard Bank PLC. The private offering was exempt from registration under Section 4(2) of the Securities Act, as it was made to one accredited investor.

11. From our inception through to date, we granted options to purchase 6,157,500 shares of our common stock under our 2007 Equity Incentive Plan to 47 of our directors, officers and employees.

12. On November 10, 2005, we issued 1,269,841 shares of our common stock to 4 shareholders of Gran Tierra Canada in connection with a share exchange. In this transaction, a subsidiary of Gran Tierra issued 18,730,156 exchangeable shares to 40 of its shareholders.

13. Between November 10, 2005 and April 3, 2008, we issued 6,902,380 shares of our common stock to 20 former shareholders of Gran Tierra Canada in connection with the exchange of their exchangeable shares.

The share exchange and the related transactions described in paragraphs 12 through 13 above are exempt from registration under Regulation S promulgated by the SEC as no investor is a resident of the United States, except for the issuance of shares of common stock to one shareholder, who is a resident of the United States. Such issuance was exempt from registration under Section 4(2) of the Securities Act, as it was a private placement.

ITEM 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit
No.	Description	Reference
2.1	Acquisition Agreements	See Exhibits 10.1, 10.3, 10.5, 10.18, 10.46 and 10.47

3.1	Articles of Incorporation.	Incorporated by reference to Exhibit 3.1 to the Form SB-2, as amended, filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656).

3.2	Certificate Amending Articles of Incorporation.	Incorporated by reference to Exhibit 3.2 to the Form SB-2, as amended, and filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656).

3.3	Certificate Amending Articles of Incorporation.	Incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

3.4	Certificate of Amendment to Articles of Incorporation.	Incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2006 (File No. 333-111656).

3.5	Fourth Amended and Restated Bylaws of Gran Tierra Energy Inc.	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2008 (File No. 333-111656).

4.1	Reference is made to Exhibits 3.1 to 3.5.

4.2	Form of Warrant issued in 2005.	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2005 (File No. 333-111656).

4.3	Form of Warrant issued to institutional and retail investors in connection with the private offering in June 2006.	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

5.1	Opinion of Legal Counsel	Incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 (File No. 333-140171) filed with the Securities and Exchange Commission on May 4, 2007.

10.1	Share Purchase Agreement by and between Goldstrike Inc. and Gran Tierra Energy Inc. dated as of November 10, 2005.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.2	Form of Registration Rights Agreement by and among Goldstrike Inc. and the purchasers named therein.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2005 (File No. 333-111656).

10.3	Assignment Agreement by and between Goldstrike Inc. and Gran Tierra Goldstrike Inc. dated as of November 10, 2005.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.4	Voting Exchange and Support Agreement by and between Goldstrike, Inc., 1203647 Alberta Inc., Gran Tierra Goldstrike Inc. and Olympia Trust Company dated as of November 10, 2005.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.5	Form of Split Off Agreement by and among Goldstrike Inc., Dr. Yenyou Zheng, Goldstrike Leasco Inc. and Gran Tierra Energy Inc.	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.6	Employment Agreement between Gran Tierra Energy Inc. and Dana Coffield dated as of April 29, 2005, as amended.	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.7	Employment Agreement between Gran Tierra Energy Inc. and James Hart dated as of April 29, 2005, as amended.	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.8	Employment Agreement between Gran Tierra Energy Inc. and Max Wei dated as of April 29, 2005, as amended.	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.9	Employment Agreement between Gran Tierra Energy Inc. and Rafael Orunesu dated as of March 1, 2005, as amended.	Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.10	Form of Indemnity Agreement.	Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.12	2005 Equity Incentive Plan.	Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.13	Form of Subscription Agreement.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2005 (File No. 333-111656).

10.14	Details of the Goldstrike Special Voting Share.
Incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656).

10.15	Exchangeable Share Provisions.
Incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656).

10.16	Refinery Contract between Refinor S.A.and Dong Wong Corporation - Golden Oil Corporation.
Incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656).

10.17	Contract between Compañia General de Combustibles S.A. and Gran Tierra Energy Argentina S.A.
Incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656)

10.18	Securities Purchase Agreement, dated as of May 25, 2006, by and between Gran Tierra Energy, Inc and Crosby Capital, LLC.	Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2006 (File No. 333-111656).

10.20	Form of Securities Purchase Agreement, dated as of June 20, 2006, by and among the Company and retail investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.	Incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.21	Form of Subscription Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and retail investors subscribing for units of Gran Tierra Energy Inc. securities in a private offering.	Incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.22	Securities Purchase Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and CD Investment Partners, Ltd.	Incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.23
Form of Registration Rights Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and institutional investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.
Incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.24
Form of Registration Rights Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and retail investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.
Incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.25	Registration Rights Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and CD Investment Partners, Ltd.	Incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.26	Lock-Up Agreement, dated June 20, 2006, by and among Sanders Morris Harris Inc. and the executive officers and directors of Gran Tierra Energy Inc.	Incorporated by reference to Exhibit 10.26 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.27	Registration Rights Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and Crosby Capital, LLC.	Incorporated by reference to Exhibit 10.27 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.28	Form of Securities Purchase Agreement, dated as of June 30, 2006, by and among Gran Tierra Energy Inc. and the investors in the June 30, 2006 closing of the Offering.	Incorporated by reference to Exhibit 10.28 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 (File No. 333-111656).

10.29	Form of Subscription Agreement, dated as of June 30, 2006, by and among Gran Tierra Energy Inc. and the investors in the June 30, 2006 closing of the Offering.	Incorporated by reference to Exhibit 10.29 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 (File No. 333-111656).

10.30	Form of Registration Rights Agreement, dated as of June 30, 2006, by and among Gran Tierra Energy Inc. and the investors in the June 30, 2006 closing of the Offering.	Incorporated by reference to Exhibit 10.30 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 (File No. 333-111656).

10.31	Form of Escrow Agreement.	Incorporated by reference to Exhibit 10.31 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.32	Form of Registration Rights Agreement by and among Goldstrike Inc. and the purchasers named therein.	Incorporated by reference to Exhibit 10.32 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.33	Form of Subscription Agreement by and among Goldstrike Inc., Gran Tierra Energy, Inc. and the investor identified therein.	Incorporated by reference to Exhibit 10.33 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.34	Form of Registration Rights Agreement by and among Gran Tierra Energy, Inc. f/k/a Goldstrike, Inc. and the purchasers named therein.	Incorporated by reference to Exhibit 10.34 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.35	Form of Subscription Agreement by and among Gran Tierra Energy, Inc. f/k/a Goldstrike, Inc. and the investor identified therein.	Incorporated by reference to Exhibit 10.35 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.36	Executive Employment Agreement dated December 1, 2006, by and between Gran Tierra Energy Inc. and Martin H. Eden.	Incorporated by reference to Exhibit 10.36 to the current report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2007 (File No. 333-111656).

10.37	Credit Agreement dated February 22, 2007, by and among Gran Tierra Energy Inc, Gran Tierra Energy Colombia, Ltd., Argosy Energy Corp., and Standard Bank Plc.	Incorporated by reference to Exhibit 10.1 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.38	Note For Loans, dated February 22, 2007, by the Company in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.2 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.39	GP Pledge Agreement, dated as of February 22, 2007, by the Company in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.3 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.40	Partnership Pledge Agreement, dated as of February 22, 2007, by and among the Company and Argosy Energy Corp., in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.4 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.41	Collection Account Pledge Agreement, dated as of February 22, 2007, by Gran Tierra Energy Colombia, Ltd. in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.5 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.42	ISDA 2002 Master Agreement, dated as of February 22, 2007, by and among the Company and Standard Bank Plc, and the Schedule thereto.	Incorporated by reference to Exhibit 10.6 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.43	Blocked Account Control Agreement, dated as of February 22, 2007, by and among Gran Tierra Energy Colombia, Ltd., Standard Bank Plc and JPMorgan Chase Bank.	Incorporated by reference to Exhibit 10.7 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.44	Share Pledge Agreement, dated as of February 22, 2007, by and among the Company and Standard Bank Plc.	Incorporated by reference to Exhibit 10.8 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.45
First Priority Open Pledge Agreement Over Credit Rights Derived From A Crude Oil Commercial Sales Agreement, dated as of February 22, 2007, by and among Gran Tierra Energy Colombia, Ltd. and Standard Bank Plc.
Incorporated by reference to Exhibit 10.9 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.46	Contract between Ecopetrol S.A., and Argosy Energy International, for the sale of crude oil, dated December 1, 2006	Incorporated by reference to Exhibit 10.46 to the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2007 (File No. 333-111656).

10.47	Palmar Largo Assignment Agreement, dated September 1, 2005, between Don Won Corporation (Sucursal Argentina), and Gran Tierra Inc.	Incorporated by reference to Exhibit 10.47 to the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2007 (File No. 333-111656).

10.48	Escrow Agreement dated as of the ___th day of June, 2006, among Gran Tierra Energy, Inc. and McGuireWoods LLP, as Escrow Agent	Incorporated by reference to Exhibit 10.48 to the Form S-1/A filed with the Securities and Exchange Commission on May 4, 2007 (File No. 333-140171).

10.49	Employment Agreement, dated April 1, 2006, between Argosy Energy International and Edgar Dyes.	Incorporated by reference to Exhibit 10.49 to the Form S-1/A filed with the Securities and Exchange Commission on May 4, 2007 (File No. 333-140171).

10.50	Form of Liquidated Damages Waiver	Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007 (File No. 333-111656).

10.51	2007 Equity Incentive Plan.	Incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 19, 2007 (File No. 333-146815).

10.52	Form of Option Agreement under the Company’s 2007 Equity Incentive Plan.	Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2007 (File No. 000-52594).

10.53	Form of Grant Notice under the Company’s 2007 Equity Incentive Plan.	Incorporated by reference to Exhibit 99.2 to the current report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2007 (File No. 000-52594).

10.54	Form of Exercise Notice under the Company’s 2007 Equity Incentive Plan.	Incorporated by reference to Exhibit 99.3 to the current report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2007 (File No. 000-52594).

10.55	Form of Indemnity Agreement.	Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K filed with the Securities and Exhchange Commission on April 2, 2008 (File No. 000-52594).

21.1	List of subsidiaries.	Incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008.

23.1	Consent of Deloitte & Touche LLP	Filed herewith.

23.2	Consent of Gaffney, Cline and Associates	Filed herewith.

23.3	Consent of KPMG Ltda	Filed herewith.

23.4	Consent of Huddleston & Co. Inc.	Previously filed.

23.5	Consent of Kummer Kaempfer Bonner & Renshaw	See Exhibit 5.1.

24.1	Power of Attorney.	Previously filed.

ITEM 17. Undertakings.

The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

          iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          i. If the registrant is relying on Rule 430B (Sec. 230.430B of this chapter):

               A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, on the 10th day of April, 2008.

Gran Tierra Energy Inc.

By:	/s/ Dana Coffield
Name: Dana Coffield
Title: President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this Post-effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dana Coffield	President	April 10, 2008
Dana Coffield	Chief Executive Officer Director

/s/ Martin Eden	Chief Financial Officer	April 10, 2008
Martin Eden	(Principal Financial Officer and Accounting Officer)

*	Chairman of the Board of Directors	April 10, 2008
Jeffrey Scott

*	Director	April 10, 2008
Walter Dawson

*	Director	April 10, 2008
Verne Johnson

/s/ Nicholas G. Kirton	Director	April 10, 2008
Nicholas G. Kirton

* By: /s/ Dana Coffield
/s/ Dana Coffield
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Description	Reference
2.1	Acquisition Agreements	See Exhibits 10.1, 10.3, 10.5, 10.18, 10.46 and 10.47

3.1	Articles of Incorporation.	Incorporated by reference to Exhibit 3.1 to the Form SB-2, as amended, filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656).

3.2	Certificate Amending Articles of Incorporation.	Incorporated by reference to Exhibit 3.2 to the Form SB-2, as amended, and filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656).

3.3	Certificate Amending Articles of Incorporation.	Incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

3.4	Certificate of Amendment to Articles of Incorporation.	Incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2006 (File No. 333-111656).

3.5	Fourth Amended and Restated Bylaws of Gran Tierra Energy Inc.	Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11,2008 (File No. 333-111656).

4.1	Reference is made to Exhibits 3.1 to 3.5.

4.2	Form of Warrant issued in 2005.	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2005 (File No. 333-111656).

4.3	Form of Warrant issued to institutional and retail investors in connection with the private offering in June 2006.	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

5.1	Opinion of Legal Counsel	Incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 (File No. 333-140171) filed with the Securities and Exchange Commission on May 4, 2007.

10.1	Share Purchase Agreement by and between Goldstrike Inc. and Gran Tierra Energy Inc. dated as of November 10, 2005.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.2	Form of Registration Rights Agreement by and among Goldstrike Inc. and the purchasers named therein.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2005 (File No. 333-111656).

10.3	Assignment Agreement by and between Goldstrike Inc. and Gran Tierra Goldstrike Inc. dated as of November 10, 2005.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.4	Voting Exchange and Support Agreement by and between Goldstrike, Inc., 1203647 Alberta Inc., Gran Tierra Goldstrike Inc. and Olympia Trust Company dated as of November 10, 2005.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.5	Form of Split Off Agreement by and among Goldstrike Inc., Dr. Yenyou Zheng, Goldstrike Leasco Inc. and Gran Tierra Energy Inc.	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.6	Employment Agreement between Gran Tierra Energy Inc. and Dana Coffield dated as of April 29, 2005, as amended.	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.7	Employment Agreement between Gran Tierra Energy Inc. and James Hart dated as of April 29, 2005, as amended.	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.8	Employment Agreement between Gran Tierra Energy Inc. and Max Wei dated as of April 29, 2005, as amended.	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.9	Employment Agreement between Gran Tierra Energy Inc. and Rafael Orunesu dated as of March 1, 2005, as amended.	Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.10	Form of Indemnity Agreement.	Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.12	2005 Equity Incentive Plan.	Incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656).

10.13	Form of Subscription Agreement.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2005 (File No. 333-111656).

10.14	Details of the Goldstrike Special Voting Share.
Incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656).

10.15	Exchangeable Share Provisions.
Incorporated by reference to Exhibit 10.15 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656).

10.16	Refinery Contract between Refinor S.A.and Dong Wong Corporation - Golden Oil Corporation.
Incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656).

10.17	Contract between Compañia General de Combustibles S.A. and Gran Tierra Energy Argentina S.A.
Incorporated by reference to Exhibit 10.17 to the Annual Report on Form 10-KSB/A for the period ended December 31, 2005 and filed with the Securities and Exchange on April 21, 2006 (File No. 333-111656)

10.18	Securities Purchase Agreement, dated as of May 25, 2006, by and between Gran Tierra Energy, Inc and Crosby Capital, LLC.	Incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2006 (File No. 333-111656).

10.20	Form of Securities Purchase Agreement, dated as of June 20, 2006, by and among the Company and retail investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.	Incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.21	Form of Subscription Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and retail investors subscribing for units of Gran Tierra Energy Inc. securities in a private offering.	Incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.22	Securities Purchase Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and CD Investment Partners, Ltd.	Incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.23
Form of Registration Rights Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and institutional investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.
Incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.24
Form of Registration Rights Agreement, dated as of June 20, 2006, by and among Gran Tierra Energy Inc. and retail investors purchasing units of Gran Tierra Energy Inc. securities in a private offering.
Incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.25	Registration Rights Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and CD Investment Partners, Ltd.	Incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.26	Lock-Up Agreement, dated June 20, 2006, by and among Sanders Morris Harris Inc. and the executive officers and directors of Gran Tierra Energy Inc.	Incorporated by reference to Exhibit 10.26 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.27	Registration Rights Agreement, dated as of June 20, 2006, by and between Gran Tierra Energy Inc. and Crosby Capital, LLC.	Incorporated by reference to Exhibit 10.27 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656).

10.28	Form of Securities Purchase Agreement, dated as of June 30, 2006, by and among Gran Tierra Energy Inc. and the investors in the June 30, 2006 closing of the Offering.	Incorporated by reference to Exhibit 10.28 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 (File No. 333-111656).

10.29	Form of Subscription Agreement, dated as of June 30, 2006, by and among Gran Tierra Energy Inc. and the investors in the June 30, 2006 closing of the Offering.	Incorporated by reference to Exhibit 10.29 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 (File No. 333-111656).

10.30	Form of Registration Rights Agreement, dated as of June 30, 2006, by and among Gran Tierra Energy Inc. and the investors in the June 30, 2006 closing of the Offering.	Incorporated by reference to Exhibit 10.30 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2006 (File No. 333-111656).

10.31	Form of Escrow Agreement.	Incorporated by reference to Exhibit 10.31 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.32	Form of Registration Rights Agreement by and among Goldstrike Inc. and the purchasers named therein.	Incorporated by reference to Exhibit 10.32 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.33	Form of Subscription Agreement by and among Goldstrike Inc., Gran Tierra Energy, Inc. and the investor identified therein.	Incorporated by reference to Exhibit 10.33 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.34	Form of Registration Rights Agreement by and among Gran Tierra Energy, Inc. f/k/a Goldstrike, Inc. and the purchasers named therein.	Incorporated by reference to Exhibit 10.34 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.35	Form of Subscription Agreement by and among Gran Tierra Energy, Inc. f/k/a Goldstrike, Inc. and the investor identified therein.	Incorporated by reference to Exhibit 10.35 to Form SB-2, as amended, filed with the Securities and Exchange Commission on December 7, 2006 (File No. 333-111656).

10.36	Executive Employment Agreement dated December 1, 2006, by and between Gran Tierra Energy Inc. and Martin H. Eden.	Incorporated by reference to Exhibit 10.36 to the current report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2007 (File No. 333-111656).

10.37	Credit Agreement dated February 22, 2007, by and among Gran Tierra Energy Inc, Gran Tierra Energy Colombia, Ltd., Argosy Energy Corp., and Standard Bank Plc.	Incorporated by reference to Exhibit 10.1 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.38	Note For Loans, dated February 22, 2007, by the Company in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.2 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.39	GP Pledge Agreement, dated as of February 22, 2007, by the Company in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.3 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.40	Partnership Pledge Agreement, dated as of February 22, 2007, by and among the Company and Argosy Energy Corp., in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.4 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.41	Collection Account Pledge Agreement, dated as of February 22, 2007, by Gran Tierra Energy Colombia, Ltd. in favor of Standard Bank Plc.	Incorporated by reference to Exhibit 10.5 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.42	ISDA 2002 Master Agreement, dated as of February 22, 2007, by and among the Company and Standard Bank Plc, and the Schedule thereto.	Incorporated by reference to Exhibit 10.6 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.43	Blocked Account Control Agreement, dated as of February 22, 2007, by and among Gran Tierra Energy Colombia, Ltd., Standard Bank Plc and JPMorgan Chase Bank.	Incorporated by reference to Exhibit 10.7 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.44	Share Pledge Agreement, dated as of February 22, 2007, by and among the Company and Standard Bank Plc.	Incorporated by reference to Exhibit 10.8 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.45
First Priority Open Pledge Agreement Over Credit Rights Derived From A Crude Oil Commercial Sales Agreement, dated as of February 22, 2007, by and among Gran Tierra Energy Colombia, Ltd. and Standard Bank Plc.
Incorporated by reference to Exhibit 10.9 to the current report on Form 8-K/A filed with the Securities and Exchange Commission on March 6, 2007 (File No. 333-111656).

10.46	Contract between Ecopetrol S.A., and Argosy Energy International, for the sale of crude oil, dated December 1, 2006	Incorporated by reference to Exhibit 10.46 to the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2007 (File No. 333-111656).

10.47	Palmar Largo Assignment Agreement, dated September 1, 2005, between Don Won Corporation (Sucursal Argentina), and Gran Tierra Inc.	Incorporated by reference to Exhibit 10.47 to the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 30, 2007 (File No. 333-111656).

10.48	Escrow Agreement dated as of the ___th day of June, 2006, among Gran Tierra Energy, Inc. and McGuireWoods LLP, as Escrow Agent	Incorporated by reference to Exhibit 10.48 to the Form S-1/A filed with the Securities and Exchange Commission on May 4, 2007 (File No. 333-140171).

10.49	Employment Agreement, dated April 1, 2006, between Argosy Energy International and Edgar Dyes.	Incorporated by reference to Exhibit 10.49 to the Form S-1/A filed with the Securities and Exchange Commission on May 4, 2007 (File No. 333-140171).

10.50	Form of Liquidated Damages Waiver	Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2007 (File No. 333-111656).

10.51	2007 Equity Incentive Plan.	Incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 19, 2007 (File No. 333-146815).

10.52	Form of Option Agreement under the Company’s 2007 Equity Incentive Plan.	Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2007 (File No. 000-52594).

10.53	Form of Grant Notice under the Company’s 2007 Equity Incentive Plan.	Incorporated by reference to Exhibit 99.2 to the current report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2007 (File No. 000-52594).

10.54	Form of Exercise Notice under the Company’s 2007 Equity Incentive Plan.	Incorporated by reference to Exhibit 99.3 to the current report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2007 (File No. 000-52594).

10.55	Form of Indemnity Agreement.	Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2008 (File No. 000-52594).

21.1	List of subsidiaries.	Incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2008.

23.1	Consent of Deloitte & Touche LLP	Filed herewith.

23.2	Consent of Gaffney, Cline and Associates	Filed herewith.

23.3	Consent of KPMG Ltda	Filed herewith.

23.4	Consent of Huddleston & Co. Inc.	Previously filed.

23.5	Consent of Kummer Kaempfer Bonner & Renshaw	See Exhibit 5.1.

24.1	Power of Attorney.	Previously filed.